UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

        Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

        [X] Preliminary proxy statement

        [   ]  Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))

        [   ]  Definitive proxy statement

        [   ]  Definitive Additional Materials

        [   ]  Soliciting Material Pursuant to Section 240.14a-12

                               TCI Solutions, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

        [ ]    No fee required.

        [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

               Common stock, par value $0.001 per share
               Series A Preferred Stock
               Series B Preferred Stock

        (2)    Aggregate number of securities to which transaction applies:

               12,825,459 shares of common stock
               31,703 shares of Series A Preferred Stock
               1,124,154 shares of Series B Preferred Stock

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               The transaction value is based on:

               (i) $0.132 per share to be paid with respect to 12,825,459 shares of Common Stock;
               (ii) $0.8409 per share to be paid with respect to 31,703 shares of Series A Preferred Stock; and
               (iii) $0.7573 per share to be paid with respect to 1,124,154 shares of Series B Preferred Stock.

        (4)    Proposed maximum aggregate value of transaction: $2,570,941.41

               (5)    Total fee paid: $514.19

        [X]    Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount Previously Paid:  ________________________________________

        (2)    Form, Schedule or Registration Statement No.:____________________

        (3)    Filing Party:  __________________________________________________

        (4)    Date Filed:  ____________________________________________________

                                [GRAPHIC OMITTED]
                               TCI Solutions, Inc.

                         17752 Skypark Circle, Suite 160
                            Irvine, California 92614
                          ____________________________
                                                        __________________, 2005
Dear Stockholder,

        We cordially invite you to attend a special meeting of stockholders of TCI Solutions, Inc., or TCI, to be held at 10:00 A.M., California time, on _________, 2005, at TCI's principal executive offices located at 17752 Skypark Circle, Suite 160, Irvine, California 92614.

        In a series of transactions, TCI is being acquired for aggregate consideration of $34.5 million by Retalix Ltd., an Israeli corporation. Retalix acquired substantially all of TCI's Series A and Series B Preferred Stock pursuant to a stock purchase agreement with certain TCI stockholders on April 1, 2005 and thereby became an "affiliate" of TCI for purposes of the Securities Exchange Act of 1934. At the special meeting, you will be asked to adopt an agreement and plan of merger by and among TCI, Retalix and certain of Retalix's subsidiaries under which Retalix will acquire all of the remaining TCI stock it does not already own in a merger of TCI with certain subsidiaries of Retalix. We refer to this transaction as the "merger" and the agreement and plan of merger as the "merger agreement."

        Upon completion of the merger, except for Retalix and its subsidiaries and stockholders who properly perfect appraisal rights under Delaware law:

        o each holder of TCI common stock will receive $0.132 in cash per share;

        o each holder of Series A Preferred Stock will receive $0.8409 in cash per share (determined on an as-converted-to-common-stock basis); and

        o each holder of Series B Preferred Stock will receive $0.7573 in cash per share (determined on an as-converted-to-common-stock basis).

        As a result of the merger, all equity interests of stockholders unaffiliated with Retalix will be purchased for cash and Retalix will indirectly own all of the outstanding stock of each class of TCI. TCI will then file with the Securities and Exchange Commission to de-register the common stock under the Securities Exchange Act of 1934.

        On March 31, 2005 TCI's board of directors (then consisting of David R. Butler, Lance C. Jacobs, Daniel Raynor, Mark T. Koulogeorge, James E. Houlihan III and Todd Gardner) unanimously approved the merger agreement and the proposed merger, and has determined that (i) the adoption of the merger agreement is advisable and (ii) the proposed merger is fair to, and in the best interests of, all stockholders of TCI. The board's conclusion as to fairness was made after the board analyzed the fairness of the transaction to each class of stockholders separately. Accordingly, the board of directors adopted a resolution on March 31, 2005 to unanimously recommend that stockholders vote FOR the adoption of the merger agreement and to authorize the inclusion of this recommendation in the proxy statement. On April 15, 2005 Messrs. Jacobs, Raynor, Koulogeorge, Houlihan and Gardner resigned from the board of directors and Barry Shaked, Danny Moshaioff and Eli Spirer were appointed as directors of TCI. Mr. Shaked is a director, executive officer and holder of approximately 5.2% of the issued and outstanding share capital of Retalix. Mr. Moshaioff is an executive officer of Retalix and Mr. Spirer is an executive officer of Retalix Holdings, Inc., a wholly-owned subsidiary of Retalix. For the reasons set forth in the accompanying proxy statement, the current board, which consists of Messrs. Butler, Shaked, Moshaioff and Spirer, believes that the proposed merger is fair to all stockholders of TCI individually and collectively, including without limitation to all holders of Series A Preferred Stock, Series B Preferred Stock and common stock who are unaffiliated with the Company. Accordingly, the board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

         In connection with the merger agreement on April 1, 2005 Retalix acquired substantially all of our Series A and Series B Preferred Stock pursuant to a stock purchase agreement among TCI, Retalix, Retalix's subsidiary Retalix Holdings Inc., and certain TCI stockholders. The names of the selling stockholders in the April 1, 2005 stock purchase agreement, their affiliations with TCI and its officers and directors and the material terms of the stock purchase agreement are described under "SPECIAL FACTORS -- Background of the Merger" on pages 13 to 18 of the accompanying proxy statement and SUMMARY TERM SHEET - Who were the selling stockholders?" on pages 3 and 4 of the accompanying proxy statement. The stock purchase agreement is also attached as Appendix B to the proxy statement.

        We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger and other important information related to the merger in detail.

        The merger is conditioned on the adoption of the merger agreement by (i) a majority of the outstanding TCI common stock and preferred stock voting as a single class on an as-converted-to-common-stock basis, and (ii) by 58% of the preferred stock, with both series thereof voting as a single class. Retalix Holdings Inc., a wholly owned subsidiary of Retalix, owns 73.4% of TCI's stock on an as-converted-to-common-stock basis and more than 97% of TCI's preferred stock, and intends to vote in favor of the adoption of the merger agreement. Therefore, the votes of Retalix Holdings Inc. will be sufficient to approve the merger agreement. However, both TCI and Retalix believe it is important to hold the special meeting and conduct a stockholder vote to: (i) maximize the publicly available information about the transaction through the proxy solicitation process, (ii) give unaffiliated stockholders a forum to express their views about the merger, (iii) involve all stockholders in the approval process and
(iv) conduct one final meeting of stockholders before TCI ceases to be a publicly-held company.

        We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the accompanying proxy card in the enclosed postage prepaid envelope as promptly as possible. Please do not send any stock certificates with your proxy card. Please note that you will be able to vote in person at the meeting even if you have previously returned your proxy.

        Thank you for your attention to this important matter.

                                   Sincerely,


                                   /s/ Stephen P. DeSantis
                                   Stephen P. DeSantis
                                   Chief Financial Officer,
                                   Executive Vice President and Secretary

        This proxy statement is dated _____________, 2005, and is first being mailed to stockholders of TCI on or about ___________, 2005.

--------------------------------------------------------------------------------
This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in the attached proxy statement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]
                               TCI Solutions, Inc.

                         17752 Skypark Circle, Suite 160
                            Irvine, California 92614
                          ____________________________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         _______________________________

                        TO BE HELD ____________ __, 2005


        We cordially invite you to attend a special meeting of stockholders of TCI Solutions, Inc., or TCI, a Delaware corporation. This special meeting will be held at 10:00 a.m., California time, on _______________, 2005, at the principal executive offices of TCI located at 17752 Skypark Circle, Suite 160, Irvine, California 92614.

        The meeting is being held:

        1. to adopt the agreement and plan of merger pursuant to which Retalix Ltd. will complete the acquisition of all of the stock of TCI; and

        2. to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        As a result of the merger, all equity interests of stockholders of TCI, other than those of Retalix and its subsidiaries and those TCI stockholders who perfect appraisal rights under Delaware law, will be purchased for cash. Retalix will indirectly own substantially all of the outstanding stock of each class of TCI, and TCI will file with the Securities and Exchange Commission to de-register its common stock under the Securities Exchange act of 1934.

        TCI's board of directors has fixed the close of business on ________, 2005 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

        On March 31, 2005, the board of directors (then consisting of David R. Butler, Lance C. Jacobs, Daniel Raynor, Mark T. Koulogeorge, James E. Houlihan, III and Todd G. Gardner) determined that the adoption of the agreement and plan of merger is advisable and that the proposed merger is fair to, and in the best interests of, all stockholders of TCI, including stockholders not affiliated with TCI or Retalix, and unanimously approved the agreement and plan of merger and the proposed merger. The board's conclusion as to fairness was made after the board analyzed the fairness of the transaction to each class of stock separately. Accordingly, the board of directors adopted a resolution on March 31, 2005 to recommend that stockholders vote FOR the adoption of the agreement and plan of merger and to authorize the inclusion of this recommendation in the proxy statement.

        On April 15, 2005 Messrs. Jacobs, Raynor, Koulogeorge, Houlihan and Gardner resigned from the board of directors and Barry Shaked, Danny Moshaioff and Eli Spirer were appointed as directors of TCI. Mr. Shaked is a director, executive officer and holder of approximately 5.2% of the issued and outstanding share capital of Retalix. Mr. Moshaioff is an executive officer of Retalix and Mr. Spirer is an executive officer of Retalix Holdings, Inc., a wholly-owned subsidiary of Retalix. For the reasons set forth in the accompanying proxy statement, the current board, which consists of Messrs. Butler, Shaked, Moshaioff and Spirer, believes that the proposed merger is fair to all stockholders of TCI individually and collectively, including without limitation to all holders of Series A Preferred Stock, Series B Preferred Stock and common stock who are unaffiliated with the Company. Accordingly, the board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

        In connection with the merger agreement, on April 1, 2005 Retalix acquired substantially all of our Series A and Series B Preferred Stock pursuant to a stock purchase agreement among TCI, Retalix, Retalix's subsidiary Retalix Holdings,

Inc. and certain TCI stockholders. The names of the TCI stockholders party to the April 1, 2005 stock purchase agreement, their affiliations with TCI and its officers and directors and the material terms of the stock purchase agreement are described under "SPECIAL FACTORS -- Background of the Merger" on pages 13 to 18 of the accompanying proxy statement and "SUMMARY TERM SHEET - Who were the selling stockholders?" on pages 3 and 4 of the accompanying proxy statement. The stock purchase agreement is also attached as Appendix B to the proxy statement.

        The completion of the merger is conditioned on the adoption of the agreement and plan of merger by (i) the affirmative vote of holders of a majority of TCI's issued and outstanding shares of common stock and preferred stock voting as a single class on an as-converted-to-common-stock basis and (ii) by 58% of both series of the preferred stock, voting as a single class. Retalix Holdings Inc., a wholly owned subsidiary of Retalix Ltd., owns 73.4% of TCI's stock on an as-converted-to-common-stock basis and more than 97% of TCI's preferred stock and intends to vote in favor of the adoption of the merger agreement. Therefore, the votes of Retalix Holdings Inc. will be sufficient to approve the merger agreement. However, both TCI and Retalix believe it is important to hold the special meeting and conduct a stockholder vote to: (i) maximize the publicly available information about the transaction, (ii) give unaffiliated stockholders a forum to express their views about the merger, (iii) involve all stockholders in the approval process and (iv) conduct one final meeting of stockholders before TCI ceases to be a publicly-held company.

        Even if you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

        The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the agreement and plan of merger is included as Appendix A to the accompanying proxy statement.

                                          By order of the board of directors,

                                          /s/ Stephen P. DeSantis
                                          Stephen P. DeSantis
                                          Chief Financial Officer,
                                          Executive Vice President and Secretary
Irvine, California
_______ __, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION...................1

SUMMARY TERM SHEET............................................................2

               The Special Meeting............................................2

               The Proposed Merger............................................2

               Questions About the Fairness of the Merger
               and Conflicts of Interest......................................8

               Voting and Proxy Procedures...................................10

               Getting More Information......................................11

INTRODUCTION.................................................................12

SPECIAL FACTORS..............................................................13

               Background of the Merger......................................13

               Position of TCI as to the Fairness of the Merger..............18

               Opinion of Financial Advisor to the Board of Directors........22

               Position of TCI as to the Purposes, Alternatives,
               Reasons and Effects of the Merger.............................27

               Position of Retalix as to the Fairness of the Merger..........28

               Position of Retalix as to the Purposes, Alternatives,
               Reasons and Effects of the Merger.............................29

               Retalix's Plans for TCI.......................................30

THE MERGER...................................................................31

               Proposal to be Considered at the Special Meeting..............31

               Voting Rights; Quorum; Vote Required for Approval.............31

               Voting and Revocation of Proxies..............................32

               Proxy Solicitation............................................32

               Structure of the Merger.......................................32

               Effective Time of the Merger..................................33

               Payment of Merger Consideration and Surrender of
               Stock Certificates............................................33

               Source of Merger Funding......................................33

               Interests of Certain Persons in the Merger;
               Potential Conflicts of Interest...............................33

               Intent to Vote; Recommendations...............................36

               Estimated Fees and Expenses of the Merger.....................36

               Appraisal Rights..............................................37

               Material U.S. Federal Income Tax Consequences.................39

               Certain Legal Matters.........................................39

               Regulatory Filings and Approvals..............................40

THE MERGER AGREEMENT.........................................................41

               Representations and Warranties................................41

               Conditions to the Merger......................................41

               Amendments....................................................41

               Waiver........................................................41

               Options and Warrants..........................................42

               Interim Operations............................................42

               Access to Information.........................................42

               Notices of Certain Events; Continuing Disclosure..............42

               Compensation..................................................43

               Consents......................................................43

               Stockholder Approval; Other Covenants.........................43

               Other Acquisition Proposals...................................43

               Confidentiality...............................................45

               Indemnification...............................................45

               Vote..........................................................45

               Termination...................................................45

               Termination Fee...............................................46

               Expenses......................................................46

INFORMATION ABOUT TCI........................................................47

               Business......................................................47

               Properties....................................................53

               Management's Discussion and Analysis of
               Financial Condition and Results of Operations
               for the Fiscal Year Ended December 31, 2004...................53

               Management's Discussion and Analysis of
               Financial Condition and Results of Operations
               for the Three and Six Months Ended June 30, 2005..............62

               Financial Statements..........................................68

               Changes in and Disagreements with Accountants
               on Accounting and Financial Disclosures.......................68

TCI SOLUTIONS, INC. SELECTED FINANCIAL AND OPERATING DATA....................69

TCI SOLUTIONS, INC. PROJECTED FINANCIAL INFORMATION..........................71

               Price Range of TCI's Common Stock.............................73

               Dividends and Dividend Policy.................................73

INFORMATION ABOUT RETALIX....................................................74

OTHER MATTERS................................................................76

               Other Matters at the Special Meeting..........................76

               Future Stockholder Proposals..................................76

               Security Ownership of Certain Beneficial Owners
               and Management................................................76

               Purchases by TCI and its Directors and Executive
               Officers and by Retalix and its Directors and
               Executive Officers............................................77

               Available Information.........................................78

SCHEDULES AND APPENDICES

Schedule I       -    Information Concerning Directors and Executive Officers of
                      TCI Solutions, Inc. and Retalix Ltd.
Appendix A       -    Agreement and Plan of Merger dated as of April 1, 2005
                      among TCI Solutions, Inc., Retalix Ltd., Retalix Holdings
                      Inc., Survivor RTLX LLC and RTLX LLC
Appendix B       -    Stock Purchase Agreement dated April 1, 2005 among TCI
                      Solutions, Inc., Retalix Ltd., Retalix Holdings Inc. and
                      certain Stockholders of TCI Solutions, Inc. signatory
                      thereto
Appendix C(i)    -    Opinion of The Mentor Group, Inc. dated March 31, 2005
Appendix C(ii)   -    Letter dated March 31, 2005 from The Mentor Group, Inc. to the board of directors of TCI Solutions, Inc.
Appendix C(iii)  -    Unsigned Draft Opinion of the Mentor Group Regarding
                      Proposed Going Private Transaction
Appendix D       -    Section 262 of the Delaware General Corporation Law
                      (Appraisal Rights)
Appendix E       -    Financial Statements of TCI Solutions, Inc. for the Year
                      Ended December 31, 2004
Appendix F       -    Financial Statements of TCI Solutions, Inc. for the Three
                      and Six Months Ended June 30, 2005
Appendix G       -    Presentation by management of Retalix Ltd. to the Board of
                      Directors of Retalix Ltd.

This document may incorporate or refer to important business and financial information about TCI Solutions, Inc. from documents filed with the Securities and Exchange Commission that are not included in or delivered with this document. This information is available without charge at the Securities and Exchange Commission's website at www.sec.gov, as well as from other sources. See "OTHER MATTERS - Available Information" below.




           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the documents attached to or incorporated by reference herein contain or are based upon "forward-looking" information and involve risks and uncertainties. Such forward-looking statements reflect, among other things, management's current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause TCI's actual results, performance or achievements, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein or in the documents attached or incorporated by reference that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates, "seeks" and similar words and expressions are intended to identify forward-looking statements. TCI assumes no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. The many factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation:

        o      costs, charges and tax treatment related to the proposed merger;

        o failure to obtain required stockholder or regulatory approvals for the merger;

        o      the merger not closing for any other reason; and

        o other factors disclosed in TCI's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on April 15, 2005, Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 19, 2005 and in other reports filed by TCI from time to time with the Securities and Exchange Commission.

                               SUMMARY TERM SHEET

        This summary term sheet summarizes selected information contained elsewhere in this proxy statement but may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement including the attached schedule and appendices. In this proxy statement, the term "TCI" refers to TCI Solutions, Inc., the term "Retalix" refers to Retalix Ltd., and where applicable, may also refer to Retalix Holdings Inc., Survivor RTLX LLC and RTLX LLC, all of which are wholly-owned subsidiaries of Retalix.

The Special Meeting

                               SUMMARY TERM SHEET

         This summary term sheet summarizes selected information contained elsewhere in this proxy statement but may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement including the attached schedule and appendices. In this proxy statement, the term "TCI" refers to TCI Solutions, Inc., the term "Retalix" refers to Retalix Ltd., and where applicable, may also refer to Retalix Holdings Inc., Survivor RTLX LLC and RTLX LLC, all of which are wholly-owned subsidiaries of Retalix. The term "Retalix entities" refers to Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC.




The Special Meeting

When and where is the special meeting?                       The special meeting of the stockholders of TCI will be
                                                             held on _______________, 2005, at 10:00 a.m. Pacific
                                                             Standard Time, at TCI's principal executive offices
                                                             located at 17752 Skypark Circle, Suite 160, Irvine,
                                                             California 92614.  See "THE MERGER."

What am I being asked to vote upon?                          A proposal to adopt the agreement and plan of merger
                                                             dated as of April 1, 2005 among Retalix, Retalix
                                                             Holdings Inc., Survivor RTLX LLC, RTLX LLC and TCI.
                                                             The agreement and plan of merger and the merger
                                                             transactions proposed therein are referred to in this
                                                             proxy statement as the "merger agreement" and  the
                                                             "merger," respectively.  See "THE MERGER--Proposal to be
                                                             Considered at the Special Meeting."

The Proposed Merger

What will happen if the merger is completed?                 All outstanding shares of stock of TCI, other than
                                                             shares held by (i) Retalix and its subsidiaries and
                                                             (ii) stockholders who properly perfect appraisal rights
                                                             under Delaware law, will be converted into the right to
                                                             receive $0.132 per share of common stock, $0.8409 per
                                                             share of Series A Preferred Stock and $0.7573 per share
                                                             of Series B Preferred Stock.  Following the merger, TCI
                                                             will file with the Securities and Exchange Commission
                                                             to de-register the common stock under the Securities
                                                             Exchange Act of 1934 (which we refer to as the
                                                             "Exchange Act").  As a result, TCI will no longer have
                                                             an obligation to comply with the periodic and annual
                                                             reporting requirements of the Exchange Act.  Also,
                                                             there will be no public market for its common stock.

                                                             In the merger, TCI will first become a wholly-owned
                                                             subsidiary of Retalix Holdings Inc. when RTLX LLC will
                                                             merge into TCI, with TCI surviving the merger. This
                                                             will be immediately followed by a merger of TCI with
                                                             and into Survivor RTLX LLC, which will be the surviving
                                                             company. After the merger, TCI will cease to exist and
                                                             the assets and liabilities of TCI will be held by
                                                             Survivor RTLX LLC. See "SPECIAL FACTORS-Position of TCI
                                                             as to the Purposes, Alternatives, Reasons and Effects
                                                             of the Merger" and "SPECIAL FACTORS-Position of Retalix
                                                             as to the Purposes, Alternatives, Reasons and Effects
                                                             of the Merger."

When will the merger be completed?                           If the other conditions to the closing of the merger
                                                             described are satisfied or waived, the merger is expected
                                                             to be completed promptly after approval of the merger
                                                             agreement at the special meeting. Retalix Holdings Inc.,
                                                             which owns 73.4% of TCI's common stock on an as-
                                                             converted-to-common-stock basis, intends to vote all of
                                                             its shares in favor of the merger agreement at the
                                                             special meeting unless the conditions to closing set
                                                             forth in the merger agreement are not met. Therefore the
                                                             votes of Retalix Holdings Inc. alone will be sufficient
                                                             to approve the merger agreement. The conditions require
                                                             (in addition to stockholder approval) that no law or
                                                             legal action prohibit the merger and TCI and Retalix
                                                             shall have performed all of their respective obligations
                                                             under the merger agreement. See "THE MERGER--Effective
                                                             Time of the Merger."

What will I receive if the merger is completed?                      o     Each holder of TCI common stock will
                                                                           receive $0.132 in cash per share, each
                                                                           holder of Series A Preferred Stock will
                                                                           receive $0.8409 in cash per share
                                                                           (determined on an
                                                                           as-converted-to-


                                                                           common-stock basis) and each holder of
                                                                           Series B Preferred Stock will receive
                                                                           $0.7573 in cash per share (determined on an
                                                                           as-converted-to-common-stock basis) (except
                                                                           in each case shares owned by Retalix and
                                                                           its subsidiaries and shares owned by
                                                                           stockholders who properly exercise
                                                                           appraisal rights.) See "THE MERGER--Payment
                                                                           of Merger Consideration and Surrender of
                                                                           Stock Certificates."

                                                                     o     Stockholders who properly exercise their
                                                                           appraisal rights will receive cash in the
                                                                           amount of the appraised value of their
                                                                           shares of TCI stock instead of the merger
                                                                           consideration described above. See "THE
                                                                           MERGER--Appraisal Rights."

                                                                     o     Shares of common stock owned by Retalix and
                                                                           its subsidiaries will be canceled and no
                                                                           consideration will be paid for these
                                                                           shares. See "THE MERGER--Payment of Merger
                                                                           Consideration and Surrender of Stock
                                                                           Certificates."

When will I receive the merger consideration?                After the completion of the merger, when you send your
                                                             share certificates together with a completed letter of
                                                             transmittal to the disbursing agent, that agent will
                                                             promptly distribute the merger consideration to
                                                             stockholders.  See "THE MERGER--Payment of Merger
                                                             Consideration and Surrender of Stock Certificates."

What effects will the merger have on TCI?                    As a result of the merger, each share of TCI stock will
                                                             be canceled.  Accordingly, TCI will be eligible for
                                                             termination of, and will terminate, registration of its
                                                             common stock under the Exchange Act.  In addition, TCI
                                                             and its directors, executive officers and major
                                                             stockholders will no longer be subject to certain
                                                             requirements of the Exchange Act, including reporting
                                                             requirements.  We do not expect either the stock purchase
                                                             or the mergers to result in the recognition of taxable gain or loss for TCI.  See "SPECIAL FACTORS-Position of TCI as
                                                             to the Purposes, Alternatives, Reasons and Effects of
                                                             the Merger" and "SPECIAL FACTORS-Position of Retalix as
                                                             to the Purposes, Alternatives, Reasons and Effects of the
                                                             Merger."

What effects will the merger have on Retalix,                As a result of the merger, RTLX LLC will merge with and
Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC?       into TCI and cease to exist. TCI will then merge
                                                             with and into Survivor RTLX LLC and TCI will cease to
                                                             exist. Retalix Holdings Inc. will continue to own all
                                                             outstanding membership interests in Survivor RTLX LLC and
                                                             Retalix Ltd. will continue to own all of the outstanding
                                                             stock of Retalix Holdings Inc., in each case with no
                                                             change. These transactions are expected to be tax-free
                                                             under U.S. federal tax rules to each of the Retalix
                                                             entities.

How is the merger related to the prior acquisition by        On April 1, 2005, the Retalix entities agreed to acquire
the Retalix entities of our preferred stock?                 all of our outstanding capital stock in a two step
                                                             transaction consisting of (i) a stock acquisition, under
                                                             which Retalix Holdngs Inc. acquired substantially all of
                                                             our outstanding Series A and Series B Preferred Stock
                                                             from institutional and private equity investors, and
                                                             (ii) a merger to occur as soon as possible after the
                                                             special meeting, after which Retalix would indirectly
                                                             own all of our outstanding capital stock. The total
                                                             purchase price to be paid by Retalix to acquire all of
                                                             our outstanding capital stock is $34.5 million. See
                                                             "SPECIAL FACTORS--Background of the Merger."

                                                             TCI and Retalix desired to structure the acquisition in
                                                             this manner so that Retalix could acquire control of TCI
                                                             quickly to minimize the risks posed by a one-step merger,
                                                             including the risk that TCI's financial condition or
                                                             business prospects would deteriorate and the merger would
                                                             not be completed.


Who were the selling stockholders?                           In the first step described in the previous answer, the
                                                             stockholders who sold shares of TCI's Series A
                                                             Preferred Stock and/or Series B Preferred Stock to
                                                             Retalix pursuant to the stock purchase agreement dated
                                                             April 1, 2005 were TCI's institutional venture capital
                                                             and private equity investors, which we refer to
                                                             collectively in this proxy statement as the "selling
                                                             stockholders."  The selling stockholders consisted of
                                                             Argentum Capital Partners II, L.P., Argentum Capital
                                                             Partners, L.P., TCI ACPII Limited Partners, L.P.,
                                                             Guarantee & Trust Co., TTEE Daniel Raynor GTC IRA, Blue
                                                             Chip Capital Fund IV Limited Partnership, Environmental
                                                             & Information Technology Private Equity Fund III,
                                                             Infrastructure & Environmental Private Equity Fund III,
                                                             L.P., Mark Koulogeorge, Productivity Fund IV Advisors
                                                             Fund, L.P., Productivity Fund

                                                             IV, L.P. and Innocal II, L.P.

                                                             The selling stockholders were affiliated with TCI's
                                                             directors on April 1, 2005, as follows:

                                                             Selling Stockholder   Affiliation with TCI Directors
                                                             -------------------   ------------------------------

                                                             Argentum Capital      Daniel Raynor, a director of TCI
                                                             Partners II, L.P.     until April 15, 2005, is the
                                                                                   managing member of Argentum
                                                             Argentum Capital      Investments, L.L.C., which is
                                                             Partners, L.P.        general partner of TCI ACPII
                                                                                   Limited Partners, L.P. and the
                                                             TCI ACPII Limited     managing member of Argentum
                                                             Partners, L.P.        Partners II, L.L.C., which in turn
                                                                                   is general partner of Argentum
                                                             CGM IRA Custodian     Capital Partners II, L.P. Mr.
                                                             FBO Daniel Raynor     Raynor is also the chairman of B.R.
                                                             (holds shares         Associates, Inc., which is the
                                                             received by Guarantee general partner of Argentum Capital
                                                             & Trust Co. TTEE      Partners, L.P. Mr. Raynor had
                                                             Daniel Raynor GTC     voting and investment control over
                                                             IRA under the stock   Guarantee & Trust Co., TTEE Daniel
                                                             purchase agreement)   Raynor, which was his individual
                                                                                   retirement account, and has voting
                                                                                   and investment control over CGM IRA
                                                                                   Custodian FBO Daniel Raynor, which
                                                                                   is his current individual
                                                                                   retirement account and which now
                                                                                   holds the consideration received by
                                                                                   TTEE Daniel Raynor GTC IRA under
                                                                                   the stock purchase agreement.

                                                             Blue Chip Capital     Todd G. Gardner, a director of TCI
                                                             Fund IV Limited       until April 15, 2005, is a director
                                                             Partnership           of Blue Chip Venture Company, Ltd.,
                                                                                   which is the general partner of
                                                                                   Blue Chip Capital Fund IV Limited
                                                                                   Partnership.

                                                             Mark Koulogeorge      Mr. Koulogeorge was a director of TCI
                                                                                   until April 15, 2005.


                                                             Environmental &       Mr. Koulogeorge was the managing
                                                             Information           director of First Analysis
                                                             Technology            Corporation, the managing member of
                                                             Private Equity        First Analysis IEPEF Management
                                                             Fund III              Company, III, L.L.C., which is the
                                                                                   managing member of Infrastructure
                                                             Infrastructure &      and Environmental Private Equity
                                                             Environmental         Management, L.L.C., which in turn
                                                             Private Equity        is the general partner of
                                                             Fund III, L.P.        Environmental & Information
                                                                                   Technology Private Equity Fund III
                                                                                   and Infrastructure & Environmental
                                                                                   Private Equity Fund III, L.P.
                                                             Productivity Fund IV  Mark Koulogeorge, a director of TCI
                                                             Advisors Fund, L.P.   until April 15, 2005, is the
                                                                                   managing director of First Analysis
                                                             Productivity Fund IV, Venture Operations and Research
                                                             L.P.                  L.L.C., which is the managing
                                                                                   member of First Analysis Management
                                                                                   Company IV L.L.C., which in turn is
                                                                                   the general partner of Productivity
                                                                                   Fund IV Advisors Fund, L.P. and
                                                                                   Productivity Fund IV, L.P.


                                                             InnoCal II, L.P.      James E. Houlihan III, a director
                                                                                   of TCI until April 15, 2005, is the
                                                                                   managing director of InnoCal
                                                                                   Management II, L.P., which is the
                                                                                   general partner of InnoCal II, L.P.

What amount of consideration did the selling                 Retalix, through its wholly owned subsidiary, Retalix
stockholders receive?                                        Holdings, Inc., purchased substantially all of the
                                                             shares of Series A Preferred Stock and Series
                                                             B Preferred Stock from the selling stockholders for an
                                                             aggregate purchase price of $30,035,148, which represents
                                                             the amount payable to these Series A and Series B
                                                             Preferred Stockholders to satisfy their liquidation
                                                             preferences as required by TCI's certificate of
                                                             incorporation and their rights to participate in the
                                                             merger proceeds on an as-converted-to-common-stock basis.
                                                             This represents the amount the selling stockholders would
                                                             have been entitled to receive if they had tendered their
                                                             shares in accordance with the terms set forth in the
                                                             merger agreement. For information regarding the
                                                             calculation of the Series A Preferred Stock and Series B
                                                             Preferred Stock merger consideration, see "SUMMARY TERM
                                                             SHEET--The Proposed Merger--"How was the Series A
                                                             Preferred Stock merger consideration calculated?" and
                                                             "How was the Series B Preferred Stock merger
                                                             consideration calculated?".

                                                             The $30,035,148 consideration under the stock purchase
                                                             agreement was paid in (i) 715,730 Retalix ordinary shares
                                                             valued at $17,177,500 and (ii) $12,857,648 in cash. The
                                                             receipt of Retalix ordinary shares is expected to be
                                                             non-taxable for the selling stockholders, but the receipt
                                                             of cash is taxable. For information regarding the tax
                                                             consequences of this transaction to the selling
                                                             stockholders, see "SUMMARY TERM SHEET--The Proposed
                                                             Merger--" What are the tax consequences of the
                                                             transaction for the selling stockholders?"

                                                                  As a result of the stock purchase agreement dated
                                                             April 1, 2005 with Retalix, the selling stockholders
                                                             received the following equity interests in Retalix:

                                                             Name                                    Number of Retalix
                                                             ----                                    Ordinary Shares
                                                                                                     ---------------


                                                              Argentum Capital Partners II,                   139,545
                                                              L.P.


                                                              Argentum Capital Partners,                       26,116
                                                              L.P.


                                                              TCI ACPII Limited Partners,                      32,972
                                                              L.P.


                                                              CGM IRA Custodian FBO                             2,355
                                                              Daniel Raynor (holds shares
                                                              received by Guarantee & Trust
                                                              Co. TTEE Daniel Raynor GTC
                                                              IRA under the stock purchase
                                                              agreement.)


                                                              Blue Chip Capital Fund IV                       107,431
                                                              Limited Partnership


                                                              Environmental & Information                      21,660
                                                              Technology Private Equity
                                                              Fund III


                                                              Infrastructure & Environmental                   86,638
                                                              Private Equity Fund III, L.P.


                                                              Mark Koulogeorge                                 31,193


                                                              Productivity Fund IV Advisors                     5,200
                                                              Fund, L.P

                                                              Productivity Fund IV, L.P.                      135,272



                                                              Innocal II, L.P.                                127,348
                                                              ----------------                                -------



                                                             Total                                            715,730


                                                             Each selling stockholder holds less than 1% of the
                                                             outstanding shares of Retalix.


How much of the total purchase price paid by Retalix         The total aggregate purchase price to be paid by Retalix
will be distributed to the common stockholders?              for the equity of TCI is $34.5 million less aggregate
                                                             transaction expenses (including, legal, accounting and
                                                             advisory fees) in excess of $150,000. Of the remaining
                                                             proceeds, $25.7 million of the purchase price was payable
                                                             to holders of Series A and Series B Preferred Stock
                                                             (including holders of preferred stock in addition to the
                                                             selling stockholders) computed based upon their
                                                             liquidation preferences as provided in our certificate of
                                                             incorporation and $5.2 million was payable to these
                                                             preferred stockholders computed based upon their rights
                                                             to participate in the proceeds on an
                                                             as-converted-to-common-stock basis. Of this $30.9
                                                             million, approximately $30 million was paid in cash and
                                                             Retalix shares to the selling stockholders pursuant to
                                                             the stock purchase agreement on April 1, 2005 and
                                                             approximately $0.9 million will be paid to the other
                                                             preferred stockholders pursuant to the merger agreement.
                                                             This left approximately $3.4 million for distribution to
                                                             holders of common stock and to participants in our
                                                             employee and director stock option and stock option
                                                             exchange programs. The participants under our employee
                                                             and director stock option and option exchange programs
                                                             were paid $1.7 million, leaving approximately $1.7
                                                             million for stock options which would have been vested as
                                                             of April 1, 2005, to be distributed to holders of common
                                                             stock in the merger.


How was the common stock merger consideration                After the payments of $25.7 million in preferred equity
calculated?                                                  and accumulated dividends to Series A and Series B
                                                             Preferred Stockholders computed based upon TCI's
                                                             certificate of incorporation and transaction expenses,
                                                             $8.6 million in proceeds remained available for
                                                             distribution from the $34.5 million aggregate purchase
                                                             price. The common stock merger consideration of $0.132
                                                             per share was determined by dividing the remaining $8.6
                                                             million proceeds by 65.3 million shares, the total number
                                                             of shares of common stock outstanding plus the number of
                                                             shares of common stock issuable upon conversion of the
                                                             Series A and Series B Preferred Stock, which is entitled
                                                             to participate on an as-converted-to-common-stock basis,
                                                             including for purposes of the calculation shares sold by
                                                             the selling stockholders to Retalix, plus shares reserved
                                                             for participants in our employee and director stock
                                                             option and stock exchange programs.


How was the Series A Preferred Stock merger                  The Series A Preferred Stock merger consideration of
consideration calculated?                                    $0.8409 per share was determined by dividing (i) the sum of the Series A Preferred Stock liquidation preference payable under our certificate of incorporation and the common stock merger consideration payable to the Series A Preferred
                                                             Stock as a result of the participation of such stock on an as-converted-to-common-stock basis, by (ii) the sum of the number of shares of Series A Preferred Stock outstanding
                                                             (on an as-converted-to-common-stock basis) and the
                                                             additional shares of Series A Preferred Stock issuable as a result of the PIK dividend provided for under our
                                                             certificate of incorporation. Each share of Series A
                                                             Preferred Stock is convertible into 2.12 shares of common
                                                             stock.

How was the Series B Preferred Stock                         The Series B Preferred Stock merger consideration of
calculated?                                                  $0.7573 per share was determined by dividing (i) the sum
                                                             of the Series B Preferred Stock liquidation preference
                                                             payable under our certificate of incorporation and the
                                                             common stock merger consideration payable to the Series B
                                                             Preferred Stock as a result of the participation of such
                                                             stock on an as-converted-to-common-stock basis,

                                                             by (ii) the number of shares of Series B Preferred Stock
                                                             outstanding. Each share of Series B Preferred Stock is
                                                             convertible into one share of common stock.

Why will the common stockholders and remaining preferred     Although TCI and the selling stockholders would have
stockholders receive all cash while the selling              preferred to sell the company for all cash instead of for a
stockholders received cash and stock?                        combination of cash and stock, Retalix did not wish to
                                                             proceed on such a basis. Also, TCI would have preferred to pay all stockholders in equal portions of cash and stock,
                                                             but there was no securities exemption available to permit
                                                             payment of Retalix shares to all of TCI's stockholders and
                                                             Retalix was unwilling to undertake the time and expense to file a registration statement prior to closing that it
                                                             believed would be necessary to permit its shares to be
                                                             lawfully distributed to all TCI stockholders. TCI also
                                                             believed that payment of cash to its holders of common
                                                             stock would in most cases benefit such holders because it
                                                             would likely generate capital losses which could be used to offset capital gains, and that payment of cash to
                                                             unaffiliated holders of Series A and Series B Preferred
                                                             Stock exposed the unaffiliated holders to lower potential
                                                             risk than that faced by the selling stockholders who
                                                             received unregistered stock of Retalix.

                                                             be necessary to permit its shares to be lawfully
                                                             distributed to all TCI stockholders. In addition, TCI
                                                             believed that payment of cash to its holders of common
                                                             stock would likely generate capital losses which could be
                                                             used to offset capital gains.

Will I have any appraisal rights?                            Yes.  Stockholders are entitled to assert appraisal
                                                             rights under Delaware law by following the requirements
                                                             specified in Section 262 of the Delaware General
                                                             Corporation Law, a copy of which is attached as Appendix
                                                             D.  See "THE MERGER--Appraisal Rights" and Appendix D.

What are the tax consequences of the merger to me?           Generally, the receipt of cash in exchange for shares
                                                             of TCI stock in the merger will be a taxable
                                                             transaction for U.S. federal income tax purposes and
                                                             may also be a taxable transaction under applicable
                                                             state, local, foreign or other tax laws. Tax matters
                                                             are very complex and the tax consequences of the merger
                                                             to you will depend on the facts of your own situation.
                                                             You should consult your tax advisor for a full
                                                             understanding of the tax consequences of the merger to
                                                             you.  See "THE MERGER - Material U.S. Federal Income
                                                             Tax Consequences."

What are the tax consequences of the transaction to the      Just as the receipt of cash in exchange for their
selling stockholders?                                        shares in the merger generally will be a taxable
                                                             transaction (to the extent of the cash received) for the
                                                             public stockholders, the receipt of cash in exchange for
                                                             shares of TCI stock under the stock purchase agreement by
                                                             the selling stockholders generally will be taxable (to
                                                             the extent of the cash received) for U.S. federal income
                                                             tax purposes. However, the selling stockholders should
                                                             not recognize gain or loss on the exchange of their
                                                             shares of TCI stock for ordinary shares of Retalix under
                                                             the stock purchase agreement. The future sale of Retalix
                                                             ordinary shares received in the transaction should be a
                                                             taxable transaction for the selling stockholders. See
                                                             "THE MERGER--Material U.S. Federal Income Tax
                                                             Consequences."

How will Retalix finance the merger?                         The Retalix entities estimate that approximately $2.8
                                                             million will be required to complete the merger and
                                                             related transactions. Retalix will provide the funds
                                                             necessary to complete the merger from the cash on hand
                                                             and working capital of Retalix. See "THE MERGER-Source
                                                             of Merger Funds."

What are the conditions to the merger?                       If certain conditions are not satisfied or waived, the
                                                             merger will not be completed.  These conditions
                                                             include, among others:

                                                                     o     the absence of any injunction or order of
                                                                           any court or other governmental entity
                                                                           prohibiting the merger;

                                                                     o     approval of the holders of a majority of
                                                                           outstanding TCI common stock and preferred
                                                                           stock (voting on an
                                                                           as-converted-to-common-stock basis), voting
                                                                           together, at the special meeting; and

                                                                     o     TCI and Retalix and its subsidiaries shall
                                                                           have performed all of

                                                                           their respective obligations under the
                                                                           merger agreement as of the closing date of
                                                                           the merger.

                                                             See "THE MERGER AGREEMENT - Conditions to the Merger."

Does the merger require any regulatory filings or            TCI does not believe that any material federal or state
approvals?                                                   regulatory approvals, filings or notices are required by
                                                             it in connection with the merger, except for the filing
                                                             of this proxy statement and a Schedule 13E-3 with the
                                                             Securities and Exchange Commission and the filing of a
                                                             certificate of merger with the Secretary of State of
                                                             Delaware.

Questions About the Fairness of the Merger and Conflicts of Interest

What are the Retalix entities' current relationships         The Retalix entities control 73.4% of TCI's voting
with TCI?                                                    stock and 3 of TCI's 4 directors are associated with
                                                             Retalix. On April 15, 2005, subsequent to signing the
                                                             merger agreement and the Retalix entities' acquisition
                                                             of 73.4% of TCI's voting stock, each TCI director
                                                             except David Butler resigned and Barry Shaked, Danny
                                                             Moshaioff and Eli Spirer were appointed directors of
                                                             TCI. Barry Shaked is the President, Chief Executive
                                                             Officer and Chairman of the board of directors of
                                                             Retalix. Mr. Shaked holds, as of August 31, 2005,
                                                             1,002,259 ordinary shares of Retalix, which equals
                                                             approximately 5.2% of Retalix's issued and outstanding
                                                             share capital. In addition, as of August 31, 2005, Mr.
                                                             Shaked holds options to purchase a total of up to
                                                             425,360 of Retalix's ordinary shares. Danny Moshaioff
                                                             is an Executive Vice President and the Chief Financial
                                                             Officer of Retalix, and Mr. Spirer is employed by a
                                                             subsidiary of Retalix. Including ordinary shares and
                                                             options to purchase ordinary shares held by Messrs.
                                                             Moshaioff and Spirer, neither Mr. Moshaioff nor Mr.
                                                             Spirer holds more than 1% of the issued and outstanding
                                                             share capital of Retalix. Prior to our entering into
                                                             the merger agreement, each of Retalix, Retalix Holdings
                                                             Inc., RTLX LLC or Survivor RTLX LLC was a third party
                                                             not in any way affiliated with TCI. The acquisition of
                                                             TCI by the Retalix entities has been structured as a
                                                             two -step process to acquire the entire company. In the
                                                             first step, Retalix Holdings Inc. acquired more than
                                                             97% of TCI's outstanding preferred stock from a group
                                                             of TCI's selling stockholders, as a result of which
                                                             Retalix Holdings Inc. now owns 73.4% of the outstanding
                                                             voting stock of TCI (calculated on an
                                                             as-converted-to-common-stock basis). As a result of
                                                             Retalix Holdings Inc.'s April 1, 2005 purchase of
                                                             substantially all of TCI's Series A and Series B
                                                             Preferred Stock, Retalix, Retalix Holdings Inc., RTLX
                                                             LLC and Survivor RTLX LLC each became an affiliate of
                                                             TCI for purposes of the Exchange Act. Retalix Holdings
                                                             Inc. intends to vote its shares in favor of the
                                                             adoption of the merger agreement, provided that the
                                                             other conditions to the merger are met on or before the
                                                             date of the special meeting. See "OTHER
                                                             MATTERS--Security Ownership of Certain Beneficial
                                                             Owners and Management" and "THE MERGER--Interests of
                                                             Certain Persons in the Merger; Potential Conflicts of
                                                             Interest."

Do TCI's directors and officers have interests in the        Yes. These interests include the following:
merger that are different from, or in addition to, mine?

                                                                     o     TCI Chief Executive Officer David R. Butler
                                                                           continued in his position until June 30,
                                                                           2005 and served as Executive Vice
                                                                           President, Sales of Retalix USA Inc. from
                                                                           April 1, 2005 to June 30, 2005;

                                                                     o     Mr. Butler's unvested options were
                                                                           accelerated pursuant to his employment
                                                                           agreement;

                                                                     o     On June 7, 2005 Retalix announced that former
                                                                           TCI Chief Executive Officer and director
                                                                           Lance C. Jacobs had been appointed Executive
                                                                           Vice President of Products and Strategy for
                                                                           Retalix Ltd. Mr. Jacobs resigned from Retalix
                                                                           on September 16, 2005; and

                                                                     o     On June 7, 2005 Retalix announced that former
                                                                           TCI Chief Executive Officer and director
                                                                           Lance C. Jacobs had been appointed Executive
                                                                           Vice President of Products and Strategy for
                                                                           Retalix Ltd. Mr. Jacobs resigned from Retalix
                                                                           on September 16, 2005;and

                                                                     o     Certain of TCI's executive officers will
                                                                           receive severance payments of approximately
                                                                           $609,000 in the aggregate as a result of
                                                                           their employment agreements being
                                                                           terminated. These costs will be assumed and
                                                                           paid entirely by Retalix.

                                                             See "THE MERGER--Interests of Certain Persons in the
                                                             Merger; Potential Conflicts of Interest."

Why did TCI enter the merger agreement before allowing       The board of directors carefully evaluated other options
stockholders to vote?                                        for the approval of the merger agreement and concluded that postponing the transactions until after a stockholder vote could cause the loss of sales and employees during the
                                                             pre-closing period and thereby impede Retalix's desire to
                                                             proceed with the merger after acquiring control of 73.4% of the Company's voting stock. The board was also concerned
                                                             that if TCI's financial performance or prospects were to
                                                             deteriorate prior to a stockholder vote in a one-step
                                                             merger, Retalix might not be willing to complete the
                                                             merger. In the two-step merger TCI and Retalix agreed to,
                                                             the initial acquisition gave Retalix immediate control of
                                                             TCI and sufficient certainty to enable TCI and Retalix to
                                                             complete the merger in a timely and efficient manner.

What did the board of directors do to make sure that the     The board required that Retalix pay TCI's stockholders
merger consideration is fair to all TCI stockholders,        according to the provisions set forth in TCI's certificate
including stockholders unaffiliated with TCI or Retalix?     of incorporation, including paying all stockholders the
                                                             same amount on an as-converted-to-common-stock basis after satisfying the preferred stockholders' liquidation
                                                             preferences. The board of directors retained The Mentor
                                                             Group, Inc. to evaluate the merger proposal and to examine alternatives and render an opinion as to the fairness of
                                                             the merger consideration to all holders of TCI stock. TCI's then -Chief Executive Officer David R. Butler, who was (and still is) also a director, negotiated the merger agreement and the merger consideration on behalf of TCI in
                                                             arm's-length negotiations with the assistance of other
                                                             long-standing members of TCI's management team including
                                                             Lance Jacobs, who at that time was a director and Chief
                                                             Industry Officer of TCI and had previously been TCI's Chief
                                                             Executive Officer. The directors affiliated with the
                                                             selling stockholders did not participate in the
                                                             negotiations; the proposed transaction was presented to the full board for approval only after negotiations were
                                                             complete. TCI entered into the stock purchase agreement and merger agreement with Retalix prior to Retalix becoming a
                                                             stockholder and prior to the appointment of certain Retalix officers to the board. In addition, the board of directors considered various alternatives to the merger, including an alternative going-private transaction, and concluded that
                                                             the merger consideration was the highest price that could
                                                             be obtained for TCI's stockholders, including unaffiliated preferred and common stockholders, and that the merger was in the best interests of TCI and all of its stockholders,
                                                             including unaffiliated stockholders. The board made its
                                                             determination after analyzing the fairness to each class of stockholders separately. The Mentor Group has also
                                                             delivered a letter to the board, attached as Appendix
                                                             C(ii), clarifying that its opinion addresses the fairness
                                                             of the transaction to all stockholders, individually and
                                                             collectively, including without limitation to the Series A
                                                             Preferred Stockholders, Series B Preferred Stockholders and
                                                             common stockholders who are unaffiliated with the Company.

                                                             The board of directors considered both the stock purchase
                                                             agreement and merger agreement together as integrated
                                                             steps in the sale of TCI to Retalix and unanimously
                                                             approved both. Further, the board determined that (1) the
                                                             contemplated merger constituted a liquidation event under
                                                             TCI's certificate of incorporation, and (2) the purchase
                                                             price of $34.5 million would be distributed to TCI's
                                                             stockholders in accordance with the priorities mandated
                                                             by TCI's certificate of incorporation. See "SPECIAL
                                                             FACTORS--Background of the

                                                             Merger."

What does TCI's board of directors recommend?                On March 31, 2005 the TCI board (then consisting of David
                                                             R. Butler, Lance C. Jacobs, Daniel Raynor, Todd G. Gardner,
                                                             Mark T. Koulogeorge and James E. Houlihan III) unanimously approved the merger agreement and the proposed merger. The board also adopted resolutions expressing its belief that
                                                             the terms of the merger agreement and the proposed merger
                                                             are advisable and are fair to, and in the best interests
                                                             of, all TCI stockholders and authorized the company to
                                                             include in this proxy statement a statement that the board recommends the approval and adoption of the merger
                                                             agreement and the proposed merger. On April 15, 2005
                                                             Messrs. Jacobs, Raynor, Koulogeorge, Houlihan and Gardner
                                                             resigned from the board of directors, and Barry Shaked,
                                                             Danny Moshaioff and Eli Spirer were appointed as directors of TCI. Messrs. Shaked and Moshaioff are affiliates of
                                                             Retalix, and Mr. Spirer is employed by a subsidiary of
                                                             Retalix. The current board (which consists of Messrs.
                                                             Butler, Shaked, Moshaioff and Spirer) believes that the
                                                             proposed merger is fair to all stockholders of TCI
                                                             individually and collectively, including without limitation to all holders of Series A Preferred Stock, Series B
                                                             Preferred Stock and common stock who are unaffiliated with the Company. Accordingly, the board of directors
                                                             unanimously recommends that you vote FOR the adoption of
                                                             the merger agreement. See "SUMMARY TERM SHEET--What is
                                                             Retalix's current relationship with TCI"; "SPECIAL
                                                             FACTORS--Background of the Merger" and "SPECIAL
                                                             FACTORS--Position of TCI as to the Fairness of the Merger to
                                                             Disinterested Stockholders."

What do Retalix, Retalix Holdings Inc., RTLX LLC             Retalix, Retalix Holdings Inc., RTLX LLC and Survivor
and Survivor RTLX LLC think of the merger?                   RTLX LLC each considered the acquisition of TCI,
                                                             including stock purchase and the merger, as a whole and
                                                             believes that the acquisition of TCI, including the
                                                             merger and the consideration to be paid to
                                                             stockholders, is fair to all TCI stockholders
                                                             individually and collectively. Each of Retalix, Retalix
                                                             Holdings Inc., RTLX LLC and Survivor RTLX LLC
                                                             determined that the terms and conditions of the merger
                                                             are substantively and procedurally fair to the TCI Series A
                                                             Preferred, Series B Preferred and common stockholders
                                                             who are unaffiliated with TCI or Retalix. See "SPECIAL
                                                             FACTORS - Position of Retalix as to the Fairness of the
                                                             Merger."

Voting and Proxy Procedures

Who may vote at the special meeting?                         You are entitled to vote at the special meeting in
                                                             person or by proxy if you owned shares of TCI stock at
                                                             the close of business on ________, 2005, which is the
                                                             record date for the special meeting.  As of the record
                                                             date, there were 12,825,459 shares of TCI common stock,
                                                             5,816,037 shares of Series A Preferred Stock and
                                                             26,653,094 shares of Series B Preferred Stock issued
                                                             and outstanding and entitled to be voted at the special
                                                             meeting.  You will have one vote for each share of TCI
                                                             common stock you hold on the record date.  Holders of
                                                             Series A and Series B Preferred Stock are entitled to
                                                             vote their shares on an as-converted-to-common-stock
                                                             basis, under which holders of Series A Preferred Stock
                                                             may cast an aggregate of 13,073,868 votes and holders
                                                             of Series B Preferred Stock may cast an aggregate of
                                                             26,653,094 votes.  See "THE MERGER--Voting Rights;
                                                             Quorum; Vote Required for Approval."

What vote is required to approve the merger?                 The merger is conditioned on the adoption of the merger
                                                             agreement by a majority of the outstanding TCI common
                                                             stock and preferred stock voting on an
                                                             as-converted-to-common-stock basis as a single class,
                                                             and by 58% of the preferred stock, with both series
                                                             thereof voting together as a single class.  Retalix
                                                             Holdings Inc. owns 73.4% of TCI's common stock on an
                                                             as-converted-to-common-stock basis, and more than 97%
                                                             of TCI's preferred stock, and intends to vote in favor
                                                             of the adoption of the merger agreement.  Therefore the
                                                             votes of Retalix Holdings Inc. will be sufficient to
                                                             approve the merger.  See "THE MERGER--Voting Rights;
                                                             Quorum; Vote Required for Approval."

Who is soliciting my proxy?                                  TCI's board of directors is soliciting proxies to be
                                                             voted at the special meeting.

                                                             TCI has not hired a proxy solicitor to assist in the
                                                             solicitation of proxies.  TCI's directors, officers and
                                                             employees may assist TCI in soliciting proxies, but
                                                             will not be specifically compensated for their
                                                             services.  See "THE MERGER--Proxy Solicitation."

What do I need to do now?                                    You should read this proxy statement carefully, including
                                                             its schedule and appendices, and consider how the merger
                                                             affects you. Then, mail your completed, dated and signed
                                                             proxy card in the enclosed return envelope as soon as
                                                             possible so that your shares can be voted at the special
                                                             meeting. See "THE MERGER--Voting Rights; Vote Required
                                                             for Approval."

May I change my vote after I have mailed my signed           Yes. You may change your vote at any time before your
proxy card?                                                  proxy card is voted at the special meeting. You can do
                                                             this in one of three ways.

                                                                     o     First, you can send a written notice to
                                                                           TCI's Secretary, Stephen P. DeSantis,
                                                                           stating that you would like to revoke your
                                                                           proxy.

                                                                     o     Second, you can complete and submit a new
                                                                           proxy card.

                                                                     o     Third, you can attend the meeting and vote
                                                                           in person. Your attendance at the special
                                                                           meeting alone will not revoke your proxy -
                                                                           you must also vote at the meeting.

                                                             If you have instructed a broker to vote your shares, you
                                                             must follow directions received from your broker to
                                                             change those instructions. See "THE MERGER--Voting and
                                                             Revocation of Proxies."

Should I send in my stock certificates now?                  No.  After the merger is completed, you will receive
                                                             written instructions for exchanging your shares of TCI
                                                             stock for the merger consideration.  See "THE
                                                             MERGER--Payment of Merger Consideration and Surrender of
                                                             Stock Certificates."

Getting More Information

Are there other documents relating to the merger that        The Securities and Exchange Commission requires all
I should be aware of?                                        affiliated parties involved in transactions such as the
                                                             merger to file with it a transaction statement on
                                                             Schedule 13E-3. TCI and Retalix have filed a transaction
                                                             statement on Schedule 13E-3 with the Securities and
                                                             Exchange Commission, copies of which are available
                                                             without charge at its website at www.sec.gov. See "OTHER
                                                             MATTERS--Available Information."

How can I learn more about the merger?                       The merger agreement, including the conditions to the
                                                             closing of the merger, is described under the caption
                                                             "THE MERGER AGREEMENT" and is attached as Appendix A to
                                                             this proxy statement.  You should carefully read the
                                                             entire merger agreement because it is the legal
                                                             document that governs the merger.  See "THE MERGER
                                                             AGREEMENT" and Appendix A to this proxy statement.

Who can help answer my questions?                            If you would like additional copies of this proxy
                                                             statement (which will be provided to you without
                                                             charge) or if you have questions about the merger,
                                                             including the procedures for voting your shares, you
                                                             should contact the Corporate Secretary at:

                                                             TCI Solutions, Inc.
                                                             Attn:  Stephen P. DeSantis
                                                             17752 Skypark Circle, Suite 160
                                                             Irvine, California  92614
                                                             (949) 476-1122 (telephone)
                                                             (949) 476-1133 (fax)

                                  INTRODUCTION

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of TCI Solutions, Inc., for a special meeting of stockholders to be held on _________, 2005, at 10:00 a.m. Pacific Standard Time, at the principal executive offices of TCI located at 17752 Skypark Circle, Suite 160, Irvine, California 92614. Shares of TCI stock represented by properly executed proxies received by TCI will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of those proxies, unless revoked. This proxy statement is dated _____________, 2005 and is first being mailed to stockholders on or about _______________, 2005.

        At the special meeting, you will be asked to adopt an agreement and plan of merger dated as of April 1, 2005, which we refer to in this proxy statement as the "merger agreement," by and among TCI, Retalix, Retalix Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Retalix, Survivor RTLX LLC, a Delaware limited liability company of which Retalix Holdings Inc. is the sole member, and RTLX LLC, a Delaware limited liability company of which Retalix Holdings Inc. is the sole member. The merger agreement provides for RTLX LLC to merge with and into TCI (with TCI surviving), followed immediately by TCI merging with and into Survivor RTLX LLC (with Survivor RTLX LLC surviving). In this proxy statement will refer to these transactions collectively as the "merger." When the merger is complete (except for (i) shares acquired by Retalix Holdings Inc. pursuant to the stock purchase agreement and (ii) shares held by stockholders who properly perfect appraisal rights under Delaware law):

        o each holder of TCI common stock will receive $0.132 in cash per share;

        o each holder of Series A Preferred Stock will receive $0.8409 in cash per share (determined on an as-converted-to-common-stock basis); and

        o each holder of Series B Preferred Stock will receive $0.7573 in cash per share (determined on an as-converted-to-common-stock basis).

        Shares held by stockholders who properly assert and perfect their appraisal rights under Delaware law will be purchased for their "fair value" as determined under Delaware law. See "THE MERGER - Appraisal Rights."

        Retalix has supplied all information in this proxy statement relating to Retalix, its directors and executive officers and its wholly-owned subsidiaries Retalix Holdings Inc., Survivor RTLX LLC and RTLX LLC. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement.

                                 SPECIAL FACTORS

Background of the Merger

        TCI Solutions, Inc., a Delaware corporation, was incorporated on June 21, 2001 and is the surviving corporation in the reincorporation merger with our predecessor, TCI Management, Inc., a California corporation, on October 25, 2001. TCI Management was formed on September 16, 1992 to act as the Managing General Partner of Total Control Information, a California limited partnership formed on June 10, 1983 (formerly called Timesharing Consultants). The limited partnership originally operated the business of providing accounting and data processing services to clients on a timesharing basis. The business was later changed to developing and selling software for the retail grocery industry. Prior to the formation of TCI Management, Total Control Information raised all of its equity financing through private placements of limited partnership interests. These limited partnership interests were later converted into common stock of TCI Management. TCI Management was the sole managing general partner of the limited partnership.

        In October 2001, we completed a reincorporation merger of TCI Management, Inc. into TCI Solutions, Inc. In the reincorporation merger, all outstanding shares of common stock of TCI Management were converted into an identical number of shares of common stock of TCI and all outstanding shares of preferred stock of TCI Management were converted into an identical number of shares of Series A Preferred Stock of TCI. In December of 2001, we issued shares of our Series B Preferred Stock in a private placement financing to venture capital institutions. As a condition to this financing, all remaining limited partnership interests of our limited partnership were converted into common stock of TCI Solutions, Inc.

        As a result of the prior financings and conversions into TCI common stock, TCI had in excess of 500 holders of its common stock and, as a result of the Series B Preferred Stock financing, in excess of $10 million in assets on the last day of our fiscal year, December 31, 2001. This required us to file a Form 10SB to register our common stock with the Securities and Exchange Commission. On April 30, 2002 we became a public reporting company under Section 12(g) of the Exchange Act.

        Given our history of operating losses, private placement equity financings have been our main source of liquidity. Investors in TCI have been motivated by the belief that TCI's development of a set of proprietary software applications focused on the niche inventory and back-office management for the retail grocery sector would result in high margins and significant earnings growth and would position TCI for an initial public offering or acquisition by a larger software developer. These expectations were fueled by the many successful initial public offerings and acquisitions that occurred in the late 1990s within the technology and software industries. Since that time, the downturn in technology and software valuations and economic recession following the terrorist attacks of September 11, 2001 eroded TCI's earlier projections for growth. Recent increased competition from larger software developers and lackluster performance among large grocery chains have stunted our revenue and earnings growth. The recent bankruptcies of some of TCI's large customers such as Flemings and Winn-Dixie have also harmed TCI's financial prospects. Price pressures and consumers' increasing demands for value, convenience and service have also decreased operating margins across TCI's lines of software applications and services.

        For the past several years the board of directors has evaluated various alternatives that would result in a liquidity event for or otherwise maximize value to TCI's stockholders, including a public offering of securities, a going-private transaction and the sale of TCI to a strategic or institutional buyer. The board considered a public offering an unlikely alternative given TCI's financial performance and the current disfavor among public equity markets for software companies with niche solutions within the small vertical market of grocery retail.

        Due to continued losses, the bankruptcies of large TCI customers such as Flemings and Winn-Dixie, as well as Wal-Mart's aggressive penetration of the grocery sector and the need to raise additional funds if TCI were to continue to operate as a stand-alone entity, the TCI board decided in the last quarter of fiscal 2004 to consider taking action to maximize value to stockholders. The board and TCI's management believed TCI needed either to grow substantially in size and seek new products and markets or undertake a strategic transaction that would result in TCI's going private or being sold to another software company. In December 2004, the TCI board and management had various discussions regarding the going private process. With the passage of the Sarbanes-Oxley Act of 2002, which became applicable to TCI commencing in July 2002, TCI experienced increased costs and increased regulatory burden including but not limited to the additional costs associated with the new internal control auditing procedures that TCI's auditors would be required to conduct concerning TCI's annual report. Due to the significant annual cost of being a public reporting company and the increasing burden and cost anticipated in the future, management recommended that the board consider the option of going private. Management suggested that the common stockholders holding less than 15,000 shares be cashed out in a going-private merger at a price equal to or greater than the then-estimated per-share fair market value of the TCI common stock. This would have reduced the number of stockholders below the maximum number which would make TCI subject to reporting requirements of the Exchange Act. Although management had not yet made a recommendation or proposal to the board of the price per share in the going-private merger, the board noted that it had granted stock options to TCI employees in August of 2004 at an exercise price of $0.05 per share, which was the board's estimate of the fair market value of TCI common stock at that time. At the conclusion of the meeting, the board agreed to continue exploring a possible going private transaction as well as other alternative transactions, such as a possible sale to a strategic buyer.

        Over the past several years, TCI has repeatedly explored the possibility of a sale to a strategic buyer within the software industry. In that time, management had identified five prospective strategic buyers that could be interested in acquiring TCI: Retek Inc., JDA Software Group, Inc., Retalix, Lawson Software Inc. and NCR Corporation. Management determined that Retalix was the most logical buyer at a premium price because TCI's product line was a particularly good fit with Retalix's product line. Also, Retalix could quickly integrate TCI's software solutions with its other software offerings, significantly reduce overhead, and had the financial resources to complete an acquisition quickly with limited contingencies, thereby eliminating TCI's need to raise additional equity capital that would be dilutive to TCI stockholders. Other than Retalix, none of the prospective acquirors had shown any interest in acquiring TCI. Retek Inc. was acquired by Oracle in March 2005. TCI's management believed JDA Software Group, Inc. was focusing on integrating previous acquisitions into its business. Lawson Software Inc. had eliminated its retail software division. Finally, based on an analysis of NCR Corporation's previous acquisitions, TCI's management did not believe NCR Corporation would pay more than 1.0 times revenues to acquire a software company. However, Barry Shaked and Danny Moshaioff, respectively the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Retalix, had approached former TCI Chief Executive Officer Lance C. Jacobs and former TCI director Mark Koulogeorge within the past two years concerning the possibility of an acquisition of TCI by Retalix. On December 9, 2003 Mr. Shaked and Mr. Moshaioff met Mr. Jacobs and Mr. Koulogeorge in Dallas to state that Retalix would be interested in acquiring TCI for a purchase price within the range of 0.8 to 1.0 times TCI's revenues, or approximately $18 to $22 million. TCI rejected this offer because management did not believe it provided adequate value for all of TCI's stockholders and because it would have provided no value to TCI's common stockholders after payment of liquidation preferences mandated by TCI's certificate of incorporation.

        In October, 2004 Mr. Shaked contacted Mr. Koulogeorge to request TCI's preliminary third quarter operating results and again expressed Retalix's interest in acquiring TCI. In January 2005, Mr. Shaked and David Butler, Chief Executive Officer of TCI, met in Dallas to discuss the potential of a transaction between the two companies. Shortly thereafter, the companies executed a mutual non-disclosure agreement and TCI provided Retalix with its preliminary 2004 results and its internal projections for 2005 to enable Retalix to provide an initial indication of interest. Retalix then provided TCI with a non-binding letter of intent pursuant to which Retalix offered to acquire all of the outstanding capital stock of TCI at a price of $32.8 million, plus a proposed earn-out of up to an additional $6.0 million based on performance in 2005. At this time, TCI's board and management ceased considering a going private transaction because (i) of Retalix's strong interest in pursuing an acquisition of TCI and (ii) the proposed acquisition price would deliver greater value to all stockholders of TCI, especially unaffiliated stockholders who would have been cashed out at an estimated $0.05 per share or less in the previously discussed going private transaction.

        Discussions with Retalix executives continued through February 2005. On February 22, 2005, TCI received a revised non-binding letter of intent from Retalix under which Retalix proposed to acquire all of the outstanding capital stock of TCI for $35.0 million, less aggregate expenses (including severance, legal, accounting and advisory fees) in excess of $100,000, to be paid in a combination of cash and Retalix ordinary shares. The offer was subject to Retalix's completion of legal and financial due diligence. The letter contained a provision which restricted TCI from engaging in any discussions or negotiations with third parties with respect to any transaction involving the acquisition of the TCI for a period of 60 days.

        On February 25, 2005, the TCI board conducted a conference call to discuss the revised Retalix letter of intent. The board authorized management to continue with discussions with Retalix. The board also directed management to engage The Mentor Group to evaluate the proposed transaction with a view to providing an opinion as to the fairness of the purchase price offered by Retalix to the preferred and common stockholders. TCI had previously engaged The Mentor Group to evaluate the proposed going-private transaction with a view to providing a fairness opinion for that transaction.

        The board did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for any aspect of the transaction because Retalix did not hold any shares of TCI and was not an affiliated party at any point during the negotiation process. The TCI board did not form a special committee of independent directors because TCI had no independent directors with which to form a special committee and because the board had carefully considered alternative transactions, including a going private transaction and the sale of TCI to a buyer other than Retalix. Based on the board's industry knowledge and belief that other bidders would be unlikely to pay a higher price than Retalix, the board elected to move forward with Retalix rather than pursue other sale options which it believed would be unlikely to be as realistic or desirable. In the previously discussed going private transaction, it was anticipated that the unaffiliated common stockholders would have received approximately $0.05 per share, or approximately 38% of the $0.132 to be paid to the unaffiliated stockholders in the merger. In addition, the stock purchase agreement and merger agreement were the product of arm's-length negotiations between Retalix and

TCI, as represented by Mr. Butler and other members of TCI's management. The TCI directors who were affiliates of the selling stockholders did not participate in the negotiation or structuring of the transaction.

        In March 2005, TCI and Retalix agreed on the final terms of the proposed acquisition, which consisted of a $34.5 million purchase price, less aggregate transaction expenses (including, legal, accounting and advisory fees) in excess of $150,000. The costs of any severance payments due to TCI employees as a result of terminations following the acquisition, estimated at up to $609,000, would be paid by Retalix and would not be deducted from the purchase price or consideration payable to stockholders. Although TCI would have preferred an all-cash transaction, one-half of the purchase price would be paid in Retalix ordinary shares valued at $17.25 million, with the balance to be paid in cash. The transaction would occur in two steps. In the first step, the parties would enter into a stock purchase agreement under which Retalix would purchase substantially all of the outstanding shares of Series A and Series B Preferred Stock held by the selling stockholders. The second step would be a double-merger of two indirect, wholly-owned subsidiaries of Retalix with TCI in which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and common stock, other than shares acquired by Retalix in the first step and shares for which appraisal rights had been properly asserted, would be cancelled in exchange for cash. The stockholders receiving the merger consideration in the second step are referred to in this proxy statement as the "public stockholders" or the "unaffiliated stockholders." The first and second steps combined were to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

        A total of 715,730 ordinary shares of Retalix were to be received by the selling stockholders in the first step. The number of shares was determined by agreeing on a price of Retalix stock at $24 per share (which approximated the closing price of Retalix stock on the Nasdaq National Market at the time). The Retalix stock delivered would be unregistered or "restricted stock" as such term is defined in the Securities Act of 1933, as amended, subject, however, to Retalix's agreeing to enter into a registration rights agreement which would require Retalix to use best efforts to register such shares on a registration statement on Form F-3 to be filed with the Securities and Exchange Commission within 60 days of the closing of the first step of the acquisition.

        Pursuant to an escrow agreement, the parties agreed that 10% of the proceeds payable to the selling stockholders would be held in an escrow account for one year for payment of any indemnification claims brought by Retalix for breaches of representations and warranties in the stock purchase agreement by TCI or the selling stockholders. It was also agreed that that all claims for breaches of representations and warranties would be made exclusively against the escrow and the selling stockholders directly, and no adjustment would be made to the consideration to be received by the public stockholders in the second step.

        It was intended that the amount of consideration paid to the selling stockholders in the first step and the public stockholders in the second step would be identical to the amounts such stockholders would have received had the net purchase price been paid to the stockholders in a one-step merger in which all outstanding shares of preferred stock and common stock were exchanged for merger consideration simultaneously and after appropriately allocating the liquidation preferences owed to the preferred stock under TCI's certificate of incorporation. The proposed transaction contemplated that only the selling stockholders would receive the Retalix ordinary shares consideration in the first step and that all other stockholders would receive cash for their shares in the second step. Although TCI would have preferred to sell the Company for all cash instead of a combination of cash and Retalix stock, or for all stockholders to be paid in equal portions of cash and Retalix stock, Retalix did not wish to proceed on such a basis, in part because it believed that no exemption was available under the Securities Act of 1933 pursuant to which Retalix could issue stock to all TCI stockholders without undertaking the delay and expense of filing a registration statement. TCI believed that by receiving all cash, the public common stockholders could in most cases also realize capital losses with which to offset capital gains and that receiving all cash exposed the few unaffiliated preferred stockholders to less market risk than the selling stockholders faced by receiving a combination of cash and unregistered Retalix ordinary shares. The per-share amounts to be paid on the Series A Preferred Stock and Series B Preferred Stock, each on an as-converted-to-common-stock basis, and the common stock were $0.8409, $0.7573 and $0.132, respectively.

        Mr. Butler and TCI's management team carefully evaluated the structure of the proposed acquisition by Retalix, including the possibility of a single-step transaction in which Retalix would not have any ownership in TCI until the special meeting had occurred and the merger was completed. TCI instead chose a two-step transaction in which Retalix acquired control of substantially all of TCI's preferred stock (constituting 73.4% of the aggregate voting power of TCI). TCI favored this structure because it minimized the risk to TCI and its stockholders that the merger would not be completed. Among other concerns, TCI and Retalix were concerned that if the merger were structured as a one-step transaction, postponing the transaction until after the stockholder vote could cause TCI to lose sales and employees during the pre-closing period and thereby impede Retalix's desire to complete the transaction. TCI was also concerned that in a one-step transaction Retalix might not complete the merger if TCI's financial performance or prospects deteriorated prior to the closing. Instead, the two-step acquisition gave Retalix immediate control of TCI to begin integration and sufficient certainty that the merger would be completed in a timely and efficient manner. TCI's management believed it was essential to induce Retalix to enter into the merger agreement and commit to completing the second step merger at the time the stock purchase agreement was executed because TCI's management worried that if Retalix did not complete the second step merger, the public stockholders would not realize the benefits of the transaction due to holding small, illiquid minority interests in the Company, which would then be a majority-owned subsidiary of Retalix. In such case, the public stockholders would have no foreseeable opportunity to sell their shares or influence the Company's policies or direction.

        In evaluating the stock purchase agreement and merger agreement, TCI's board determined that (1) the contemplated transactions would constitute a liquidation event under TCI's certificate of incorporation, and (2) the purchase price of $34.5 million would be distributed to TCI's stockholders in accordance with the priorities mandated by TCI's certificate of incorporation. For purposes of this distribution, TCI included shares reserved for participants of its employee and director stock option and stock exchange programs with the holders of common stock. TCI's certificate of incorporation provides that in the event of any liquidation event, the assets of TCI available for distribution to its stockholders, whether from capital, surplus, earnings, or otherwise will be distributed in the following order of priority:

        o The holders of preferred stock are entitled to receive, prior and in preference to any distribution to the holders of common stock, for each share of the Series B Preferred Stock held by such holder, $0.50 per share, and, for each share of the Series A Preferred Stock held by such holder, $1.06 per share. This represented $6,169,144 in respect of the 5,816,037 shares of Series A Preferred Stock outstanding and $13,326,547 in respect of the 26,653,094 shares of Series B Preferred Stock outstanding as of April 1, 2005.

        o After distribution of the amounts above, the holders of Series B Preferred Stock are entitled to receive, prior to and in preference to any further distribution to the holders of the Series A Preferred Stock and common stock, for each share of Series B Preferred Stock held by such holder, an amount equal to all accrued but unpaid preferred dividends on such share of Series B Preferred Stock (whether or not declared by the board) as of the date such payment is made to the holders thereof, which represented $3,394,232 as of April 1, 2005, computed based on the dividend rate of 8% per annum from the date of the issuance of the shares through April 1, 2005.

        o After distribution of the amounts set forth above, the holders of Series A Preferred Stock are entitled to receive, prior to and in preference to any distribution to the holders of common stock, for each share of Series A Preferred Stock held by such holders, an amount equal to all accrued but unpaid preferred dividends, which represented $2,820,023 as of April 1, 2005, computed based on the dividend rate of 8% per annum from the date of the issuance of the shares through April 1, 2005. An additional Series A PIK Dividend was issuable (whether or not declared by the board) to holders of Series A Preferred Stock pursuant to the certificate of incorporation immediately prior to any liquidation event, which represented an additional 350,882 shares of Series A Preferred Stock as of April 1, 2005.

        o After distribution of the amounts set forth above, the remaining assets of TCI, if any, available for distribution to the TCI stockholders shall be distributed ratably to (A) the holders of issued and outstanding shares of the common stock and (B) the holders of preferred stock as if such holders had converted the preferred stock into common stock immediately prior to the liquidation, pro rata, based upon their respective holdings.

        If the consideration received in connection with a liquidation event is other than cash, its value is deemed its fair market value as determined in good faith by the board of directors. The fair market value for any securities traded on a national securities exchange or the Nasdaq National Market is deemed to be the average of the closing prices of the securities on such quotation system over the three day period ending three days prior to the closing.

        On March 28, 2005, TCI's management presented TCI's board of directors with drafts of the stock purchase agreement, an escrow agreement, a registration rights agreement and an agreement and plan of merger reflecting the agreed-upon terms discussed above, all of which had been extensively negotiated between TCI and Retalix.

        On March 30, 2005, Retalix's board of directors held a special meeting to consider the adoption of the stock purchase agreement, the merger agreement and the related documents. Retalix's management reviewed for the board the final terms of the agreements and the Retalix board approved such agreements.

        On March 31, 2005, TCI's board of directors held a special meeting to consider the adoption of the stock purchase agreement, the merger agreement and the related documents. TCI's management reviewed for the board the final terms of the agreements. The board then heard the presentation of TCI's financial advisors, The Mentor Group, which reviewed for the board its financial analysis of the proposed transaction and rendered its opinion that the consideration to be received by TCI's stockholders under the stock purchase agreement and the merger agreement was fair, from a financial point of view, to TCI's preferred stockholders and common stockholders and TCI.

        After considering the foregoing factors and the other information available to it, including the fairness opinion from The Mentor Group and analyzing the fairness of the transaction to each class of stockholders separately, the board unanimously:

        o determined that a price of $34.5 million for the outstanding capital stock of TCI was an acceptable purchase price and was the highest value that could be obtained for the stockholders;

        o determined that the terms of the stock purchase agreement and merger agreement, and the transactions contemplated by the agreements, are fair to, and in the best interests of, all of TCI's stockholders, including unaffiliated stockholders;

        o approved, adopted and declared advisable the stock purchase agreement, the merger agreement and the transactions contemplated thereby; and

        o determined to recommend that the stockholders vote for the adoption of the merger agreement at a special meeting of the stockholders to be called, subject to the board's right to withdraw the recommendation if the board determines that it must do so to comply with its fiduciary obligations to TCI's stockholders.

        On April 1, 2005, TCI, Retalix, Retalix Holdings Inc. and the selling stockholders executed the stock purchase agreement and completed the first step of the acquisition. A copy of the stock purchase agreement is attached as Appendix B to this proxy statement. TCI also executed the agreement and plan of merger, a copy of which is attached as Appendix A to this proxy statement. Pursuant to the stock purchase agreement, Retalix Holdings Inc. acquired control of TCI by purchasing substantially all of TCI's outstanding Series A Preferred Stock for $10,637,639, or $0.8409 per share, and Series B Preferred Stock for $19,397,509, or $0.7573 per share. The aggregate purchase price of $30,035,148, represents the same amount the selling stockholders would have been entitled to receive in the merger based on the $34.5 million total purchase price for all of TCI's outstanding capital stock. The consideration paid to the selling stockholders consisted of $12,857,648 in cash and 715,730 ordinary shares of Retalix valued at $17,177,520, or $24 per share. The source of the Retalix ordinary shares paid as consideration was the authorized but unissued shares of Retalix, and the source of the cash consideration was the cash reserves and working capital of Retalix. As a result of the stock purchase agreement, as of April 1, 2005, Retalix beneficially owned 73.4% of the common stock on an as-converted-to-common-stock basis and 99.8% of the Series A Preferred Stock, 95.8% of the Series B Preferred Stock. Retalix purchased Series A Preferred Stock and Series B Preferred Stock from the following selling stockholders or their affiliates: InnoCal II, L.P.; Blue Chip Capital Fund IV Limited Partnership; Environmental & Information Technology Private Equity Fund III; Infrastructure & Environmental Private Equity Fund, III, L.P.; Productivity Fund IV, L.P.; Productivity Fund IV Advisors Fund, L.P.; Argentum Capital Partners II, L.P.; Argentum Capital Partners, L.P.; TCI ACPII Limited Partners L.P.; Mark
T. Koulogeorge and Guarantee & Trust Co. TTEE Daniel Raynor GTC IRA. TCI paid an aggregate of $1,744,999 in cash to employees and directors who held vested stock options valued at $0.0075 per share, under TCI's stock option plans, including stock options which had been tendered under our stock option exchange offer which TCI initiated in November 2004.

        In the stock purchase agreement, each selling stockholder agreed to use its reasonable efforts to ensure that the members of the board appointed by such selling stockholder remain members of the board until the earliest of (i) the earliest possible date in which Retalix's nominees could take control of the board under Rule 14f-1 under the Exchange Act; or (ii) the termination of the merger agreement. Each selling stockholder also agreed to cause the members of the board appointed by such selling stockholder to resign from the board when and if requested by Retalix. At the close of business on April 15, 2005, all of the directors except David R. Butler resigned from the board, and Retalix appointed Barry Shaked, Danny Moshaioff and Eli Spirer as directors of TCI. Barry Shaked is the President, Chief Executive Officer and Chairman of the board of directors of Retalix. Mr. Shaked holds, as of August 31, 2005, 1,002,259 ordinary shares of Retalix, which equals approximately 5.2% of Retalix's issued and outstanding share capital. In addition, as of August 31, 2005, Mr. Shaked holds options to purchase a total of up to 425,360 of Retalix's ordinary shares. Danny Moshaioff is an Executive Vice President and Chief Financial Officer of Retalix, and Mr. Spirer is employed by a subsidiary of Retalix. Including ordinary shares and options to purchase ordinary shares held by Messrs. Moshaioff and Spirer, neither Mr. Moshaioff nor Mr. Spirer holds more than 1% of the issued and outstanding share capital of Retalix.

        On October 27, 2004 TCI had commenced a tender offer pursuant to which it offered to exchange all outstanding options granted to its employees and directors under TCI's 1993 Equity Incentive Plan, 1993 Non-Employee Directors' Stock Option Plan, 2001 Equity Incentive Plan and 2001 Non-Employee Directors' Stock Option Plan for new options TCI planned to grant under its 2001 Equity Incentive Plan and 2001 Non-Employee Directors' Stock Option Plan. New options issued pursuant to the tender offer would have vested according to the same schedule as the old options which were tendered by holders. Prior to the negotiation of the merger, TCI had planned to issue the new options on or about May 30, 2005.

        In February 2005, TCI's board considered that a change of control of TCI could occur before new options were to be issued pursuant to the exchange offer. The board determined that, in lieu of the exchange, a bonus should be paid to all employees and directors who surrendered their options. The bonus would be payable upon the closing of the change of control transaction in an amount equal to $0.132 per common share vested through the date of the change of control, less a $0.0075 exercise price. Each director abstained from voting on his own compensation.

        During negotiations with Retalix, TCI's management ensured that payment of the bonus in lieu of the option exchange would be part of the transaction. Pursuant to the stock purchase agreement, options which had been tendered in the tender offer and would have been vested as of April 1, 2005 were paid a cash bonus equal to the number of option shares multiplied by the difference between $0.132 per share and $0.0075 per share. Options which had been tendered in the tender offer but would have been unvested as of April 1, 2005 were treated as unvested and no consideration was paid for such options.

The stock purchase agreement affected TCI's outstanding stock options as follows:

        o All vested stock options were cancelled in return for a cash payment equal to the number of vested option shares multiplied by the difference between $0.132 per share (the price to be paid per share of common stock) and the "deemed exercise price" of $0.0075 per share. Pursuant to this cancellation and payment, Mr. Jacobs received $293,499, Mr. Butler received $672,466, Mr. Raynor received $3,871, Mr. Gardner received $3,122, Mr. Koulogeorge received $6,119, Mr. Houlihan received $3,122 and Stephen P. DeSantis, Chief Financial Officer and Secretary of TCI, received $129,090. Because the transaction was a liquidation event, Mr. Butler's employment contract stipulated that all of his unvested options would immediately vest. These vested options were included in the amount received by Mr. Butler pursuant to the cancellation and payment. None of Mr. Raynor, Mr. Houlihan, Mr. Koulogeorge or Mr. Gardner held any unvested options. Mr. Jacobs held 246,793 unvested options which were cancelled without payment of any consideration.

        o All unvested stock options were cancelled without payment of any consideration as a result of the stock purchase agreement.

TCI agreed to make these payments to the employees and directors of TCI in exchange for their options and to pay severance to certain employees upon their termination in order to recognize the efforts of TCI's employees and to ensure a smooth transition upon the change of control of TCI. In an effort to treat holders of options for shares of TCI's common stock the same as the other holders of TCI's common stock, TCI made payments to these option holders in the same amount as they would have been entitled to as holders of common stock under the merger agreement.

In connection with the stock purchase agreement, several employees were terminated and received severance payments pursuant to such employees' severance agreements with TCI. In addition, Mr. Butler and Mr. DeSantis entered into amended severance arrangements with TCI. TCI believed that the severance payments agreed to were similar to severance payments provided in similar transactions in the industry where positions were eliminated in connection with a change of control.

David R. Butler. Under these arrangements, Mr. Butler was to be entitled to a severance payment equal to twelve months' salary, as well as twelve months continued benefits, beginning April 1, 2006, provided that Mr. Butler remained employed by TCI through April 1, 2006 or was terminated without cause (as defined in his employment agreement with TCI) prior to April 1, 2006 (in which case he would receive such severance amounts upon his termination). If Mr. Butler resigned prior to April 1, 2006 or was terminated for cause, then Mr. Butler would not be entitled to the severance and benefits described above. Mr. Butler was also entitled to a bonus of $75,000 if he remained employed through June 30, 2005. Though still employed by TCI, Mr. Butler resigned as Chief Executive Officer on June 30, 2005 and became eligible for the $75,000 bonus, which is payable upon completion of the merger. Payments under the above-described severance arrangement are intended to be in lieu of, and not in addition to, payments and benefits Mr. Butler would otherwise be entitled to under his employment agreement.

Stephen P. DeSantis. Under these arrangements, Mr. DeSantis was to be entitled to a severance payment in the amount of twelve months' salary and twelve months continued benefits, plus a pro-rated bonus beginning June 30, 2005, provided that Mr. DeSantis remained employed by the Company through June 30, 2005. Mr. DeSantis was entitled to a bonus of $39,000 if he remained employed through June 30, 2005. Mr. DeSantis resigned his full-time employment with TCI on June 30, 2005 and became eligible for the $39,000 bonus. He will remain employed part time until the merger is completed. Payments under the above-described severance arrangement are intended to be in lieu of, and not in addition to, payments and benefits Mr. DeSantis would otherwise be entitled to under his employment agreement.

Position of TCI as to the Fairness of the Merger

        In evaluating the fairness and advisability of the merger agreement and the merger with respect to all of the stockholders of TCI, including unaffiliated stockholders, the TCI board of directors considered the following factors:

        o Enterprise Value. The board considered that the aggregate $34.5 million purchase price offered by Retalix represented approximately 1.5 times TCI's current annual revenue of $22.5 million, which compared favorably with valuations of comparable software companies. To ascertain an appropriate market value for TCI as a multiple of its annual revenue, beginning in 2003 TCI's management sought to compare TCI to its peers, which TCI's management regarded as independent software companies of similar size with similar products. TCI's management initially looked for comparison to SofTecnics, Inc., Bass, Inc. and Armature Holdings, Ltd., close competitors of TCI which had been sold in 2001 and 2002 in transactions which TCI's management believed would offer meaningful qualitative and quantitative data to help determine TCI's enterprise value. However, TCI's management could not verify annual revenue or transaction data with respect to these competitors. SofTechnics Inc. was not a public company in 2002 when it was acquired by Mettler-Toledo International, Inc. and did not publicly file its audited financial statements with the SEC, so its annual revenues could not be determined. Mettler-Toledo did not publicly disclose the financial terms of its acquisition of SofTecnics, Inc., so the acquisition price could not be determined. Armature Holdings Ltd. and Bass, Inc. were not sold as going concerns; instead, certain of their assets were sold to various acquirors, including Retalix, which bought some assets of Bass, Inc., and Lawson Software, Inc., which bought certain assets of Armature Holdings, Ltd. Both Armature Holdings Ltd. and Bass, Inc. were privately held at the time of their respective asset sales and their annual revenues could not be determined. Finally, because their assets were sold piecemeal, enterprise values for Bass, Inc. and Armature Holdings Ltd. could not be determined. Because enterprise values for Bass, Armature and SofTechnics could not be established with certainty, TCI's management then sought to compare TCI to all other business or retail management software companies (i) which had recently been acquired, optimally by Retalix, by one of Retalix's competitors or by another identified potential TCI acquiror such as JDA Software Group, Inc. or Lawson Software, Inc. and (ii) whose acquisition price and annual revenues could be determined with certainty. These were the only general criteria that TCI's management considered in choosing comparable companies for its ultimate enterprise value analysis. Although each business and transaction is unique, TCI's management believed that an analysis of transactions involving these software companies would provide meaningful comparative data because these companies are in the same industry as TCI, produced products similar to TCI's and were acquired by companies whose strategies and lines of business might cause them to take a strategic interest in acquiring TCI. The acquisitions of software companies that TCI's management analyzed included Retail Technologies International, Inc., which was acquired by Island Pacific, Inc. in March 2004 for 1.5 times its annual revenue; Timera Retail Solutions, which was acquired by JDA Software Group Inc. in January 2004 for 1.6 times its annual revenue; OMI International Inc., which was acquired by Retalix in January 2004 for 1.3 times its annual revenue; Closedloop Solutions Inc., which was acquired by Lawson Software Inc. in October 2003 for 1.7 times its annual revenue; Infinium Software Inc., which was acquired by SSA Global Technologies Inc. for 1.2 times its annual revenue in December 2002; and E3 Corp. which was acquired by JDA Software Group in September 2001 for 1.1 times its annual revenue. In total, TCI determined that there were a total of eight comparable transactions for which data were available, and found that such companies were acquired for an average of 1.4 times annual revenues. In conducting its analysis, TCI disregarded the transactions with the highest and lowest multiples of annual revenues because such multiples deviated significantly from the mean revenue multiples of other comparable transactions. The disregarded transactions were: (i) AD OPT Technologies, which was acquired in November, 2004 by Kronos, Inc. for 2.5 times annual revenues and (ii) Frontstep, Inc., which was acquired in February, 2003 by MAOICS, Inc. for
                0.3 times annual revenues. However, it should be noted that even if both disregarded transactions were included in the analysis, the average acquisition multiple for all eight transactions would have remained 1.4 times annual revenues.

        o Adequacy of Per Share Price/Merger Consideration. The board considered that the price being offered by Retalix on a per-share basis exceeded TCI's estimates of the fair market value of the common stock within the past year. TCI's common stock is not listed or traded on any securities exchange, market or globalization system. As a result, the value of the common stock at any given time can only be estimated based upon TCI's financial performance and prospects for growth. The board noted that in August of 2004 it had estimated the fair market value of TCI common stock for purposes of granting stock options to TCI employees at $0.05 per share. In August 2004, the board noted that the exercise price of stock options under the TCI stock option plans was $0.25 per share. Because management believed that this exceeded the fair market value of the common stock, management recommended that the board reset the exercise price at the current fair market value. To determine the fair market value, management analyzed revenue multiples and trading prices of Retek Inc., JDA Software Group, Inc. and Lawson Software Inc., the nearest comparable public companies, which management estimated had an average of approximately $280 million in annual revenue. These companies were valued at approximately 0.8 to 1.0 times their annual revenues. TCI's annual revenues were approximately $22 million. Management also calculated that approximately $24.9 million in preferences would be owed to holders of TCI's Series A Preferred Stock and Series B Preferred Stock before the common stock was entitled to any proceeds from a sale event under TCI's certificate of incorporation. Management therefore determined that if TCI were valued at 1.0 times revenues, the common stock would have no value because TCI's value did not exceed the preferences payable to the preferred stockholders. Management believed that the options did have some future value, and therefore recommended that the board reset the exercise price at $0.05 per share of common stock, which the board of directors did in August 2004.

                The board also did not see any significant change in the financial position or growth prospects of TCI that would have warranted a higher price, other than the proposed offer by Retalix. The $0.132 per share price for the common stock offered by Retalix represents a premium of approximately 164% from the estimated fair market value of the common stock in August of 2004. The board concluded, based on management's negotiations with Retalix and the other information available to it, that the $34.5 million offer represented the highest price that Retalix would be willing to pay and, in light of the lack of other interested acquirors, competing proposals or higher valuations, the highest price reasonably attainable for the stockholders in a merger or any other transaction. The board reviewed TCI's certificate of incorporation, bylaws and other existing agreements to determine the proper distribution of the $34.5 million of consideration among Series A Preferred, Series B Preferred, common stockholders and participants in our employee and director stock option and stock option exchange programs and determined that the resulting allocation was procedurally fair since it conformed with the mandated priority provisions of such documents.

                In evaluating the adequacy of the Retalix merger consideration, the board did not consider TCI's net book value, which as of December 31, 2004 was approximately $1.8 million, to be relevant in light of Retalix's offer. The Retalix transaction valued TCI at more than 19 times this amount. Furthermore, TCI's internal calculations showed that the preferences and dividends payable in respect of the Series A and Series B Preferred Stock were approximately $24.9 million. Therefore, at any transaction valued below $24.9 million, the common stockholders would receive nothing. For the same reasons, the board did not consider TCI's liquidation value, which is estimated to have been approximately $0.95 million (after estimated liquidation expenses of $0.45 million) to be relevant to its analysis of the adequacy of the Retalix merger consideration.

        o Form of Consideration and Tax Consequences. The stock purchase and merger, viewed together, constitute a reorganization for Federal income tax purposes. As a result, all TCI stockholders
                (i) should not recognize gain or loss on the exchange of their TCI shares for shares of Retalix; and (ii) should recognize taxable gain or loss to the extent they receive cash in exchange for their TCI shares. Pursuant to the stock purchase agreement, the selling stockholders received cash and shares of Retalix in exchange for their shares of Series A Preferred Stock and Series B Preferred Stock of TCI. Pursuant to the merger agreement, the public stockholders of the company will only receive cash in exchange for their shares of TCI preferred and common stock. The board and management considered whether the acquisition should be structured in a way so that the public stockholders would also receive ordinary shares of Retalix, rather than cash. The board concluded that, unlike the selling stockholders who held mostly preferred stock which would have been sold in the acquisition for capital gains had the selling stockholders received solely cash consideration, the public stockholders who held mostly common stock would benefit from receiving cash consideration in exchange for their stock because it would likely generate substantial capital losses, which could be used by such holders to offset capital gains for tax purposes. These public stockholders would likely generate capital losses in connection with the transaction because they purchased their shares of TCI stock at prices well exceeding the $0.132 per share being offered in the merger. Accordingly, unlike the selling stockholders, the public stockholders should receive cash in the merger without paying any taxes and should generally be able to deduct their capital losses against capital gains realized in the same year. The board also considered that the unaffiliated holders of preferred stock could be subject to taxation as a result of receiving all cash instead of the mix of cash and Retalix ordinary shares, but concluded that this did not materially affect the fairness of the transaction to the unaffiliated holders of preferred stock because the selling stockholders could also be subject to taxation upon the sale of Retalix ordinary shares received in the transaction. In addition, the selling stockholders may bear greater risk in receiving unregistered Retalix shares, which cannot be freely sold until Retalix registers them with the Securities and Exchange Commission. If Retalix's share price declines in the meantime, the selling stockholders may be subject to losses which would not have been incurred had they received cash in the transaction. To the extent the unaffiliated stockholders desire to use their cash proceeds to reinvest in Retalix's ordinary shares, they may do so through the public markets. (Retalix's ordinary shares are traded on both the Nasdaq National Market and the Tel Aviv Stock Exchange.)

        o Lack of Alternative Acquisition Proposals. Based upon management's analysis of recent acquisitions in the software industry, TCI's competition and potential suitors, the board concluded that there were very few likely buyers that could offer a purchase price higher than that offered by Retalix. Given TCI's financial performance and growth prospects, the board and management believed that only a strategic buyer such as Retalix would be interested in an acquisition of TCI because of the synergies TCI had to offer a company with competing and complementary products and distribution channels. Based upon the board's and management's analysis of potential buyers within this narrow category, the lack of interest in TCI from such buyers other than Retalix, as well as the fact that Retalix's offer represented 1.5 times TCI's annual revenues as compared to an average of 1.4 times annual revenues for comparable transactions, the board and management concluded that it is unlikely that a competing offer for TCI could be obtained from any other potential buyer at a price higher than $34.5 million.

        o Historical and Projected Financial Performance and Related Risks and Uncertainties. The board considered TCI's current and anticipated business, financial condition, results of operations and prospects, including the prospects of TCI if it were to remain independent. The board noted that due to increased competition from larger competitors, the recent bankruptcies of some of TCI's largest customers and the increased pressure on margins resulting from customer demands, TCI's prospects for long-term growth appeared uncertain. The board also noted that historically TCI had been unprofitable. The board also considered that continued operating losses could require TCI to obtain additional equity funding before June 30, 2005 and there was no assurance that such funding could be obtained from existing or new investors.

        o Alternative Transactions. The board considered various alternative transactions, including a going-private transaction involving the cash-out of a portion of TCI's outstanding common stock. This alternative would have resulted in less cash to the stockholders being cashed out based upon the board's prior discussions of the fair market value of the common stock and would have required holders of in excess of a certain number of shares to remain invested in TCI. The board did not consider a liquidation since this would have certainly resulted in the stockholders receiving less per share than what they could receive as a result of the acquisition by Retalix. None of these alternatives could provide value comparable to or greater than the transaction with Retalix.

        o Arm's-Length Negotiations. The board considered the fact that the stock purchase agreement and merger agreement were the product of arm's-length negotiations between Retalix and TCI, as represented by Mr. Butler and Mr. Jacobs, as well as Mr. DeSantis.

        o Opinion of The Mentor Group. The board considered the analysis of The Mentor Group and in particular the opinion of The Mentor Group that, as of March 31, 2005, and based upon and subject to the factors and assumptions set forth in its opinion, the $34.5 million purchase price to be paid under the stock purchase agreement and the merger agreement is fair from a financial point of view to all of TCI's preferred and common stockholders. The full text of the written opinion of The Mentor Group, dated March 31, 2005, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C(i) to this proxy statement and is incorporated herein by reference. The full text of a letter dated March 31, 2005 from The Mentor Group to the board of directors clarifying that the opinion's conclusion as to the fairness to the stockholders speaks to all stockholders, individually and collectively, including without limitation to those stockholders of each class unaffiliated with the Company, is set forth as Appendix C(ii) to this proxy statement and is incorporated herein by reference. TCI's stockholders should read the opinion and letter carefully and in their entirety. The Mentor Group provided its opinion for the information and assistance of the board in connection with its consideration of the acquisition. The Mentor Group opinion is not a recommendation as to how any holder of TCI's preferred stock or common stock should vote with respect to the merger.

        o Terms of the Merger Agreement. The board also considered the terms and conditions of the merger agreement, including the ability to provide non-public information concerning TCI to any third party who makes an unsolicited acquisition proposal, and to engage in discussions or negotiations with any such party, if the board determines that it must do so to comply with its fiduciary obligations to the stockholders. Further, the board considered that the merger agreement permits TCI to terminate the agreement if TCI receives an alternative transaction proposal and the board determines that they must do so to comply with their fiduciary duties to TCI's stockholders. If the merger agreement were terminated in such circumstances, the merger agreement would require TCI to pay Retalix a $2,000,000 termination fee.

        o Likelihood of Completion of Merger. The board and management considered that the merger agreement did not include any due diligence or financing contingencies or other significant closing conditions for Retalix, which increased the likelihood that the merger would be completed and that TCI and the stockholders would not likely be subject to the risk that the merger would fail. The board and management considered the consequences that a public announcement of the proposed acquisition would have on TCI's customer relationships and a potential advantage such an announcement might have for competitors. In particular, the board and management considered that customer uncertainty regarding the acquisition could be handled more effectively in a transaction in which Retalix immediately gained control of TCI rather than one in which Retalix's acquisition was delayed until after a stockholders meeting. Thus, the board and management viewed a two step transaction, in which Retalix gained immediate control of TCI in the first step to be in the best interest of TCI and all stockholders. Further, since after the first step Retalix would have enough votes to cause the merger to occur, the board could be confident that the second step would be completed and that the public stockholders would receive the merger consideration.

        o Availability of Appraisal Rights. The board considered the availability of appraisal rights under the Delaware General Corporation Law to holders of preferred and common stock who dissent from the merger, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

        In addition to the matters mentioned above, the board considered the other terms and conditions of the stock purchase agreement and the merger agreement, the present economic environment, the availability of stockholder appraisal rights in the merger, the likelihood of completion of the merger and other relevant facts and circumstances pertaining to the proposed transaction. The board did not consider that it was practicable or useful to quantify or otherwise assign relative weights to the various factors considered by it, and therefore did not do so.

        Although the merger is not subject to the approval of the majority of the public stockholders, and neither an independent committee of the board of directors nor an unaffiliated representative was appointed to act solely on behalf of the public stockholders for purposes of negotiating the merger or preparing a report concerning the fairness of the merger, the board of directors believes that the merger is procedurally fair to all stockholders, including the public stockholders. This belief is based on the following factors: (i) TCI, acting through Mr. Butler and Mr. Jacobs, as well as Mr. DeSantis, vigorously negotiated the terms of the merger in an arm's-length manner with Retalix with the incentive to obtain the maximum purchase price attainable for the outstanding capital stock of TCI; (ii) the structure of the two-step transaction will ensure that the public stockholders receive in the merger the same dollar amount of consideration they would have received had the transaction happened in a one-step merger in which all capital stock was exchanged for the purchase price simultaneously, in accordance with the distribution of proceeds priorities mandated by TCI's certificate of incorporation; (iii) the distribution of proceeds among the Series A Preferred Stock, the Series B Preferred Stock and common stock follows the mandatory provisions of TCI's certificate of incorporation; (iv) the board retained The Mentor Group, an independent financial advisor experienced in making valuations of companies and in rendering fairness options, to advise it in evaluating the fairness of the terms of the proceeds to be received by the selling stockholders and public stockholders under the stock purchase agreement and the merger agreement; (v) The Mentor Group delivered its opinion to the board that the amounts received by the selling stockholders and public stockholders under the stock purchase agreement and the merger agreement respectively were fair, from a financial point of view, to the selling stockholders and the public stockholders; (vi) although TCI does not have any independent directors to appoint to a special committee of the board the transaction was approved by all of the directors who were not employees of TCI; (vii) in light of The Mentor Group's valuation of TCI, the lack of any public market for the common stock and the perceived lack of interest in TCI from other buyers, the board had no reasonable basis to believe that a special committee or an unaffiliated representative of the public stockholders would have favored any alternative transaction; (viii) none of TCI's certificate of incorporation, its bylaws or Delaware law required the approval of at least a majority of the unaffiliated stockholders; (ix) stockholders may exercise appraisal rights under Delaware law and receive "fair value" for their stock, as determined by a Delaware court; (x) although stockholders receiving Retalix shares will not incur tax liabilities on the receipt of such shares, the public stockholders holding common stock would likely benefit from receiving cash consideration because it will likely generate capital losses, which could be used by such holders to offset capital gains for tax purposes; and (xi) under Delaware law, a merger with a controlling stockholder such as Retalix is subject to the "entire fairness" standard of review even when negotiated and approved by a special committee of independent directors and approved by a majority of unaffiliated stockholders.

         After considering the foregoing factors, the other information available to it, and after numerous meetings and discussions, including a consideration of the fairness of the transaction to each class of stockholders separately, on March 31, 2005 the board unanimously determined that the terms of the stock purchase agreement and the merger agreement were fair to, and in the best interests of, TCI and all of its stockholders. Accordingly, the board of directors adopted a resolution on March 31, 2005 to unanimously recommend that stockholders vote FOR the adoption of the merger agreement and to authorize the inclusion of this recommendation in the proxy statement. The current board, which consists of Messrs. Butler, Shaked, Moshaioff and Spirer, also considered the foregoing factors and, after considering the fairness of the transaction to each class of stockholders separately, determined that the proposed merger is fair to all stockholders individually and collectively, including without limitation to all holders of Series A Preferred Stock, Series B Preferred Stock and common stock who are unaffiliated with the Company. Accordingly, the board of directors unanimously recommend that you vote FOR the adoption of the merger agreement.

Opinion of Financial Advisor to the Board of Directors


        General

        TCI retained The Mentor Group to render an opinion to the board of directors that the aggregate purchase price offered by Retalix of $34.5 million, pursuant to the terms and conditions of the stock purchase agreement and merger agreement is fair, from a financial point of view, to TCI and to all of its preferred and common stockholders. This includes the public stockholders who receive the same dollar value per share of Series A Preferred Stock, Series B Preferred Stock or common stock, as applicable, as the selling stockholders received pursuant to the April 1, 2005 stock purchase agreement.

        The board retained The Mentor Group based upon The Mentor Group's qualifications, expertise and reputation. The Mentor Group is a nationally recognized valuation firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. TCI had originally retained The Mentor Group in December 2004 to conduct a valuation of the Company and render a fairness opinion in connection with the proposed going private transaction under consideration by the board. The Mentor Group's fee for the going private fairness opinion was to be $40,000, of which TCI paid $25,000 at the start of the engagement. In late January, 2005 The Mentor Group delivered to the board a draft opinion and valuation regarding the proposed going private transaction. The draft opinion, which was never completed or signed, is attached as Appendix C(iii).

        When the Company entered into negotiations with Retalix, the Company suspended work on the going private transaction and engaged The Mentor Group to evaluate and render a fairness opinion regarding the consideration to be paid by Retalix. As compensation to The Mentor Group for all of its services in connection with the proposed going private transaction and later with the acquisition, TCI agreed to pay The Mentor Group an aggregate fee of $65,000, which includes the $40,000 to be paid in connection with the previous engagement as well as The Mentor Group's expenses. No portion of The Mentor Group's fee is contingent upon the successful completion of the acquisition, any other related transaction, or the conclusions reached in The Mentor Group's opinion. No limitations were imposed by the board on The Mentor Group with respect to the investigations made or procedures followed by it in rendering its opinion. TCI also agreed to indemnify The Mentor Group and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of The Mentor Group.

        The Mentor Group delivered its written opinion, dated as of March 31, 2005, to the board to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the purchase price to be received by the stockholders pursuant to the form of the stock purchase agreement and merger agreement was fair to the stockholders and to TCI, from a financial point of view. The Mentor Group also delivered a letter, attached as Appendix C(ii), clarifying that the opinion's conclusion as to the fairness of the transaction to the stockholders speaks to all stockholders of TCI, individually as well as collectively, including without limitation to the stockholders who were unaffiliated with the Company.

        THE FULL TEXT OF THE MENTOR GROUP'S WRITTEN OPINION DATED MARCH 31, 2005, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, AND THE MENTOR GROUP'S CLARIFYING LETTER, ARE ATTACHED TO THIS PROXY STATEMENT AS APPENDICES C(i) AND C(ii), RESPECTIVELY, AND ARE INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. ALL REFERENCES TO THE MENTOR GROUP'S OPINION IN THIS PROXY STATEMENT REFER TO THE OPINION AND THE CLARIFYING LETTER COLLECTIVELY. YOU ARE URGED TO READ THE MENTOR GROUP'S OPINION IN ITS ENTIRETY.

        THE MENTOR GROUP'S OPINION IS DIRECTED TO THE BOARD AND ADDRESSES THE FAIRNESS OF THE TRANSACTION TO TCI AND ALL OF ITS STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. THE MENTOR GROUP'S OPINION DOES NOT ADDRESS THE UNDERLYING DECISION OF TCI TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO THE BOARD OF DIRECTORS OR TO ANY STOCKHOLDER OF TCI AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR AS TO ANY OTHER ACTON SUCH STOCKHOLDER SHOULD TAKE IN CONNECTION WITH THE ACQUISITION.

        The opinion of The Mentor Group and its presentation to the board constituted only one of a number of factors taken into consideration by the board members in making their respective determinations to approve the acquisition. In connection with the delivery of its written opinion to the board, on March 31, 2005 The Mentor Group made a detailed verbal presentation to the board to describe the material points of the analysis it performed in arriving at its fairness opinion. Other than the opinion, no written materials were provided by The Mentor Group in connection with this presentation. The substance of The Mentor Group's presentation to the board is summarized below.

        Summary of Financial Analyses Performed by The Mentor Group with Respect to the Acquisition

        Generally, the presentation of a fairness opinion is a complex analytic process. This process involves various determinations and judgments concerning the financial and operating characteristics of a business and other factors, including, but not limited to, the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances that could affect the acquisition, public trading or other values of the companies or transactions being analyzed. Therefore, such opinions are not readily susceptible to partial or summary description. No company or transaction used in analyses as a comparison is identical to TCI or the acquisition, nor is an evaluation of the results of analyses entirely mathematical. The estimates contained in analyses resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In arriving at its opinion, The Mentor Group made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, The Mentor Group believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses and its opinion.

        In arriving at its opinion with respect to the acquisition, The Mentor Group made its determination as to the fairness, from a financial point of view, of the purchase price to be paid to all of the stockholders of TCI under the stock purchase agreement and the merger agreement on the basis of a variety of financial and comparative analyses, including those described below. The Mentor Group's opinion does not address the fairness of the acquisition to creditors or any security holders of TCI, either debt or equity, other than to the stockholders of TCI in the acquisition. The summary of analyses performed by The Mentor Group, as set forth below, does not purport to be a complete description of the analyses and procedures underlying The Mentor Group's opinion, the judgments made or the conclusions reached by The Mentor Group or a complete description of its presentation. The Mentor Group believes, and has so advised the board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could result in an incomplete and inaccurate view of the process underlying its analyses and opinion.

        In connection with the preparation of its opinion dated as of March 31, 2005, among other things, The Mentor Group did the following:

        o met with certain members of the senior management of TCI to discuss the operations, financial condition, future prospects and projected operations and performance of TCI;

        o visited certain facilities and business offices of TCI in Irvine, California;

        o reviewed: (i) TCI's Form 10-KSB for the fiscal year ended December 31, 2003, including the audited consolidated balance sheet of TCI and its subsidiaries, as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2002 and 2003; (ii) Form 10-QSB for the quarter ended September 30, 2004, including the unaudited consolidated balance sheet of TCI and its subsidiaries as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the interim nine-month periods ended September 30, 2003 and September 30, 2004; and (iii) certain other publicly available business and financial information related to TCI, which it deemed to be relevant;

        o reviewed the unaudited financial information, internally prepared by management of TCI, relating to the operations of TCI, including: (i) the unaudited consolidated balance sheet of TCI and its subsidiaries, as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2004, and (ii) the unaudited consolidated balance sheet of TCI and its subsidiaries, as of February 29, 2004 and February 28, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the two months ended February 29, 2004 and February 28, 2005, which TCI's management represented and warranted as the most current financial statements then available;

        o reviewed audited financial statements for the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003;

        o reviewed certain financial projections provided by TCI's management relating to TCI for the fiscal years ending December 31, 2005, 2006 and 2007;

        o reviewed copies of the following documents and agreements, certified by management of TCI as true, correct and complete:
                (i) the Amended and Restated Certificate of Incorporation and Bylaws of TCI; (ii) the transaction documents for the Series B Preferred Stock financings; and (iii) the transaction documents for the Series A Preferred Stock financing;

        o reviewed a draft of the following documents and agreements: (i) the stock purchase agreement among TCI, Retalix, Retalix Holdings Inc. and certain holders of Series A and Series B Preferred Stock; (ii) the merger agreement among Retalix, Retalix Holdings Inc., Survivor RTLX, LLC, RTLX, LLC and TCI;
                (iii) the registration rights agreement between Retalix and the selling stockholders; and (iv) the escrow agreement between Retalix and the selling stockholders;

        o analyzed the trading history, recent market prices, and valuation multiples for Retalix's ordinary shares;

        o reviewed certain other publicly available financial data for certain companies that The Mentor Group deemed comparable to TCI; and

        o conducted such other studies, analyses and inquiries as The Mentor Group deemed appropriate for purposes of its opinion.

        The Mentor Group opinion does not address the underlying business decision of the TCI to engage in the acquisition and does not constitute a recommendation to the board of directors, or to any stockholder of TCI as to how such stockholder should vote or as to any other action such stockholder should take in connection with the acquisition. The Mentor Group did not, and was not requested by TCI or any other person to, solicit third party proposals or evaluate any specific third party proposals in acquiring all or any part of TCI or to make any recommendations as to the form or amount of consideration in connection with the acquisition. Further, The Mentor Group did not participate in the negotiations with respect to the acquisition or advise TCI with respect to alternatives to it.

        The Mentor Group was not asked to opine and does not express any opinion as to: (i) the tax consequences of the acquisition, including, but not limited to, tax or legal consequences to TCI or the stockholders of TCI in the United States or in any other jurisdiction; (ii) the realizable value of TCI's preferred stock or common stock price or the prices at which TCI's preferred stock or common stock may trade in the future following the acquisition; or
(iii) the fairness of any aspect of the acquisition not expressly addressed in its fairness opinion.

        In preparing its opinion, The Mentor Group assumed and relied on the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to The Mentor Group, discussed with or reviewed by or for The Mentor Group, or publicly available. In addition, where appropriate, The Mentor Group relied upon publicly available information that The Mentor Group believed to be reliable, accurate, and complete; however, The Mentor Group did not guarantee the reliability, accuracy, or completeness of any such publicly available information. The Mentor Group did not independently verify the accuracy and completeness of the information provided to it and did not assume and expressly disclaimed any responsibility for independently verifying such information. The Mentor Group did not undertake any independent evaluation or appraisal of any of the assets or liabilities of TCI nor was it furnished with any such evaluation or appraisal. In addition, The Mentor Group did not conduct, and did not assume any obligation to conduct, any physical inspection of the properties or facilities of TCI. The Mentor Group expressed no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, The Mentor Group did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which TCI or any of its affiliates is a party or may be subject and, at TCI's direction and with TCI's consent, The Mentor Group's opinion made no assumption concerning, and therefore did not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

        The Mentor Group assumed that the financial forecast information furnished to or discussed with The Mentor Group, by TCI, was prepared in a reasonable manner and reflected the best currently available estimates and judgment of TCI's management as to the expected future financial performance of TCI, and that there had been no material change in the assets, financial condition, business or prospects of TCI since the date of the most recent financial statements made available to The Mentor Group. The opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, The Mentor Group relied upon the representations of management of TCI that management was not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. The Mentor Group's opinion was based upon market, economic and other conditions as they existed and can be evaluated, and on the information made available to it, as of the date of this opinion. Any subsequent change in such conditions could materially affect the assumptions used in the opinion and would require a reevaluation of such opinion. Although subsequent developments may affect this opinion, The Mentor Group assumed no obligation to update, revise or reaffirm such opinion, and The Mentor Group expressly disclaimed any obligation to do so.

        Analyses

        The Mentor Group used several methodologies to assess the fairness, from a financial point of view, of the purchase price to be received by the stockholders in connection with the acquisition. These methodologies provided an estimate as to the aggregate enterprise value of TCI. The following is a summary of the material financial analyses used by The Mentor Group in connection with providing its opinion. The full text of the opinion is attached as Appendix C(i) to this proxy statement. You are urged to read the full text of The Mentor Group opinion carefully and in its entirety.

        The Mentor Group used the following valuation methodologies in order to determine the estimated market value of TCI: (i) a public company market multiple approach; (ii) an income approach; and (iii) a comparable transactions approach. The analyses required studies of the overall market, economic and industry conditions in which TCI operates and the historical operating results of TCI.

        Public Company Market Multiple Approach. The Mentor Group reviewed certain financial information of publicly traded comparable companies, selected solely by The Mentor Group, that (i) provide enterprise resource planning software to the retail industry (the "Comparables"). The Comparables included Island Pacific, Inc., JDA Software Group, Lawson Software, Inc., QAD, Inc., and Retalix Ltd. The Mentor Group calculated certain financial ratios, including the multiples of (i) Enterprise

Value ("EV") to Latest Twelve Months ("LTM") revenues; and (ii) EV to Next Fiscal Year ("NFY") revenues and Equity Value to NFY net income, of the Comparables based on the most recent publicly available information. "Enterprise Value" is defined as the market value of a company's issued and outstanding common stock and common stock equivalents (collectively, "Equity Value") plus the market value of issued and outstanding indebtedness, preferred stock and minority interests minus cash and cash equivalents.

        No company utilized in the public company market multiple approach is identical to TCI. In selecting and evaluating the comparable companies, The Mentor Group made certain judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis, such as determining the average or median, of certain financial ratios of the comparable companies is not in itself a meaningful method of using comparable company data.

        The analysis showed that the multiples of EV to LTM revenues exhibited by the Comparables ranged from 1.1x to 2.7x with a median multiple of 1.4x. In addition, the analysis showed that the multiples of EV to NFY revenues exhibited by the Comparables ranged from 1.1x to 2.2x with a median multiple of 1.3x, and the multiples of equity value to NFY net income exhibited by the Comparables ranged from 14.8x to 48.7x with a median multiple of 29.1x, respectively. After reviewing these trading multiples of the Comparables and various other factors including, but not limited to, size, growth and profitability, analyst coverage and stock liquidity, The Mentor Group selected EV to LTM revenue multiples in the range of 0.8x to 1.1x; EV to NFY revenue multiples in the range of 0.8x to 1.0x; and equity value to NFY net income multiples in the range of 11x to 22.5x.

        The Mentor Group derived an indication of the EV of TCI by applying selected revenue and net income multiples to TCI's representative levels of revenue and net income for the LTM ended February 28, 2005 and certain projected results of TCI for the fiscal year ending December 31, 2005. Based on the above, the resulting indications of the EV of TCI ranged from approximately $17.8 million to $27.9 million.

        Income Approach. The Mentor Group utilized certain financial projections prepared by management for the fiscal years ending December 31, 2005, 2006, and 2007 to perform a discounted cash flow analysis of TCI. To determine TCI's Enterprise Value, The Mentor Group used the projected unlevered cash flows of TCI from December 31, 2005, 2006, and 2007, and applied assumed risk-adjusted discount rates ranging from 17 percent to 19 percent and terminal multiples of 2007 revenues ranging from 1.1x to 1.2x. Based on management's estimates and this analysis the resulting indications of the Enterprise Value of TCI ranged from approximately $22.1 million to $27.4 million.

        Comparable Transactions Approach. This analysis involves a review of the valuations reflected in acquisition transactions when there is a change of control, whether through merger, stock purchase or asset purchase, involving companies operating in industries and with a business strategy similar to TCI's operations and strategies. The comparable transaction approach may yield the widest value range, due to the varying importance of an acquisition to a buyer, differences in the transaction process and the qualitative differences among target or acquired companies. Furthermore, information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be significant to the acquirer. As a result, the pool of transactions reviewed in connection with a comparable transaction analysis is limited to transactions involving two public companies or acquisitions by public companies of large private companies.

        The Mentor Group identified and selected eight transactions (the "Transaction Comparables") involving target companies in the software industry that provide enterprise resource planning, and supply chain and logistics software to the retail industry over the last five years. These transactions, along with the date completed in parentheses, were the acquisition of: (i) AD OPT Technologies by Kronos, Inc. (November 18, 2004); (ii) Retail Technologies International Inc. by Island Pacific Inc. (March 17, 2004); (iii) Timera Retail Solutions by JDA Software Group (January 29, 2004); (iv) OMI International Inc. by Retalix Ltd. (January 5, 2004); (v) Closedloop Solutions Inc. by Lawson Software Inc. (October 6, 2003); (vi) Frontstep Inc. by MAPICS Inc. (February 28, 2003); (vii) Infinium Software Inc. by SSA Global Technologies Inc. (December 20, 2002); and (viii) E3 Corp. by JDA Software Group (September 10,
2001).

        While some attributes of the acquired companies were similar to TCI, none of the transactions identified were identical to the acquisition of TCI and many may have occurred at times when the economic conditions were different than at the time of The Mentor Group's analysis.

        Based on the publicly available information with respect to these transactions, The Mentor Group calculated and compared multiples for each transaction based on LTM revenue. The analysis showed that the multiples of EV to LTM revenues exhibited by the Transaction Comparables ranged from 0.3x to 2.5x with a median multiple of 1.4x.

        The Mentor Group derived an indication of the EV of TCI by applying selected revenue multiples to TCI's representative levels of revenue for the LTM ended February 28, 2005. Based on the above, the resulting indications of the EV of TCI ranged from approximately $21.2 million to $25.4 million.

        The aforementioned Public Company Market Multiple, Income and Comparable Transaction Approaches provided The Mentor Group with an indication of the EV of TCI that ranged from approximately $19.9 million to $26.6 million.

        Consideration to be Received. The purchase price to be received by TCI is comprised, before expenses, of approximately $17.25 million in cash and an amount of Retalix ordinary shares with a value of $17.25 million based on a $24 per share value of Retalix ordinary shares. The Mentor Group reviewed the stock purchase agreement and the merger agreement, and analyzed the trading history, recent market prices, and valuation multiples for Retalix's ordinary shares in order to determine the estimated market value of the stock portion of the purchase price to be received by the selling stockholders in connection with the acquisition.

        Based on the above analyses, the resulting indication of the market value of Retalix's ordinary shares is approximately $24 per share; and the resulting indication of the market value of the purchase price is approximately $34.5 million before expenses.

        Conclusion

        In rendering this opinion, The Mentor Group assumed that the proposed acquisition would be completed substantially on the terms discussed in the stock purchase agreement and merger agreement, without any waiver of any material terms or conditions by any party thereto. Without limiting the generality of the foregoing, for the purpose of its opinion, The Mentor Group assumed that TCI is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the acquisition or in the ordinary course of business. The Mentor Group also assumed that all the necessary regulatory approvals and consents required for the acquisition will be obtained in a manner that will not change the purchase price.

        In connection with its review, The Mentor Group considered financial projections for the TCI for the fiscal years ending December 31, 2005, 2006 and 2007. These financial projections were prepared by the management of TCI under market conditions as they existed as of approximately February 7, 2005 and management does not intend to provide The Mentor Group with any updated or revised projections in connection with the acquisition. The projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of TCI, may cause the projections or the underlying assumptions to be inaccurate.

        In its analysis, The Mentor Group made numerous assumptions with respect to TCI, the acquisition, industry performance, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses.

        In arriving at its fairness opinion, The Mentor Group reviewed key economic and market indicators, including, but not limited to, growth in Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. The Mentor Group's opinion is based on the market, economic and other conditions as they existed as of March 31, 2005 and on the projected financial information provided to The Mentor Group as of such date.

        The summary set forth above describes the material points of more detailed analyses performed by The Mentor Group in arriving at its fairness opinion.

Position of TCI as to the Purposes, Alternatives, Reasons and Effects of the Merger

        Purposes. The purpose of the merger is for Retalix to indirectly acquire all outstanding shares of common stock of TCI that it does not currently own in exchange for cash, while providing liquidity for, and maximizing the value to be received by, the public stockholders.

        Alternatives. TCI's board considered various alternatives to Retalix's proposal, including those described under "SPECIAL FACTORS--Background of the Merger" and "--TCI's Position as to the Fairness of the Merger."

        Reasons. The board's reasons for the merger are described under "SPECIAL FACTORS--Background of the Merger" and "--TCI's Position as to the Fairness of the Merger."

        Effects. If the merger occurs, TCI stockholders will receive $0.132 in cash for each share of common stock, $0.8409 in cash for each share of Series A Preferred Stock (determined on an as-converted-to-common-stock basis), and $0.7573 in cash for each share of Series B Preferred Stock (determined on an as-converted-to-common-stock basis), except in respect of shares held by Retalix and its subsidiaries and stockholders that properly assert and perfect appraisal rights under Delaware law. The merger will therefore:

        o provide a source of liquidity which might not otherwise be available to TCI stockholders; and

        o allow the stockholders to pursue other investment alternatives with the cash proceeds from the merger.

        As a result of the merger, Retalix will indirectly own the entire equity interest in TCI through Retalix's subsidiaries. If the merger occurs, stockholders other than Retalix and its affiliates will no longer have any equity interest in TCI, and instead will have only the right to receive the cash consideration pursuant to the merger agreement. See "THE MERGER--Payment of Merger Consideration and Surrender of Stock Certificates." Therefore, former stockholders of TCI will not receive any benefits from TCI's business after the merger, nor will they bear the risk of any decrease in the value of TCI after the merger, except that the delivery of the Retalix ordinary shares to the selling investors in the first step stock purchase gives them an indirect interest in the business of TCI. To the extent such selling investors continue to hold Retalix shares, they will indirectly receive the benefits or bear the risks of any change in TCI's business as managed by Retalix.

        After the merger, TCI will deregister its common stock under the Exchange Act. After this deregistration, TCI's officers, directors and the owners of more than 10% of TCI's common stock will no longer be subject to the reporting obligations or short-swing profit provisions of Section 16 of the Exchange Act.

Positions of Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC as to the Fairness of the Merger

        Although Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC were not affiliates of TCI during the negotiation of the stock purchase and merger agreement, they may be deemed to be affiliates of TCI under the SEC rules governing "going private" transactions and are required to express their belief as to the fairness of the merger to the stockholders unaffiliated with TCI. Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC are making the statements included in this subsection solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        While Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC believed the merger to be fair to TCI and its unaffiliated Series A Preferred, Series B Preferred and common stockholders, each of Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the TCI stockholders, and, accordingly, did not negotiate the stock purchase agreement or merger agreement with a goal of obtaining terms that were fair to such stockholders. The TCI stockholders, as described elsewhere herein, were represented by TCI's management, on behalf of the board of directors, which negotiated directly with Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC on their behalf, and obtained a fairness opinion from The Mentor Group. No Retalix entity undertook any formal evaluation of the fairness of the merger or engaged a financial advisor for such purpose, particularly since Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC were not affiliates of TCI at the time of negotiations of the merger agreement. Moreover, Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC did not participate in the deliberations of the TCI board of directors regarding, or receive advice from TCI's legal or financial advisors as to, the fairness of the merger. Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC nonetheless each believes that the terms and conditions of the merger are substantively and procedurally fair to the TCI Series A Preferred, Series B Preferred and common stockholders unaffiliated with Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC or TCI, based on the following factors:

        o The Merger is Procedural Step to Complete Acquisition. The merger is the second step of a two-step, integrated process to acquire TCI. In the first step, the acquisition of the preferred stock held by the selling stockholders, Retalix Holdings Inc. acquired a majority of the equity and a majority of the voting control of TCI. The merger simply completes the acquisition of TCI by Retalix Holdings Inc.

        o Character of Negotiations. The Retalix entities negotiated the acquisition price at arm's-length with TCI's management;

        o Distribution of Acquisition Price. The total acquisition price is to be distributed in accordance with the priorities mandated by TCI's charter requirements. These documents were not subject to negotiation by the Retalix entities and were already established and governing TCI's stockholders;

        o Cash Consideration. The merger consideration will be paid to TCI's stockholders entirely in cash;

        o Purchase Price. Each of Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC believes that the purchase price fairly reflects TCI's revenue levels, future prospects as a standalone company and strength of TCI's product suite;

        o Obligations and Risks Assumed by Selling Stockholders. The stock purchase agreement requires that the selling stockholders escrow 10% of the proceeds paid to them and indemnify Retalix for violations of representations and warranties by TCI and for other circumstances, including a portion of any increases in the consideration paid to public stockholders above the merger consideration. The selling stockholders are also subject to market risk because they hold restricted ordinary shares of Retalix until they are registered for resale, a risk not present for the unaffiliated stockholders, who are receiving cash;

        o Corporate Proceedings by TCI. The stock purchase agreement required the TCI board of directors to approve both steps of the acquisition of TCI by the Retalix entities as an integrated transaction;

        o Opinion of the Mentor Group. Before the TCI board approved the merger, The Mentor Group, the financial advisor to the board, delivered its opinion to the board to the effect that as of the date of that opinion and based upon and subject to the factors and assumptions set forth therein, the consideration in the merger is fair, from a financial point of view, to all of TCI's preferred and common stockholders, including unaffiliated holders individually; and

        o Availability of Appraisal Rights. Any stockholders who are not satisfied with the merger consideration may assert their appraisal rights under the Delaware General Corporation Law.

        Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC evaluated TCI as a whole enterprise, as Retalix Holdings Inc. intends to acquire all outstanding equity interests in TCI. In arriving at aggregate consideration of $34.5 million for all such equity interests, after negotiations on an arm's-length basis with TCI and the selling stockholders, Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC did not separately evaluate TCI's preferred stock and common stock. Rather, Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC relied on the TCI board and management to determine the distribution of proceeds, subject to Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC confirming that the proposed distribution conformed to the priorities mandated by TCI's charter documents and existing agreements examined by the Retalix entities during the due diligence process. The Retalix entities based the purchase price on their own evaluation of the value of TCI as an enterprise, comparable company valuations, TCI's projections (as presented by TCI management, which are included in this proxy statement, and as then confidentially discounted 7% by Retalix as a conservative measure), anticipated synergies to be achieved as a result of the acquisition and other internal discussions. In connection with the transaction, Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC retained service providers to assist in the diligence and negotiation of the transaction, including Sullivan & Worcester LLP to act as their legal counsel, and Citigroup Global Markets Inc. to provide assistance to the Retalix entities relating to the financial due diligence of TCI. Citigroup representatives participated in diligence sessions with TCI management and assisted the Retalix entities' management in reviewing the historical financials results and projections of TCI and evaluating the potential effect the acquisition could have on the combined company's financial results. Citigroup also contacted two TCI customers and assisted the Retalix entities' management with the preparation of a presentation by management to the Retalix board of directors regarding the acquisition. A copy of Retalix management's presentation to the Retalix board of directors is attached as Appendix G. However, Citigroup did not provide any report, opinion or appraisal for Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC, and Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC negotiated the purchase price for the transaction directly with TCI and did not utilize or rely upon the advice of any of its service providers in determining the aggregate consideration for the transaction.

Positions of Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC as to the Purposes, Alternatives, Reasons and Effects of the Merger

        Purposes. The purpose of the merger for the Retalix entities is to acquire all outstanding shares of TCI stock that they do not already own. The merger will allow the Retalix entities to complete their acquisition of all of TCI's equity interests.

        Reasons. Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC believe that they can capitalize on synergies resulting from the combination of TCI and the Retalix entities' operations that will enable TCI to operate as a profitable unit. Additionally, the Retalix entities assign great value to TCI's merchandising and inventory management software solutions and believes these applications complement other applications currently offered by the Retalix entities to their retail grocery and convenience store customers. The acquisition of TCI provides the Retalix entities with additional sales opportunities because it expands the Retalix entities' customer base to include several additional large grocery chains.

        Additionally, TCI will no longer be subject to the reporting requirements of the Exchange Act. This will allow TCI to eliminate the time and significant expense devoted by its management and certain other employees to matters which relate exclusively to being a public reporting company. Although Retalix is a public company, the separate costs previously incurred by TCI as a public company will be reduced significantly, including the additional legal costs, insurance costs, the costs of certain accounting and auditing activities and internal controls, the cost of annual meetings, the cost of preparing, printing and mailing corporate reports and proxy statements to TCI stockholders, the expense of a transfer agent and the cost of investor relations activities.

        These assessments are based upon publicly available information regarding TCI, the Retalix entities' knowledge of TCI and Retalix's experience in investing in or managing public and private companies generally.

        Effects. As a result of the merger, RTLX LLC will merge with and into TCI and cease to exist. TCI will then merge with and into Survivor RTLX LLC and TCI will cease to exist. Retalix Holdings Inc. will continue to own all outstanding membership interests in Survivor RTLX LLC and Retalix Ltd. will continue to own all of the outstanding stock of Retalix Holdings Inc., in each case with no change. These transactions are expected to be tax-free under U.S. federal tax rules to each of the Retalix entities. After the merger, all of assets and liabilities of TCI will be indirectly owned by Retalix through its subsidiaries. If the merger is completed, stockholders other than the Retalix entities will no longer have an equity interest in TCI, will not participate in any of the future earnings growth of TCI and instead will have only the right to receive cash consideration pursuant to the merger agreement. See "THE MERGER--Payment of Merger Consideration and Surrender of Stock Certificates." Similarly, after exchanging their shares in the merger, stockholders of TCI will not bear the risk of any decrease in the value of TCI. If the merger is completed, the Retalix entities, which are consolidated for tax and accounting purposes, will have a 100% interest in the surviving company's net book value and tax attributes after the merger (the use of such tax attributions is subject to certain limitations).

        As a result of the merger, the surviving company will be a privately held corporation and the registration of TCI stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions and the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable.

        If the merger becomes effective, all stockholders (other than Retalix and its subsidiaries and stockholders who properly exercise appraisal rights) will receive $0.132 per share in cash per share of common stock, $0.8409 in cash for each share of Series A Preferred Stock (determined on an as-converted-to-common-stock basis) and $0.7573 in cash for each share of Series B Preferred Stock (determined on an as-converted-to-common-stock basis). This will provide a source of liquidity not otherwise available, and will eliminate the stockholders' exposure to fluctuations in market value of the shares. In addition, it will allow stockholders to pursue other investment alternatives.

The Retalix Entities' Plans for TCI

        Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC presently expect that, following the completion of the merger, the operations and business of TCI will be conducted substantially as they are currently conducted as part of a subsidiary of Retalix. The Retalix entities intend to integrate TCI's business into their existing business and will seek to increase profitability and achieve synergies from the acquisition. The Retalix entities also plan to continue to develop and market TCI's products and services. The Retalix entities have no current plans or proposals that relate to or would result in an extraordinary corporate transaction involving TCI's business, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets. However, the Retalix entities will continue to evaluate TCI's business, operations and assets after the completion of the merger from time to time, and may propose or develop new plans and proposals which they consider to be in the best interests of the Retalix entities and their shareholders.

                                   THE MERGER

        The following is a summary of the material terms and conditions of the merger. The merger agreement is attached as Appendix A and is incorporated herein by this reference. Please read Appendix A in its entirety, since it is the legal document that governs the merger. See also THE MERGER AGREEMENT.

Proposal to be Considered at the Special Meeting

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

        At the effective time of the merger, RTLX LLC, a subsidiary of Retalix Holdings Inc., will merge with and into the TCI (with TCI surviving), followed immediately by the merger of TCI with and into Survivor RTLX LLC, a subsidiary of Retalix Holdings Inc. (with Survivor RTLX LLC surviving). Following the merger, the separate corporate existence of TCI will cease and Survivor RTLX LLC will survive as a wholly-owned subsidiary of Retalix.

        As a result of the merger, each outstanding share of common stock of TCI automatically will be converted into the right to receive $0.132 in cash, each outstanding share of Series A Preferred Stock will be converted into the right to receive $0.8409 in cash (determined on an as-converted-to-common-stock basis) and each outstanding share of Series B Preferred Stock will be converted into the right to receive $0.7573 in cash (determined on an as-converted-to-common-stock basis), without interest, less any applicable withholding taxes, except that:

        o Shares held indirectly by Retalix through its subsidiaries will be cancelled and cease to exist, and no consideration will be paid therefor;

        o       Shares held by TCI will be cancelled without payment; and

        o Shares held by stockholders who properly assert and perfect their appraisal rights under Delaware law will be purchased for their "fair value" as determined under Delaware law. See "THE MERGER - Appraisal Rights."

Voting Rights; Quorum; Vote Required for Approval

        Stockholders of record at the close of business on __________, 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, there were approximately 1,379 holders of record of the common stock and 12,825,459 shares of common stock outstanding. Each share of common stock entitles the holder to cast one vote at the special meeting. Holders of Series A Preferred Stock and Series B Preferred Stock are entitled to vote their shares at the special meeting on an as-converted-to-common-stock basis. On the record date there were two holders of record of Series A Preferred Stock with 5,816,037 shares outstanding, representing a right to vote 13,073,868 common shares on an as-converted-to-common-stock basis, and 44 holders of record of Series B Preferred Stock with 26,653,094 shares outstanding, representing a right to vote 26,653,094 common shares on an as-converted-to-common-stock basis.

        Stockholders may vote either in person at the special meeting or by proxy. However, if your shares are held for you by a bank, broker or other so-called "nominee" holder:

        o you must instruct your broker to vote your shares by following the procedures specified by the nominee for voting and

        o if you want to vote in person at the meeting, you must request a proxy in your name from your bank, broker or other nominee.

        The presence in person or by proxy of the holders of a majority in voting power of the common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. If there is no quorum, business cannot be conducted at the special meeting and the proposal to adopt the merger agreement cannot be voted on. Abstentions and so-called "broker non-votes" (when a broker returns a proxy card but has not indicated the instructions of the beneficial owner of the shares as to how to vote) will be counted for the purpose of establishing a quorum at the special meeting.

        Under Delaware law and TCI's certificate of incorporation, the merger agreement must be adopted by the holders of a majority of the issued and outstanding common stock as well as a majority of the Series A Preferred Stock and Series B Preferred Stock voting on an as-converted-to-common-stock basis, with the preferred stock and common stock voting together as a single class. In addition, the merger agreement must be adopted by 58% of the preferred stock, voting as a single class. Retalix Holdings Inc. owns 73.4% of TCI's common stock on an as-converted-to-common-stock basis and intends to vote in favor of the adoption of the merger agreement unless the conditions to closing set forth in the merger agreement are not met. Therefore, the approval by Retalix Holdings Inc. will be sufficient to approve the merger agreement.

        The merger agreement does not require the approval of a majority of unaffiliated stockholders. Holders of shares of Series A and Series B Preferred Stock are entitled to vote on all matters that are submitted to a vote of the holders of common stock on an as-converted-to-common-stock basis. Abstentions and broker non-votes will count as votes against the adoption of the merger agreement.

Voting and Revocation of Proxies

        All shares of TCI's stock represented by properly executed proxies received by TCI and not revoked prior to or at the special meeting will be voted in accordance with the instructions marked on the proxies. If no instructions are given, the proxy will be voted FOR the proposal to adopt the merger agreement.

        A stockholder may revoke a proxy:

        o By delivering to TCI's corporate secretary at 17752 Skypark Circle, Suite 160, Irvine, California 92614 a later-dated, signed proxy card or a written revocation of the previously returned proxy, on or before the business day prior to the special meeting; or

        o By delivering to TCI a later-dated, signed proxy card or a written revocation prior to the vote at the special meeting;

        o       By attending the special meeting and voting in person; or

        o If a stockholder has instructed a bank, broker or other nominee holder to vote his or her shares, by following the procedure to change a vote specified by the nominee holder.

        Merely attending the special meeting in person will not revoke a proxy without further action. You must take one of the actions specified above to validly revoke a proxy. Revoking a proxy after the vote is taken at the special meeting will have no effect.

        The board is not currently aware of any business to be brought before the special meeting other than the proposal to adopt the merger agreement. However, if other matters are properly presented, the persons named as proxies in the card will have the discretionary authority to vote in accordance with their judgment on any such matters.

Proxy Solicitation

        TCI has not hired a proxy solicitor to solicit proxies or to distribute proxy materials for the special meeting.

        Proxies may be solicited by directors, officers, and employees of TCI (none of whom will receive any additional compensation for such services) in person, by mail, by telephone, telegraph, over the internet or by fax. TCI anticipates that banks, brokers, nominees, custodians and fiduciaries will forward proxy soliciting material to beneficial owners of the preferred stock and common stock and that such persons will be reimbursed by TCI for expenses incurred in doing so.

Structure of the Merger

        The acquisition of TCI has been structured as a stock acquisition followed by a double merger. In the proposed second step, RTLX LLC will merge with and into TCI with TCI as the surviving company, and then TCI will merge with and into Survivor RTLX LLC, with Survivor RTLX LLC surviving as a wholly-owned subsidiary of Retalix Holdings Inc. The purpose of the double merger is to support the tax-free treatment of the Retalix ordinary shares which was paid to the selling stockholders under the stock purchase agreement. Under IRS rules, Retalix and TCI believe that the first step under the stock purchase agreement and second step mergers under the merger agreement are deemed a single transaction for tax purposes. The first merger was structured as a cash merger to provide the stockholders of TCI with a cash payment for all of the shares they hold and to provide a prompt and orderly transfer of ownership to Retalix with reduced transaction costs.

Effective Time of the Merger

        The merger will become effective at the time that articles of merger are accepted for filing by the Secretary of State of the State of Delaware or at such other time as may be agreed by TCI and Retalix. Assuming the stockholders vote to adopt the merger agreement and all other conditions to the merger are satisfied or, to the extent permitted, waived, TCI expects to complete the merger as soon as practicable after the special meeting.

Payment of Merger Consideration and Surrender of Stock Certificates

        Retalix or its designee will act as paying agent for the merger. In the event a paying agent other than Retalix is appointed, immediately after the merger, Retalix will provide such paying agent with the cash necessary to pay the merger consideration to the Series A, Series B and common stockholders of TCI. The paying agent will use these funds solely to pay the merger consideration to those stockholders entitled to receive such payment pursuant to the merger agreement. The paying agent will deliver the merger consideration according to the procedures summarized below.

        Promptly after the merger, the paying agent will mail to all stockholders a letter of transmittal and instructions advising you how to surrender your stock certificates in exchange for the merger consideration. Upon surrender of your stock certificates, together with a properly completed letter of transmittal and any other items specified by the letter of transmittal, the paying agent will pay to you the applicable per share merger consideration and your stock certificates will be canceled. No interest will accrue or be paid on the merger consideration, regardless of any delay in payment. In addition, all cash payments made in connection with the merger will be reduced by any applicable withholding taxes.

        If your stock certificates have been lost, mutilated or destroyed, you may deliver to the paying agent an affidavit and indemnity bond (in form and substance, and with surety, reasonably satisfactory to Retalix) instead of your stock certificates.

        If you want any part of the merger consideration to be paid to someone else, your stock certificates must be properly endorsed, or otherwise in proper form for transfer, and you must pay to the paying agent any transfer or other taxes relating to the transfer, or establish to the satisfaction of TCI that the taxes have been paid or are not required to be paid.

        Please do not forward your stock certificates to the paying agent without a letter of transmittal, and do not return your stock certificates with the enclosed proxy card.

        At and after the merger, you will cease to have any rights as a stockholder of TCI, except for the right to surrender your stock certificates, according to the procedures described in this section, in exchange for the merger consideration or, if you properly assert and perfect your appraisal rights, the right to receive the "fair value" of your shares as determined under Delaware law. At the effective time of the merger, TCI's stock ledger with respect to shares of TCI stock that were outstanding prior to the merger will be closed and no further registration of transfers of these shares will be made.

Source of Merger Funding

        Retalix intends to fund the merger, including fees, expenses and transaction costs, from cash on hand and working capital.

Interests of Certain Persons in the Merger; Potential Conflicts of Interest

        In considering the recommendations of the board of directors, you should be aware that Retalix and certain of TCI's executive officers and directors may have interests in the transaction that are different from, or are in addition to, the interests of TCI's stockholders generally.

        Retalix and its Affiliates. As of the date of this proxy statement, Retalix and its affiliates hold the following interests in TCI:

        o Retalix owns more than 97% of TCI's outstanding Series A and Series B Preferred Stock, which constitutes 38,570,998 shares of common stock of TCI on an as-converted-to-common-stock basis, or approximately 73.4% of the outstanding shares of TCI.

        o Barry Shaked, who was appointed as a director of TCI on April 15, 2005, is the founder, President, Chief Executive Officer and Chairman of the Board and a 5.2% stockholder of Retalix. Mr. Shaked also holds options to purchase a total of up to 425,000 additional Retalix ordinary shares. Because of these relationships, Mr. Shaked may be deemed to have an indirect material interest in the merger. Mr. Shaked does not directly own any TCI stock.

        o Danny Moshaioff, who was appointed to the TCI board on April 15, 2005, is an executive officer of Retalix. TCI does not believe that Mr. Moshaioff, who does not directly own any TCI stock, may be deemed to have an indirect material interest in the merger because of these relationships.

        o Eli Spirer, who was appointed to the TCI board on April 15, 2005, is an officer of Retalix Holdings Inc., a wholly-owned subsidiary of Retalix. Retalix does not consider Mr. Spirer to be an affiliate of Retalix, and TCI does not believe that Mr. Spirer, who does not directly own any TCI stock, may be deemed to have an indirect material interest in the merger because of these relationships.

Changes in Compensatory Arrangements Resulting from the Retalix Transactions

        On October 27, 2004 TCI had commenced a tender offer pursuant to which it offered to exchange all outstanding options granted to its employees and directors under TCI's 1993 Equity Incentive Plan, 1993 Non-Employee Directors' Stock Option Plan, 2001 Equity Incentive Plan and 2001 Non-Employee Directors' Stock Option Plan for new options TCI planned to grant under its 2001 Equity Incentive Plan and 2001 Non-Employee Directors' Stock Option Plan. New options issued pursuant to the tender offer would have vested according to the same schedule as the old options which were tendered by holders. Prior to the negotiation of the merger, TCI had planned to issue the new options on or about May 30, 2005.

        In February 2005, TCI's board considered that a change of control of TCI could occur before new options were to be issued pursuant to the exchange offer. The board determined that, in lieu of the exchange, a bonus be paid to all employees and directors who surrendered their options. The bonus would be payable upon the closing of the change of control transaction in an amount equal to $0.132 per common share vested through the date of the change of control, less a $0.0075 exercise price. Each director abstained from voting on his own compensation.

        Pursuant to the stock purchase agreement, options which had been tendered in the tender offer and would have been vested as of April 1, 2005 were paid a cash bonus equal to the number of option shares multiplied by the difference between $0.132 per share and $0.0075 per share. Options which had been tendered in the tender offer but would have been unvested as of April 1, 2005 were treated as unvested and no consideration was paid for such options.

        In the acquisition, all outstanding stock options were treated as follows:

        o All vested stock options were cancelled in return for a cash payment equal to the number of vested option shares multiplied by the difference between $0.132 per share and the "deemed exercise price" of $0.0075 per share. Pursuant to this cancellation and payment, Mr. Jacobs, who served as TCI's Chief Executive Officer until July 1, 2004 and as a director of TCI until April 15, 2005, received $293,499, Mr. Butler received $622,466, Mr. Raynor received $3,871, Mr. Gardner received $3,122, Mr. Koulogeorge received $6,119 Mr. Houlihan received $3,122, and Chief Financial Officer Stephen P. DeSantis received $129,090. Because the transaction was deemed a liquidation event, Mr. Butler's employment contract stipulated that all of his unvested options would immediately vest. These vested options were included in the amount received by Mr. Butler pursuant to the cancellation and payment. None of Mr. Raynor, Mr. Houlihan, Mr. Koulogeorge or Mr. Gardner held any unvested options. Mr. Jacobs held 246,793 unvested options which were cancelled without payment of any consideration.

        o All unvested stock options were cancelled without payment of any consideration.

        o TCI agreed to make these payments to the employees and directors of TCI in exchange for their options and to pay severance to certain employees upon their termination in order to recognize the efforts of TCI's employees and to ensure a smooth transition upon the change of control of TCI. In an effort to treat holders of options for shares of TCI's common stock the same as the other holders of TCI's common stock, TCI made payments to these option holders in the same amount as they would have been entitled to as holders of common stock under the merger agreement.

Employment and Severance Arrangements for Certain Executive Officers

        Following the merger, Mr. Butler and Mr. DeSantis agreed to continue serving TCI in their present positions pursuant to their existing employment agreements. Mr. Butler's employment agreement took effect July 1, 2004 and continues indefinitely until terminated. Mr. DeSantis' employment agreement took effect January 1, 2003 and continues through June 30, 2005. Mr. Butler's employment agreement is publicly available as Exhibit 10.13 to TCI's quarterly report on Form 10-QSB filed with the Securities and Exchange Commission on August 13, 2004. Mr. DeSantis' employment agreement is publicly available as Exhibit 10.7 to TCI's annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004. The agreements provide for:

        o Annual base salaries in the amounts of $300,000 for Mr. Butler and $175,000 for Mr. DeSantis which are reviewed annually by our Compensation Committee. Mr. DeSantis' annual base salary was increased to $195,000 on January 1, 2005.

        o Participation in our bonus plan, established each year by our Compensation Committee for management employees.

        o       Mr. DeSantis receives $500,000 in term life insurance.

        o Fully paid health insurance for the employee and the employee's immediate family.

        o       Director and officer insurance coverage.

        o Customary provisions relating to confidentiality, noncompetition, proprietary rights and dispute resolution.

        In connection with the transactions with Retalix, Mr. Butler and Mr. DeSantis entered into amended severance arrangements with TCI. Any severance costs to be paid pursuant to these supplemental severance agreements will be paid by Retalix or its subsidiaries. The terms of the severance agreements are as follows:

        o David R. Butler Mr. Butler was to be entitled to a severance payment equal to twelve months' salary, as well as twelve months continued benefits, beginning April 1, 2006, provided that Mr. Butler remained employed by TCI through April 1, 2006 or was terminated without cause (as defined in his employment agreement with TCI) prior to April 1, 2006 (in which case he would receive such severance amounts upon his termination). If Mr. Butler resigned prior to April 1, 2006 or was terminated for cause, then Mr. Butler would not be entitled to the severance and benefits described above. Mr. Butler was also to be entitled to a bonus of $75,000 if he remained employed through June 30, 2005. Though still employed by TCI, Mr. Butler resigned as Chief Executive Officer on June 30, 2005 and became eligible for the $75,000 bonus, which is payable upon completion of the merger. Payments under the above-described severance arrangement are intended to be in lieu of, and not in addition to, payments and benefits Mr. Butler would otherwise be entitled to under his employment agreement.

        o Stephen P. DeSantis. Mr. DeSantis was to be entitled to a severance payment in the amount of twelve months' salary and twelve months continued benefits, plus a pro-rated bonus beginning June 30, 2005, provided that Mr. DeSantis remained employed by the Company through June 30, 2005. Mr. DeSantis was to be entitled to a bonus of $39,000 if he remained employed through June 30, 2005. Mr. DeSantis resigned his full-time employment with TCI on June 30, 2005 and became eligible for the $39,000 bonus. He will remain employed part time until the merger is completed. Payments under the above-described severance arrangement are intended to be in lieu of, and not in addition to, payments and benefits Mr. DeSantis would otherwise be entitled to under his employment agreement.

Sales of TCI Preferred Stock in the Acquisition by Affiliates of Former
Directors

        The following former directors of TCI, all of whom resigned on April 15, 2005, were affiliated with certain selling stockholders in Retalix's April 1, 2005 acquisition of Series A and Series B Preferred Stock. The acquisition has already been completed, is not part of the merger and will not be subject to a stockholder vote at the special meeting.

        Mr. Houlihan is the managing director of InnoCal Management II, L.P., the general partner of InnoCal II, L.P., a selling stockholder in the acquisition. Because of these relationships Mr. Houlihan may be deemed to have had an indirect material interest in the acquisition.

        Mr. Raynor is the managing member of Argentum Investments, L.L.C., which is general partner of TCI ACPII Limited Partners, L.P. and the managing member of Argentum Partners II, L.L.C., which in turn is general partner of Argentum Capital Partners II, L.P. Mr. Raynor is also the chairman of B.R. Associates, Inc., which is the general partner of Argentum Capital

Partners, L.P. Mr. Raynor had voting and investment control over Guarantee & Trust Co., TTEE Daniel Raynor, which was his individual retirement account, and has voting and investment control over CGM IRA Custodian FBO Daniel Raynor, which is his current individual retirement account and which now holds the consideration received by TTEE Daniel Raynor GTC IRA under the stock purchase agreement. Because of these relationships Mr. Raynor may be deemed to have had direct and indirect material interests in the acquisition.

        Mr. Gardner is a director of Blue Chip Venture Company, Ltd., which is the general partner of Blue Chip Capital Fund IV Limited Partnership, which was a selling stockholder in the acquisition. Because of these relationships Mr. Gardner may be deemed to have had an indirect material interest in the acquisition.

        Mr. Koulogeorge was a selling stockholder in the acquisition and is the managing member of First Analysis Management Company IV L.L.C., which in turn is the general partner of Productivity Fund IV Advisors Fund, L.P. and Productivity Fund IV, L.P. Mr. Koulogeorge was also the managing director of First Analysis Corporation, the managing member of First Analysis IEPEF Management Company, III, L.L.C., which is the managing member of Infrastructure and Environmental Private Equity Management, L.L.C., which in turn is the general partner of Environmental & Information Technology Private Equity Fund III and Infrastructure & Environmental Private Equity Fund III, L.P. Because of these relationships, Mr. Koulogeorge may be deemed to have had direct and indirect material interests in the acquisition.

        Indemnification and Insurance. TCI's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers to the fullest extent permitted by Delaware law. TCI also maintains directors' and officers' liability insurance for the benefit of such persons. Prior to the acquisition, TCI entered into indemnification agreements with each of the following directors and executive officers: Mark Koulogeorge, Daniel Raynor, Todd G. Gardner, James E. Houlihan, III, David R. Butler, Stephen P. DeSantis and Lance C. Jacobs. The purpose of these agreements was to provide an additional layer of protection to the directors and certain executive officers of TCI prior to the merger. Under the indemnification agreements, TCI has agreed to indemnify the named director or executive officer to the fullest extent permitted by law if such director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such director or officer believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that such director or officer is or was or may be deemed a director, officer, stockholder, employee, controlling person, agent or fiduciary of TCI. See also "THE MERGER AGREEMENT-Indemnification."

Intent to Vote; Recommendations

        Intent to Vote.

        o To TCI's knowledge, Retalix and each of TCI's executive officers and directors intend to vote all shares of TCI stock they beneficially own, or have proxy authority to vote, in favor of the merger agreement.

        o The TCI board unanimously recommends that you vote FOR the merger agreement.

Estimated Fees and Expenses of the Merger

        Whether or not the merger is completed, all fees and expenses incurred in connection with the merger will generally be paid by the party incurring those fees and expenses, except that Retalix has agreed to cover the first $150,000 of TCI's legal and other expenses incurred in connection with the merger. All expenses incurred by TCI in connection with the merger above $150,000 will be deducted from the funds held in escrow and thus will reduce the funds payable to the selling stockholders under the first step stock purchase. Any such expenses will not be deducted from the merger consideration payable to the public stockholders. See "THE MERGER AGREEMENT--Expenses." The estimated total fees and expenses to be incurred by TCI in connection with the merger are as follows:


Description                                     Amount     Responsible Party          Notes
-----------                                     ------     -----------------          -----

Legal fees and expenses..................
Depositary fees and expenses.............
Securities and Exchange Commission
  filing fee.............................         $514.19         TCI
Printing and mailing costs...............      $10,000.00         TCI
Miscellaneous expenses...................
TOTAL....................................


        Except as set forth herein, neither TCI nor Retalix will pay any fees or commission to any broker, dealer or other person for soliciting proxies pursuant to the merger. TCI has retained American Stock Transfer and Trust Company to act as depositary in connection with the merger. The depositary will receive reasonable and customary compensation for its services in connection with the merger, plus reimbursement for out-of-pocket expenses, and TCI will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

        Legal fees and other expenses incurred by or on behalf of TCI and Retalix and their affiliates in connection with the merger will be paid by the party incurring the expense, subject to the agreement by Retalix to cover the first $150,000 of expenses as noted above.

        The expense of soliciting proxies from stockholders as well as preparing and mailing the notice of special meeting, the proxy statement and the proxy card will be paid by TCI.

Appraisal Rights

        If the merger is completed, holders of the stock of TCI who follow the procedures set forth below will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law.

        Delaware law entitles the holders of record of shares of TCI stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of those shares, without taking into account the merger, as determined by the court. The "fair value" could be greater than, less than or the same as the merger consideration offered by Retalix.

        In order to exercise these rights, a stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of the material provisions of Section 262, a copy of which is attached as Appendix D to this proxy statement. Stockholders should carefully review Section 262 as well as the information discussed below.

        Any stockholder who wishes to exercise appraisal rights under Section 262 must do all of the following:

        o The stockholder must deliver to TCI a written demand for appraisal of shares of the TCI stock held, which demand must reasonably inform TCI of the identity of the stockholder and the demand appraisal, before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to, and separate from, any proxy or vote against the merger agreement. Voting against, abstaining from voting or failing to vote on the merger agreement will not constitute a valid demand for appraisal within the meaning of
                Section 262.

        o The stockholder must not vote in favor of adopting the merger agreement. Failing to vote or abstaining from voting will satisfy this requirement. However, a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify an abstention or a vote against adoption of the merger agreement, will constitute a vote in favor of the merger agreement and thereby waive the stockholder's right of appraisal and nullify any previously delivered written demand for appraisal.

        o The stockholder must continuously hold the shares of record until the completion of the merger.

        All written demands for appraisal must be addressed to TCI Solutions, Inc., 17752 Skypark Circle, Suite 160, Irvine, California 92614, Attention:
Investor Relations, and be received before the vote is taken on the merger agreement at the special meeting. The demand must reasonably inform TCI of the identity of the stockholder and that the stockholder is demanding appraisal of his, her or its shares of TCI stock.

        The written demand for appraisal must be executed by or for the record holder of shares of the TCI stock, fully and correctly, as the holder's name appears on the certificate(s) for their shares. If the shares of TCI stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

        A beneficial owner of shares of the TCI stock held in "street name" who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. Shares of TCI stock held through brokerage firms, banks and other nominee holders are frequently deposited with and held of record in the name of a nominee of a central security depository such as Cede & Co. Any beneficial owner desiring appraisal who holds shares of stock through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record holder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares which may be the nominee of a central security depository if the shares have been so deposited.

        A record holder, such as a bank broker, fiduciary, depository or other nominee, who holds shares of the TCI stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of the shares as to which the person is the record owner. In that case, the written demand must set forth the number of shares of TCI stock covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of TCI stock outstanding in the name of the record owner.

        Within ten days after the merger, TCI will give written notice of the date of the completion of the merger to each stockholder of TCI who has properly demanded appraisal and satisfied the requirements of Section 262, referred to as a dissenting stockholder. Within 120 days after the completion of the merger, TCI or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of TCI stock that are held by all dissenting stockholders. TCI is under no obligation, and has no present intention, to file such a petition. Accordingly, it is the obligation of the stockholders of TCI seeking appraisal rights to initiate all necessary actions to perfect appraisal rights within the time prescribed by
Section 262.

        If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and will determine the fair value of the shares of TCI stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the court shall take into account all relevant factors. The Delaware Supreme Court has stated, among other things, that "proof of value by any techniques or methods which are generally acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy may or may not be, depending on the factual circumstances, the stockholder's exclusive remedy in connection with transactions such as the merger. The court may determine fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of TCI stock entitled to appraisal.

        From and after the completion of the merger, no dissenting stockholder shall have any rights of a stockholder with respect to that holder's shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions, including the special distribution, on the holder's shares of TCI stock, if any, payable to the stockholders of TCI of record as of a time prior to the completion of the merger. If a dissenting stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal within 60 days after the completion of the merger or subsequently with the written approval of the surviving company, or, if no petition for appraisal is filed within 120 days after the completion of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration. Once a petition for appraisal is filed with the Delaware court, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court.

        There are no provisions made by TCI to grant unaffiliated security holders access to the corporate files of TCI or to obtain counsel or appraisal services at the expense of TCI or Retalix or its subsidiaries.

        If you wish to exercise your appraisal rights, you must not vote in favor of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the Delaware General Corporation Law. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of these rights.

Material U.S. Federal Income Tax Consequences

        TCI. The following is a summary of certain United States federal income tax consequences of the acquisition relevant to beneficial holders of TCI stock whose shares are converted into cash in the merger and who did not either already own Retalix ordinary shares (directly or by attribution) or acquire Retalix ordinary shares pursuant to the stock purchase agreement, in which case special tax rules may apply. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of TCI stock. The discussion is based on current provisions of the Internal Revenue Code of 1986 (the "Code"), existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of TCI stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with TCI or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of TCI stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws. We do not expect either the stock purchase or the mergers to result in the recognition of taxable gain or loss for TCI.

        The April 1, 2005 stock purchase and the merger, viewed together, should constitute a "reorganization" within the meaning of Section 368(a) of the Code. This means that for tax purposes, all of the stockholders of TCI, both institutional and public, will be treated equally, but the form of consideration received (either stock or cash), will be treated differently for tax purposes. The receipt of Retalix ordinary shares in exchange for TCI stock should not result in the recognition of taxable gain or loss for the selling stockholders. However, any cash payments received in exchange for TCI stock by any stockholder of TCI, including selling stockholders and public stockholders, pursuant to the merger and the stock purchase will result in the recognition of gain or loss measured by the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered for cash pursuant to the merger or the stock purchase agreement, as applicable. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a beneficial holder's holding period for such shares is more than 12 months at the time of completion of the merger, as the case may be. This difference in tax treatment depending on whether the consideration received consisted of (i) Retalix ordinary shares and cash (in the case of the selling stockholders) or
(ii) solely cash (in the case of public stockholders) was not the reason the board undertook this transaction at this time. See "SPECIAL FACTORS - Background of the Merger" and "SPECIAL FACTORS - Position of TCI as to the Fairness of the Merger."

        Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder's own tax advisor as to the particular tax consequences to such beneficial holder of the merger, including the application and effect of state, local and other tax laws.

        Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC. We do not expect either the stock purchase or the mergers to result in the recognition of taxable gain or loss for Retalix, Retalix Holdings Inc., RTLX LLC or Survivor RTLX LLC.

Certain Legal Matters

        General. Except as described in this section, neither TCI nor Retalix is aware of any license or regulatory permit that appears to be material to the business of TCI that might be adversely affected by the merger, nor are they aware of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority required for the merger to occur that is not described in this proxy statement. Should any such approval or other action be required, Retalix and TCI presently contemplate that such approval or other action will be sought, except as described below under State Anti-Takeover Statutes. While Retalix does not presently intend to delay the merger pending the outcome of any such matter (unless otherwise described in this proxy statement), there can be no assurance:

        o that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions;

        o that failure to obtain the approval or other action might not result in consequences adverse to TCI's business; or

        o that there might be conditions to obtaining a required approval or action, including, without limitation, the divestiture of certain parts of TCI's business.

        See "THE MERGER AGREEMENT-Conditions to the Merger," below, for certain conditions to the merger, including conditions with respect to governmental actions.

        State Anti-Takeover Statutes. A number of states have adopted laws and regulations that purport to apply to attempts to acquire corporations that are incorporated in those states, or whose business operations have substantial economic effects in those states, or which have substantial assets, security holders, employees, principal executive offices or principal places of business in such states. In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover statute, which, as a matter of state securities law, made certain corporate acquisitions more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and in particular with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquirer from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there.

Regulatory Filings and Approvals

        TCI does not believe that any material federal or state regulatory approvals, filings or notices are required by it in connection with the merger, except for the filing of this proxy statement and a Schedule 13E-3 with the Securities and Exchange Commission and a filing of a certificate of merger with the Delaware Secretary of State.

                              THE MERGER AGREEMENT

        The following is a summary of certain provisions of the merger agreement not discussed elsewhere in this proxy statement. The merger agreement is attached as Appendix A hereto and is incorporated herein by this reference. The merger agreement may be examined and copies may be obtained in the manner and at the places set forth in the sections entitled "OTHER MATTERS--Available Information" and "OTHER MATTERS--Information Incorporated by Reference."

Representations and Warranties

        In the merger agreement, TCI has made customary representations and warranties with respect to, among other things:

        o       corporate existence and power;

        o       corporate authorizations;

        o the accuracy of information supplied to the Securities and Exchange Commission in connection with the merger; and

        o receipt of the opinion of The Mentor Group to the effect that, as of the date of such opinion, the consideration to be received by the holders of TCI stock in the merger is fair from a financial point of view to the holders of TCI common stock, and delivery of such opinion to Retalix.

        Each of Retalix, Retalix Holdings Inc., Survivor RTLX LLC and RTLX LLC has made customary representations and warranties with respect to, among other things:

        o       corporate or limited liability company existence and power; and

        o       corporate or limited liability company authorizations.

Conditions to the Merger

        The respective obligations of Retalix and its subsidiaries and TCI to effect the merger are subject to the satisfaction or valid waiver of each of the following conditions:

        o approval by holders of a majority of outstanding common stock and preferred stock of TCI (voting on an as-converted-to-common-stock basis);

        o no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the completion of the merger; and

        o the parties shall have performed in all material respects all of their obligations and shall have delivered to each other certificates signed by appropriate officers confirming such compliance.

Amendments

        The merger agreement may be amended only by an instrument in writing signed by Retalix and TCI stating that it constitutes an amendment to the merger agreement.

Waiver

        Retalix may, with respect to TCI or any stockholder of TCI, and TCI may, with respect to Retalix, Retalix Holdings Inc., RTLX LLC or Survivor RTLX LLC
(a) extend the time for the performance of any of its obligations or other acts,
(b) waive any inaccuracies in its representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of its agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Options and Warrants

        Each TCI stock option was cancelled upon the closing of the stock purchase agreement. Pursuant to the merger agreement, TCI shall cause each warrant outstanding at the effective time of the merger to terminate without liability to Retalix and its subsidiaries.

Interim Operations

        Pursuant to the merger agreement, during the period from the date of the merger agreement to the effective time of the merger, TCI has agreed that it shall conduct its business in the ordinary course consistent with past practices and shall use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. During such period, TCI has agreed not to take any of the following actions:

        o       adopt or propose any change in its corporate charter or bylaws;

        o merge or consolidate with any other person or acquire a material amount of assets of any other person;

        o sell, lease, license, mortgage, encumber or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practices;

        o effect any direct or indirect redemption, purchase or other acquisition of any securities of TCI, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any securities of TCI;

        o issue any securities of TCI or amend any term of any TCI option plan or any outstanding option;

        o incur any indebtedness for money borrowed or guarantee any indebtedness of any other person or release or cancel any material indebtedness or claim;

        o settle any claim, action or proceeding, except in the ordinary course of business consistent with prior practice;

        o       agree or commit to do any of the foregoing; or

        o during such time as Retalix's or Retalix Holdings Inc.'s affiliates do not control the TCI board of directors, TCI will not (i) take or agree or commit to take any action that would make any representation and warranty made by TCI under the merger agreement or by sellers under the stock purchase agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the effectiveness of the merger or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

Access to Information

        From the date of the merger agreement until the effectiveness of the merger, TCI shall:

        o give Retalix, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records of TCI;

        o furnish to Retalix, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to TCI as such persons may reasonably request; and

        o instruct the employees, counsel and financial advisors of TCI to cooperate with Retalix in its investigation of TCI.

Notices of Certain Events; Continuing Disclosure

        TCI will promptly notify Retalix of:

        o any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement;

        o any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the merger agreement; and

        o any actions, suits, claims, investigations or proceedings commenced or, to TCI's knowledge, threatened against, or relating to or involving or otherwise affecting TCI or that relate to the completion of the transactions contemplated by the merger agreement.

        Until the effectiveness of the merger, TCI shall have the continuing obligation promptly to advise Retalix with respect to any matter arising or discovered after the execution of the merger agreement that, if existing or known at the date of the merger agreement, would have been required to be set forth or described in a schedule to the merger agreement, or that constitutes a breach or prospective breach of the merger agreement by TCI.

Compensation

        TCI agreed not to enter into or modify any consulting, employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which TCI is obligated under arrangements existing on the date hereof.

Consents

        TCI will use commercially reasonable efforts to obtain all third party consents required to complete the merger, and make all filings with governmental entities, required with respect to the completion of the merger.

Stockholder Approval; Other Covenants

        TCI agreed to take all action necessary in accordance with the Delaware General Corporation Law and TCI's certificate of incorporation and bylaws to convene the special meeting as promptly as possible to vote upon the merger agreement. TCI also agreed to include in this proxy statement a statement that TCI's board recommends approval and adoption of the merger agreement. TCI's board will cause TCI to use its reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement and cause TCI to use its reasonable best efforts to secure stockholder approval. We also agreed to prepare and file this proxy statement at the earliest practicable date. Retalix and TCI agreed to cooperate with each other in the preparation of this proxy statement, and we agreed to notify Retalix of the receipt of any related comments or requests of the Securities and Exchange Commission. We also agreed with Retalix to promptly respond to the Securities and Exchange Commission and give Retalix the opportunity to review our responses and to mail this proxy statement as promptly as practicable after clearance by the Securities and Exchange Commission.

        Each of Retalix and TCI also agreed to obtain prior written agreement of the other before disseminating any press release or other announcement concerning the merger agreement to any third party. In addition, each of the parties to the merger agreement agreed to use its reasonable best efforts to cause the acquisition of preferred shares by Retalix Holdings Inc. in the first step and the merger taken together to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Other Acquisition Proposals

        Until the effectiveness of the merger or the merger agreement is terminated, neither TCI nor any of its respective officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors may directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal,
(ii) enter into, continue or participate in any discussions or negotiations with, furnish any information relating to TCI or afford access to the business, properties, assets, books or records of TCI to, otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by any third party to do or seek to make, or that has made an acquisition proposal, (iii) approve, endorse or recommend any acquisition proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal.

        Notwithstanding the foregoing, the TCI board, directly or indirectly through advisors, agents or other intermediaries, may:

        o engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide Acquisition Proposal that the TCI board reasonably determines (after consultation with TCI's financial advisor) constitutes a Superior Proposal (as defined below);

        o furnish to such third-party nonpublic information relating to TCI or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to TCI than those contained in the existing confidentiality agreement with Retalix;

        o take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to them;

        o following receipt of such an Acquisition Proposal, withdraw, modify in a manner adverse to Retalix, or fail to make a recommendation as to the advisability of the merger; and/or o take any action ordered to be taken by TCI by any court of competent jurisdiction if, in each case:

        o neither TCI nor any representative of Company shall have violated any of the restrictions described above under "Stockholder Approval; Other Covenants";

        o the board of TCI determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to TCI's stockholders under applicable law;

        o prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, TCI gives Retalix written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of TCI's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and TCI receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to TCI's confidential information as the confidentiality agreement executed with Retalix;

        o gives Retalix prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than one business day prior to furnishing such information or entering into such discussions); and

        o contemporaneously with furnishing any such nonpublic information to such person or group, TCI furnishes such nonpublic information to Retalix (to the extent such nonpublic information has not been previously furnished by TCI to Retalix).

        TCI agreed to immediately cease any and all existing activities, discussions or negotiations with any parties conducted before the execution of the merger agreement with respect to any Acquisition Proposal, and to use its reasonable best efforts to cause any such parties in possession of confidential information about TCI that was furnished by or on behalf of TCI to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

        In addition to the obligations of TCI set forth above, TCI as promptly as reasonably practicable agreed to advise Retalix orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which TCI reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or group making any such Acquisition Proposal or inquiry. TCI agreed to keep Retalix informed as promptly as reasonably practicable of any amendments of any such Acquisition Proposal or inquiry.

        An "Acquisition Proposal" means any written offer or proposal by a third party, other than Retalix, Retalix Holdings Inc., Survivor RTLX LLC and RTLX LLC or any affiliate thereof, relating to any of the following:

        o any acquisition or purchase from TCI by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of TCI or any tender offer or exchange offer that if completed would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of TCI or any merger, consolidation, business combination or similar transaction involving TCI pursuant to which the stockholders of TCI immediately preceding such transaction would hold less than 85% of the equity interests in the surviving or resulting entity of such transaction;

        o any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of TCI;

        o       any liquidation or dissolution of TCI; or

        o any other transaction the completion of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the transactions contemplated by the merger agreement.

Confidentiality

        Prior to the effectiveness of the merger and after any termination of the merger agreement, TCI and Retalix and its subsidiaries agreed to hold, and to use their best efforts to cause their respective affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning one party furnished to the other parties or their affiliates (and their respective advisors) in connection with the transactions contemplated by the merger agreement, subject to certain exceptions.

        If the merger agreement is terminated, each party has agreed to and will use their best efforts to cause their respective affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other, upon request, all tangible documents and other materials, and all copies thereof, obtained by such parties or their affiliates or on their behalf concerning the other party in connection with the merger agreement that are subject to such confidence.

Indemnification

        The merger agreement provides that, at all times after the effectiveness of the merger, the surviving entity shall fulfill and honor the obligations of TCI pursuant to the indemnification provisions in TCI's certificate of incorporation and bylaws existing as in effect on the date hereof with respect to TCI's directors and officers.

Vote

        At the stockholder meeting of TCI, Retalix Holdings Inc. has agreed to vote all of its capital stock in favor of the merger.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the stockholders have adopted the merger agreement:

        o By mutual written consent of TCI, the Sellers' Committee (as defined therein) and Retalix;

        o By either Retalix or TCI, if any court of competent jurisdiction or any state or federal governing body has issued a final and non-appealable order, decree or ruling or taken any other action restraining or otherwise prohibiting the merger; or

        o By TCI, if, prior to the adoption of the merger agreement at the stockholders' meeting of TCI, the board of TCI shall have approved, and TCI shall enter into, a letter of intent, term sheet or a definitive agreement providing for the implementation of a Superior Proposal; but only if prior to termination by TCI:

                o TCI is not then in breach of the provisions of the merger agreement summarized under "Stockholder Approval; Other Covenants;"

                o TCI's board shall have authorized TCI, subject to complying with the terms of the merger agreement, to enter into a letter of intent, term sheet or definitive agreement concerning a transaction that constitutes a Superior Proposal and TCI shall have notified the Retalix in writing that it intends to enter into such a letter of intent, term sheet or definitive agreement;

                o       during the ten business day period after TCI's notice:

                        o TCI shall have offered to negotiate with, and, if accepted, negotiated in good faith with, Retalix to attempt to make such adjustments in the terms and conditions of the merger agreement as would enable TCI to proceed with the merger; and

                        o the board of directors of TCI shall have concluded, after considering the results of such negotiations and the revised proposals made by Retalix, if any, that any Superior Proposal giving rise to TCI's notice continues to be a Superior Proposal;

                o such termination is within five business days following the ten business day period referred to above; and

                o no termination will be effective unless TCI shall simultaneously make the payment of the termination fee described below.

        o       By Retalix, if TCI's board:

                o shall have withdrawn or modified in a manner adverse to Retalix, Retalix Holdings Inc., RTLX LLC or Survivor RTLX LLC its approval or recommendation of the merger agreement or the transactions contemplated thereby;

                o       shall have recommended an Acquisition Proposal; or

                o shall have adopted any resolution to effect any of the foregoing.

        A "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of TCI stock on terms that the board of TCI determines in good faith by a majority vote, after taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to TCI's stockholders than as provided hereunder.

Termination Fee

        TCI must pay Retalix $2,000,000 if the merger agreement is terminated by TCI or by Retalix other then in the first two situations described above under "Termination." Any payment of this amount will be made concurrently with the termination of the merger agreement.

Expenses

        Except as disclosed in this proxy statement, each party will bear its own costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with the merger agreement and the transactions contemplated hereby. None of the costs and expenses of TCI or Retalix in completing the merger will reduce the merger consideration payable to the public stockholders.

                              INFORMATION ABOUT TCI

Business

        TCI is a Delaware corporation founded in 1982. We provide retailers with enterprise solutions consisting of mission-critical software applications and specialized professional services. Our software enables retailers to quickly and accurately execute strategic business decisions in the areas of merchandise planning and optimization, merchandise management and store operations. Our architecture and enterprise data repository provide a powerful and flexible foundation that can automate and support electronic data exchange throughout the enterprise and retail supply chain.

        Our principal corporate office is located at 17752 Skypark Circle, Suite 160, Irvine, California 92614 and our principal development and support facility is located at 5210 E. Williams Circle, Suite 300, Tucson, Arizona 85711. Our website address is www.tcisolutions.com, which website address is provided for reference only and not a part of this proxy statement.


Our Evolution

        From 1982 until 1995, we grew to become a leading provider of store-level solutions to the grocery industry. In 1996, we expanded our strategy and extended our solutions offering to include corporate headquarters. Our strategy was to leverage our 15-year history and retail industry expertise to develop TCI Retail(TM), a merchandising enterprise product line. TCI Retail enables retailers to quickly and accurately execute strategic business decisions in the areas of merchandise planning and optimization, merchandise management and store operations.

        We dedicated the next five years to creating an architecture and enterprise data repository providing a powerful and flexible foundation that can automate and support electronic data exchange throughout the enterprise and supply chain. Our goal is to become the architectural hub and infrastructure that retailers utilize to manage their enterprise technology.

        For the past four years, we have continued to broaden and advance TCI Retail with additional modules and functionality. These efforts were primarily funded through $13.3 million of capital raised from both new and existing investors from the sale of Series B Preferred Stock in late 2001 and early 2002.

        Our historical presence has been in grocery retail. Over the next few years, subject to the guidance and management of Retalix if the merger is approved, we plan to continue to extend our presence in other retail segments and solidify ourselves as one of the top retail solution providers. Our investments will expand our core mission-critical applications in the areas of execution, demand intelligence and collaboration.

        On April 1, 2005, Retalix Ltd., through its wholly owned subsidiary Retalix Holdings Inc., purchased substantially all of our outstanding Series A Preferred Stock and Series B Preferred Stock for an aggregate purchase price of $30,035,148, consisting of 715,730 ordinary shares of Retalix Ltd. valued at $17,177,520 and $12,857,648 in cash which was paid to certain selling stockholders pro rata. The acquisition resulted in Retalix Ltd. beneficially owning, in excess of 73% of our outstanding voting stock (calculated on an as-converted-to-Common-Stock basis), and specifically, 99.8% of the outstanding Series A Preferred Stock and 95.8% of the outstanding Series B Preferred Stock. Also on April 1, 2005, we entered into an agreement and plan of merger with Retalix Ltd., Retalix Holdings Inc. and certain subsidiaries of Retalix Holdings Inc. under which we would be merged with and into a subsidiary of Retalix Holdings Inc. and all outstanding common stock and preferred stock of TCI (other than shares held by Retalix Holdings and shares as to which appraisal rights have been properly perfected under Delaware law) would be exchanged for cash. Following the merger, we would cease to exist and all of our assets and liabilities would be held by a subsidiary of Retalix Holdings Inc. The acquisition by Retalix described above was disclosed in TCI's a current report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005.


Principal Products and Services

        We have gained recognition for providing strategic pricing and inventory management solutions that enable grocers to increase top and bottom lines by speeding decisions into action. Since 1998, we have developed TCI Retail(TM), our flagship solution, which provides strategic pricing and inventory management capabilities for headquarters (TCI HQ(TM) ) and stores (TCI Store(TM) ). TCI HQ and TCI Store are comprehensive rules-based solutions built on TCI's Retail Execution System(TM) (RES), a powerful and flexible foundation. Inventory Management System (IMS), a Direct Store Delivery (DSD) software package, originally introduced in 1983, is widely utilized by the grocery industry as the standard in back-door-operations software. This application established us as a leading supplier of retail management software.

        By helping grocers to automate complex pricing strategies, streamline inventory management processes, and execute consistently across the retail enterprise - from Headquarters to the Store - we empower grocery retailers and wholesalers to connect with their customers, respond rapidly to market changes and dramatically improve customer image. Our customers gain a competitive advantage in their markets using our strategic pricing and inventory management solutions, while growing top-line revenues and improving chain and store profits.

        TCI products are used by more than 400 chains and 15,000 installations worldwide. TCI Retail is a market leader for strategic pricing and inventory management solutions within grocery retail.


Retail Execution System

        RES consists of an enterprise data repository on which all of our applications reside. RES enables retailers to centrally manage a single source of operational information, and also provides hosting, integration and personalization tools. This infrastructure empowers retailers to rapidly respond to changes in their competitive environments throughout their enterprise. RES consists of:

        o Foundation - Enterprise Data Repository for item, store and vendor information, and set-up tools.

        o Extensibility Package - extended feature set, Personalization Workbench and Integration Workbench for enhancing and personalizing the solution to meet business goals.

        o Hosting Package - Store Interface Manager and Data Integration Manager for internal and external connectivity with stores and third-party applications.

        This foundation gives grocers unprecedented business advantages and control through a flexible development platform and powerful options for integration and customization.


TCI Retail

        TCI Retail(TM) consists of RES' powerful foundation and solution packages that can be implemented at headquarters (TCI HQ) or store-level (TCI Store). TCI Store and HQ both provide full-function solution modules that enable retail chains to quickly execute strategic business decisions, from headquarters to the store level. Solution sets can be implemented as packages, individually or as complements to existing systems.


TCI HQ

        TCI HQ(TM) is a merchandise management system that provides centralized pricing, promotion and inventory management solution for retail chain headquarters. It controls data through its single enterprise data repository, automates business processes through its powerful pricing engine and executes changes throughout the organization. The system centralizes item/vendor maintenance for all stores and serves as the collection point for all inventory and product movement details. It provides capabilities that help grocers to improve their top and bottom lines through:

        o       Central control of item, vendor, and store information.

        o Automated price generation to protect costs and improve focus on sensitive items.

        o       Management of business processes.

        o       Execution of price changes throughout the organization.

        o       Lowering of overhead through automation.


TCI Store

        TCI Store(TM) is a store operations and merchandising execution system that provides complete direct store delivery (DSD), price management and inventory control solution for grocery stores. Its capabilities help improve profitability through:

        o       Improved price accuracy.

        o       Consistent price image.

        o       Higher margins.

        o       Greater vendor and merchandise delivery control.

        o Reduced labor needed to manage store-level inventory and pricing.


Solution Packages

Pricing Package

        Our Pricing Package is a complete solution for executing and managing pricing strategies, designed specifically for the grocery retail industry. Its capabilities help grocers control critical item, vendor and store information, establish and maintain a consistent price image, automate processes and execution of price changes to stores, reduce overhead, improve profit margins, better serve customers and gain a competitive advantage. We offer the following Pricing Modules:

        o Price Generation module enables grocers to establish and manage pricing rules and executes approved pricing changes throughout the enterprise. Its powerful rules-based engine automates process, eliminating paperwork and manual processes, reducing data errors and lower staff time needed to maintain prices.

        o Spread/Parity Pricing module enables grocers to create business objective-based rules for aligning the retail prices of like items, including generic (store) brands, national brands, competitive brands and items available in various units of measure.

        o Competitive Pricing module automates and institutionalizes competitive pricing philosophies, including the ability to develop pricing objectives by store, region, zone and market. The Competitive Pricing module utilizes offline handheld PDA-style units for collecting and downloading a competitive item set, including price, location, price levels, comments and other data from the competitors' stores.

        o Frequent Shopper module supports a wide variety of consumer offers used by customer loyalty and promotional programs. It supports multiple offer criteria and sophisticated offer management capabilities.

        o Inventory Sensitive Pricing (ISP) module positively impacts item-level profitability and inventory control through lower inventory costs, increased product movement and higher revenue by managing product price point. This module supports development of store-level item pricing strategies based on pre-defined inventory levels (at each store). It automatically adjusts item pricing, margins and promotional programs based on the inventory quantity on hand. These capabilities remove the barriers to getting timely information and reports so that new programs can be evaluated and updated quickly.

Inventory Package

        Our Inventory Package is a complete solution for managing inventory - from back door receiving to front end ordering. Its capabilities help grocers maintain optimal stock levels, reduce out-of-stocks, speed the replenishment process, reduce overhead and maximize item-level profitability. We offer the following Inventory modules:

        o Receivers, POS, Transfers module allows retailers to create orders, receive product to store inventory and transfer product to/from store inventory.

        o Perpetual Inventory module helps grocers gain a competitive advantage with balanced inventory costs and movement. It is a complete solution for managing inventory, including tracking receipts, sales, and other factors that affect the on-hand balance of a store's merchandise.

        o Computer Assisted Ordering (CAO) module increases sales through efficient and effective retail-level replenishment. CAO helps keep inventory from falling below user-defined levels by creating vendor- and store-specific purchase orders whenever inventory reaches the established reorder point. It automatically generates suggested orders based on safety stock levels and expedites orders for very low stock levels.

        o Store Ordering module provides item information and the ability to generate vendor orders. It streamlines back door operations and helps achieve total store automation through wireless access to real-time inventory data.

Promotions Package

        Our Promotions Package is a comprehensive solution for managing, executing and analyzing promotions. Its capabilities help grocers to develop profitable promotional programs and quickly and accurately execute promotional prices throughout the enterprise. We offer the following Promotions modules:

        o Promotions Management module lets grocers plan and execute promotions on a chain-wide basis, by store groups or individual stores.

        o Electronic Marketing module enables retailers to develop targeted promotions for implementing conditional deals for individual customers or groups. It supports very powerful, complex promotions that can result in increased shopper loyalty.

Store Operations Support Package

        Our Store Operations Support Package manages in-store peripheral systems and departments. It ensures data consistency and integrity chainwide. Fully integrated with the enterprise data repository, Store Operations modules allow grocers to easily manage all item, vendor and store information throughout their chains, regardless of the number and type of in-store systems in use. We offer the following Store Operations Support modules:

        o Scale Management module ensures product and pricing data integrity by simplifying the management of scale item data and execution of data directly to the scales. It supports a wide variety of scale hardware and all data elements including nutritional labeling and safe handling messages for weighed items.

        o Signs and Label Management module is a complete sign and label solution. It provides a wide variety of label forms, support custom templates, ad-hoc signs and labels.

        o POS eXchange module delivers unmatched integration and data management capabilities, interfacing with virtually any point-of-sale (POS) system and application versions available in the market today, as well as POS systems that have been around a while. It enables grocers to manage POS system data quickly, accurately and easily, ensuring price integrity and margin protection.


TCI thinStore(TM)

        TCI thinStore, a recently developed extension of TCI Retail(TM), is an inventory and price management solution that uses web and wireless technologies to streamline the execution of critical store-level business operations. It is a browser-based solution designed to centralize store operations on a single, integrated database and streamline the execution of mission-critical store tasks, including: ordering, receiving, shelf price audits and exception-based price changes.

        By removing the burden of information and computer technology from stores and by simplifying the ways in which tasks are executed, thinStore gives grocery chains:

        o greater control over pricing and inventory strategies by centralizing data and business processes

        o reduced overhead by reducing the IT support and training burden at the stores

        o improved focus of store personnel on customer service - a chain's competitive advantage - by eliminating paper-work and system operations


TCI Store(TM)

        TCI Store is a packaged pricing and inventory management offering designed to meet the needs of North America's more than 12,000 small grocery chains and independents. Packaged versions of TCI Retail, these are scaled-down, bundled solutions that enable small and medium food retailers to manage and execute pricing and inventory management programs at headquarters and stores. This solution is marketed through our reseller channel, and is designed as a Global Trade Item Number (GTIN) compliant solution that allows retailers to control operational costs so they can successfully compete with industry giants without the high implementation, training and maintenance costs associated with major system installations and integration efforts. We offer the following TCI Store packages:

        o Store Pricing provides basic store-level pricing capabilities, including POS connectivity, shelf price audit functionality.

        o       Store Standard offers store-level pricing, Direct Store Delivery
                (DSD) receiving capabilities and wholesaler interface.

        o Store Plus offers store-level pricing, DSD receiving, a wholesaler interface, signs/labels and category analyzer for sales and profitability reporting.

        o Store HQ Standard offers centralized price management, hosting item files to stores, reporting capabilities, a wholesaler interface and personalization and integration tools.


Services

        Our Professional Services organization deploys a methodology and practice proven in grocery retail. Our expertise covers both functional needs such as price strategy, price audit, inventory management and store receiving, as well as technical needs, specifically the integration of our technology into the customer's complex IT environment. Our professional services group consists of business consultants, system analysts and technical personnel with extensive retail industry, implementation and integration expertise. Our professional services group assists our customers in all phases of systems implementation, including assisting customers with business process change, project management, system planning, design, data conversion, training, education, business implementation and product support. This variety of implementation services is designed to maximize our customer's return on software investment along with educational and training programs for our clients, associates and business partners. Professional services are billed on an hourly basis. From time to time, we augment our services with third-party system integrator alliances. The benefit of our wide-ranging skill sets is assisting our clients in completing a quality installation within budget and on time.

Customer Support and Maintenance Services

        Our customer support and maintenance services agreement includes telephone support for problem identification and resolution assistance, email support and the right to receive unspecified new product releases. The vast majority of our clients have typically participated in our client support and maintenance program.


Market Background

        Retail is an industry where chains face constant pressure from demographic, economic, competitive, regulatory and technology factors. It is a highly competitive market, particularly for supermarkets, who face increasing competition from non-traditional retailers, like drug stores, dollar stores, convenience stores, restaurants, and of course, Wal-Mart. Price pressures and consumers' heightened demand for value, convenience and services are key factors.

        As technology usage continues to become pervasive in society, new capabilities and emerging technologies are creating expectations of efficiency for retailers, and the role of information technology is shifting to that of a differentiator and profit-enhancer instead of a general and administrative cost.

        There has historically been no packaged merchandising solution that meets the specific functional, volume and infrastructure needs of the grocery industry. Grocers rely on technology infrastructures that consist of many legacy solutions, silo applications and manual/duplicate processes which require extensive support, resources and integration. They require applications that interface not only with wholesalers/suppliers and other corporate systems, but with a huge number of in-store devices such as POS, scales, labels and signs. Grocers also process, store and communicate tremendous volumes of data, placing a large burden on these aging and un-integrated systems.

        Our solutions are designed to provide a strong foundation and full retail pricing and inventory management capabilities to the grocery industry. In the current environment of multiple un-integrated point solutions, retailers are trying to manage many silos and versions of information throughout their organization. We utilize a phased approach to provide a single, centralized database on which rules-based pricing and inventory management applications can operate.

        TCI Retail(TM) is a solution that addresses this opportunity and delivers to the market, an enterprise-wide packaged solution that meets infrastructure, pricing and inventory requirements. In equipping retailers with quality solutions, we have spent $4.0 million during 2003 and $3.5 million during 2004 on internally sponsored research and development activities. Since the introduction of TCI Retail in 1996, we have invested approximately $29.3 million in developing our solutions.

Markets

        We market our solutions to retailers both domestically and internationally. To date, the majority of our sales have occurred domestically in the United States markets. In 2004, domestic sales accounted for 87.8% of total revenue, with the remaining 12.2% from international sales. Our primary domestic market is within the retail and wholesale grocery industry. Internationally, we service customers in Canada and Latin America.


Distribution

        TCI Retail(TM) is marketed to mid-size and large domestic and international retail chains through our direct sales force. To address the independent / smaller chains, we have introduced TCI Store(TM), a packaged solution designed to meet the needs of these retailers. This solution will be primarily distributed through our reseller network and point-of-sale dealers nationwide.

        Services are usually distributed in conjunction with the delivery of our software solutions. These services often involve consultation, project management, implementation and training. From time to time, we partner with third-party integration firms to assist in the delivery of our services.


Competition

        The retail technology market is highly competitive. We enjoy a leadership position with TCI's solutions in use by more than 400 chains, with more than 15,000 installations worldwide. We believe that our ability to compete depends on many factors within and beyond our control including:

        o Full-function capabilities that meet the specific pricing and inventory management requirements of the grocery industry;

        o Breadth of pricing and inventory management functionality as compared to our competitors, many of whom are marketing general merchandise solutions to the grocery industry;

        o       Industry knowledge, presence and reputation;

        o       The quality of our customer support and implementation services;
                and

        o       The effectiveness of our sales and marketing efforts.

        We experience competitive pressures from a different set of vendors for headquarters and store applications. Additionally, there are several consulting companies offering competing professional services.

        Our headquarters applications compete with internally developed systems and with other software companies such as JDA Software Group, SAP, Softechnics, Retek and Lawson. Our store solutions compete with internally developed systems and with software companies such as Softechnics, BR Data and S4.

        In the market for consulting services, we compete with leading systems integrators that consult with our customers such as Accenture, Cap Gemini S.A., Ernst & Young, Deloitte & Touche and IBM Global Services.


Significant Customers

        In 2003, one customer accounted for 17.3% of total revenues. In 2004, two customers accounted for 18.0% and 10.6%, respectively, of our total revenues. No other single customer accounted for more than 10% of 2003 or 2004 total revenues.


Proprietary Rights and Licenses

        Our success and competitive position is dependent in part upon our ability to develop and maintain the proprietary aspect of our technology. The reverse engineering, unauthorized copying, or other misappropriation of our technology could enable third parties to benefit from our technology without paying for it.

        We market our products under the trade name TCI Solutions. We rely on a combination of trademark, trade secret, copyright law and contractual restrictions to protect the proprietary aspects of our technology. We seek to protect the source code to our software, documentation and other written materials under trade secret and copyright laws. We also employ a variety of trademarks for our products which are not registered. We rely on common law rights to such trademarks. We do not hold any patents and rely upon a combination of copyright and trade secret laws to establish and maintain proprietary rights in our products. We have entered into agreements with our employees pursuant to which all rights to software created by those employees are transferred to us. In addition, we limit access to sensitive information regarding our business and products. As is customary in the software industry, we do not sell or transfer title of our software products to customers or end-users. We provide software products to end-users under non-exclusive license agreements solely for use in an end-user's internal operations. We rely primarily on the contractual terms of our license agreements and electronic software license files for the protection of our intellectual property rights.

        There has been a substantial amount of litigation in the software and internet industries regarding intellectual property rights. Although to date we have not had to litigate to protect our intellectual property, it is possible that in the future third-parties may claim that we or our current or potential future software solutions infringe on their intellectual property. We expect that software product developers and providers of electronic commerce products will increasingly be subject to infringement claims as the number of products and competitors in our industry grows and the functionality of products in different industry segments overlap and the number of software patents increases. In addition, we may find it necessary to initiate claims or litigation against third-parties for infringement of our proprietary rights or to protect our trade secrets. Furthermore, since we resell both software and hardware, we may become subject to claims from third-parties that the software or hardware, or the combination of hardware and software, infringe their intellectual property. Although we may disclaim certain intellectual property representations to our customers, these disclaimers are limited and may not fully protect us against such claims. We may be more vulnerable to patent claims since we do not have any patents that we can assert defensively against a patent infringement claim. Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could seriously harm our business, operating results and financial condition.


Environmental Matters

        We are in compliance with all known federal, state and local provisions which have been enacted or adopted relating to the protection of the environment. Compliance with these provisions does not have any material effect upon our capital expenditures, earnings or competitive position.


Employees

        As of December 31, 2004, we had a total of 133 full-time employees primarily based in the United States. Of the total, 29 were engaged in sales and marketing, 58 were in professional and support services, 29 were in product development and 17 were in administrative functions. We believe that our relations with our employees are good. We have never had a work stoppage and none of our employees is subject to a collective bargaining agreement. We engage consultants when needed for software development, integration, accountants and attorneys on a fee basis.

Properties

        Our principal administrative office is located in Irvine, California where we lease approximately 9,500 square feet of office space. Our development and support facility is located in Tucson, Arizona where we lease approximately 28,000 square feet of office space. Additionally, we lease small regional offices in Irving, Texas and Edmond, Oklahoma to provide customer training and field staffing, respectively.

        Properties are leased on terms for durations that are reflective of commercial standards in the communities where the properties are located. We believe that our existing facilities are adequate and meet our current needs. In the event of needed expansion space, we believe that reasonable amounts of space would be available at favorable lease terms.


Legal Proceedings

        We are involved in legal proceedings and actions arising in the normal course of business. While the results of such proceedings and actions cannot be predicted, management believes, based on facts known to management today, that the ultimate outcome of such proceedings and actions will not have a material adverse effect on our financial position or results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Year Ended December 31, 2004

        We begin this Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for the fiscal year ended December 31, 2004 with a discussion of our overall strategy to give stockholders an overview of the goals of our business and the direction in which our business and products are moving. The strategy section is followed by a discussion of the Critical Accounting Estimates that we believe are important to understanding the assumptions and judgments incorporated in our 2004 and 2003 financial statements, beginning with an Overview. We then provide an analysis of changes in our balance sheet, income statements and cash flows, and discuss our financial commitments in the sections entitled "Financial Condition," "Material Commitments" and "Off-Balance-Sheet Arrangements." We conclude this MD&A with our "Business Outlook" section wherein we discuss the outlook for 2005. This MD&A should be read in conjunction with the discussion of TCI's business under the caption "INFORMATION ABOUT TCI" starting on page 46 and our financial statements for the fiscal year ended December 31, 2004 attached as Appendix E. An MD&A section for the three and six months ended June 30, 2005 follows and supplements this MD&A section and should also be read in conjunction with this MD&A section and with our financial statements for the three and six months ended June 30, 2005 attached as Appendix F.

        Forward Looking Statements. This MD&A contains forward-looking statements which are based on our current expectations and could be affected by uncertainties and market risk factors described throughout our public filings with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we can not assure you that such expectations will occur. Our actual results may differ materially, and you should not unduly rely on these forward-looking statements, which speak only as of the date of this proxy statement. These forward-looking statements do not reflect the potential impact of any business activities not completed as of the date of this proxy statement. For example, if the merger is completed, our outlook, expected results, future strategies and other forward looking information will change substantially.

        Our Strategy. We intend to solidify our presence in the grocery retail and wholesale segments, broaden our product offerings with new and complimentary products developed internally and through partnerships, and focus on the critical elements of operational execution. Our goal is to enhance retail operations and execution with high quality solutions to add and retain valuable customers. Key elements of our strategy to fulfill our vision are outlined in the points that follow:

        o Operational Efficiency. We have clearly defined our business strategy and core business activities. As a result, we have developed an operating structure designed to boost software license revenues and shrink operating costs in order to improve operational efficiency and enhance customer satisfaction. The actions we have taken include:

                o Focused Market Approach. We have aligned our operational activities and resources with the delivery of solutions and services for the following market definitions:

                o Mainstream & Enterprise Marketplace. For this marketplace, we focus on delivering high quality, strategic pricing and inventory management solutions that deliver rich and flexible functionality. This marketplace also has the following attributes:

                        o Retailers with greater than or equal to 10 stores

                        o       Sophisticated functional requirements

                        o Sales occur primarily through our direct sales force

                        o Implementations range from simplistic to sophisticated and may be supported through strategic implementation partners

                o Small to Medium Retail Marketplace. Within this marketplace we offer a competitively priced solution with the benefits of pre-defined functionality, rapid implementation and minimal support requirements. Additionally, this marketplace has the following characteristics:

                        o       Retailers with less than 10 stores

                        o       Minimal functional requirements

                        o Dealers are our primary sale and delivery mechanism for product sales

                o Develop and Leverage Strategic Relationships. We will continue to establish strategic business relationships that enhance the development of our products, the breadth of our product offering and the delivery of services that empower us to deliver a complete customer solution. We believe these relationships can provide greater market presence, greater opportunity to increase sales, improve operational efficiencies and provide greater access to other retail sectors and international markets. Additionally, within our small to medium retail marketplace, software is now primarily sold and serviced through our reseller and point-of-sale dealer networks.

        o Client Satisfaction. Since 2003 we have renewed our focus to continually improve by developing initiatives designed to focus the organization on delivering value to both our new and existing customer base. These initiatives have resulted in and will continue to improve quality, satisfaction and the efficiency of our customers' experience. The initiatives we are cultivating for the benefit of our customers are as follows:

                o Product Development Process. We continue to implement new processes for operational improvement around product development. Initially addressing the product management process and market requirements definition, the Product Development Process includes formality around functional and technical specifications. These processes and procedures insure that we remain in touch with delivering high quality solutions and functionality for our customers.

                o Engagement Management. Engagement Management is a services and support initiative complete with governances and processes that have aided in the creation of great customer experiences both during and beyond our software implementations. Our goal is to optimize the project, beginning with understanding our customer's expectations. Engagement management transcends the services implementation and improves the depth of our win-win customer relationships.

                o Fast Track Implementations. Fast-Track is a packaged implementation program to lower the risks of replacing legacy pricing and hosting systems. Fast-Track is a phased implementation of TCI's core pricing and hosting foundation offering predefined deliverables, installation scope and timeframe. Fast-Track provides grocers with price management, base price generation, hosting and store system interfaces, to systems such as POS, and signs and labels. It also includes development of roles-based menu templates and personalized reports, as well as training, and pilot and go live support.

                o Quality and Customer Centricity. A critical component to our success as a developer of technology solutions begins with listening to user concerns and understanding customer requirements from the beginning of a relationship. We put the customer at the center of our organizational structure and it is very important to us that the customer always has a single integrated view of our company. Our quality and customer centricity initiatives are focused on continuously improving in these areas.

        Critical Accounting Policies. The methods, estimates and judgments we use in applying our accounting policies have an impact on the results we report in our financial statements. Our discussion and analysis of results of operations and financial condition are based upon financial statements that we prepared in accordance with generally accepted accounting principles of the United States.

        We have identified the following policies as critical to the understanding of our financial statements and results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout this MD&A where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to our Financial Statements attached as Appendix E to this proxy statement. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

        Revenue recognition. Our revenue recognition policy is significant because our revenue is a key component to our results of operations. In addition, our revenue recognition determines the timing of certain expenses such as commissions and royalties. We follow specific detailed guidelines in measuring revenue; however, certain judgments affect the application of our revenue policy.

        We license software products under non-cancelable perpetual license agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with SOP 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2," "Software Revenue Recognition," with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants and Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements," which provides further interpretive guidance for public reporting companies on the recognition, presentation and disclosure of revenue in financial statements.

        Software license revenue is generally recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered reasonably assured. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. Revenues attributable to undelivered elements, including consulting services and post-contract support, are based on the average sales price of those elements when sold separately. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. We do not offer rights of return.

        Services are separately priced, are generally available from a number of suppliers and are not essential to the functionality of our software products. Services, which include project management, system planning, design and implementation, customer configurations and training, are billed on an hourly basis. Services revenue billed on an hourly basis is recognized as the work is performed.

        Customer support services include post-contract support and the rights to unspecified upgrades and enhancements, when and if available. Maintenance revenues from ongoing customer support services are billed on an annual basis with the revenue being deferred and recognized ratably over the maintenance period.

        Other revenue is recognized when the third-party products have been delivered and title has passed.

        Accounts Receivable. We typically extend credit to our customers. Payments for software licenses generally include payment terms with installments due within six months from the date of delivery. All significant customers are reviewed for credit worthiness before we license our software and we do not sell our software or recognize any license revenue unless we believe that collection is probable. Billings for customer support and professional services performed on a time and material basis are due on net 30-day terms. We review past due accounts and provide specific reserves based upon the information we gather from sources including customers, subsequent cash receipts, professional services and credit rating services such as Dunn & Bradstreet. We estimate the probability of collection of the receivable balances and provide an allowance for doubtful accounts based upon an evaluation of our customers' ability to pay and general economic conditions. While our losses have historically been within our estimates, we cannot guarantee that we will continue to experience the same collection experience. A loss of any significant customer could have a material adverse effect on our operations. We expect that revenues from a limited number of new customers will continue to account for a large percentage of total revenues in future quarters. If actual bad debts are greater than the reserves calculated based on historical trends and known customer issues, we may be required to record additional bad debt expense which could have a material adverse impact on our results of operations and financial position for the periods in which such additional expense occurs.

        Goodwill. Our business combinations have resulted in goodwill. We review the recoverability of the carrying value of goodwill on an annual basis or more frequently when an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. We compare the estimated market value of our segments to book value to determine whether or not any potential impairment of goodwill exists. Our estimates of market value are based on average multiples of our public competitors, which are subject to change based on industry, economic and business conditions. While we have not experienced impairment of goodwill assets in prior periods, we cannot guarantee that there will not be impairment in the future.

        Income Taxes. We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based on historical taxable income, projected future taxable income and the expected timing of the reversals of existing temporary differences. If we operate at a profit in the future and generate sufficient future taxable income, we could be required to reverse the current valuation allowance against the deferred tax assets which would result in a substantial income tax benefit.


Overview of Significant Trends and Developments in Our Business

        The Majority of Our Stock has been Acquired. On April 1, 2005, we entered into a Stock Purchase Agreement with Retalix Ltd., an Israeli corporation, and certain holders of our outstanding Series A Preferred Stock and Series B Preferred Stock, pursuant to which Retalix purchased substantially all of the our outstanding Series A Preferred Stock and Series B Preferred Stock for an aggregate purchase price of $30,035,148, consisting of 715,730 ordinary shares of Retalix valued at $17,177,520 and $12,857,648 in cash which was paid to the selling stockholders pro rata. We paid to employees and directors who held vested stock options under our stock option plans and who had tendered options under our option exchange offer which closed in 2004, an aggregate of $1,744,999 in cash. The acquisition resulted in Retalix beneficially owning in excess of 73% of our outstanding voting stock (calculated on an as-converted-to-common-stock basis), and specifically, 99.8% of the outstanding Series A Preferred Stock and 95.8% of the outstanding Series B Preferred Stock. Also on April 1, 2005, we entered into an agreement and plan of merger with Retalix Ltd., Retalix Holdings Inc. and certain subsidiaries of Retalix Holdings Inc. under which we would be merged with and into a subsidiary of Retalix Holdings Inc. and all of our outstanding common stock and preferred stock (other than shares held by Retalix Holdings Inc. and shares as to which appraisal rights have been properly perfected under Delaware law) would be exchanged for cash. Following the merger, we would cease to exist and all of our assets and liabilities would be held by a subsidiary of Retalix Holdings Inc.

        Revenue Trends. In 2004, we experienced growth in Services revenue of 16.1% and Maintenance revenue of 25.5%. Our success in these areas is primarily attributable to the overall growth in our licensed customer base and the size and scope of existing services engagements. Software license revenue increased 9.5% from 2003. We believe the primary factor contributing to the increase in software license revenue was due to the repositioning of our TCI Retail HQ solutions and introduction of new merchandising analytic applications. Early in 2004, we expanded our product offerings by introducing new applications and integrating other key strategic applications thereby enabling us to offer a more complete solution. Additionally, our state-of-the-art TCI Retail Store product was released in the second quarter of 2004 to specifically address the replacement of our heritage product, IMS and has been gaining market acceptance. Our strategy to organize TCI around our two primary market segments, Small to Medium Retailers and Enterprise/Mainstream, and to provide market specific products and services, is expected to increase software license revenue and increase our overall growth rate for total revenue.

        We Continue to Expand Our Product Offering. We have sought to expand the breadth of our product offerings by partnering with solution providers to enhance the value our solutions deliver to customers and enhance our competitive positioning. We have recently announced software license and distribution agreements with FRENDS Technology, Inc., JRS Innovative Software, Inc., and JustEnough Software, Inc. These products extend TCI Retail(TM) by automating workflow, easing integration, offering category management and bringing demand forecasting, inventory optimization and planning capabilities to our customers.

        Economic Conditions Continue to Impact Our Operating Results. Our operating results continue to be impacted by uncertain economic conditions. The grocery retail industry continues to exercise significant due diligence prior to making large capital outlays, and the decision-making process for investments in information technology remains highly susceptible to deferral. As a result, our sales cycles remain elongated and we continue to experience uncertainty predicting the size and timing of individual contracts. We believe that delays in the decision-making process have been, and may continue to be, the most significant issue affecting our software license revenue results. Delays in the customer decision-making processes have resulted from a number of factors including extended due diligence procedures and the appointment of new senior management. Nonetheless, competitive losses remain very low.


Results of Operations

        Comparison of the Year Ended December 31, 2004 to the Year Ended December 31, 2003

Revenues

        TCI's total revenues were $21.2 million in 2003 and $21.8 million in 2004, representing an increase of $614,000 or 2.9%. Overall, we experienced growth in license revenue of 9.6%, maintenance revenue of 25.5% and services revenue of 16.1% from 2003. These increases were partially offset by a 81.3% decrease in other revenue. In 2003, one customer accounted for 17.3% of our total revenues. In 2004, two customers respectively accounted for 18.0% and 10.6% of total revenues. No other single customer accounted for more than 10% of our 2003 or 2004 total revenues.

        Software license revenues were $5.6 million in 2003 and $6.1 million in 2004, an increase of $531,000 or 9.6%. We believe the primary factor contributing to the increase in software license revenue was due to the repositioning of our HQ solutions and the introduction of new merchandising analytic applications.


Software License Revenue by Product Line

        We classify our software licenses in two TCI Retail product categories:
TCI HQ(TM) and TCI Store(TM). TCI Retail consists of Solution Packages that can be implemented at headquarters (TCI HQ) or store-level (TCI Store). TCI Store and HQ both provide full-function solution modules that enable retail chains to quickly execute strategic business decisions, from headquarters to the store level. Solution sets can be implemented as packages, individually or as complements to existing systems.

        A summary of the software revenue attributable to these product categories is as follows:

                             2004            %               2003               %
                             ----            -               ----               -
        Revenues:
         TCI HQ.........  $4,015,112        65.9%        $2,211,052            39.7%
         TCI Store......   2,077,632        34.1%         3,350,754            60.3%
                          ----------        -----         ---------            -----
         Total..........  $6,092,744       100.0%        $5,561,806           100.0%
                          ==========       ======        ==========           ======

        License revenues from TCI HQ were $2.2 million and $4.0 million in 2003 and 2004, respectively, representing an increase of $1.8 million or 52.0%. Additionally, license revenue from TCI Store declined $1.2 million or 36%. Total software license revenue increased by $530,938 or 9.5% from 2003. We believe the primary factor contributing to the increase in software license revenue was due to the repositioning of our HQ solutions and introduction of new merchandising analytic applications. Early in 2004, we expanded our product offerings by introducing new applications and integrating other key strategic applications thereby enabling us to offer a more complete solution.

        Maintenance revenues were $3.8 million in 2003 and $4.8 million in 2004, an increase of $966,000 or 25.5%. The increase in software maintenance revenue was attributable to renewals of annual support and maintenance agreements from existing customers and to new sales of support and maintenance services associated with software sales. We believe that our success with renewals is the result of strong relationships with existing customers and increased software license revenue from our TCI Retail product line. We expect future software maintenance revenues to increase as a result of the quality of our support and maintenance services and expected increases in software license revenue.

        Services revenue increased from $9.0 million in 2003 to $10.4 million in 2004, an increase of $1.5 million, or 16.1%. The increase in services revenue is directly attributed to increased implementation services associated with our TCI Retail products. We expect future services revenue to increase as a result of new software license sales and expansion of our services capabilities and offerings.

        Other revenues were $2.9 million in 2003 and $538,000 in 2004, a decrease of $2.3 million, or 81.3%. The decrease in other revenues is attributed to decreased sales of third party hardware components, a line of business TCI terminated in early 2004.

Gross Profit

        Our gross profit was $12.0 million in 2003 and $12.7 million in 2004, an increase of 5.6%. Additionally, our gross margin was 56.7% for 2003 and 58.2% for 2004; the increase of 1.5% was primarily due to increased maintenance revenues of 25.5%, offset by increased costs associated with our newly integrated software solutions.

        Software license margins were $5.5 million in 2003 and $5.4 million in 2004. Software license margins as a percentage of software license revenue were 98.4% in 2003 and 89.2% in 2004. The decrease in software license margins as a percentage of software license revenue in 2004 is primarily related to increased sales of third-party software licenses.

        Maintenance revenue margins were $2.6 million in 2003 and $3.8 million in 2004, an increase of $1.3 million, or 48.4%. The increase in maintenance revenue margins is primarily due to a 25.5% increase in maintenance revenue. Maintenance revenue margins, as a percentage of maintenance revenues, were 69.1% in 2003 and 81.7% in 2004. The 12.6% increase in maintenance revenue margins as a percentage of maintenance revenue was the result of increased maintenance revenue and reductions in operating expenses related to the delivery of maintenance services for the 2004 fiscal year.

        Services revenue margins were $3.2 million in 2003 and $3.3 million in 2004, an increase of $98,000 or 3.1%. This marginal increase from 2003 to 2004 was primarily due to increased demand for our professional services and a reduction in the use of third party firms. These amounts represented 35.3% of service revenues for 2003 and 31.8% of service revenues for 2004. The decrease in services revenue margins as a percentage of services revenue from 2003 to 2004 is primarily due to investments in non-billable services activities associated with the development of new service programs.

        Other revenue margins were $787,000 in 2003 and $65,000 in 2004, a decrease of $722,000 or 91.8%. Other revenue margins as a percentage of other revenue were 27.4% for 2003 and 12.0% for 2004. The decrease in other revenue margins as a percentage of other revenue for the year is primarily due to lower margins earned on third party hardware sales in 2004 when compared to 2003.

Operating Expenses

        Product development expenses were $4.0 million in 2003 and $3.5 million in 2004, a decrease of $525,000 or 13.0%. The decrease in product development expenses from 2003 to 2004 was attributable to efforts to improve development efficiencies resulting from automation and process improvements that require fewer development resources. In 2004, our development efforts were focused on the development of new TCI Retail products such as TCI Store Host, Integration Workbench and Promotion Planner. Product development expenses represented 19.1% and 16.1% of total revenues in 2003 and 2004, respectively.

        We expect product development expenses to decrease slightly or remain constant as a percentage of total revenue in the future as we continue to improve operational efficiencies and revenue. These capabilities will enable us to develop more code at a lower marginal cost. This efficiency will allow us to continue to invest in the development of additional TCI Retail modules, analytic and collaborative applications on behalf of our customers.

        Sales and marketing expenses were $7.4 million in 2003 and $7.1 million in 2004, a decrease of $314,000 or 4.3%. The decrease was primarily due to reduced selling resources and related expenses. Additional focus on more efficiently and effectively marketing TCI Retail enabled us to decrease marketing and advertising expenses for the year ended 2004. Sales and marketing expenses represented 34.8% of total revenues in 2003 and 32.3% in 2004.

        We expect that our sales and marketing expenses over this next year will increase slightly or remain constant in absolute dollars. Management believes that the planned investments in these organizations will be sufficient to expand TCI Retail's penetration into grocery retail.

General and Administrative

        General and administrative expenses were $6.5 million and $5.0 million in 2003 and 2004 respectively, representing a decrease of $1.5 million or 23.3%. The decrease in general and administrative expenses was primarily due to focused efforts to decrease operating and overhead costs and a $212,000 reduction in bad debt expense due to the allocation of receivables which had been reserved for in the prior year. General and administrative expenses represented 30.6% and 22.8% of total revenues in 2003 and 2004 respectively.

        We expect total general and administrative expenses to decrease in absolute dollars over the course of the next twelve months. We have reduced operating expenses and facility requirements. Additionally, we are continuing efforts to reduce overhead costs and improve operating efficiency within our operations.

Net Loss

        Net loss represents revenues less cost of revenues, operating expenses, interest income/expense and income taxes. Net losses were $6.0 million for 2003 and $2.9 million for 2004, a decrease of 50.7%.

Liquidity and Capital Resources

        We continue to finance our operations primarily through the private sales of equity securities that occurred in late 2001 and early 2002. The total Series B Preferred Stock offering resulted in us raising $13.3 million in new capital. From this offering, we received $8.6 million prior to December 31, 2001 and the balance of $4.7 million in installments from January through April 2002.

        On November 18, 2004 we renewed our Loan and Security Agreement with Comerica Bank-California, which provides us with a revolving line of credit on trade receivables of up to $3 million and a separate line of credit for maintenance receivables that is not to exceed $1.5 million. We had borrowed $2,250,791 against our credit facility as of December 31, 2004 and had $573,584 of credit available. Borrowings under our credit facility are secured by substantially all of our assets and we are required to comply with certain financial covenants and conditions, including quick ratio percentages. As of December 31, 2004, we were in compliance with all covenants included in the terms of the credit facility. At the maturity of our revolving line, Retalix will pay down the line our of working capital.

        We had working capital of $11,000 at December 31, 2004 compared with $2.5 million at December 31, 2003. Cash and cash equivalents at December 31, 2004 were $3.3 million, a decrease of $334,000 from the $3.7 million reported at December 31, 2003. Cash balances decreased for the year ended December 31, 2004 primarily as a result of decreased software sales and investments in product development, sales and capital investments in computer equipment of $182,000.

        Operating activities used cash of $963,000 and $999,000 for the years ended December 31, 2004 and 2003, respectively. Cash used from operating activities for the year ended December 31, 2004 results primarily from a net loss of $2.9 million, a $1.4 million increase in deferred revenue and a $467,000 increase in accrued expenses. We had net receivables of $3.4 million at December 31, 2004 compared to $3.3 million at December 31, 2003. The increase of $159,000 relates to the timing of sales. The days sales outstanding metric, which is calculated by dividing quarter-end accounts receivable by average daily sales for the quarter, was 59 days as of December 31, 2004 and 60 days as of December 31, 2003.

        Investing activities utilized cash of $182,000 and $713,000 for the years ended December 31, 2004 and 2003, respectively. Cash utilized for investing activities in both periods resulted primarily from capital expenditures.

        Financing activities provided cash of $811,000 and $268,000 during the years ended December 31, 2004 and 2003 respectively. The activity for 2004 relates primarily to changes in our line of credit.

Material Commitments

        We have planned for approximately $300,000 in capital expenditures for 2005. The significant capital items we intend to acquire include hardware and software solutions necessary to execute our operational plans. We plan to draw upon our line of credit with Comerica Bank-California for the acquisition of these assets. In 2004 we had approximately $182,000 in asset additions.

        In connection with our facility lease dated June 20, 2000 we have an agreement for the issuance of letters of credit up to an aggregate amount not to exceed $150,000. In connection with the financing agreement with a bank entered into on June 30, 2000, we have an agreement for the issuance of letters of credit up to an aggregate amount not to exceed $500,000. At December 31, 2004, we had $150,000 of letters of credit outstanding. These amounts are not included in our financial statements.

        On February 27, 2004, we entered into a $3.5 million credit facility with a financial institution composed of a $500,000 equipment line of credit and a $3.0 million accounts receivable revolving line of credit. Each advance under the equipment line of credit accrues interest at 0.75% above the prime rate and is payable monthly. As of November 27, 2004, outstanding borrowings under the equipment line of credit are payable in 30 equal monthly installments, plus interest at 0.75% above the prime rate (6.0% at December 31, 2004) through the maturity date. The equipment line of credit matures in June 2007. The accounts receivable revolving line of credit bears interest at 0.50% above the prime rate (5.75% at December 31, 2004).

        On November 18, 2004, we amended the above facility. The amended credit facility is composed of a $3.0 million accounts receivable revolving line of credit and a $1.0 million maintenance receivable revolving line of credit. The maintenance revolving line of credit is not to exceed (i) $1.5 million from November 18, 2004 through February 28, 2005, (ii) $1.0 million from March 1, 2005 through March 31, 2005 and (iii) $500,000 from April 1, 2005 through May 31, 2005. The amended facility does not extend an equipment line of credit. The revolving line of credit matures in May 2005 and bears interest at 0.50% above the prime rate (5.75% at December 31, 2004). Borrowings are collateralized by substantially all of our assets, including our intellectual property. At the maturity of our revolving line, Retalix will pay down the line our of working capital.

        Borrowings under the accounts receivable and maintenance receivable revolving lines of credit are limited to 80% and 50%, respectively, of eligible accounts receivable, as defined. As of December 31, 2004, available borrowings under the revolving line of credit were approximately $573,584. As of December 31, 2004, we have outstanding borrowings against our credit facility of $2,437,046 consisting of $186,255 under the equipment line of credit and $2,250,791 under the revolving line of credit.

        Borrowings under the credit facility are secured by substantially all of our assets, and we are required to comply with certain financial covenants and conditions, including quick ratio percentages. As of December 31, 2004, we were in compliance with all covenants included in the terms of the credit facility.

        In connection with our credit facility, we granted warrants to purchase 115,000 shares of common stock at an exercise price of $0.25 per share to the financial institution. If the merger is completed, these warrants will be cancelled.

        As of December 31, 2004, future payments related to contractual obligations and commercial commitments are as follows:

                                                         Amounts Due by Period
                                       ----------------------------------------------------------
                                         1 year
                                        and less   2-3 years   4-5 years  Thereafter    Total
                                       ----------------------------------------------------------
Capital Lease Obligations...........      $25,567    $13,550           -      -          $39,117
Operating Lease Obligations.........      689,943  1,319,332      48,930      -       $2,058,205
Guarantees under Letters of Credit..      150,000          -           -      -          150,000
Total Contractual Obligations and
  Commercial Commitments............     $865,510  $1,332,882    $48,930      -       $2,247,322
                                         ========  ==========    =======      =       ==========

        We believe that our existing cash balances, annual support and maintenance collections and available financing will be sufficient to satisfy these contractual obligations and commercial commitments and to meet operating and capital requirements for at least the next twelve months.


Off-Balance Sheet Arrangements

        We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.


Business Outlook

        As we look ahead to the rest of 2005, our operating plan will attempt to deliver higher profitability through both revenue growth and a reduced cost structure. We expect improvement in the sales of our core product, TCI Retail primarily from the recent addition to the product of Demand Forecasting and Replenishment. Improvements in sales will only occur through the execution of `Our Strategy' discussed earlier in this MD&A.

        Our financial results are substantially dependent upon sales of TCI Retail software. Revenue is partly a function of the mix of software, services, maintenance and other sales. Our margins are highest for software and maintenance and significantly lower for our services and other revenue categories. Our margins are also affected by the product mix within the various markets we serve. Margins are higher in the Enterprise/Mainstream market than in the Small to Medium Retail market due to the fact that the overall sale in the Enterprise/Mainstream market is weighted towards our higher margin offerings of software and maintenance. Our gross margin as a result, varies with revenue levels from the various markets and the revenue mix.

        We believe that current improvements in the overall economic conditions and the upswing in the economy are positive overall indicators. The retail industry, a common technology laggard, remains cautiously optimistic with their level of investment in information technology. Compelling events such as Wal-Mart's growth in the superstore business model and regulatory and technological changes combined with our ability to leverage the existing customer base will be factors that contribute to our ability to grow revenues in 2005. We believe that if we remain an independent company we could achieve revenue growth and profitability in 2005 as a result of our cost cutting that occurred in January and February of 2004. Due to the timing of the cost cutting, the related cost savings and our revenue plan, if we remain an independent company, we would expect to improve bottom line performance in 2005.

        We believe that our existing cash balances, annual support and maintenance collections and available financing will be sufficient to satisfy operating and capital requirements for at least the next twelve months.

        We further believe that we have the product offerings, personnel, competitive and financial resources for continued business success. Future revenues, gross margins and profits however, are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. As a result, there are no assurances that we will achieve these objectives.

        We believe that we should be able to withstand the impact of the bankruptcies of some of our former customers, including Fleming Companies and Winn-Dixie Stores, Inc. We believe we have valid defenses to any allegations of preferential payments made prior to these bankruptcies and that our actual liability from these actions will not materially adversely affect our financial condition. Nonetheless, we cannot predict with any certainty the outcome of any preference litigation against us or whether the bankruptcy trustees in these cases will agree to settle for amounts substantially less than the preference claim amounts.

New Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board revised Statement No. 123 (FAS 123R), "Share-Based Payment," which requires companies to expense the estimated fair value of employee stock options and similar awards based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The accounting provisions of FAS 123R will be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We will adopt the provisions of FAS 123R on July 1, 2005 using a modified prospective application. Under the modified prospective application, FAS 123R, will apply to new awards, unvested awards that are outstanding on the effective date and any awards that are subsequently modified or cancelled. Compensation expense for outstanding awards for which the requisite service had not been rendered as of the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FAS 123, "Stock-Based Compensation." We are in the process of determining how the new method of valuing stock-based compensation as prescribed in FAS 123R will be applied to valuing stock-based awards granted after the effective date and the impact the recognition of compensation expense related to such awards will have on our financial statements.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Three and Six Months Ended June 30, 2005

        We begin Management's Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2005 with our overall strategy to give readers an overview of the goals of our business and the direction in which our business and products are moving. The strategy section is followed by a discussion of the Critical Accounting Estimates that we believe are important to understanding the assumptions and judgments incorporated in our financial statements for the periods ended June 30, 2005, and an Overview of Significant Trends and Developments in Our Business. We then provide an analysis of the financial results for the three and six months ended June 30, 2005 compared to the three and six months ended June 30, 2004. We conclude this MD&A with our Business Outlook section wherein we discuss the outlook for the remainder of 2005.


This MD&A should be read in conjunction with the discussion of TCI's business under the caption "INFORMATION ABOUT TCI" starting on page 46 and our financial statements for the three and six months ended June 30, 2005 attached as Appendix
F. An MD&A section for the fiscal year ended December 31, 2004 precedes this MD&A and supplements this MD&A section and should also be read in conjunction with this MD&A section and with our financial statements for the fiscal year ended December 31, 2004 attached as Appendix E.

Forward Looking Statements

        The various sections of this MD&A contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by uncertainties and risk factors described throughout this filing and particularly in the "Business Outlook" section. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe". We believe that the expectations reflected in such forward-looking statements are accurate. However, we can not assure you that such expectations will occur. Our actual results may differ materially, and you should not unduly rely on these forward-looking statements, which speak only as of the date of this proxy statement. These forward-looking statements do not reflect the potential impact of any business activities not completed as of the date of this proxy statement. For example, if our merger with a subsidiary of Retalix Ltd. is completed, our outlook, expected results, future strategy and other forward looking information will change substantially.


Our Strategy

        We intend to solidify our presence in grocery retail and wholesale, broaden our product offering with new and complimentary products developed internally and through partnerships, and focus on the critical elements of operational execution. Our goal is to enhance retail operations and execution with high quality solutions to add and retain valuable customers. Key elements of our strategy to fulfill our vision are outlined in the points that follow:

        o Operational Efficiency - We have clearly defined our business strategy and core business activities. As a result, we have developed an operating structure designed to boost software license revenues and shrink operating costs in order to improve operational efficiency and enhance customer satisfaction. The actions we have taken include:

        o Focused Market Approach - We have aligned our operational activities and resources with the delivery of solutions and services for the following market definitions:

        Mainstream & Enterprise Marketplace- For this marketplace, we focus on delivering a high quality, strategic pricing and inventory management solutions that deliver rich and flexible functionality. This marketplace also has the following attributes:

                o       Retailers with greater than or equal to 10 stores

                o       Sophisticated functional requirements

                o       Sales occur primarily through our direct sales force

                o Implementations range from simplistic to sophisticated and may be supported through strategic implementation partners

        Small to Medium Retail Marketplace - Within this marketplace we offer a competitively priced solution with the benefits of pre-defined functionality, rapid implementation and minimal support requirements. Additionally, this marketplace has the following characteristics:

                        o       Retailers with less than 10 stores

                        o       Minimal functional requirements

                        o Dealers are our primary sale and delivery mechanism for product sales

        o Develop and Leverage Strategic Relationships - We will continue to establish strategic business relationships that enhance the development of our products, the breadth of our product offering and the delivery of services that empower us to deliver a complete customer solution. We believe these relationships can provide greater market presence, greater opportunity to increase sales, improve operational efficiencies and provide greater access to other retail sectors and international markets. Additionally, within our Small to Medium Retail marketplace, software is now primarily sold and serviced through our reseller and point-of-sale dealer networks.

o Client Satisfaction - Since 2003, we have renewed our focus to continually improve by developing initiatives designed to focus the organization on delivering value to both our new and existing customer base. These initiatives have resulted in and will continue to improve quality, satisfaction and the efficiency of our customers' experience. The initiatives we are cultivating for the benefit of our customers are as follows:

        o Product Development Process- We continue to implement new processes for operational improvement around product development. Initially addressing the product management process and market requirements definition, the Product Development Process includes formality around functional and technical specifications. These processes and procedures insure that we remain in touch with delivering high quality solutions and functionality for our customers.

        o Engagement Management - Engagement Management is a services and support initiative complete with governances and processes that have aided in the creation of great customer experiences both during and beyond our software implementations. Our goal is to optimize the project and it begins with understanding our customer's expectations. Engagement management transcends the services implementation and improves the depth of our win-win customer relationships.

        o Fast Track Implementations - Fast-Track is a packaged implementation program to lower the risks of replacing legacy pricing and hosting systems. Fast-Track is a phased implementation of TCI's core pricing and hosting foundation offering predefined deliverables, installation scope and timeframe. Fast-Track provides grocers with price management, base price generation, hosting and store system interfaces, to systems such as point-of-sale, and signs and labels. It also includes development of roles-based menu templates and personalized reports, as well as training, and pilot and go live support.

        o Quality and Customer Centricity - A critical component to our success as a developer of technology solutions begins with listening to user concerns and understanding their requirements from the beginning. We put the customer at the center of our organizational structure and it is very important to us that the customer always has a single integrated view of our company. Our quality and customer centricity initiatives are focused on continuously improving in these areas.


Critical Accounting Policies

        The methods, estimates and judgments we use in applying our accounting policies have an impact on the results we report in our financial statements. Our discussion and analysis of results of operations and financial condition are based upon financial statements that we prepared in accordance with generally accepted accounting principles of the United States of America.

        We have identified the following policies as critical to the understanding of our financial statements and results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout our Management's Discussion and Analysis where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to our Financial Statements which are attached as Appendix F. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

        Revenue recognition - Our revenue recognition policy is significant because our revenue is a key component to our results of operations. In addition, our revenue recognition determines the timing of certain expenses such as commissions and royalties. We follow specific detailed guidelines in measuring revenue; however, certain judgments affect the application of our revenue policy.

        We license software products under non-cancelable perpetual license agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with SOP 97-2, Software Revenue Recognition, as amended and interpreted by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants and Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements, which provides further interpretive guidance for public reporting companies on the recognition, presentation and disclosure of revenue in financial statements.

        Software license revenue is recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered reasonably assured. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. Revenues attributable to undelivered elements, including consulting services and post-contract support, are based on the sales price of those elements when sold separately. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. We do not offer rights of return.

        Services are separately priced, are generally available from a number of suppliers and are not essential to the functionality of our software products. Services, which include project management, system planning, design and implementation, customer configurations and training, are billed on an hourly basis. Services revenue billed on an hourly basis is recognized as the work is performed.

        Customer support services include post-contract support and the rights to unspecified upgrades and enhancements, when and if available. Maintenance revenues from ongoing customer support services are billed on an annual basis with the revenue being deferred and recognized ratably over the maintenance period.

        Other revenue is recognized when the third-party products have been delivered and title has passed.

        Accounts Receivable - We typically extend credit to our customers. Payments for software licenses generally include payment terms with installments due within six months from the date of delivery. All significant customers are reviewed for credit worthiness before we license our software and we do not sell our software or recognize any license revenue unless we believe that collection is probable. Billings for customer support and professional services performed on a time and material basis are due on net 30-day terms. We review past due accounts and provide specific reserves based upon the information we gather from sources including customers, subsequent cash receipts, professional services, and credit rating services such as Dunn & Bradstreet. We estimate the probability of collection of the receivable balances and provide an allowance for doubtful accounts based upon an evaluation of our customers' ability to pay and general economic conditions. While our losses have historically been within our estimates, we cannot guarantee that we will continue to experience the same collection experience. A loss of any significant customer could have a material adverse effect on our operations. We expect that revenues from a limited number of new customers will continue to account for a large percentage of total revenues in future quarters. If actual bad debts are greater than the reserves calculated based on historical trends and known customer issues, we may be required to record additional bad debt expense which could have a material adverse impact on our results of operations and financial position for the periods in which such additional expense occurs.

        Goodwill - Our business combinations have resulted in goodwill. We review the recoverability of the carrying value of goodwill on an annual basis or more frequently when an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. We compare the estimated market value of our segments to book value to determine whether or not any potential impairment of goodwill exists. Our estimates of market value are based on average multiples of our public competitors, which are subject to change based on industry, economic and business conditions. While we have not experienced impairment of goodwill assets in prior periods, we cannot guarantee that there will not be impairment in the future.

        Income Taxes - We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based on historical taxable income, projected future taxable income and the expected timing of the reversals of existing temporary differences. If we operate at a profit in the future and generate sufficient future taxable income, we could be required to reverse the current valuation allowance against the deferred tax assets which would result in a reduction in goodwill.

        Revenue Trends - We see signs of domestic economic recovery and currently have a strong software sales pipeline. We believe there are a significant number of sales opportunities that will support a sustained level of activity and we anticipate increases in software license revenues and related services revenues throughout 2005. The preponderance of the business in the near term continues to be for our TCI Retail solutions. Our acquisition by Retalix on April 1, 2005 is very recent and although positively received by the market, it's impact on our growth plans is not yet fully known.


Three and Six Months Ended June 30, 2005 Compared to Three and Six Months Ended June 30, 2004.

        Revenues consist of software license revenues, maintenance, services and other revenues, which represents 21.2%, 30.4%, 48.0% and .4%, respectively, of total revenues for the three months ended June 30, 2005 compared to 18.0%, 23.0%, 53.7% and 5.3%, respectively, for the three months ended June 30, 2004. Additionally, revenues from these sources represented 26.6%, 26.2%, 46.9% and ..3%, respectively, of total revenues for the six months ended June 30, 2004. Total revenues for the three months ended June 30, 2005 were $4.5 million, a decrease of $973,000, or 17.8%, from the $5.4 million reported for the three months ended June 30, 2004. Additionally, total revenues for the six months ended June 30, 2005 were $10.3 million, a decrease of $212,000 or 2.0% from the $10.5 million reported for the six months ended June 30, 2004.

Revenues

        Software Licenses. Software license revenue for the three months ended June 30, 2005 decreased $29,700 or 3.0% to $954,000 from $984,000 for the three months ended June 30, 2004. Software license revenue for the six months ended June 30, 2005 increased $533,000 or 24.1% to $2.7 million from $2.2 million for the six months ended June 30, 2004. The decrease resulted primarily from delayed purchasing decisions due to customers' uncertainty regarding the long-term direction of the TCI-Retalix product offering. Software license revenue represented 21.2% of total revenue for the three months ended June 30, 2005 compared to 17.9% for the three months ended June 30, 2004. Our pipeline for software licenses is strong and the buying cycles of customers appear to have stabilized and thus, we are optimistic that we will see software license growth throughout the year.

        Maintenance. Maintenance revenue for the three months ended June 30, 2005 increased $109,500 or 8.7% to $1.4 million from $1.3 million for the three months ended June 30, 2004. Maintenance revenue for the six months ended June 30, 2005 increased $184,000 or 7.3% to $2.7 million from $2.5 million for the six months ended June 30, 2004. The increase in maintenance revenue primarily results from $7.7 million in new software licenses sold for the eighteen-month period ended June 30, 2005, resulting in an increase in the number of customers under maintenance contracts. Maintenance revenue represented 30.4% of total revenue for the three months ended June 30, 2005 compared to 22.9% for the three months ended June 30, 2004.

        Services. Services revenue for the three months ended June 30, 2005 decreased $784,000 or 26.7% to $2.2 million from $2.9 million for the three months ended June 30, 2004. Services revenue for the six months ended June 30, 2005 decreased $592,000 or 10.9% to $4.8 million from $5.4 million for the six months ended June 30, 2004. The decrease in services revenue is directly attributed to the bankruptcy of our largest services customer that accounted for nearly $3 million of 2004 annual services revenue. We anticipate stable demand in services revenue for the year due to the acquisition of TCI by Retalix and the operational efforts required to consolidate operations. Services revenue represented 47.9% of total revenue, for the three months ended June 30, 2005 compared to 53.7% for the three months ended June 30, 2004.

        Other. Other revenue for the three months ended June 30, 2005 decreased $269,000 or 93.5% to $19,000 from $288,000 for the three months ended June 30, 2004. Other revenue for the six months ended June 30, 2005 decreased $337,000 or 90.0% to $35,000 from $372,000 for the six months ended June 30, 2004. The decrease in other revenue results from delivering less hardware, a trend we anticipate will continue into the foreseeable future. Other revenue represented 0.4% of total revenues for the three months ended June 30, 2005 compared to 5.3% for the three months ended June 30, 2004.

Gross Profit

        Gross profit dollars for the three months ended June 30, 2005 decreased $333,000 or 10.6% to $2.8 million from $3.1 million for the three months ended June 30, 2004. Gross profit dollars for the six months ended June 30, 2005 increased $695,000 or 12.0% to $6.5 million from $5.8 million for the six months ended June 30, 2004. The decrease in gross profit dollars is primarily from the decreases in software sales, maintenance and services revenues for the three months ended June 30, 2005. Gross profit percent for the three months ended June 30, 2005 increased 5.1% to 62.6% from 57.6% for the three months ended June 30, 2004. Gross profit percent for the six months ended June 30, 2005 increased 7.9% to 62.9% from 55.0% for the six months ended June 30, 2004. The increase in gross profit percentage for the three months ended June 30, 2005 versus 2004 is primarily due to increases in gross margin earned in software, maintenance and services revenues.

        Software License Margins. Software license margins for the three months ended June 30, 2005 increased $61,000 or 7.6% to $869,000 from $808,000 for the three months ended June 30, 2004. Software license margins for the six months ended June 30, 2005 increased $531,000 or 28.3% to $2.4 million from $1.9 million for the six months ended June 30, 2004. The increase in software license margins for the three and six months ended June 30, 2005 is primarily due to lower sales of third party software products, which have a higher cost of sale. Software license margins as a percentage of software license revenue were 91.1% and 87.9% for the three and six months ended June30, 2005, compared to 82.1% and
85.1 for the three and six months ended June 30, 2004.

        Maintenance Margins. Maintenance revenue margins for the three months ended June 30 2005 increased $247,000 or 23.4% to $1.3 million from $1.1 million for the three months ended June 30, 2004. Maintenance revenue margins for the six months ended June 30, 2005 increased $497,000 or 25.4% to $2.4 million from $1.9 million for the six months ended June 30, 2004. Maintenance revenue margins as a percentage of maintenance revenue were 95.4% and 91.0% for the three and six months ended June 30, 2005, compared to 84.0% and 77.9% for the three and six months ended June 30, 2004. The increase in maintenance revenue margins as a percentage of maintenance revenue for the three and six months ended June 30, 2005 is due to an increase in maintenance revenue and cost savings that resulted from the closure of a regional office used for customer support that will now be housed within our Tucson facility.

        Services Margins. Services revenue margins for the three months ended June 30, 2005 decreased $616,000 or 48.7% to $648,000 from $1.3 million for the three months ended June 30, 2004. Services revenue margins for the six months ended June 30, 2005 decreased $281,000 or 14.8% to $1.6 million from $1.9 million for the six months ended June 30, 2004. The decrease in services revenue margins for the three and six months ended June 30, 2005 is primarily due to bankruptcy of our largest services customer. Services revenue margins as a percentage of services revenue were 30.0% and 33.5% for the three and six months ended June 30, 2005, compared to 42.9% and 35.0% for the three and six months ended June 30, 2004. The decrease in services revenues margins as a percentage of services revenues is due to decreased utilization within our professional services staff and stable total headcount.

        Other Margins. Other revenue margins for the three months ended June 30, 2005 decreased $25,000 or 126.5% to a loss of $5,000 from $20,000 for the three months ended June 30, 2004. Other revenue margins for the six months ended June 30, 2005 decreased $52,000 or 99.4% to $300 from $52,300 for the six months ended June 30, 2004. Other revenue margins as a percentage of other revenue were 28.5% and 1.0% for the three and six months ended June 30, 2005, compared to 7.0% and 14.0% for the three and six months ended June 30, 2004. The decrease in other revenue margins as a percentage of other revenue for the three and six months ended June 30, 2005 was primarily related to variances in third party vendor pricing over the same period in 2004. This decrease in other revenue related to lower hardware sales within our packaged marketplace.

Operating Expenses

        Operating expenses for the three months ended June 30, 2005 increased $247,000 or 6.3% to $4.2 million from $3.9 million for the three months ended June 30, 2004. Operating expenses for the six months ended June 30, 2005 increased $4.8 million or 58.1% to $13.0 million from $8.2 million for the six months ended June 30, 2004. Operating expenses represented 93.1% and 126.3% of total revenues for the three and six months ended June 30, 2005 compared to 72.0% and 78.2% for the three and six months ended June 30, 2004. The increase in operating expenses is primarily attributable to acquisition related costs associated with the Retalix purchase on April 1, 2005 and legal fees incurred in connection with the acquisition.

        Product Development. Product development expenses for the three months ended June 30, 2005 decreased $9,000 or 1.1% to $808,000 from $818,000 for the three months ended June 30, 2004. Product development expenses for the six months ended June 30, 2005 decreased $251,000 or 13.7% to $1.6 million from $1.8 million for the six months ended June 30, 2004. The decrease in product development expense primarily results from decreased headcount and efforts to increase development efficiencies through process improvement and through the reduction of expenses associated with lower development resources needed to support our heritage product, IMS. Product development expenses represented 18.0% and 15.3% of total revenues for the three and six months ended June 30, 2005 compared to 15.0% and 17.4% for the six months ended June 30, 2004.

        Sales and Marketing. Sales and marketing expenses for the three months ended June 30, 2005 decreased $397,000 or 22.8% to $1.3 million from $1.7 million for the three months ended June 30, 2004. Sales and marketing expenses for the six months ended June 30, 2005 decreased $601,000 or 16.4% to $3.1 million from $3.7 million for the six months ended June 30, 2004. The decrease in sales and marketing expenses during the three and six months ended June 30, 2005 is primarily due to decreased headcount, decreases in marketing activities and focused cost control efforts. Sales and marketing expenses represented 29.9% and 29.8% of total revenues for the three and six months ended June 30, 2005 compared to 31.8% and 34.9% for the three and six months ended June 30, 2004.

        General and Administrative. General and administrative expenses for the three months ended June 30, 2005 increased $654,000 or 47.5% to $2.0 million from $1.4 million for the three months ended June 30, 2004. General and administrative expenses for the six months ended June 30, 2005 increased $5.6 million or 206.9% to $8.4 million from $2.7 million for the six months ended June 30, 2004. The increase in general and administrative expenses during the three and six months ended June 30, 2005 is due to acquisition related transition costs and legal fees. General and administrative expenses represented 45.2% and 81.1% of total revenues for the three and six months ended June 30, 2005 compared to 25.2 % and 25.9% for the six months ended June 30, 2004.

        Acquisition Related Costs. Acquisition related costs for the six months ended June 30, 2005 resulted from our acquisition by Retalix on April 1, 2005. In conjunction with this transaction, certain one-time termination costs were incurred or became determinable. Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146") has been applied to this transaction. Under SFAS No. 146, the liability for costs associated with exit or disposal activities is recognized and measured initially at fair value only when the liability is incurred, rather than at the date the Company committed to the exit plan. Restructuring charges are not directly identified with a particular business segment and as a result, management does not consider these charges in the evaluation of the operating loss from the business segments. The following table presents the one-time termination costs incurred relating to this transaction:

         -------------------------------------------------- --------------
         Stock option termination costs                        $1,697,794
         -------------------------------------------------- --------------
         Facility & lease termination costs                       586,645
         -------------------------------------------------- --------------
         Professional fees                                        542,167
         -------------------------------------------------- --------------
         Employee severance and benefit termination costs       1,120,073
         -------------------------------------------------- --------------
         Total transaction related costs                       $3,946,679
         -------------------------------------------------- --------------

Liquidity and Capital Resources

        Historically, we have financed our operations primarily through private sales of equity securities. We expect to finance future operations through existing cash, working capital and funding from our majority stockholder, Retalix. We had working capital of ($4.4 million) at June 30, 2005 compared with ($11,000) at December 31, 2004. The decrease in working capital is primarily due to accrued transaction related expenses of $4.0 million, a $431,000 increase in deferred revenue and a $140,000 increase in allowance for bad debts. Cash and cash equivalents at June 30, 2005 were $834,000, a decrease of $2.5 million from the $3.3 million reported at December 31, 2004. Cash balances decreased in the six months ended June 30, 2005 primarily as a result of a net loss, an increase in transaction related accrued expenses and the increase in deferred revenue attributed to our annual maintenance billing recorded in the six months ended June 30, 2005. In June 30, 2005, we had approximately $2.0 million in payables to Retalix Holdings, Inc. related to the payoff of our lines of credit and payroll expenses they funded, and $55,000 to Retalix Ltd. related to management fees.

        Operating activities provided cash of $71,000 in the six months ended June 30, 2005. Cash used by operating activities in the six months ended June 30, 2005 results primarily from a net loss of $6.6 million offset by an increase of $3.5 million in accrued expenses related to our acquisition by Retalix, an increase in deferred revenue of $.0.4 million relating to our annual maintenance billing and a $140,000 increase in allowance for bad debts. We had net receivables of $3.1 million at June 30, 2005 compared to $3.4 million at December 31, 2004.

        Investing activities used cash of $132,000 in the six months ended June 30, 2005. Cash used by investing activities in the six months ended June 30, 2005 results from the purchase of software and computer equipment. We expect capital expenditures to be approximately $200,000 for the remainder of 2005, which we expect to be paid by Retalix Holdings Inc. using existing cash and working capital.

        Financing activities used cash of $2.4 million during the six months ended June 30, 2005. Cash used by financing activities for the six month period ending June 30, 2005 results from the repayment of our line of credit and capital lease obligations.

        We believe that our cash, combined with that of Retalix's working capital, will provide adequate liquidity to meet our anticipated operating requirements for at least the next twelve months.

Business Outlook

        As we look ahead to the rest of 2005, we are planning for growth. Our acquisition by Retalix on April 1, 2005 is very recent and although positively received by the market, its impact on our growth plans is not yet fully known.

        Our financial results are substantially dependent upon sales of TCI Retail software. Revenue is partly a function of the mix of software, services, maintenance and other third party hardware and software sales. Our margins are highest for software and maintenance and significantly lower for our services and other revenue categories. Our margins are also affected by the product mix within the various markets we serve. Margins are higher in the Mainstream & Enterprise market than in the Small to Medium Retail marketplace due to the fact that the overall sale in the Mainstream & Enterprice market is weighted towards our higher margin offerings of software and maintenance. Our gross margin as a result, varies with revenue levels from the various markets and the revenue mix.

        We believe that we have the product offerings, personnel, competitive and financial resources for continued business success. Future revenues, gross margins and profits however, are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. As a result, there are no assurances that we will achieve these objectives.

        We believe that we should be able to withstand the impact of the bankruptcies of some of our former customers, including Fleming Companies and Winn-Dixie Stores, Inc. We believe we have valid defenses to any allegations of preferential payments made prior to these bankruptcies and that our actual liability from these actions will not materially adversely affect our financial condition. Nonetheless, we cannot predict with any certainty the outcome of any preference litigation against us or whether the bankruptcy trustees in these cases will agree to settle for amounts substantially less than the preference claim amounts.


New Accounting Pronouncement

        In December 2004, the Financial Accounting Standards Board revised Statement of Financial Accounting Standards No. 123 ("FAS 123R"), "Share-Based Payment," which requires companies to expense the estimated fair value of employee stock options and similar awards based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The accounting provisions of FAS 123R will be effective as of the beginning of the first interim or annual reporting period that begins on or after December 15, 2005. We will adopt the provisions of FAS 123R effective on the first quarter of 2006 using a modified prospective application. Under the modified prospective application, FAS 123R, will apply to new awards, unvested awards that are outstanding on the effective date and any awards that are subsequently modified or cancelled. Compensation expense for outstanding awards for which the requisite service had not been rendered as of the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under SFAS 123 (Note 2 Stock-Based Compensation). We believe adoption of FAS 123R will not have a material impact on our financial statements, as there are no stock options outstanding as of June 30, 2005.

Financial Statements

        Our financial statements for the fiscal year ended December 31, 2004 and for the three and six months ended June 30, 2005 are set forth respectively as Appendices E and F to this proxy statement and incorporated by reference herein.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

        None.

TCI SOLUTIONS, INC.
SELECTED FINANCIAL AND OPERATING DATA


        The following selected financial data for each of the years in the two-year period ended December 31, 2004 are derived from TCI's audited financial statements and notes thereto which are included as Appendix E to this proxy statement and incorporated by reference herein. The following selected financial data for the three months ended June 30, 2005 and 2004 are derived from TCI's unaudited financial statements and notes thereto which are included as Appendix F to this proxy statement and incorporated by reference herein. The information presented below should be read in conjunction with such financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Fiscal Year ended December 31, 2004 beginning on page 53 of this proxy statement and Managements' Discussion and Analysis of Financial Condition and Results of Operations for the three months ended June 30, 2005 beginning on page 61 of this proxy statement.

        Additional financial information is included in TCI's audited and unaudited financial statements attached as Appendices E and F and in the reports and other documents filed by TCI with the Securities and Exchange Commission. The following summary information is qualified in its entirety by reference to such financial statements, reports and other documents and all of the financial information (including any related notes) contained therein. Reports and other documents filed with the Securities and Exchange Commission may be inspected and copies may be obtained without charge as described in "OTHER MATTERS--Available Information."

                      ----------------------------- ----------------------------
                                                        Fiscal Year Ended
                                                            December 31
                      ----------------------------- ----------------------------

                      ----------------------------- ------------- -- -----------
                                                        2004            2003
                      ----------------------------- ------------- -- -----------

                      ----------------------------- ------------- -- -----------
                      Revenues                      $21,828,014      $21,213,750
                      ----------------------------- ------------- -- -----------
                      Cost of Revenues                9,122,322      9,178,193
                      ----------------------------- ------------- -- -----------
                      Operating (loss)/income        (2,846,165)     (5,861,478)
                      ----------------------------- ------------- -- -----------
                      Net (loss)/income              (2,936,241)     (5,960,414)
                      ----------------------------- ------------- -- -----------
                      Net (loss)/income per Share
                      ----------------------------- ------------- -- -----------
                          -- Basic                        (0.23)          (0.46)
                      ----------------------------- ------------- -- -----------
                          -- Diluted                      (0.23)          (0.46)
                      ----------------------------- ------------- -- -----------
                      Total assets                    8,739,362      9,450,566
                      ----------------------------- ------------- -- -----------
                      Long-term debt (including
                      capital lease)                     11,603         34,873
                      ----------------------------- ------------- -- -----------

        The book value per share for TCI as of the fiscal year ended December 31, 2004 is $0.14. This is calculated by dividing the net stockholders equity of $1,804,329 as stated on the TCI balance sheet dated as of December 31, 2004, included in Appendix E to this proxy statement, by the weighted-average common shares outstanding of 12,822,521 as stated on the statement of operations as of December 31, 2004, included in Appendix E to this proxy statement.

                      ----------------------------- ----------------------------
                                                     Six Months Ended June  30
                      ----------------------------- ----------------------------

                      ----------------------------- ------------- -- -----------
                                                        2005            2004
                      ----------------------------- ------------- -- -----------

                      ----------------------------- ------------- -- -----------
                      Revenues                       $10,300,083     $10,511,880
                      ----------------------------- ------------- -- -----------
                      Cost of Revenues                 3,818,496      4,725,761
                      ----------------------------- ------------- -- -----------
                      Operating (loss)/income(1)     (6,523,206)     (2,438,757)
                      ----------------------------- ------------- -- -----------
                      Net (loss)/income              (6,568,610)     (2,477,002)
                      ----------------------------- ------------- -- -----------
                      Net (loss)/income per Share
                      ----------------------------- ------------- -- -----------
                          -- Basic and Diluted            (0.51)          (0.19)
                      ----------------------------- ------------- -- -----------
                      Total assets                    39,145,560      8,564,000
                      ----------------------------- ------------- -- -----------

-----------------------
(1) Includes $3,946,679 in costs incurred by TCI in connection with TCI's acquisition by Retalix. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2005--Operating Expenses--Acquisition Related Costs."

                      ----------------------------- ------------- -- -----------
                      Long-term debt (including                0         23,400
                      capital lease)
                      ----------------------------- ------------- -- -----------

        The book value per share for TCI as of June 30, 2005 is $2.39. This is calculated by dividing the net stockholders equity (deficit) of $30,702,854 as stated on the TCI balance sheet dated as of June 30, 2005, included in Appendix F to this proxy statement, by the weighted-average common shares outstanding of 12,825,459 as stated on the statement of operations as of June 30, 2005, included in Appendix F to this proxy statement.

TCI SOLUTIONS, INC.
PROJECTED FINANCIAL INFORMATION

        In November 2004, TCI's management prepared certain projections of future operating results. These were provided to the TCI board and The Mentor Group in February 2005 for use in determining whether Retalix's offer was fair to TCI and its stockholders. The 2005 projections were also provided to Retalix as part of its due diligence. The projections were not prepared with a view to complying with published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or generally accepted accounting principles regarding projections. While presented with numerical specificity, the projections are based upon a variety of assumptions relating to the business of TCI at the time they were prepared. Subject to the discussion set forth below regarding the effect on such projections of any future property acquisitions or dispositions, TCI considered such assumptions reasonable as of the time they were made. Such assumptions are, however, subject to significant economic and competitive uncertainties and contingencies, some of which are beyond TCI's control. The variability and unpredictability of these general economic conditions makes it difficult to project results of operations with any degree of certainty. Accordingly, TCI cannot predict whether the assumptions made in preparing such projections will prove accurate. Such projections are inherently imprecise, and there can be no assurances that the results presented in the actual results will not differ materially from the results presented in the projections.

        The projections were not prepared with a view to public disclosure. The information concerning the projections is included in this proxy statement solely because such information was furnished to the TCI board, The Mentor Group and Retalix. The inclusion of the projections herein should not be regarded as a representation by TCI, Retalix or any other entity or person that the projected results will be achieved, and TCI assumes no responsibility for the accuracy of such information or any responsibility to update such projections in light of changed circumstances or additional information. Readers are cautioned not to place undue reliance on this data.

        The projected financial data for fiscal years 2005 through 2007 is set forth below. The projections should be read together with the information contained in TCI's public filings with the Securities and Exchange Commission and in Appendices E and F to this proxy statement and the information set forth above.


                                      December 31,  December 31,  December 31,
                                          2005          2006          2007
REVENUE
Software                              $  8,980,000  $  9,752,000  $  10,727,200
Services                              $  9,951,225  $ 12,018,908  $  13,821,745
Maintenance                           $  5,960,000  $  7,152,000  $   8,224,800
Other                                 $    147,500  $    162,250  $     178,475
                                      ============= ============= ==============
TOTAL REVENUE                         $ 25,038,725 $  29,085,158  $  32,952,220

COST OF SALES
Software                              $    530,000  $    609,500  $     670,450
Services                              $  5,261,726  $  5,974,773  $   6,811,242
Maintenance                           $    984,378  $  1,033,597  $   1,085,276
Other                                           -             -             -
                                      ------------- ------------- --------------
TOTAL COST OF SALES                   $  6,776,104  $  7,617,870  $   8,566,968
                                      ============= ============= ==============

GROSS PROFIT                          $ 18,262,621  $ 21,467,288  $  24,385,252

OPERATING EXPENSES
Sales                                 $  4,018,495  $  4,590,424  $   5,141,275
Marketing                             $  2,819,637  $  3,212,676  $   3,598,197
Product Development                   $  3,232,356  $  3,593,685  $   4,024,928
General and Administrative            $  6,299,184  $  7,112,614  $   7,391,902
                                      ------------- ------------- --------------
TOTAL OPERATING EXPENSES              $ 16,369,671  $ 18,509,399  $  20,156,302
                                      ============= ============= ==============

DEPRECIATION & AMORTIZATION
Depreciation                          $    639,333  $    738,000   $    885,600
Amortization

                                      ------------- ------------- --------------
TOTAL DEPRECIATION & AMORTIZATION     $    639,333  $   738,000   $    885,600
                                      ------------- ------------- --------------

OTHER INCOME & (EXPENSE)
Interest Income                       $     20,000  $    24,000   $     30,000
Interest Expense                      $   (125,004)     (62,502)  $    (78,128)
                                      ------------- ------------- --------------
TOTAL OTHER INCOME/(EXPENSE)          $   (105,004) $   (38,502)  $    (48,128)
                                      ------------- ------------- --------------

                                      ------------- ------------- --------------
NET INCOME/(LOSS)                     $  1,148,613  $ 2,181,387   $  3,295,222
                                      ============= ============= ==============

Non-GAAP Financial Measures

The projections also included the following figures for EBITDA and EBIT. EBITDA is earnings before interest and other income, taxes, depreciation and amortization. EBIT is earnings before interest and other income and taxes. EBITDA and EBIT are not a measurement of financial performance under accounting principles generally accepted in the United States (commonly referred to as "GAAP") and should not be considered as a substitute for operating or net income or cash flows from operating activities.

                                      December 31,  December 31,  December 31,
                                          2005          2006          2007
                                      ------------- ------------- --------------
EBITDA                                $  1,892,950  $  2,957,889  $  4,228,950
EBIT                                  $  1,253,617  $  2,219,889  $  3,343,350
                                      ------------- ------------- --------------


TCI believes that EBIT and EBITDA are relevant and useful information commonly used by investors, analysts and other interested parties. Accordingly, TCI is disclosing this information to permit a more comprehensive analysis of its operating performance and liquidity, and as an additional measure of its ability to meet future requirements for debt service, capital expenditures and working capital if the merger is not completed.

Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures

When we use non-GAAP financial measures such as EBITDA and EBIT in a filing with the Securities and Exchange Commission, applicable regulations require us to present the most directly comparable financial measures calculated and presented in accordance with GAAP. In the foregoing table of projected fiscal data in accordance with GAAP for fiscal years 2005 through 2007, above, the Net Income figure is most comparable to the EBITDA and EBIT figures.

Securities and Exchange Commission regulations also require us to present a reconciliation of the differences between the non-GAAP financial measures with the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA Reconciliation

In the table below, the non-GAAP EBITDA figure is obtained by subtracting the GAAP figure for Total Operating Expenses from the GAAP figure for Gross Profit. The GAAP figure for Net Income is obtained by also subtracting the GAAP figure for Depreciation & Amortization and Other Income (Expense) from EBITDA.

                                       December 31,  December 31,  December 31,
                                           2005          2006          2007
GROSS PROFIT                          $  18,262,621 $  21,467,288 $  24,385,252
                                      ------------- ------------- --------------
TOTAL OPERATING EXPENSES              $  16,369,671 $  18,509,399 $  20,156,302
                                      ============= ============= ==============

EBITDA                                $   1,892,950 $   2,957,889 $   4,228,950
DEPRECIATION & AMORTIZATION           $     639,333 $     738,000 $     885,600
OTHER INCOME (EXPENSE)                $    (105,004)$     (38,502)$     (48,128)
NET INCOME                            $   1,148,613 $   2,181,387 $   3,295,222

EBIT Reconciliation

The non-GAAP EBIT figure is obtained by subtracting the GAAP figures for Total Operating Expenses and Depreciation and Amortization from the GAAP figure for Gross Profit. The GAAP figure for Net Income is obtained by subtracting Other Income (Expense) from EBIT.

                                       December 31,  December 31,  December 31,
                                           2005          2006          2007
GROSS PROFIT                          $ 18,262,621 $   21,467,288 $  24,385,252
                                      ------------- ------------- --------------
TOTAL OPERATING EXPENSES              $ 16,369,671 $   18,509,399 $  20,156,302
                                      ============= ============= ==============
TOTAL DEPRECIATION & AMORTIZATION     $    639,333  $     738,000  $    885,600
                                      ============= ============= ==============

EBIT                                  $  1,253,617  $   2,219,889  $  3,343,350
OTHER INCOME (EXPENSE)                $   (105,004) $     (38,502) $    (48,128)
                                      ------------- ------------- --------------
NET INCOME                            $  1,148,613  $   2,181,387  $  3,295,222
                                      ------------- ------------- --------------


PRICE RANGE OF TCI'S COMMON STOCK

        TCI's common stock is not traded on any securities exchange. To TCI's knowledge, there have been no reported bids or sales of its common stock.

DIVIDENDS AND DIVIDEND POLICY

        TCI has not paid a dividend on its common stock during the past two years. The merger agreement provides that TCI will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock. Also, TCI's loan agreement with Comerica Bank-California prohibits the payment of dividends on TCI's capital stock. See "THE MERGER AGREEMENT" above.

                            INFORMATION ABOUT RETALIX

        Retalix is a corporation organized under the laws of Israel with its principal executive offices at 10 Zarhin Street, Raanana, 43000 Israel. Retalix's phone number is (972) 9-776-6677. Retalix is an independent provider of integrated enterprise-wide software solutions for the global retail food and fuel industries. Spanning the retail supply chain from the warehouse to the point of sale, Retalix's suite of software solutions integrates retail information flow across a retailer's entire operations, encompassing its stores, headquarters and warehouses. Its comprehensive integrated solution suite enables food and fuel retailers to manage their retail operations more efficiently, reduce infrastructure costs and closely collaborate with suppliers. Retalix's software solutions also enable retailers to capture and analyze consumer behavior data, and to use that data to more effectively devise and implement targeted promotions to stimulate demand. Retalix believes that its extensive knowledge and accumulated experience in developing software solutions for the retail food and fuel industries enables it to provide solutions to retailers that are better integrated and more tailored for its target markets than competing solutions. Through its January 2004 acquisition of OMI International, Retalix further extended the scope of its software suite to include supply chain execution and warehouse management. With this enhanced suite of software solutions, Retalix now provides retailers with the ability to manage, track and report the movement of goods throughout the entire scope of their operations, from the order, through the initial receipt of goods at the warehouse to the final sale at the checkout counter.

        Retalix markets its software solutions primarily to large and mid-sized supermarket and convenience store chains, major fuel retailers and independent grocers. In the supermarket and grocery sector, Retalix markets its solutions to four tiers of food retailers that are typically characterized primarily by revenue levels:

        Tier 1 - annual revenues of over $2 billion;

        Tier 2 - annual revenues of between $500 million and $2 billion;

        Tier 3 - annual revenues of between $50 million and $500 million; and

        Tier 4 - independent retailers.

        Retalix markets its solutions to Tier 1 and Tier 2 food retailers, large convenience store chains and major fuel retailers through a direct sales force in the United States, Europe, Australia, Asia and Israel, augmented by a combination of channel partners and resellers. Sales to Tier 1 and Tier 2 food retailers, large convenience store chains and major fuel retailers, have historically represented a substantial majority of Retalix's revenues. Retalix targets Tier 3 and Tier 4 food retailers through its StoreNext joint ventures in the United States and Israel, which sell their solutions directly (in Israel) or through regional dealers. For larger supermarket and convenience store chains and major fuel retailers, Retalix's professional services personnel provide its customers with project management, implementation, application training and technical services. Retalix also provides development services to customize its applications to meet specific requirements of its customers and ongoing support and product maintenance services.

        Retalix believes that it is unique within the retail food software industry as it offers software solutions that can serve the needs of the entire range of food retailers, from multi-national supermarket and major convenience store chains to independent grocers. It is able to serve such a diverse customer base because it has designed its applications to include multiple levels of functionality that can be adapted to the various sizes and forms of retail operations of its customers. To date, Retalix's software solutions have been installed in more than 33,000 supermarkets and grocers, convenience stores and major fuel retailers in 50 countries, serving more than 260,000 checkout lanes. Retalix's customers include leading supermarket and grocery chains such as Hy-Vee and Publix in the United States, Delhaize, Sainsbury's and Tesco in Europe, and large convenience stores and major fuel retailers such as Alon Fina, Casey's and Pilot Oil in the United States and Husky Oil in Canada. In addition, Retalix estimates that its software is currently installed at approximately 11,000 independent grocers out of the total U.S. market of approximately 20,000 independent grocers. Retalix's sales have grown from $36.1 million in 2000 to $124.4 million in 2004.

        Retalix Holdings Inc. is a Delaware corporation and indirect wholly owned subsidiary of Retalix. Each of RTLX LLC and Survivor RTLX LLC is a Delaware limited liability company whose sole member is Retalix Holdings Inc. The address for each of Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC is 6200 Tennyson Parkway, Suite 150, Plano, Texas 75024 and the telephone number for each is (469) 241-8400.

        Retalix is subject to the informational requirements of the Exchange Act applicable to foreign private issuers and fulfills such obligations by filing reports with the Securities and Exchange Commission. You may read and copy any document Retalix files with the SEC without charge at the Securities and Exchange Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at such address, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Certain of Retalix's Securities and Exchange Commission filings are also available to the public at the SEC's website at www.sec.gov.

        As a foreign private issuer, Retalix is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Retalix is not required under the Exchange Act to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

                                  OTHER MATTERS

Other Matters at the Special Meeting

        If any other matters properly come before the special meeting, it is the intention of the proxy holders identified in the proxy card to vote in their discretion on such matters pursuant to the discretionary authority granted pursuant to the proxy card and permitted under applicable law. TCI does not have notice of any such matters.

Future Stockholder Proposals

        If the merger is completed, there will be no further public stockholder meetings. However, if the merger is not completed, TCI stockholders will continue to be entitled to attend and participate in stockholders' meetings. If the merger is not completed, TCI will inform its stockholders, by press release or other means determined reasonable by TCI, of:

        o the date by which stockholder proposals must be received by TCI for inclusion in the proxy materials relating to the annual meeting for the fiscal year ended December 31, 2004, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect; and

        o the date by which notice must be received from stockholders who intend to present a proposal at TCI's next annual meeting without including such proposal in its proxy materials.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information concerning beneficial ownership of common stock as of the record date, by any person who is known by TCI to be the beneficial owner of more than five (5%) percent of common stock, by each director of TCI, each executive officer named in the TCI's Annual Report on Form 10-KSB for the year ended December 31, 2004 and by all current directors and officers as a group.

        We know of no persons other than those identified below who beneficially own more than 5% of the outstanding shares of common stock, Series A Preferred Stock or Series B Preferred Stock as of the record date. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. No directors or executive officers of Retalix directly own any outstanding shares of TCI common, Series A Preferred or Series B Preferred Stock.

---------------------------------------------------------------------------------------------------
                                    Amount and Nature of Beneficial Ownership (1)
---------------------------------------------------------------------------------------------------
                                                    Series A                  Series B
Name and Address of        Common       Percentage  Preferred    Percentage  Preferred  Percentage
Beneficial Owner (2)        Stock        of Class     Stock       of Class     Stock     of Class
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
David R. Butler (3)           -            -          -                 -       -           -
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Lance C. Jacobs (4)        204,000         -          -                 -       -           -
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Stephen P. DeSantis (5)      500           -          -                 -       -           -
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Retalix Ltd. (6)          38,570,998(7)   73.4%     6,151,914(8)   99.8%     25,528,940   95.8%
10 Zarhin Street
Raanana, 43000, Israel
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Barry Shaked                   -                        -                        -
6100 Tennyson Parkway
Suite 150
Plano, TX  75024
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                    Amount and Nature of Beneficial Ownership (1)
---------------------------------------------------------------------------------------------------
                                                    Series A                  Series B
Name and Address of        Common       Percentage  Preferred    Percentage  Preferred  Percentage
Beneficial Owner (2)        Stock        of Class     Stock       of Class     Stock     of Class
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Danny Moshaioff                -                         -                      -
10 Zarhin Street
Raanana, 43000, Israel
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Eli Spirer                     -                         -                      -
6100 Tennyson Parkway,
Suite 150
Plano, TX  75024
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
David N. Berg (7)              -            -            -          -           -          -
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
All directors and          204,500          -            -          -           -          -

executive officers as a
group (6 people)
---------------------------------------------------------------------------------------------------


(1) Each beneficial owner's percentage ownership is determined by assuming that options and other convertible securities that are held by such person and that are exercisable and convertible within 60 days have been exercised or converted.

(2) Unless otherwise indicated, the address for each of the indicated owners is 17752 Skypark Circle, Suite 160, Irvine, CA 92614.

(3) Mr. Butler resigned as Chief Executive Officer of TCI on June 30, 2005.

(4) Mr. Jacobs served as TCI's Chief Executive Officer from 1997 until July, 2004. Mr. Jacobs served as Chief Industry Officer and as Executive Vice President, Products and Strategy of Retalix Ltd. from June, 2005 to September, 2005.

(5) Mr. DeSantis resigned his full-time employment with TCI on June 30, 2005.

(6) All shares owned by wholly-owned subsidiaries of Retalix may be deemed to be beneficially owned by Retalix.

(7) Represents 13,042,058 shares of common stock which may be acquired upon conversion of shares of Series A Preferred Stock (including 742,060 shares of common stock issuable upon conversion of 350,028 shares of Series A Preferred Stock issuable under the PIK dividend as described in TCI's certificate of incorporation) and 25,528,940 shares of common stock issuable upon conversion of shares of Series B Preferred Stock.

(8) Includes 350,028 shares of Series A Preferred Stock issuable under the Series A Preferred Stock PIK dividend as described in TCI's certificate of incorporation.

(9) Mr. Berg terminated his duties as an officer and employee effective July 21, 2004.

Purchases by TCI and its Directors and Executive Officers and by Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC and their Directors, Managers and Executive Officers

        Except for shares acquired by Retalix Holdings Inc. from the selling stockholders, no purchases of TCI stock were made by TCI, its directors and executive officers, or by Retalix, Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC or their respective directors, managers or executive officers during 2003 or 2004.

        Except as disclosed in this proxy statement, none of TCI's current executive officers or directors, nor any of the executive officers or directors or managers of any Retalix entity, have purchased or sold shares of TCI stock within 60 days of the date of this proxy statement.

Available Information

        TCI is subject to the informational reporting requirements of the Exchange Act, and in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 and the Securities and Exchange Commission's regional office at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of these materials can also be obtained from the Public Reference Room of the Securities and Exchange Commission at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials also may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov.

        TCI and the Retalix entities have filed a Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger. As permitted by the Securities and Exchange Commission, this proxy statement may omit certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and we urge you to read each such document carefully.

        If you would like to request documents from TCI, please do so at least ten business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        You should rely only on the information contained or incorporated by reference in this proxy statement when considering how to vote your shares at the special meeting. TCI has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

        This proxy statement is dated ______________, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.



                                             By Order of the Board of Directors,

Irvine, California
___________, 2005

                                   SCHEDULE I

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
                               OF TCI AND RETALIX

1. DIRECTORS AND EXECUTIVE OFFICERS OF TCI SOLUTIONS. Following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of TCI. The business address of Mr. Butler and Mr. DeSantis is 17752 Skypark Circle, Suite 160, Irvine, California 92614 and their telephone number is (949) 476-1122. The business address of Mr. Moshaioff is 10 Zarhin Street, Raanana 43000, Israel and his telephone number is (972) 9-776-6677. The business address of Messrs. Shaked and Spirer is 6200 Tennyson Parkway, Suite 150, Plano, Texas 75024 and their telephone number is (469) 241-8400.

Name                            Age   Position
----                            ---   --------
David R. Butler                 49    Director

Stephen P. DeSantis             43    Executive Vice President, Chief Financial
                                      Officer and Corporate Secretary

Barry Shaked                    48    Director

Danny Moshaioff                 59    Director

Eli Spirer                      49    Director

Set forth below is a brief description of the background and business experience for the past five years of our directors and executive officers. Neither TCI nor Retalix, Retalix Holdings Inc., RTLX LLC or Survivor RTLX LLC, nor to the best of TCI's knowledge, any of the directors and executive officers of TCI or any Retalix entity mentioned on this Schedule I (i) has been convicted in a criminal proceeding during the past five years (excluding traffic violations and similar misdemeanors); or (ii) has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws. Mr. Butler and Mr. DeSantis are citizens of the United States. Mr. Shaked, Mr. Moshaioff and Mr. Spirer are citizens of Israel.

David R. Butler joined the board of directors in 2003 and served as President and CEO from July, 2004 to June 30, 2005. Mr. Butler served as Executive Vice President, Sales of Retalix USA Inc. from April 1, 2005 to June 30, 2005 Mr. Butler has served as vice president of sales for Best Software since 1996, with responsibility for all corporate sales and marketing programs. In 1998, he was named Chief Operating Officer, and in 1999 assumed the additional position of President. Mr. Butler brings 25 years of experience in providing business solutions to small and mid-sized firms. He was previously director of sales for Lawson Software, and also held leadership positions with Bachman Information Services, MAI Basic Four, and Burroughs Corp. Mr. Butler received a BS in Finance from California State University, Fullerton.

Stephen P. DeSantis has over 19 years of financial management experience in both the private and public sectors. In his role as our Chief Financial Officer and Corporate Secretary, positions he has held since 1996, he is responsible for corporate governance issues, SEC compliance, business planning, corporate strategic communications, and securing financing for TCI. Mr. DeSantis also manages the investor relations, finance, accounting, IT and human resource departments. He began his career in 1985 with Coopers & Lybrand, LLP, in Los Angeles. From 1989 to 1993 he held the position of Corporate Controller at Cassette Productions Unlimited, Inc. From 1993 to 1995 he held the position of Controller for TCI.

Barry Shaked is a founder of Retalix and has served as its President, Chief Executive Officer and Chairman of the Board since its inception in April 1982. From August 1975 to February 1979, Mr. Shaked served as an officer in the Israeli Defense Forces. He attended the Computer Science School of Bar-Ilan University from 1980 to 1983. As of August 31, 2005, Mr. Shaked holds ordinary shares of Retalix which equal approximately 5.2% of Retalix's issued and outstanding share capital. In addition, Mr. Shaked holds options to purchase a total of up to 425,360 ordinary shares of Retalix.

Danny Moshaioff has served as an Executive Vice President and Chief Financial Officer of Retalix since December 1999. From July 1997 to December 1999, Mr. Moshaioff served as Chief Financial Officer of Blue Square ISR and from September 1995 to June 1997, he served as General Manager of Mashbir Mazon. Mr. Moshaioff has served as a director of Neviot Ltd. since January 2004. Mr. Moshaioff received a B.A. in Economics and Statistics from the Hebrew University in 1970 and an M.B.A. from New York University in 1972. As of August 31, 2005, Mr. Moshaioff holds less than 1% of the total issued and outstanding share capital of Retalix.

Eli Spirer is Vice President for Customer Services of Retalix. He joined Retalix as a programmer when the company was founded in 1982 and was made Manager of Development for the Israeli market in 1987. In 1992 he was promoted to Vice President for International Development. After transferring to the United States in 1996 he served for four years as Vice President for Strategic Development, during which he managed supermarket business and strategic alliances. In May 2000 he was made Vice President for Customer Services. Mr. Spirer graduated from Technion, Israel Institute of Technology in 1981 with a degree in Hotel Management after service in the Israeli Defense Forces from 1974 to 1977. As of August 31, 2005, Mr. Spirer holds less than 1% of the total issued and outstanding share capital of Retalix.

2. DIRECTORS AND EXECUTIVE OFFICERS OF RETALIX. Following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Retalix. Each such person is a citizen of Israel, other than Mr. Hamilton, who is a U.S. citizen, the business address of each such person is 10 Zarhin Street, Raanana 43000, Israel and the telephone number of each such person is (972) 9-776-6677, other than Messrs. Shaked and Hamilton, whose business address is 6200 Tennyson Parkway, Suite 150, Plano, Texas 75024 and whose telephone number is (469) 241-8400.

Name                     Age   Position

Barry Shaked             48    President, Chief Executive Officer and Chairman
                               of the Board
Danny Moshaioff          59    Executive Vice President, Chief Financial Officer
Avinoam Bloch            48    Executive Vice President, Chief Operations
                               Officer-International Business
Yoni Stutzen             53    Executive Vice President, International Sales
Saul Simon               52    Vice President, Business Development and CRM
                               Products
Victor Hamilton          52    President, Retalix SCM, Inc.
Elhanan (Elli) Streit    64    External Director
Ilan Horesh              53    External Director
Sigal Hoffman            48    Director
Brian Cooper             49    Director
Ian O'Reilly             56    Director
Amnon Lipkin-Shahak      61    Director


Barry Shaked is a founder of Retalix and has served as its President, Chief Executive Officer and Chairman of the Board since its inception in April 1982. From August 1975 to February 1979, Mr. Shaked served as an officer in the Israeli Defense Forces. He attended the Computer Science School of Bar-Ilan University from 1980 to 1983.

Danny Moshaioff has served as an Executive Vice President and Chief Financial Officer of Retalix since December 1999. From July 1997 to December 1999, Mr. Moshaioff served as Chief Financial Officer of Blue Square ISR and from September 1995 to June 1997, he served as General Manager of Mashbir Mazon. Mr. Moshaioff has served as a director in Neviot Ltd. since January 2004. Mr. Moshaioff received a B.A. in Economics and Statistics from the Hebrew University in 1970 and an M.B.A. from New York University in 1972.

Avinoam Bloch has served as Executive Vice President, Chief Operations Officer - International Business of Retalix since January 2005. From January 2002 until January 2005, Mr. Bloch served as Executive Vice President, Products. From January 2000 until January 2002, Mr. Bloch served as Executive Vice President, Operations. From February 1993 to January 2000, Mr. Bloch served as Vice President, Engineering responsible for Israeli markets and new technology software development. From December 1988 to January 1993, Mr. Bloch served as a Product

Manager for Wincor-Nixdorf and Wincor-Nixdorf Italy. He served as a Programmer and Product Manager from January 1986 to December 1998. Mr. Bloch served as an officer in the Israeli Defense Forces from 1975 to 1979. Mr. Bloch received a B.Sc. in Computer Science and Mathematics from the Hebrew University in 1993.

Yoni Stutzen has served as Executive Vice President, International Sales of Retalix since January 2004, and served as its Vice President, International Sales from December 1998 until December 2003. He served as Retalix's Vice President, Marketing from August 1994 through December 1998. Mr. Stutzen served as a Marketing Manager for Manof Communications from January 1985 to July 1994 and as international SWIFT systems manager for Bank Hapoalim from January 1980 until December 1984. Mr. Stutzen received a B.Sc. in Industrial and Management Engineering from the Technion, Israel Institute of Technology in 1974.

Saul Simon has served as Vice President, Business Development and CRM Products of Retalix since January 2004, and served as its Vice President, Business Development from November 1997 until December 2003. Mr. Simon served as Vice President, U.S. Activities for Adapt Technologies from March 1993 to June 1997. Mr. Simon received a B.Sc. in Computer Science and Mathematics from Tel Aviv University in 1982.

Victor Hamilton has served as President of Retalix SCM, Inc. since April 2005. His career began in 1981 when he founded H&S Computer Systems. H&S provided customized computer software for the food distribution industry, specializing in ERP warehousing, and sales force automation applications. In January 2000, Mr. Hamilton assumed the role of Chairman and Chief Executive Officer of a newly formed company, Integrated Distribution Solutions, L.L.C. ("IDS"), and served in such capacities until the acquisition of IDS by Retalix in April 2005. In addition to his role as Chairman and Chief Executive Officer, Mr. Hamilton was the majority shareholder in IDS.

Elhanan (Elli) Streit has served as an external director of Retalix since March 2000. Since January 1999, Mr. Streit has been a managing director of PFM International Access Limited. Mr. Streit served as the Director of the Friends Association at the Israel Museum from July 1996 through July 1998 and as a managing director at Dizengoff West Africa from August 1991 through January 1996. Mr. Streit served as an independent director in Advantech Ltd. from April 2000 to December 2002 and as a director of Primode Ltd. from September 2000 to December 2004. He received a B.A. in Economics and Political Science from the Hebrew University in 1963 and an M.B.A. from the Wharton School at the University of Pennsylvania in 1965.

Ilan Horesh has served as an external director of Retalix since March 2000. Since November 1998, Mr. Horesh has been a director of system projects at Pelephone Communications Ltd. From December 1997 to November 1998, Mr. Horesh was Chief Executive Officer at Shefa - The Customers Club of Maccabi Health Services and, from January 1994 to December 1997, Mr. Horesh was a planning and development executive at PAZ Oil Corporation. He received a B.A. in History from Tel Aviv University in 1984, an M.A. in Political Science from Haifa University in 1990 and an M.A. in Business Management from Tel Aviv Management College in 1996.

Sigal Hoffman has served as a director of Retalix since May 2004. Ms. Hoffman has worked as an attorney in private practice since 1995. Ms. Hoffman has a B.A. degree in Social Work, an M.B.A. in Educational Consulting and an LL.B. in law from Tel-Aviv University.

Brian Cooper has served as a director of Retalix since August 1984. From December 1999 to June 2001, Mr. Cooper served as Retalix's Vice President, Israeli operations. Mr. Cooper also served as its Chief Financial Officer from August 1984 until December 1999. From 1979 to 1984, Mr. Cooper served as an officer in the Israeli Defense Forces as an economist and programmer. Mr. Cooper has been a director of YCD Multimedia Ltd. since June 2003. Mr. Cooper received a B.A. in Economics from Haifa University in 1977.

Ian O'Reilly has served as a director of Retalix since November 2000. Mr. O'Reilly serves as a director of e-Daily and the Cambridge Building Society and served as a Group IT Manager at Tesco Stores Ltd. between 1991 and 2000. He received a British Computer Society Qualification from the Cambridge College of Arts and Technology in 1972.

Amnon Lipkin-Shahak has served as a director of Retalix since April 2002. Since May 2001, Mr. Lipkin-Shahak has served as the chairman of the board in the TAHAL Group, and as a director in the Kardan Group, Granit Hacarmel and NILIT, and as the chairman of the Bountiful Israel Council. Between May 1999 and March 2001, Mr. Lipkin-Shahak served as a member of the Israeli parliament (the Knesset). During most of this period, Mr. Lipkin-Shahak served as a cabinet minister in charge of transport (between July 2000 and March 2001) and in charge of tourism

(between July 1999 and July 2000). In December 1998, Mr. Lipkin-Shahak retired from his position as the Chief of Staff of the Israeli Defense Forces after thirty-six years of service in the Israeli army.

Messrs. Shaked, Moshaioff, Hamilton and Spirer are the directors of Retalix Holdings Inc., and various employees of Retalix in Israel and the U.S. are officers of Retalix Holdings Inc., RTLX LLC and Survivor RTLX LLC. Retalix Holdings Inc. is the sole manager of RTLX LLC and Survivor RTLX LLC.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER



                                    ATTACHED

                                                                 EXECUTION COPY
                                                                 --------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  RETALIX LTD.,

                             RETALIX HOLDINGS INC.,

                                    RTLX LLC

                                SURVIVOR RTLX LLC

                                       AND

                               TCI SOLUTIONS, INC.

                            DATED AS OF APRIL 1, 2005

                          AGREEMENT AND PLAN OF MERGER
         AGREEMENT AND PLAN OF MERGER, dated as of April 1, 2005 (this "Agreement"), by and among Retalix, Ltd., an Israeli corporation ("Parent"), Retalix Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Holdings"), Survivor RTLX LLC, a Delaware limited liability company of which Holdings is the single member ("LLC Merger Sub"), RTXL LLC, a Delaware limited liability company of which Holdings is the sole member ("Acquisition Sub") and TCI Solutions, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, each of the boards of directors or equivalent bodies of Parent, Holdings, LLC Merger Sub, Acquisition Sub and the Company has determined that it is advisable and in the best interests of its stockholders or members, as the case may be, for the parties to enter into a business combination upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, each of the boards of directors or equivalent bodies of Parent, Holdings, LLC Merger Sub, Acquisition Sub and the Company has approved the merger (the "Merger") of Acquisition Sub with and into the Company (with the Company surviving) followed immediately by the merger of the Company with and into LLC Merger Sub (with LLC Merger Sub surviving) (the "Subsequent Merger," and together with the Merger, the "Mergers"), all in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL") and upon the terms and subject to the conditions set forth herein;

         WHEREAS, upon consummation of the Subsequent Merger the separate existence of the Company will cease;

         WHEREAS, the board of directors of the Company has unanimously recommended that the stockholders of the Company approve and adopt this Agreement and the Merger;

         WHEREAS, for United States federal income tax purposes, this Agreement, together with the Stock Purchase Agreement (as defined below), is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations and the acquisition of Shares (as defined in the Stock Purchase Agreement) and the Mergers taken together are intended to be an integrated transaction for purposes of Rev. Rul. 2001-26, 2001-1 CB 1297, and Rev. Rul. 2001-46, 2001-2 CB 321, that will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's, Holding's, Acquisition Sub's and LLC Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company are entering into a Stock Purchase Agreement with Holdings and Parent (the "Stock Purchase Agreement"), in the form attached as Exhibit A hereto, pursuant to which, among other things, each of such stockholders are selling all of their shares of capital stock in the Company to Holdings;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.01. Common Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Stock Purchase Agreement shall have the meanings assigned to them in the Stock Purchase Agreement, and the rules of construction and documentary conventions set forth in the Stock Purchase Agreement shall apply to this Agreement.

         1.02. Additional Definitions. The following terms, as used herein, have the following meanings:

         "Company Capital Stock" means the Company Common Stock and Company Preferred Stock.

         "Company Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Company Preferred Stock" means the Company's Series A Preferred Stock and Series B Preferred Stock.

         "Membership Interest" the limited liability membership interests of LLC Merger Sub.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the Series A Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

         "Series B Preferred Stock" means the Series B Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

                                   ARTICLE II

                                   THE MERGERS

         2.01. The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with DGCL, at the Effective Time (as defined below), Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with DGCL. Immediately following the Effective Time of the Merger, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with DGCL, the Company shall be merged with and into LLC Merger Sub, and the separate corporate existence of the Company shall cease. LLC Merger Sub shall continue as the surviving entity in the Subsequent Merger (the "Surviving LLC") and shall succeed to and assume all of the rights and obligations of the Company in accordance with DGCL. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article IX, the consummation of the Mergers (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article IX, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston MA 02109, unless another date, time or place is agreed to in writing by Parent and the Company (the "Closing Date").

         2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article IX, the parties hereto shall file a certificate of merger for the Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, DGCL and shall make all other filings or recordings required under DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time"). Immediately following the Effective Time, the parties shall file a certificate of merger for the Subsequent Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, DGCL and shall make all other filings or recordings required under DGCL. The Subsequent Merger shall become effective at such time as such certificate of merger is filed with the Secretary of State of the State of Delaware.

         2.03. Effect of the Mergers. At and after the Effective Time, (a) the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of DGCL; (b) the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company immediately prior to the Effective Time (and the Certificate of Merger shall so provide), (c) the by-laws of the Surviving Corporation shall be the by-laws of the Company immediately prior to the Effective Time, (d) the directors of the Surviving Corporation shall be the directors of the Company immediately prior to the Effective Time, to hold office in accordance with the by-laws of the Surviving Corporation, and (e) the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, to hold office in accordance with the by-laws of the Surviving Corporation. At and after the effective time of the Subsequent Merger, (a) the effect of the Subsequent Merger shall be as provided in this Agreement, the certificate of merger for the Subsequent Merger and the applicable provisions of DGCL; (b) the certificate of formation of the Surviving LLC shall be the certificate of formation of LLC Merger Sub immediately prior to the effective time of the Subsequent Merger (and the Certificate of Merger shall so provide), (c) the limited liability company operating agreement of the Surviving LLC shall be the limited liability company operating agreement of LLC Merger Sub immediately prior to the effective time of the

Subsequent Merger, and (d) the manager of the Surviving LLC shall be the manager of the LLC Merger Sub immediately prior to the effective time of the Subsequent Merger.

         2.04. Effect on Membership Interests of Acquisition Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any limited liability membership interest of Acquisition Sub, each outstanding limited liability membership interest of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

         2.05. Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company:

               (a) Cancellation of Shares of Company Capital Stock. Each share of Company Capital Stock owned by Parent, Holdings, LLC Merger Sub or the Company immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereof.

               (b) Conversion of Shares of Company Capital Stock. Subject to
         Section 2.07(d) hereof, or as provided in Section 2.08 with respect to Company Capital Stock as to which appraisal rights have been exercised:

                   (i) each share of Company Common Stock issued and
               outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.05(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive $0.132 in cash per share;

                   (ii) each share of Series A Preferred Stock of the Company, issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.05(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive $0.8409 (on an as converted basis including all shares issuable under the PIK dividend) in cash per share;

                   (iii) each share of Series B Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.05(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive $0.7573 in cash per share;

                   (iv) Fractional shares of Company Capital Stock, issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.05(a)) shall be cancelled and extinguished and, subject to Section 2.07(d), thereafter shall represent the right to receive cash in lieu thereof.

               (c) Stock Options and Warrants. At the Effective Time, none of Parent, Holdings, Acquisition Sub or LLC Merger Sub shall assume the Company's obligations under any of the stock options or warrants of the Company, which remain unexercised and outstanding as of the Effective Time, and the Company shall cause all such options and warrants to terminate at the Effective Time, without liability to Parent, Holdings, Acquisition Sub or LLC Merger Sub.

               (d) Merger Consideration. The aggregate cash issuable or reserved for issuance pursuant to Sections 2.05(b) are referred to collectively as the "Merger Consideration."

         2.06. Conversion of Capital Stock in Subsequent Merger. By virtue of the Subsequent Merger and without any further action on the part of Parent, Holdings, Surviving Corporation or Surviving LLC, (i) each Membership Interest then outstanding shall remain outstanding and each certificate therefore, if any, shall continue to evidence one limited liability company membership interest of the Surviving LLC, and (ii) each share of common stock of the Surviving Corporation then outstanding shall be converted into a limited liability company membership interest of Surviving LLC.

         2.07. Exchange of Certificates.

               (a) Promptly after the Closing, each holder of Company Capital Stock shall surrender to Parent, or a paying agent appointed by Parent, the stock certificates evidencing their shares of Company Capital Stock, together with such other documents as may reasonably be required by Parent, the holder of such Certificate shall be entitled to receive in exchange therefore such holder's pro rata share of the Merger Consideration. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, and cash issued in exchange therefor pursuant to Section 2.05(b) shall be paid to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is presented to the Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash as contemplated in Section 2.05(b).

               (b) No Further Ownership Rights in Company Capital Stock. All the cash issued upon the surrender for exchange of certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation or Parent for any reason, they shall be cancelled in exchange for the Merger Consideration as provided in this Article II.

               (c) No Liability. To the extent permitted by applicable law, none of Parent, Holdings, Surviving LLC, or the Surviving Corporation shall be liable to any holder of shares of Company Capital Stock or shares of Parent Common Stock, as the case may be, for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (d) Withholding Rights. Each of Parent, Holdings, Surviving LLC and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of which such deduction and withholding was made.

               (e) Lost, Stolen or Destroyed Certificates. If any certificate shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.05(b); provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

         2.08. Dissenting Shares. Notwithstanding Section 2.05(b), shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with
Section 262 of DGCL ("Dissenting Shares") shall not be converted into a right to receive the applicable portion of the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time, any such holder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Capital Stock, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedules dated as of the date hereof and delivered herewith to Parent (which disclosure schedules identify the section and subsection to which each disclosure therein relates), the Company hereby represents and warrants to Parent, Holdings, Acquisition Sub and LLC Merger Sub as of the date hereof and as of the Closing Date that:

         3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not Adversly Affect the Company. The Company has heretofore delivered to Parent true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

         3.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company's corporate powers and except for the required approval by the Company's stockholders, have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         3.03. SEC Disclosure Documents. None of the information supplied or to be supplied by the Company or representatives for inclusion or incorporation by reference in (i) the proxy statement or information statement relating to the Company Stockholders' Meeting (such proxy statement or information statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement") or (ii) any required Schedule 13E-3, will, at the respective times filed with the SEC, stock exchange or any other regulatory agency, on the date mailed to the holders of Company Capital Stock and at the time of the Company Stockholders' Meeting (as defined in Section 5.05 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its subsidiaries, affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement or an amendment to Schedule 13E-3, the Company shall promptly inform Parent. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or to be made or to be incorporated by reference in any of the foregoing documents based on information supplied by Parent, Holdings, Acquisition Sub or LLC Merger Sub expressly for inclusion or incorporation by reference thereof.

         3.04. Fairness Opinion. The Company has received the opinion of The Mentor Group to the effect that, as of the date thereof, the Merger Consideration to be received by holders of Company Common Stock in the Merger is fair from a financial point of view to the holders of

Company Common Stock, and signed, true and complete copies of which opinions have been delivered to Parent.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDINGS, ACQUISITION
                             SUB AND LLC MERGER SUB

         Parent, Holdings, Acquisition Sub and LLC Merger Sub hereby represent and warrant to the Company that:

         4.01. Organization and Existence. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Israel and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is recently organized and has conducted no business activities, other than as contemplated by this Agreement. Acquisition Sub and LLC Merger Sub are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware, are each recently organized and neither has conducted business activities, other than as contemplated by this Agreement.

         4.02. Corporate Authorization. The execution, delivery and performance by Parent, Holdings, Acquisition Sub and LLC Merger Sub of this Agreement and any other Ancillary Agreement to which they are parties, the issuance and delivery of shares of the Parent Common Stock, and the consummation by Parent, Holdings, Acquisition Sub and LLC Merger Sub of the transactions contemplated in this Agreement and the Ancillary Agreements are within the corporate, limited liability company or other powers of Parent, Holdings, Acquisition Sub and LLC Merger Sub and have been duly authorized by all necessary corporate or limited liability company action on the part of Parent, Holdings, Acquisition Sub and LLC Merger Sub. Each of this Agreement and such Ancillary Agreements to which Parent, Holdings, Acquisition Sub or LLC Merger Sub are parties have been duly executed and delivered by Parent, Holdings, Acquisition Sub and LLC Merger Sub, as applicable, and constitute a valid and binding agreement of Parent, Holdings, Acquisition Sub and LLC Merger Sub, as applicable. The shares of Parent Common Stock, when issued and delivered in accordance with the terms of this Agreement will validly issued, fully paid and nonassessable.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

         5.01. Conduct of the Company. From the date hereof until the Closing Date, the Company shall conduct its businesses in the ordinary course consistent with past practices and shall use its best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not:

                   (i) adopt or propose any change in their corporate charter or bylaws;

                   (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

                   (iii) sell, lease, license, mortgage, encumber or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practices;

                   (iv) effect any direct or indirect redemption, purchase or other acquisition of any securities of the Company, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any securities of the Company;

                   (v) issue any securities of the Company or amend any term of any Company option plan or any outstanding Option;

                   (vi) incur any indebtedness for money borrowed or guarantee any indebtedness of any other Person or release or cancel any material indebtedness or claim;

                   (vii) settle any claim, action or proceeding, except in the ordinary course of business consistent with prior practice; or

                   (viii) agree or commit to do any of the foregoing.

               (b) During such time as Parent or Holdings Affiliates do not control the Board of Directors, the Company will not (i) take or agree or commit to take any action that would make any representation and warranty made by the Company under this Agreement or by Sellers under the Stock Purchase Agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         5.02. Access to Information. From the date hereof until the Closing Date, the Company shall (a) give Parent, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Parent in its investigation of the Company.

         5.03. Notices of Certain Events; Continuing Disclosure. (a) The Company will promptly notify Parent of:

                   (i) any notice or other communication from any Person
               alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                   (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                   (iii) any actions, suits, claims, investigations or
               proceedings commenced or, to the Company's knowledge, threatened against, or relating to or involving or otherwise affecting the Company or that relate to the consummation of the transactions contemplated by this Agreement.

               (b) Until the Closing Date, the Company shall have the continuing obligation promptly to advise Parent with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company.

         5.04. Compensation. Except as set forth in Schedule 5.04, the Company will not enter into or modify any consulting, employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which the Company is obligated under arrangements existing on the date hereof.

         5.05. Consents. The Company will use commercially reasonable efforts to obtain all third party consents required to consummate the Merger, and make all filings with governmental entities, required with respect to the consummation of the Merger.

         5.06. Stockholder Approval. (a) The Company will take all action necessary in accordance with DGCL, the Company's certificate of incorporation, as amended, and its by-laws to convene a meeting of Stockholders of the Company (the "Company Stockholders' Meeting") as promptly as possible following the date hereof to consider and vote upon the Merger, this Agreement and the transactions contemplated hereby.

               (b) The Proxy Statement shall include a statement that the Company's Board of Directors recommend approval and adoption of this Agreement and the Merger by the holders of Company Common Stock.

               (c) The Company's Board of Directors shall (i) cause the Company to use its reasonable best efforts (through its agents or otherwise) to solicit from the holders of the Company Common Stock proxies in favor of the Merger, this Agreement and the transactions contemplated hereby and (ii) cause the Company to use its reasonable best efforts to secure stockholder approval of the Merger, this Agreement and the transactions contemplated hereby.

               (d) The Company shall prepare a preliminary Proxy Statement relating to the Company Stockholders' Meeting and forms of proxy for use at the Company Stockholders' Meeting relating to the vote of the holders of the Company Capital Stock with respect to the Merger, this Agreement and the transactions contemplated hereby. The Company shall cause the preliminary Proxy Statement to be filed with the SEC at the earliest practicable date following the date hereof. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. As promptly as practicable after comments are received from the SEC with respect to the preliminary Proxy Statement, the Company shall use its reasonable best efforts to respond to the comments of the SEC and, to the extent comments of the SEC relate to Parent, Holdings, Acquisition Sub or LLC Merger Sub, Parent, Holdings, Acquisition Sub and LLC Merger Sub shall use their reasonable best efforts to respond to the comments of the SEC. The Company shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments of the SEC prior to their being filed with or sent to the SEC and Parent, Holdings, Acquisition Sub and LLC Merger Sub shall provide the Company with such information about them as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by the Company, the Company shall file with the SEC the definitive Proxy Statement and the Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon thereafter as practicable. The Company shall cause the Proxy Statement to be mailed to record holders of Company Capital Stock as promptly as practicable after clearance by the SEC.

         5.07. Acquisition Proposals. (a) Subject to Section 5.06(b), from the date hereof until the Effective Time or termination of this Agreement in accordance with Article VIII hereof, whichever is earlier, Company shall not, nor shall the Company authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal,
(ii) enter into, continue or participate in any discussions or negotiations with, furnish any information relating to the Company or afford access to the business, properties, assets, books or records of the Company to, otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by any third party to do or seek to make, or that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

               (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company's financial advisor) constitutes a Superior Proposal, (ii) furnish to such third party nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the existing confidentiality agreement with Parent, (iii) take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to them, (iv) following receipt of such an Acquisition Proposal, withdraw, modify in a manner adverse to Parent, or fail to make a recommendation as to the advisability of the Merger, and/or (v) take any action ordered to be taken by the Company by any court of competent jurisdiction if, in each case (1) neither the Company nor any representative of Company shall have -- violated any of the restrictions set forth in this Section 5.06, (2) the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the confidentiality agreement executed with Parent, (4) gives Parent prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than one (1) business day prior to furnishing such information or entering into such discussions), and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.06 by the Company.

               (c) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.06, the Company as promptly as reasonably practicable shall advise Parent orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or group making any such Acquisition Proposal or inquiry. The Company will keep Parent informed as promptly as reasonably practicable of any amendments of any such Acquisition Proposal or inquiry.

         For purposes of this Agreement, "Acquisition Proposal" shall mean any written offer or proposal by a third party, other than Parent, Holdings, Acquisition Sub, LLC Merger Sub or any affiliate thereof, relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of the Company; (C) any liquidation or dissolution of the Company or (D) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby.

         For purpose of this Agreement, "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in good faith by a majority vote, after taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company's stockholders than as provided hereunder.

         5.08. Confidentiality. The Company will hold, and will use its best efforts to cause its Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent, Holdings, Acquisition Sub, LLC Merger Sub or their Affiliates furnished to the Company or its Affiliates (or their respective advisors), in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by the Company, (ii) in the public domain through no fault of the Company or (iii) later lawfully acquired by the Company from sources other than Parent; provided that the Company may disclose such information to its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially in accordance with this Agreement. The obligation of the Company and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company and its Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Parent, upon request, all tangible documents and other materials, and all copies thereof, obtained by the Company or its Affiliates, or on their behalf concerning Parent, Holdings, Acquisition Sub, LLC Merger Sub or their Affiliates in connection with this Agreement that are subject to such confidence.

                                   ARTICLE VI

        COVENANTS OF PARENT, HOLDINGS, ACQUISITION SUB AND LLC MERGER SUB

         6.01. Continuing Director and Officer Indemnification. From and after the Effective Time, the Surviving LLC (or its successors or assigns) shall fulfill and honor the obligations of the Company pursuant to the indemnification provisions in the Company's certificate of incorporation and by-laws existing as in effect on the date hereof with respect to the Company's directors and officers.

         6.02. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Parent, Holdings, Acquisition Sub and Merger Sub will hold, and will use their best efforts to cause their respective Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its Subsidiaries furnished to Parent, Holdings, Acquisition Sub, LLC Merger Sub or their Affiliates (and their respective advisors) in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent , Holdings, Acquisition Sub or LLC Merger Sub, (ii) in the public domain through no fault of Parent, Holdings, Acquisition Sub or LLC Merger Sub or (iii) later lawfully acquired by Parent, Holdings, Acquisition Sub or LLC Merger Sub from sources other than the Company or its Subsidiaries; provided that Parent, Holdings, Acquisition Sub and LLC Merger Sub may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Parent, Holdings, Acquisition Sub or LLC Merger Sub of the confidential nature of such information and are directed by Parent, Holdings, Acquisition Sub or LLC Merger Sub to treat such information confidentially in accordance with this Agreement. The obligation of Parent, Holdings, Acquisition Sub and LLC Merger Sub to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Parent, Holdings, Acquisition Sub and LLC Merger Sub will, and will use their best efforts to cause their respective Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all tangible documents and other materials, and all copies thereof, obtained by Parent, Holdings, Acquisition Sub, LLC Merger Sub or their Affiliates or on their behalf concerning the Company and its Subsidiaries in connection with this Agreement that are subject to such confidence.

         6.03. Vote. At the Company's Stockholder Meeting, Holdings shall vote all of its shares of Company Capital Stock in favor of the Merger.

                                  ARTICLE VII

                            COVENANTS OF ALL PARTIES

         In addition to the foregoing, Parent, Holdings, Acquisition Sub, LLC Merger Sub and the Company each covenant and agree as follows.

         7.01. Cooperation. It shall cooperate fully with the other parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the successful consummation of the transactions contemplated by this Agreement. Subject to its further rights under this Agreement, it shall use commercially reasonable efforts to cause the Closing to occur at the earliest practicable time.

         7.02. Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving LLC with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action.

         7.03. Public Announcements. Neither Parent nor the Company will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Parent determines in good faith to be required by applicable law after consultation with the Company) without the prior written agreement of Parent and the Company.

         7.04. Tax-Free Reorganization. Each of the parties shall use its reasonable best efforts through the effective time of the Subsequent Merger to cause the acquisition of Shares (as defined in the Stock Purchase Agreement) and the Mergers taken together to be treated as a reorganization within the meaning of Section 368(a) of the Code. No party will take any position on any federal, state or local income or franchise Tax Return, or take any other tax reporting position, that is inconsistent with the treatment of the acquisition of Shares (as defined in the Stock Purchase Agreement) and the Mergers taken together as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by applicable tax law (and then only to the extent required by such applicable tax law).

                                  ARTICLE VIII

                                   TERMINATION

         8.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Effective Time:

               (a) by written agreement of the Company, the Sellers' Committee and Parent;

               (b) by either the Company or Parent if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

               (c) by the Company, if, prior to the adoption of this Agreement at the Company Stockholders' Meeting, the Board of Directors of the Company shall have approved, and the Company shall enter into, a letter of intent, term sheet or a definitive agreement providing for the implementation of a Superior Proposal; but only if prior to termination under this subsection (c) (i) the Company is not then in breach of
         Section 5.06, (ii) the Company's Board of Directors shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a letter of intent, term sheet or definitive agreement concerning a transaction that constitutes a Superior Proposal and the Company shall have notified the Parent in writing that it intends to enter into such a letter of intent, term sheet or definitive agreement , (iii) during the ten (10) business day period after the Company's notice: (A) the Company shall have offered to negotiate with, and, if accepted, negotiated in good faith with, Parent to attempt to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Mergers and (B) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations and the revised proposals made by the Parent, if any, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal; (iv) such termination is within five (5) business days following the ten (10) business day period referred to above, and (v) no termination pursuant to this
         Section 8.01(c) shall be effective unless the Company shall simultaneously make the payment of the termination fee required by
         Section 8.04.

               (d) by Parent, if the Company's Board of Directors (i) shall have withdrawn or modified in a manner adverse to Parent, Holdings, Acquisition Sub or LLC Merger Sub its approval or recommendation of the Merger Agreement or the transactions contemplated thereby, (ii) shall have recommended an Acquisition Proposal or (iii) shall have adopted any resolution to effect any of the foregoing.

         8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement, except as provided in
Section 10.01, shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 8.03 and 8.04 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof. The provisions of Sections 6.02 and 7.03 shall survive any termination hereof pursuant to Section 8.01.

         8.03. Fees and Expenses. Except as provided below, each party will bear its own costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         8.04. Termination Fee. The Company shall pay Parent $2,000,000 if this Agreement is terminated by the Company pursuant to Section 8.01(c) or by Parent pursuant to Section 8.01(d). Any payment due under Section 8.04 shall be made concurrently with the termination of this Agreement pursuant to Section 8.01(c) or 8.01(d), as the case may be, by wire transfer of immediately available funds to an account designated by Parent or, if no wire transfer instructions have been provided to the Company by Parent, by check.

                                   ARTICLE IX

          CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

         The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) approval of the holders of a majority of outstanding Company Common Stock and Company Preferred Stock (voting on an as-converted to Common Stock basis) at the Company Stockholders' Meeting shall have been obtained in compliance with the Company's certificate of incorporation and by-laws and the DGCL.

               (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Mergers.

               (c) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and Parent shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect.

               (d) Parent, Holdings, Acquisition Sub and LLC Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and the Company shall have received a certificate signed by the Chief Executive Officer or Manager, as applicable, of each of Parent, Holdings, Acquisition Sub and LLC Merger Sub to the foregoing effect.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time.

         10.02. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:


if to Parent, Holdings, Acquisition Sub  with a copy to:
or LLC Merger Sub, to:
                                           Harvey E. Bines, Esq.
    Danny Moshaioff                        Sullivan & Worcester LLP
    Retalix, Ltd.                          One Post Office Square
    10 Zarhin Street, Corex House          Boston, MA 02109
    43000, Ra'anana, Israel                Telecopy: (617) 338-2880
    Telecopy:  +972-9-744-4756


if to the Company, to:                   with a copy to:

    David Butler                           William J. Simpson, Esq.
    TCI Solutions, Inc.                    Paul, Hastings, Janofsky & Walker LLP
    17752 Skypark Circle                   695 Town Center Drive, 17th Floor
    Suite 160                              Costa Mesa, CA 92629
    Irvine, CA 92614                       Telecopy: (714) 979-1921
    Telecopy: (949) 476-1133

         Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.02.

         10.03. Waiver. Parent may, with respect to the Company or any stockholder of the Company, and the Company may, with respect to Parent, Holdings, Acquisition Sub or LLC Merger Sub, (a) extend the time for the performance of any of its obligations or other acts, (b) waive any inaccuracies in its representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of its agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         10.04. Entire Agreement; Amendment. This Agreement (including any exhibits and schedules hereto), the Ancillary Agreements and the Confidentiality Agreement between Company and Parent constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by Parent and the Company stating that it constitutes an amendment to this Agreement.

         10.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

         10.06. Specific Performance and Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches, or threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the need to post bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

                     [Remainder of Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                           RETALIX, LTD.


                           By /s/ Barry Shaked
                              -------------------
                               Name: Barry Shaked
                               Title: President and Chief Executive Officer

                           RETALIX HOLDINGS INC.


                           By /s/ Barry Shaked
                              -------------------
                               Name: Barry Shaked
                               Title: President and Chief Executive Officer


                           RTLX LLC


                           By /s/ Barry Shaked
                              -------------------
                               Name: Barry Shaked
                               Title: President and Chief Executive Officer:

                           SURVIVOR RTLX LLC


                           By /s/ Barry Shaked
                              -------------------
                               Name: Barry Shaked
                               Title: President and Chief Executive Officer



                           TCI SOLUTIONS, INC.


                           By /s/ David R. Butler
                              -------------------
                              Name: David R. Butler
                              Title: President & CEO

                           TCI SOLUTIONS, INC.


                           By /s/ Stephen P. DeSantis
                              -----------------------
                              Name: Stephen P. DeSantis
                              Title: Chief Financial Officer

                                   APPENDIX B

                            STOCK PURCHASE AGREEMENT



                                    ATTACHED

                                                                    Exhibit 10.1


                                                                 EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                                   Dated As Of

                                  APRIL 1, 2005

                                      Among

                              TCI SOLUTIONS, INC.,

                                  RETALIX LTD.,

                              RETALIX HOLDINGS INC.

                                       AND

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of April 1 2005 among Retalix Ltd., an Israeli corporation ("Parent"), TCI Solutions, Inc, a Delaware corporation (the "Company"), the stockholders of TCI Solutions, Inc. listed on the signature pages hereto ("Sellers"), and Retalix Holdings, Inc., a Delaware corporation ("Buyer"), a wholly-owned subsidiary of Parent.

                                R E C I T A L S:

         WHEREAS, Buyer desires to purchase from Sellers the shares of capital stock of the Company owned by such Sellers (the "Shares");

         WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller; and

         WHEREAS, for United States federal income tax purposes, this Agreement, together with the Merger Agreement, is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations and the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together are intended to be an integrated transaction for purposes of Rev. Rul. 2001-26, 2001-1 CB 1297, and Rev. Rul. 2001-46, 2001-2 CB 321, that will qualify as a reorganization within the meaning of Section 368(a) of the Code;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adverse" or "Adversely" when used in conjunction with "Affect," "Change" or "Effect" shall mean, with respect to the Parent, Buyer or the Company, as the case may be, any related events, conditions or circumstances which individually or in the aggregate could reasonably be expected to, in a material respect or to a material degree (a) adversely affect the enforceability of this Agreement and the Ancillary Agreements as to such party, (b) adversely affect such party's assets, liabilities, properties, financial condition or results of operation, (c) impair or delay such party's ability to fulfill its obligations under the terms of this Agreement and the Ancillary Agreements or
(d) adversely affect the aggregate rights and remedies of the other parties under this Agreement and the Ancillary Agreements . "Materiality" as used in this definition, unless specifically stated to the contrary, shall be determined without regard to the fact that various provisions of this Agreement and the Ancillary Agreements set forth specific dollar amounts or the basis for calculating such amounts.

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Ancillary Agreements" means the Escrow Agreement, the Registration Rights Agreement and the Merger Agreement.

         "Average Closing Price" means $24 per share.

         "Balance Sheet" means the audited balance sheet of the Company as of the Balance Sheet Date found in Schedule 3.6.

         "Balance Sheet Date" means December 31, 2004.

         "Closing Date" means the date of the Closing.

         "Closing Date Net Working Capital" means the current assets less the current liabilities of the Company determined in accordance with U.S. generally accepted accounting principles and consistent with past practices as of the close of business on the Closing Date, adjusted to: add back: (i) all accrued employee termination and severance costs (including pro rated bonus) as of the Closing Date resulting or triggered by the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) all fees and expenses incurred as of the Closing Date by the Company in connection with the transactions contemplated by this Agreement, (iii) all payments contemplated by Sections 6.3 and 6.4, and (iv) the amount of deferred revenue as of the Closing Date. An estimate of the Closing Date Net Working Capital, including the adjustments described above, is set forth on Schedule 1.1 attached hereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means TCI Solutions, Inc., a Delaware corporation.

         "Company Intellectual Property" means all Intellectual Property that is owned or held by or on behalf of the Company or that is being, and/or has been, used, or is currently under development for use, in the business of the Company as it has been, is currently or is currently planned to be conducted.

         "Company's Stock Option Plans" means the 1993 Non-Employee Directors Stock Option Plan, the 1993 Equity Incentive Plan, the 2001 Non-Employee Directors Stock Option Plan and the 2001 Equity Incentive Plan.

         "Escrow Agent" means the escrow agent that is a signatory to the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement among Sellers, Parent, Buyer and the Escrow Agent substantially in the form of Exhibit A hereto.

         "Estimated Expenses" means the expenses of the Company on or after the date hereof in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including the fees and expenses of its legal, financial and accounting advisors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Intellectual Property" means all tangible or intangible proprietary information and materials, including without limitation:

     (a) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, customer data, pricing and cost information and business and marketing plans and proposals), and (vi) all software (in both source and object code) and firmware (including data, databases and related documentation);

     (b) all documents, records, instructions and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

     (c) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (a) and (b) above other than any "off the shelf" third party software or related intellectual property.

         "To the Company's Knowledge", "Known to the Company" and words of similar import means the knowledge of each of the senior officers (meaning any Vice President and more senior officers) having responsibility for the subject matter of a given representation, the Company's chief financial officer, the directors of the Company and of each of Sellers (or the officers, directors or general partners thereof in the case of Sellers who are corporations or partnerships) ..

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

         "Merger Agreement" means the Agreement and Plan of Merger dated the date hereof between the Company, Buyer and Parent in the form attached hereto as Exhibit B.

         "NIS" means the new Israeli shekel.

         "Parent Common Stock" means ordinary shares of Parent, par value of NIS
1.0 per share.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registration Rights Agreement" means the Registration Rights Agreement among the Sellers and Parent substantially in the form of Exhibit C hereto.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the Series A Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

         "Series B Preferred Stock" means the Series B Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

         "Threshold Net Working Capital" means $2,292,759.

         "Treasury Regulations" means the regulations, including proposed regulations and temporary regulations, promulgated by the United States Department of the Treasury under the Code, as amended.

         Each of the following terms is defined in the Section set forth opposite such term:

Applicable Jurisdiction             13.8               Parent Option                      5.2(b)
Benefit Arrangement                 10.1               Parent SEC filings                 5.7
Closing                             2.2                Parent Stock Plans                 5.2(b)
Co-Employer                         10.1               Permit                             3.15(b)
Company SEC Reports                 3.23               Permitted Liens                    3.8(a)
Company Securities                  3.4                Personal Property                  3.8(a)
Damages                             11.2               Publicly Available Software        3.13(h)
Employee                            10.1               Purchase Price                     2.1
Employee Plan                       10.1               Real Property                      3.9(a)
Environment                         3.17(a)            Release                            3.17(a)
Environmental Law                   3.17(a)            Required Consent                   3.3(b)
Environmental Liabilities           3.17(a)            Securities Act                     4.3(b)(i)
Environmental Permits               3.17(a)            Sellers' Committee                 12.1(a)
ERISA                               10.1               Separate Counsel                   11.4(b)
ERISA Affiliate                     10.1               Shares                             Recitals
Financial Statements                3.6(a)(ii)         Stock Value                        9.3(d)
Hazardous Substance                 3.17(a)            Tax                                9.1
Interested Person                   3.20               Tax Authority                      9.1
J.A.M.S. Rules                      11.8(a)            Tax Returns                        9.1
Leased Real Property                3.9(a)             Taxes                              9.1
Leases                              3.9(b)             Third Party Claim                  11.2(a)(i)(A)
Multiemployer Plan                  10.1               Third Party Accounting Firm        2.3

                                   ARTICLE 2

                                PURCHASE AND SALE

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, at the Closing, that number of Shares at the price as is set forth opposite such Seller's name on Schedule 2.1. The purchase price for the shares of Series A Preferred Stock and for the shares of Series B Preferred Stock shall be referred to herein as the "Purchase Price".

         2.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Sullivan & Worcester, LLP, One Post Office Square, Boston, Massachusetts at such time or place as Buyer and Sellers may agree. At the Closing:

              (a) Buyer (or Parent on behalf of Buyer) shall pay to Sellers $12,884,897 in cash by wire transfers in immediately available funds, such accounts to be designated by written notice to Buyer not later than two business days prior to the Closing Date.

              (b) Buyer (or Parent on behalf of Buyer) shall deliver to the Escrow Agent $1,717,750 in cash by wire transfer in immediately available funds, to be held by the Escrow Agent in accordance with the Escrow Agreement.

              (c) Buyer (or Parent on behalf of Buyer) shall deliver to Sellers certificates for Parent Common Stock, registered in the names of Sellers for the number of shares shown in Schedule 2.1; provided that if Buyer (or Parent on behalf of Buyer) is unable to deliver the stock certificates for Parent Common Stock to Sellers at the Closing, Buyer or Parent shall have 10 days after the Closing to deliver such certificates to Sellers as provided herein.

              (d) Buyer (or Parent on behalf of Buyer) shall deliver to the Escrow Agent certificates for Parent Common Stock, registered in the names of Sellers for the number of shares shown in Schedule 2.1; provided that if Buyer (or Parent on behalf of Buyer) is unable to deliver the stock certificates for Parent Common Stock to the Escrow Agent at the Closing, Buyer or Parent shall have 10 days after the Closing to deliver such certificates to the Escrow Agent as provided herein.

              (e) Sellers shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank.

              (f) Each of the parties to this Agreement shall execute and deliver to the other parties thereto each of the Ancillary Agreements to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

              (g) The parties shall execute and deliver to the appropriate parties any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

              (h) Sellers shall receive an opinion of Buyer's counsel Sullivan & Worcester LLP dated the Closing Date reasonably acceptable to Sellers.

              (i) Parent and Buyer shall receive an opinion of Sellers' counsel Paul, Hastings, Janofsky & Walker LLP dated the Closing Date reasonably acceptable to Parent and Buyer.

              (j) Sellers shall deliver a certified copy of the resolutions adopted by the Board of Directors of the Company approving this Agreement, the Merger Agreement and the other Ancillary Agreements, declaring the advisability and recommendation of the Merger, and all such other actions as shall be required consistent with the approval of a transaction covered by Rule 13e-3 of the Exchange Act.

              (k) Sellers shall deliver to Buyer a certificate of good standing, tax clearance certificate or similar document(s) which is required by any Tax Authority to relieve Buyer of (x) any obligation to withhold Taxes in connection with the transactions contemplated by this Agreement and (y) any Lien or liability for Taxes (determined without regard to provisions of this Agreement assigning responsibility therefor) for which relief is available by reason of the filing of an appropriate certificate or other document.

              (l) Sellers shall deliver to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer.

         2.3 Net Working Capital Adjustment.

              (a) Within 60 days after the Closing Date, Parent shall prepare and deliver to the Sellers' Committee its determination of the Closing Date Net Working Capital. If the Closing Date Net Working Capital is less than the Threshold Net Working Capital, the Sellers shall owe to the Buyer the amount by which the Closing Date Net Working Capital is less than the Threshold Net Working Capital, which amount shall be paid from the funds deposited with the Escrow Agent pursuant to Section 2.4 below.

              (b) Subject to this Section 2.3(b), the calculation of the Closing Date Net Working Capital delivered by Parent to Sellers' Committee shall be final, binding and conclusive on the parties hereto. If Sellers' Committee desires in good faith to dispute any amount reflected on the calculation of the Closing Date Net Working Capital delivered by Parent, Sellers' Committee shall notify Parent of its objections in writing within 20 days after its receipt of the calculation of the Closing Date Net Working Capital, setting forth the basis for its objection and its proposal for any adjustments to the calculation of the Closing Date Net Working Capital. Following such notification, Parent and Seller's Committee shall each negotiate in good faith to reach agreement as to any such proposed adjustment within 30 days of receipt of Sellers' Committee notice of objection. If agreement is reached in writing within such 30-day period as to all proposed further adjustments (or Parent and Seller's Committee agree that no adjustments are necessary), the parties shall make such agreed-upon adjustments, if any, and the Closing Date Net Working Capital shall be based thereon for all purposes of this Agreement. If Parent and Seller are unable to reach agreement within such 30-day period, Parent and Sellers' Committee shall select a mutually acceptable accounting firm (the "Third Party Accounting Firm") to review the proposed Seller's Committee calculation of Closing Date Net Working Capital and such firm shall make such adjustments, if any, as are necessary to cause the calculation of the Closing Date Net Working Capital, if any, to have been properly prepared in accordance with this Agreement. All such determinations shall relate only to such matters as are in dispute and shall represent either agreement with the position taken by Parent or Seller's Committee or a compromise between such positions. The determination of the Third Party Accounting Firm shall be delivered in writing as soon as practicable following engagement of the Third Party Accounting Firm, shall state the amount due by either party as a result and shall be final, conclusive and binding upon Buyer and Sellers. Not later than 10 days following the determination by the Third Party Accounting Firm, the amount, if any, required to be paid as a result of the determination of the Closing Date Net Working Capital, as determined by the Third Party Accounting Firm, shall be paid from the funds deposited with the Escrow Agent pursuant to Section 2.4 below. The fees and expenses of the Third Party Accounting Firm incurred in resolving all disputed matters shall be equitably apportioned by such accountants based on the extent to which Parent or Seller's Committee are determined by such accountants to be the prevailing party; provided, however, that if the Third Party Accounting Firm cannot determine the prevailing party, the fees shall be paid one-half by Parent and one-half by Sellers. To the extent any fees are allocated to the

Sellers, such fees shall be paid out of the funds deposited with the Escrow Agent pursuant to Section 2.4 below.

         2.4 Escrow Account. The Sellers agree that in accordance with Section 2.2, at the Closing a portion of the Purchase Price shall be delivered by Buyer to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement. All funds and shares of Parent Common Stock deposited with the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement to make any payments due to Parent or Buyer under Section 2.3 and Article 11.

                                   ARTICLE 3

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

         Except as set forth in the disclosure schedules dated as of the date hereof and delivered herewith to Buyer (which disclosure schedules identify the section and subsection to which each disclosure therein relates), the Company hereby represents and warrants to Parent and Buyer:

         3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have an Adverse Effect on the Company. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

         3.2 Corporate Authorization. The execution, delivery and performance by the Company of each Ancillary Agreement to which the Company is a party, and the consummation by the Company of the transactions contemplated thereby, are within the Company's corporate powers and, except for any required approval by the Company's stockholders, have been duly authorized by all necessary corporate action on the part of the Company. Each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         3.3 Governmental Authorization; Consents. (a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

              (b) Except as set forth in Schedule 3.3, no consent, approval, waiver or other action (a "Required Consent") by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which any of them is bound is required or necessary for the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which they are a party, as the case may be, or for the consummation of the transactions contemplated hereby or thereby.

              (c) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, as the case may be, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company (and will not constitute a "Liquidation Event" as defined in such corporate charter), (ii) assuming compliance with the matters referred to in Section 3.3(a), contravene or conflict with any provision of any law, regulation, judgment, injunction, order, Permit or decree binding upon or applicable to the Company; (iii) assuming the receipt of all Required Consents, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or by which any of their assets may be bound or (iv) result in the creation or imposition of any Lien on any asset of the Company.

         3.4 Capitalization. Schedule 3.4 sets forth (i) the designation, number of authorized shares and number of outstanding shares of each class of capital stock of the Company, (ii) the designation of each stock option plan, the number of shares of stock that may be issued pursuant to such plan, the number of outstanding options and the number of outstanding options that are currently exercisable, (iii) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire capital stock of, or other equity interests in, the Company and (iv) a list of all holders of capital stock or rights to acquire capital stock of the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned as shown on Schedule 3.4. Except as set forth on Schedule 3.4, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

         3.5 Subsidiaries. The Company does not have and has never had any subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

         3.6 Financial Statements. (a) Attached as Schedule 3.6 are true and complete copies of:

              (i) a preliminary, unissued draft of the Balance Sheet and the related audited statements of operations and cash flows for the 12 months ended December 31, 2004 and the audited balance sheet of the Company as of December 31, 2003 and the related audited statements of operations and cash flows of the Company for the 12 months then ended; and

              (ii) the unaudited balance sheet of the Company as of February
          28, 2005 and the related unaudited statements of income and cash flows of the Company for the two months ended February 28, 2005 ((i) and (ii) collectively referred to as the "Financial Statements").

              (b) Each of the balance sheets included in the Financial Statements fairly presents the financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present the results of operations and cash flows, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved and, with respect to the unaudited interim financial statements, for the omission of footnote disclosure and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

              (c) All accounts, notes receivable and other receivables reflected on the February 28, 2005 balance sheet are valid, genuine and fully collectible in the aggregate amount thereof less any reserves for doubtful accounts recorded on such balance sheet.

              (d) The Company maintains adequate internal controls in accordance with GAAP. Since January 1, 2002, the Company has not received any written communications regarding weaknesses in its internal controls. To Company's Knowledge, there have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements involving the management of Company or other employees of Company who have a role in Company's internal control over financial reporting.

              (e) Neither the Company nor any officer, employee, contractor, subcontractor or agent of Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

              (f) During the periods covered by Financial Statements, to the Company's Knowledge, the Company's external auditor was independent of Company and its management. For purposes of this Section 3.6(f), "independent of Company and its management" shall mean that Company and its external auditor complied at all times with the auditor independence requirements of Title II of the Sarbanes-Oxley Act of 2002, the SEC and any regulatory body claiming jurisdiction over the accounting profession as if Company were an issuer with a class of securities registered pursuant to the Exchange Act during the periods covered by the Financial Statement.

              (g) The Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

              (h) Schedule 3.6(h) sets forth any and all reports by Company's external auditors to Company's Board of Directors, or any committee thereof, or Company's management concerning any of the following and pertaining to any period covered by the Financial Statements: critical accounting policies, internal control over financial reporting, significant accounting estimates or judgments, alternative accounting treatments and any required communications with Company's Board of Directors, or any committee thereof, or management of the Company.

              (i) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Schedule 3.6(i) lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

              (j) Attached as Schedule 3.6(j), is a copy of the Company's expected ranges of financial performance for the quarter ended March 31, 2005. Each of the Company's revenue, EBITDA and net income for such quarter will not be materially different than the revenue, EBITDA and net income provided under the column entitled "Forecast-Low".

         3.7 Absence of Certain Changes. Since the Balance Sheet Date, except as reflected in the unaudited Financial Statements or in Schedule 3.7, the Company has conducted its businesses in the ordinary course consistent with past practices and there has not been any:

              (a) Adverse Change;

              (b) declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

              (c) payment or grant of any right by the Company to any Interested Person, or any charge by any Interested Person to the Company, or other transaction between the Company and any Interested Person, except in any such case for employee compensation payments in the ordinary course of business of the Company consistent with past practice.

              (d) amendment of any outstanding security of the Company;

              (e) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

              (f) creation or assumption by the Company of any Lien on any asset other than Permitted Liens;

              (g) making of any loan, advance or capital contributions to or investment in any Person;

              (h) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company in an amount greater than $75,000;

              (i) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

              (j) settlement of any claim, action, suit, audit, charge, investigation or proceeding;

              (k) change in any method of financial accounting or accounting practice by the Company;

              (l) (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies of the Company or employment agreements to which the Company is a party or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company, other than in the ordinary course of business consistent with past practice;

              (m) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company;

              (n) employee terminations by the Company (other than for poor performance or for cause) and/or layoffs, and the Company has preserved intact and kept available the services of present employees, in each case in accordance with past practice;

              (o) capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in an amount greater than $10,000.

              (p) agreement, undertaking or commitment to do any of the foregoing.

         3.8 Personal Property. (a) The Company has good and marketable title to, or in the case of leased personal property have valid leasehold interests in, all personal property described in Schedule 3.8 (including machinery and equipment, inventory, receivables and furniture) (whether tangible or intangible), reflected on the Balance Sheet or acquired after the Balance Sheet Date (the "Personal Property"). None of such Personal Property is subject to any Liens, other than the following ("Permitted Liens"):

              (i) Liens disclosed on the Balance Sheet;

              (ii) Liens for Taxes not yet due and payable (and for which adequate accruals or reserves have been established on the Balance Sheet); or

              (iii) Liens that do not materially detract from the value of the Personal Property as now used, or materially interfere with any present or intended use of the Personal Property.

              (b) The Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

              (c) The Personal Property owned or leased by the Company, or which it otherwise has the right to use, constitute all of the Personal Property held for use or used in connection with the business of the Company.

         3.9 Real Property. (a) None of the real property, and leases and subleases of, and other interests in, real property, used, or occupied by the Company, in each case, together with all buildup, fixtures and improvements created thereon ("Real Property") is owned by the Company. All of the Real Property is leased or subleased by the Company, or the Company has an interest in such Real Property pursuant to a warehousing, license or occupancy agreement ("Leased Real Property").

              (b) Schedule 3.9 completely and accurately describes all leases, subleases and other agreements pursuant to which the Company derives its rights in the Leased Real Property (the "Leases").

              (c) The Leases are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any material default by the Company or, to the Sellers' Knowledge, by any other Person, or any event that, with notice or lapse of time or both, would constitute a material default by the Company or, to the Sellers' Knowledge, by any other Person. The Company has delivered to Buyer complete and accurate copies of all Leases, including all amendments and agreements related thereto and the Leases constitute the entire agreement between the Company and each landlord with respect to the Leased Real Property. All rent and other charges currently due and payable under the Leases have been paid.

              (d) The Company is the holder of the lessee's interest under the Leases and neither has assigned the Leases nor subleased all or any portion of the premises leased thereunder. The Company has not made any alterations, additions or improvements to the premises leased under the Leases that are required to be removed (or of which lessor could require removal) at the termination of the respective Lease terms. The Company owns all trade fixtures, equipment and personal property located in the premises leased under the Leases.

         3.10 No Undisclosed Liabilities. Except as disclosed in the Financial Statements or set forth in Schedule 3.10, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate will not have an Adverse Effect on the Company.

         3.11 Litigation. Except as disclosed in Schedule 3.11, there is no claim, action, suit, audit, charge, proceeding (or any basis therefor) pending against or, to the Company's Knowledge, threatened against, being investigated or affecting, the Company or any of their respective properties or any Employee Plan or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

         3.12 Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.12, as of the date of this Agreement the Company is not a party to or subject to any:

              (i) lease providing for annual rentals by the Company of $75,000 or more;

              (ii) contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of, or pursuant to which in the last 12 months the Company has paid, $75,000 or more;

              (iii) sales, distribution or other similar agreement providing for the sale by the Company of, or pursuant to which in the last 12 months the Company sold, materials, supplies, goods, services, equipment or other assets for an aggregate purchase price of $75,000 or more;

              (iv) partnership, joint venture or other similar contract, arrangement or agreement;

              (v) contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $10,000;

              (vi) written employment or consulting agreement;

              (vii) license, technology transfer, franchise or other agreement in respect of any Intellectual Property or other property owned or used by the Company;

              (viii) agency, dealer, sales representative or other similar agreement;

              (ix) contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date;

              (x) contract or commitment with or for the benefit of any Interested Person; or

              (xi) other contract or commitment not made in the ordinary course of business that is material to the Company.

              (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12 is a valid and binding agreement of the Company and is in full force and effect, and to the Company's Knowledge, no other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, nor, to the Knowledge of the Company, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder by the Company.

         3.13 Technology and Intellectual Property. (a) Schedule 3.13(a) lists:
(i) all patents and all registered trademarks, service marks, copyrights and mask works, and any applications and renewals for any of the foregoing owned by or on behalf of the Company; (ii) all material software products and tools and services that are currently sold, published, offered, or under development by the Company; and (iii) all material licenses (in and out), sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any of the Company's Intellectual Property or exercise any other right with regard thereto. The disclosures described in clause (iii) of the preceding sentence include the identities of the parties to the relevant agreements, a brief description of the nature and subject matter thereof, the term thereof and the applicable payment terms (or summary of any formula or procedure for determining such payment terms).

              (b) Each item of the Company's Intellectual Property is either:
(i) owned solely by the Company free and clear of any Liens other than Permitted Liens; or (ii) rightfully used and authorized for use by the Company and its successors pursuant to a valid and enforceable written license. All of the Company's Intellectual Property that is used by the Company pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such under Schedule 3.13(b). The Company has all rights in the Company's Intellectual Property necessary to carry out the Company's former and current activities, including to the extent consistent with the Company's current and past practices (except as noted on Schedule 3.13(b)) rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company's

Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

              (c) The Company is not in material violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company's Intellectual Property. Except as noted in
Schedule 3.13(c), the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or Buyer, as successor to the Company, in Company's Intellectual Property.

              (d) The use of the Company's Intellectual Property by the Company as currently used and as currently proposed to be used does not infringe any other Person's copyright, trade secret rights, right of privacy, moral right or other intellectual property right. The use by the Company of the Company's Intellectual Property as currently used and as currently proposed to be used does not infringe any other Person's, patent, trademark, service mark, trade name, firm name, logo, trade dress or mask work. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company's Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the Company's Intellectual Property by the Company, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person are being or, since April 1, 2001, have been asserted against the Company or, to the Company's Knowledge,
(1) are threatened by any Person nor (2) does there exists any valid basis for such a claim . There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company's Intellectual Property, other than review of pending patent applications, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. All granted or issued patents and mask works, all registered trademarks and service marks, and all copyright registrations owned by the Company are valid, and subsisting. To the Company's Knowledge, there is no unauthorized use, infringement, or misappropriation of any of the Company's Intellectual Property by any third party, employee or former employee.

              (e) Schedule 3.13(e) separately lists all parties (other than existing or prior employees) who have created any portion of, or otherwise have any rights in or to, the Company's Intellectual Property. The Company has secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the Company's Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and has provided true and complete copies of such assignments to Buyer.

              (f) The transactions contemplated under this Agreement shall not alter, impair or otherwise affect any rights of the Company or any Affiliate in any of the Company's Intellectual Property.

              (g) The Company has taken commercially reasonable measures to protect the proprietary nature of the Company's Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

              (h) Except as described on Schedule 3.13(h), the Company's Intellectual Property does not include any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any part of the Company's Intellectual Property in a manner that may subject the Company's Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL),
(b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

         3.14 Insurance Coverage. Schedule 3.14 lists all of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. Sellers' have furnished to Buyer true and complete copies of all insurance policies and fidelity bonds listed in Schedule 3.14. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company are otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2001 and remain in full force and effect. Sellers do not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

         3.15 Compliance with Laws; Permits; No Defaults. (a) The Company is not in violation of, or has since January 1, 2001 violated, any applicable provisions of any federal, state, foreign or local laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have an Adverse Effect on the Company.

              (b) Schedule 3.15 correctly describes each governmental license, permit, concession or franchise (a "Permit") material to the business of the Company, together with the name of the governmental agency or entity issuing such Permit. Such Permits are valid and in full force and effect, and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby or by the Merger Agreement.

              (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

         3.16 Employees and Labor Matters. (a) Schedule 3.16(a) sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status subject to recall) as of March 15, 2005 (i) the name of such employee and the date as of which such employee was originally hired by the Company, and whether the employee is on an active or inactive status; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission potential, equity vesting schedule, severance pay potential (including the maximum severance payable to such employee and the circumstances under which such severance payment is triggered), and any other compensation forms; (iv) each current benefit plan in which such employee participates or is eligible to participate; and (v) any governmental authorization that is held by such employee and that is used in connection with the Company's business. Except as disclosed in Schedule 3.16(a), the employment of each of the employees of the Company is terminable by the Company at will.

              (b) Schedule 3.16(b) lists all Persons who are currently performing services for the Company who are classified as "consultants" or "independent contractors," the compensation of each such Person and whether the Company is party to an agreement with such Person (whether or not in writing). Any such agreements are listed on Schedule 3.12(a) and have been delivered (or, in the case of agreements that are not in writing, a summary thereof has been delivered) to Buyer. All such Persons have executed the Company's form Proprietary Information and Inventions Agreement . All Persons engaged by the Company as independent contractors, rather than employees, have been properly classified as such and have been engaged in accordance with all applicable foreign, federal, state and/or local laws.

              (c) The Company is not and have never been a party to or bound by any union contract, collective bargaining agreement or similar contract. There has never been any lockout, strike, slowdown, work stoppage, labor dispute or, union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees.

              (d) Schedule 3.16(d) lists all current employee manuals and handbooks, employment policy statements, employment agreements, and other materials relating to the employment of the current employees of the Company. Sellers have delivered to Buyer complete copies of all such documents.

              (e) Except as disclosed in Schedule 3.16(e), except for clerical, administrative or hourly employees (i) none of the employees of the Company has notified or otherwise indicated to the Company that he or she intends to terminate his or her employment with the Company, or not to accept employment with Buyer; (ii) the Company does not have a present intention to terminate the employment of any employee; (iii) to the Company's Knowledge, no employee of the Company has since January 1, 2005 received an offer of an employment from any other Person; (iv) all employees of the Company have executed the Company's form

Proprietary Information and Inventions Agreement (v) to the Company's Knowledge no employee of the Company is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement or other restrictive covenant or other contract with any third party that would be likely to affect in any way (A) the performance by such employee of any of his or her duties or responsibilities as an employee, or (B) the business or operations of the Company; (vi) to the Knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company; and
(vii) the Company is not and never has been engaged in any dispute or litigation with an employee or former employee regarding Intellectual Property matters.

              (f) Except as disclosed in Schedule 3.16(f), (i) the Company does not have an established severance pay practice or policy; (ii) no employee of the Company is entitled to any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payment from the Company or Buyer (other than accrued salary, vacation, or other paid time off in accordance with the policies of the Company) as a result of or in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements or as a result of any termination by the Company on or after the Closing of any Person employed by the Company on or prior to the Closing Date.
Schedule 3.16(f) identifies each employee entitled to any non-discretionary bonus or severance from the Company or any successor of the Company. .

              (g) The Company is and has at all times been in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for violations that have not had and would not reasonably be expected to have an Adverse Effect on the Company. The Company is not engaged, and to the Company's Knowledge have never engaged, in any unfair labor practice of any nature. The Company has not failed to pay any of its employees, consultants or contractors for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such individuals.

              (h) The Company, and each employee of the Company, is in compliance in all material respects with all applicable visa and work permit requirements, and no visa or work permit held by an employee of the Company will expire during the six month period following the date of this Agreement.

        3.17     Environmental Compliance.

              (a) Environmental Definitions. The following terms, as used herein, have the following meanings:

         "Environment" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface, soil or strata, and also means any indoor location.

         "Environmental Law" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits or governmental restrictions relating to the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the past or present business of the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Law or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.17 and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

         "Environmental Permits" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals or filings issued or required under any Environmental Law.

         "Hazardous Substance" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Law, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

              (b) Environmental Representations and Warranties. Except as disclosed in Schedule 3.17(b):

              (i) The Company has complied in all material respects with all Environmental Laws and Environmental Permits. The Company has no material Environmental Liabilities.

              (ii) The Company has applied for and received all Environmental Permits required in connection with its business. Schedule 3.17(b) sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Except as set forth in Schedule 3.17(b), each such Environmental Permit will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing and the consummation of the transactions contemplated herein and in the Merger Agreement will not conflict with, result in a violation or breach of or constitute a default under any such Environmental Permit. The consummation of the transactions contemplated herein and in the Merger Agreement will not require any filing, notice or compliance under any environmental property transfer laws and no transfer of any Environmental Permits will be required.

              (iii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Sellers' Knowledge, threatened, by any governmental or other entity with respect to any (A) alleged violation by the Company of any Environmental Law or any liability thereunder, (B) alleged failure by the Company to have any Environmental Permit, or
          (C) use, generation, treatment, storage, handling, recycling, transportation or disposal of any Hazardous Substance by the Company.

              (iv) The Company has not stored, handled, transported (or arranged for transport, directly or indirectly) or Released any Hazardous Substance on, at or from any property now or previously owned, leased or operated by the Company. No Hazardous Substance is present, in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law or Environmental Permit, at, on or under any property now or previously owned, leased or operated by the Company.

              (v) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or of which the Sellers' Knowledge, relating to any property or facility now or previously owned or leased by the Company that have not been delivered to Buyer.

              (vi) The Leased Real Property does not contain any (a) underground storage tanks or (b) asbestos.

         3.18 Customers and Suppliers. Company has not received notice from and is not otherwise aware that (a) any customer (or group of customers under common ownership or control) that accounted for more that 10% of Company's revenue during the past 18 months has stopped or intends to stop purchasing the products or services (including maintenance and support services in connection with the products sold) of the Company or (b) any supplier (or group of suppliers under common ownership or control) that accounted for more that 10% of the Company's revenue during the past 18 months has stopped or intends to stop supplying products or services to the Company.

         3.19 Products.

              (a) Each of the products produced or sold by Company is, and at all relevant times have, conformed in all material respects to any affirmation of fact made in documentation for such products or in connection with its sale.

              (b) Except as set forth in Schedule 3.19, there are no forms of warranties, guaranties or assurances of Company's software products and services that are in effect other than as set forth in Company's standard terms and conditions, copies of which are attached to Schedule 3.19. There is no pending or, to the Company's Knowledge , threatened action under any warranty or guaranty against the Company. The Company has adequate insurance or has reserved adequate amounts for any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) with respect to any product sold or services rendered by or on behalf of the Company (including any licensee thereof) prior to the Closing.

         3.20 Transactions with Affiliates; Intercompany Arrangements. Except as set forth on Schedule 3.20, there are no agreements, loans, leases, royalty agreements or other continuing transactions between the Company and (i) any officer, director or stockholder of the Company or any of their Affiliates or
(ii) any member of any officer, director or stockholder of the Company's family or any of their Affiliates ("Interested Person"). To the Knowledge of the Sellers, no Interested Person (x) has any material direct or indirect interest in any entity that does business with the Company or (y) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of their business. No Interested Person has any contractual relationship (including that of creditor or debtor) with the Company other than such relationships as result solely from being an officer, director or stockholder of the Company.

         3.21 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement and the Merger Agreement.

         3.22 Other Information. None of this Agreement, the Ancillary Agreements and the schedules and exhibits, when read together as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The Company makes no representation with respect to any financial projections it may have provided to Buyer or Parent.

         3.23 SEC Reports. The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 2002 under Section 13(a) or Section 15(d) of the Exchange Act. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this

Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report.

         3.24 Consideration Received. Schedule 3.24 lists the amount of consideration to be received by each stockholder of the Company pursuant to this Agreement and the Merger Agreement. With respect to each stockholder, such amounts are equal to the amount such stockholder is entitled to receive under the Company's certificate of incorporation, as amended to date.

         3.25 Trading in Parent Common Stock. To the actual knowledge of the CEO of the Company, (i) no executive officer or director of the Company has purchased, sold or otherwise traded shares of Parent Common Stock or in any derivative securities that base their value on the trading price of Parent Common Stock during the 30 days preceding the date of this Agreement and (ii) the Company has not purchased, or induced others to purchase, its shares of Common Stock or any derivative securities that base their value of the trading price of Parent Common Stock during the 30 days preceding the date of this Agreement.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS

         Each Seller as to itself only, severally but not jointly, represents and warrants to, and agrees with, Buyer and Parent as follows:

         4.1 Title to and Validity of Shares. Seller now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on Schedule 2.1, free and clear of any Lien and, upon purchase and payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

         4.2 Authority. Such Seller has the legal power, right and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party, and to perform each of his obligations hereunder. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and such Ancillary Agreements by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller.

         4.3 Investment Representation. (a) Such Seller represents and warrants that:

              (i) it is acquiring Parent Common Stock solely for its account and not with a view to or for resale in connection with a distribution thereof;

              (ii) it has had the opportunity to ask questions of and receive complete answers from representatives of Buyer concerning the business, management and financial condition of Buyer and the terms and conditions of Parent Common Stock;

              (iii) it is able to bear the economic risk of its investment in Parent Common Stock for an indefinite period of time;

              (iv) it can afford a complete loss of its investment in Parent Common Stock; and

              (v) such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in Parent Common Stock; and

              (vi) such Seller is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

              (b)      Such Seller acknowledges and agrees that:

              (i) the shares of Parent Common Stock to be issued to such Seller hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction, and are being issued in reliance upon certain exemptions under such statutes;

              (ii) the shares of Parent Common Stock to be issued to such Seller hereunder may not be resold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements;

              (iii) except as contemplated by the Registration Rights
          Agreement, Buyer shall have no obligation to register Parent Common Stock pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to sell such securities; and

              (iv) each certificate representing Parent Common Stock will bear an the following restrictive legend:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exception from such registration is available."

                  Buyer shall have no obligation to remove such legend unless
         (i) the shares of Parent Common Stock have been registered pursuant to the Securities Act, or (ii) in the opinion of counsel satisfactory to Buyer no such legend is required.

         4.4 Trading in Parent Common Stock. Since January 1, 2005, such Seller has not purchased, sold or otherwise traded shares of Parent Common Stock or in any derivative securities that base their value on the trading price of Parent Common Stock.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Parent and Buyer hereby jointly and severally represent and warrant to each Seller that:

         5.1 Organization, Standing and Corporate Power. Each of Parent and Buyer is a corporation or other legal entity duly organized, validly existing and in good standing, or local law equivalent, under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Parent and Buyer is duly qualified or licensed to do business and is in good standing, or local law equivalent, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, or local law equivalent, would not reasonably be expected to have an Adverse Effect on Parent or Buyer, as the case may be. Parent has delivered or made available to Seller, prior to the execution of this Agreement, complete and correct copies of its Articles of Association and Memorandum of Association, in each case as amended through the date hereof. Buyer has delivered or made available to Seller, prior to the execution of this Agreement, complete and correct copies of its certificate of incorporation and by-laws, in each case as amended through the date hereof.

         5.2 Capital Structure.

              (a) The authorized capital stock of Parent consists of 25,000,000 ordinary shares, par value NIS 1.00 per share. As of February 28, 2005, (i) 17,655,584 shares of Parent Common Stock are issued and outstanding, and (ii) no shares of treasury stock are outstanding.

              (b) As of the date of this Agreement and regarding options to purchase shares of Parent Common Stock (each a "Parent Option") under Parent's First 1998 Share Option Plan ("First Parent 1998 Plan"), Parent's Second 1998 Share Option Plan, as amended ("Second Parent 1998 Plan"), and the Parent 2004 Share Option Plan ("2004 Share Option Plan") and, collectively with the First Parent 1998 Plan, and Second Parent 1998 Plan, the "Parent Stock Plans"):

              (i) Parent has reserved 300,000 shares of Parent Common Stock for issuance pursuant to outstanding options granted under the First Parent 1998 Plan (which has been terminated with respect to any future issuance), all of which have been exercised, and no other shares remain available for issuance thereunder;

              (ii) Parent has reserved 5,000,000 shares of Parent Common Stock for issuance to employees, consultants and directors pursuant to the Second Parent 1998 Plan, of which 609,600 were available for future grants as of February 28, 2005; and

              (iii) Parent has reserved 2,000,000 shares of Parent Common Stock for issuance to employees, directors and consultants pursuant to 2004 Share Option Plan, of which, 1,400,000 were available for future grants as of February 28, 2005.

              (c) All outstanding shares of Parent's capital stock were duly authorized, validly issued, and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of Israeli Companies Law - 1999, Parent's Articles of Association, Memorandum of Association or any Contract to which Parent is a party or otherwise bound. None of the outstanding shares of Parent's capital stock has been issued in violation of any federal, state or Israeli securities laws.

              5.3      Authority; Noncontravention.

              (a) Parent and Buyer have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Buyer and no other corporate authorizations or corporate approvals on the part of Parent or Buyer are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes a legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms.

              (b) The execution and delivery of this Agreement by Parent and Buyer and the consummation of the transactions contemplated hereby and compliance by Parent and Buyer with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Articles of Association or Memorandum of Association of Parent or Certificate of Incorporation or Bylaws of Buyer, (ii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Buyer, or to a loss of any benefit under any provision of any material agreement, contract, license or other instrument binding upon Parent or Buyer, or (iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to Parent or any of its subsidiaries or their respective properties or assets; other than, in the case of clauses (ii) and (iii), any such conflicts, terminations, cancellations, violations, breaches, defaults, rights, results, losses, Liens or entitlements that would not reasonably be expected to have an Adverse Effect on Parent.

              (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental body, agency, official or authority is required to be made or obtained by Parent or Buyer in connection with the execution and delivery of this Agreement by Parent and Buyer or the consummation by Parent and Buyer of the transactions contemplated hereby or compliance with the provisions hereof, provided that the representations made by Seller under this Agreement are true and correct, except
(i) for the filing with the SEC of such filings, notices or reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) for any filings or notifications required under the rules and regulations of the Nasdaq Stock Market, Inc. of the transactions contemplated hereby, (iii) for any filings or notifications required under the Israeli Currency Oversight Law -1998 and the rules and regulations promulgated thereunder, (iv) for any filings or notifications to the Israeli Securities Authority, (v) as may be required under the Israeli law for Encouragement of Research and Development in the Industry - 1984 and the rules and regulations promulgated thereunder, (vi) as may be required under the Israeli law for Encouragement of Capital Investments - 1959 and the rules and regulations promulgated thereunder and (vii) as required under the rules and regulations of the Tel Aviv Stock Exchange.

         5.4 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent or Buyer threatened against or affecting, Parent or Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         5.5 Finders' Fees. Except for Citigroup Global Markets, Inc., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         5.6 Sufficient Funds and Stock. Buyer has, or shall have, at the Closing Date sufficient cash funds to consummate the transactions contemplated by this Agreement, and Parent has, or shall have, at the Closing Date, sufficient capital stock to consummate the transactions contemplated by this Agreement.

         5.7 SEC Filings. Parent has filed all required reports, forms and other documents with the SEC (the "Parent SEC Documents"). As of their respective dates (giving effect to any amendment contained in a subsequently-filed Parent SEC Document intended to supplement or replace information given at any such date), (i) the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as otherwise permitted in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of SEC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         5.8 Adverse Change. Parent has conducted its business in the ordinary course consistent with past practices since the date of the financial statements of Parent included in the most recently filed SEC Documents. Without limiting the generality of the foregoing, since such date, there has not been any Material Adverse Change to Buyer or Parent not disclosed in the Parent SEC Documents.

                                   ARTICLE 6

                        COVENANTS OF SELLERS AND COMPANY

         6.1 Confidentiality. Each Seller for itself and on behalf of its Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer furnished to the Company, or to such Sellers or its

Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such Sellers from a source other than the Company or its Affiliates, (ii) in the public domain through no fault of such Sellers or (iii) later lawfully acquired by such Seller from sources other than the Company, Parent or Buyer; provided that such Seller may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by such Seller to treat such information confidentially in accordance with this Agreement. The obligation of such Seller and such Seller's Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, each Seller and its Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by such Seller or its Affiliates, or on their behalf concerning Buyer in connection with this Agreement that are subject to such confidence.

         6.2 Directors and Officers. Each Seller shall use its or his reasonable efforts to (a) ensure that those members of the Board of Directors of the Company who are appointed by such Seller as Seller's designated representatives on the Board of Directors, remain members of the Board of Directors through the earlier of (1) the earliest possible date in which Parent's nominees may take control of the Board under Rule 14f-1 of the Securities Exchange Act of 1934 or
(2) the termination of the Merger Agreement, and (b) cause such directors not to remove any officers of the Company up to the Effective Time all current officers of the Company. Each Seller shall cause those members of the Board of Directors of the Company who are appointed by such Seller as Seller's designated representatives on the Board of Directors to resign from the Board when and if requested by Buyer.

         6.3 Payment of Outstanding Options and Related Bonuses. No later than immediately prior to the Closing , the Company shall have paid to each holder of outstanding options for Company Common Stock issued under the Company's Stock Option Plans to the extent such options are vested (or become vested) and unexercised at the Closing: (a) a cash amount equal to what such holder would have received had the holder exercised such options and received shares of Company Common Stock prior to the Closing, reduced by the sum of (i) the aggregate exercise price payable to the Company by such holder pursuant to such options (each such reduction to be deemed to constitute full and complete satisfaction and payment of each such exercise price), and (ii) the amount of federal, state or other taxes the Company is required to withhold due to the deemed exercise of the options and simultaneous disposition of the Company Common Stock obtained upon such deemed exercise; plus (b) an additional cash bonus equal to $0.0425 for each vested option (subject to required withholdings). Details regarding the payments referred to in the previous sentence, including the identity of each holder, the options held by such holder, the exercise price of such holder's option and the net cash amount paid to each such holder, are set forth in Schedule 6.3 hereto. The Company shall take all steps and actions necessary to terminate, effective as of the Effective Time, all unvested options. No payments shall be made to any holder of outstanding options until and unless such person agrees to terminate his unvested options.

         6.4 Payment of Certain Bonuses Related to Option Exchange Offer. No later than immediately prior to the Closing, the Company shall have paid a cash amount to each person who formerly held options for the Company Common Stock which were tendered for exchange under the Company's Offer to Exchange dated October 27, 2004. The identity of each person to receive the bonus described in the previous sentence and the amounts to be paid are set forth on Schedule 6.4 hereto.

         6.5 Payment of Severance and Pro-Rated Performance Bonuses. The Company shall pay the employees listed on Schedule 6.5 their contractual severance amounts and a pro-rated performance bonus in one lump sum (less all required withholdings) under the circumstances described on such Schedule. The identity of each person to receive the payments described in the previous sentence and the amounts of contractual severance to be paid are set forth on Schedule 6.5 hereto.

         6.6 Payments Received by Sellers. Each Seller acknowledges and agrees that the amounts set forth on Schedule 6.6 opposite to its name, constitute the only payments to be received by such Seller under this Agreement and such payments constitute the only payments that such Seller is entitled to receive from the Company or any other Person under the Company's certificate of incorporation, as amended to date, or otherwise.

         6.7 Termination of Stockholders Agreement. Each Seller and the Company agrees that the Amended and Restated Stockholders Agreement dated as of December 21, 2001, as amended, among the Sellers and the Company is terminated effective as of the Closing Date with no further obligations or liabilities owed by any party thereto. To the extent such termination is not effective due to additional consents being required, each Seller and the Company shall use reasonable efforts to cause the termination of such Amended and Restated Stockholders Agreement promptly after the date hereof.

                                   ARTICLE 7

                          COVENANTS OF PARENT AND BUYER

         Parent and Buyer agree that:

         7.1 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Parent, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent, Buyer or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent or Buyer, (ii) in the public domain through no fault of Parent or Buyer or (iii) later lawfully acquired by Parent or Buyer from sources other than the Company or Sellers; provided that Parent or Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its financing sources in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Parent or Buyer to treat such information confidentially in accordance with this Agreement. The obligation of Parent or Buyer and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Parent, Buyer and their Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Parent, Buyer or its Affiliates or on their behalf concerning Sellers and the Company in connection with this Agreement that are subject to such confidence.

         7.2 Access. The Company, on and after the Closing Date, will afford Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to their rights and obligations hereunder or with respect to any period ending on or before the Closing Date.

         7.3 Indemnification of Directors and Officers. The Buyer and Parent shall ensure that the organizational documents of the Company and any successor-in-interest to the Company contain provisions which eliminate to the fullest extent permitted by law the liability of the Company's officers and directors and which provide for the indemnification by the Company of directors and officers of the Company to the fullest extent permitted by law. The Company has purchased a "tail" policy with respect to its director and officer insurance policy prior to the date hereof, with the costs of such "tail" policy being paid by the Company.

                                   ARTICLE 8

                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Sellers and Buyer each agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         8.2 Certain Filings. Sellers, Parent and Buyer shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         8.3 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or stock exchange regulation, will not issue any such press release or make any such public statement prior to such consultation.

         8.4 Expenses. Except as otherwise specifically provided in this Agreement or the Ancillary Agreements, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and with the consummation of the transactions contemplated herein and therein shall be paid by the party incurring such costs and expenses.

                                   ARTICLE 9

                                   TAX MATTERS

         9.1 Definitions.

         "Tax" and "Taxes" means all taxes, assessments or impositions imposed of any nature including: (i) federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, estimated taxes, environmental tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax; and (ii) any liability with respect to the foregoing as a result of being or formerly having been a member of any affiliated, consolidated, combined, unitary, or similar group, as a result of any transferee liability in respect of the foregoing, whether arising as a result of any agreement or otherwise by operation of law.

         "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

         "Tax Authority" means any governmental authority responsible for the imposition or collection of any Tax.

         9.2 Tax Representations. Sellers hereby represent and warrant to Parent and Buyer as of the date hereof and as of the Closing Date that:

              (a) The Company has timely filed all Tax Returns required to be filed on or before the date hereof (determined without regard to extensions). The Company has paid all Taxes owed (whether or not shown, or required to be shown, on Tax Returns) on or before the date hereof. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. All Tax Returns filed by the Company were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. The Company has not participated in or otherwise engaged in any transaction described in Treasury Regulation Section 301.6111-2(b)(2) or any "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). There are no Liens for Taxes upon any of the Company's assets, other than Liens for ad valorem Taxes not yet due and payable.

              (b) None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or expected by the Company or any director or officer (or employee responsible for Tax matters) of the Company.

              (c) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to the assessment or collection of any deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements or in Schedule 9.2.

              (d) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. . None of the shares of outstanding capital stock of the Company or any Subsidiary is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Except as set forth in Schedule 9.2, no portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

              (e) The Company is not a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company is not, nor has it ever been, a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company does not own an interest in real property or personal property in any jurisdiction in which a Tax is imposed, or the value of such interest reassessed, on the transfer of an interest in real property or personal property or which treats the transfer of an interest in an entity that owns an interest in real property or personal property as a transfer of such interest in real property or personal property. The Company has never been either a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to, Section 355 of the Code. Except as set forth in Schedule 9.2, the Company does not have net operating losses. The Company has not made or agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise or entered into a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), nor will the Company be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company has not participated in an international boycott as defined in Section 999 of the Code. Except as set forth in Section 9.2, the Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation or made an election under
Section 1361 of the Code to be treated as a "qualified subchapter S subsidiary" for federal income tax purposes or (ii) made any similar election under any comparable provision of any state, local or foreign Tax law. The Company does not own, directly or indirectly, any interests in an entity that is or has been treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code, a "foreign personal holding company" within the meaning of former Section 552 of the Code or a "controlled foreign corporation" within the meaning of Section 957 of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Company is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Internal Revenue Code of 1954. The Company has complied with all withholding obligations under Section 1445 of the Code and under any comparable applicable provisions of state or local law.

              (f) The Company is not a party to any Tax sharing agreement or similar arrangement (including, but not limited to, an indemnification agreement or arrangement). The Company has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), or as a transferee or successor, or by contract, or otherwise.

              (g) The unpaid Taxes of the Company did not, as of the Balance Sheet Date exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of the Company and its Subsidiaries in filing Tax Returns. The Company will not incur any liability for Taxes from the Balance Sheet Date through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice.

              (h) Schedule 9.2 hereto contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction. The Company does not have, and has never had, a permanent establishment or other taxable presence in any foreign country, as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between the United States and such foreign country.

              (i) Schedule 9.2 hereto lists all Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1999 and lists the Company's IRS employment identification number. The Company has delivered to Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1999. Schedule 9.2 sets forth as of the most recent practicable date which is set forth on Schedule 9.2 the basis of the Company in its assets.

              (j) There has not been any change in any method of Tax accounting or any making of a Tax election or change of an existing election by the Company.

              (k) At all times during the Company's existence, each record or beneficial holder of an equity interest in the Company has been a "United States person" (as defined in Section 7701(a)(30) of the Code) for purposes of the provisions of Sections 897 and 1445 of the Code.

              (l) For purposes of this Section 9.2, any reference to the Company shall be deemed to include any Person which merged with or was liquidated into the Company.

         9.3 Tax Covenants. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

              (a) Cooperation on Tax Matters.

              (i) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller's Committee, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax Authority, and (B) to, in the case of Buyer give Seller's Committee reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another such party so requests.

              (ii) Buyer and Sellers further agree, upon request, to provide any other party with all information that such party may be required to report pursuant to Sections 6043 and 6043A of the Code and all Treasury Regulations promulgated thereunder.

              (b) Certain Taxes. Any transfer, documentary, sales, use, stamp or other similar Taxes and recording and filing fees incurred in connection with the transactions contemplated by this Agreement or any Ancillary Agreement with respect to shares owned by each Seller shall be borne and paid by each Seller, respectively, and such Seller shall promptly reimburse Buyer for any such amounts paid by Buyer.

              (c) Tax Free Reorganization. Each of the parties shall use its reasonable best efforts through the effective time of the Subsequent Merger (as defined in the Merger Agreement) to cause the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together to be treated as a reorganization within the meaning of Section 368(a) of the Code. No party will take any position on any federal, state or local income or franchise Tax Return, or take any other tax reporting position, that is inconsistent with the treatment of the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by applicable tax law (and then only to the extent required by such applicable tax law)..

                                   ARTICLE 10

                                EMPLOYEE BENEFITS

         10.1 Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

         "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, vacation benefits, disability benefits, or salary continuation for other leaves of absence, supplemental unemployment benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive or equity compensation, educational assistance arrangements or policies, any plan governed by Section 125 of the Code, any fringe benefit (including company cars), any change of control arrangements or policies or post-retirement insurance, compensation or benefits or any Co-employment agreement that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates or any Co-Employer and (iii) covers any Employee or former Employee of the Company.

         "Co-Employer" means any entity that is or was considered to be a co-employer with the Company.

         "Employee" for purposes of this Article 10 means any employee of the Company or an ERISA Affiliate of the Company, including any employee co-employed by the Company and Co-Employer.

         "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates or any Co-Employer, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, all as from time to time in effect, and any successor laws thereto.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

         10.2 ERISA Representations. The Company hereby represents and warrants to Parent and Buyer as of the date hereof that:

              (a) Schedule 10.2 lists each Employee Plan and Benefit Arrangement that covers any Employee. The Company has made available to Buyer correct and complete copies of all Employee Plans and Benefit Arrangements and, where applicable, each of the following documents with respect to such Employee Plans or Benefit Arrangements: (i) any amendments; (ii) any related trust documents;
(iii) any documents governing the investment and management of the Employee Plan or the Benefit Arrangement, or the assets thereof, including any documents relating to fees incurred by the sponsor or participants and beneficiaries; (iv) the most recent summary plan descriptions and summaries of material modifications; (v) written communications to employees to the extent the substance of the Employee Plans and Benefit Arrangements described therein differ materially from the other documentation furnished under this clause and (vi) copies of the Federal Form 5500 series and accountant's opinion, if applicable, for each Employee, for the three plan years preceding the Closing Date.

              (b) None of the Employee Plans or Benefit Arrangements listed on
Schedule 10.2(a) is subject to the laws of any jurisdiction outside the United States.

              (c) No non-exempt "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

              (d) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to or expects to incur liability with respect to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any transaction described in Section 4069 of ERISA.

              (e) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the Closing Date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. No event has occurred that will or could reasonably be expected to give rise to disqualification of any such Employee Plan or to a tax under Section 511 of the Code. The Company has furnished to Buyer copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Employee Plan. Each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations and neither the Company nor any ERISA Affiliate has received any outstanding written notice from any governmental or quasi-governmental authority questioning or challenging such compliance.

              (f) With respect to the Employees and former Employees, there are no employee post-retirement health or welfare plans in effect, except as required by Section 4980B of the Code or applicable state law. No tax under
Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

              (g) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Financial Statements and on
Schedule 10.2(g). There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of their respective ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

              (h) Except as set forth in Schedules 6.3, 6.4 and 6.5, no Employee will become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

              (i) Neither the Company nor any ERISA Affiliate nor any of their respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any ERISA Affiliate or any of their respective directors, officers or employees to liability under ERISA.

              (j) There have been no acts or omissions by the Company or any ERISA Affiliate that have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c) or 502(i) of ERISA or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

              (k) The provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any equivalent state statute, and the Health Insurance Portability and Accountability Act of 1996, or any equivalent state statute, have been complied with in all material respects.

              (l) Except as disclosed in Schedule 10.2(k), neither the Company nor any ERISA Affiliate maintains a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code.

         10.3 Employee Benefits Covenants. Provided that it complies in all material respects with applicable law and the terms of any employment arrangements identified in Section 3.16, Buyer may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Company as are comparable with the programs provided from time to time to Buyer's employees and the employees of Buyer's Affiliates. Subject to the preceding sentence, the Buyer shall have no obligation to continue the existence of any Employee Plan or Benefit Arrangement maintained by the Company or any ERISA Affiliate.

         10.4 No Third Party Beneficiaries. No provision of this Article 10 or any other provision in this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article 10 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         11.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or the Ancillary Agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date, except in the case of Article 4 and 6.1, which shall survive indefinitely.

         Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 11.2 shall survive the time at which it would otherwise terminate pursuant to the preceding paragraph, if written notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         11.2 Indemnification. (a) Each Seller severally and not jointly hereby indemnifies Parent, Buyer and, effective at the Closing, without duplication, the Company, against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Parent, Buyer or the Company arising out of:

              (i) (A) any misrepresentation or breach of warranty (determined without regard to any materiality qualification contained in any representation or warranty giving rise to claim for indemnity hereunder) made by the Company pursuant to this Agreement or pursuant to the Merger Agreement (if such breach occurs prior to the Board resignation contemplated pursuant to Section 6.2 hereof) and any certificate or other agreement delivered pursuant hereto or thereto and (B) any claim, action, suit or proceeding by any Person (a "Third Party Claim") alleging facts that if proven true would constitute a breach of such representations and warranties;

              (ii) (A) any misrepresentation or breach of warranty (determined without regard to any materiality qualification contained in any representation or warranty giving rise to claim for indemnity hereunder) made by such Seller (but not other Sellers) pursuant to the provisions of Article 4 or any Ancillary Agreement and (B) a Third Party Claim alleging facts that if proven true would constitute a misrepresentation or breach of such representations and warranties;

              (iii) any breach of any covenant or agreement made or to be performed by such Seller (but not other Sellers) pursuant to this Agreement or the Ancillary Agreements;

              (iv) the amount by which Closing Date Net Working Capital, calculated in compliance with Section 2.3, is less than Threshold Net Working Capital;

              (v) the amount by which the total consideration ultimately paid by Parent or Buyer to any holder or former holder of Company Securities (other than Sellers) under the Merger Agreement, as amended from time to time, or otherwise in connection with the acquisition by Parent or Buyer of the Company, exceeds $2,574,966; .

              (vi) The amount by which (1) any transaction related expenses (including any Estimated Expenses) plus (2) the costs of the director and officer tail insurance policy, exceed $295,000.

              (vii) The amount by which severance payments, contractual bonuses, retention bonuses and benefits paid by the Company exceed the amounts set forth in Schedule 11.2(a)(vii).

              (viii) Any Adverse change in the audited financial statements of the Company with respect to the fiscal year ended December 31, 2004 as compared to the draft audited financial statements delivered under
          Section 3.6.

              (b) Buyer hereby indemnifies each Seller against and agrees to hold it harmless from any and all Damages incurred or suffered by such Seller arising out of:

              (i) (A) any misrepresentation or breach of warranty made by Buyer pursuant this Agreement, the Ancillary Agreements and any certificate or other writing delivered pursuant hereto or thereto and (B) a Third Party Claim alleging facts that if proven true would constitute a misrepresentation or breach of such representations and warranties; and

              (ii) any breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement or the Ancillary Agreements.

         (c) All indemnification payments made under this Agreement shall be treated as adjustments to the Purchase Price.

         11.3 Limitation of Indemnification. (a) Notwithstanding the provisions of Section 11.2, (i) Sellers shall not be liable for Damages under Section 11.2(a)(i), (iii) and (viii) unless the aggregate amount of Damages with respect to all such misrepresentations or breaches of warranty (determined without regard to any materiality qualification contained in any representations or warranty giving rise to claim for indemnity hereunder) exceeds $250,000 and then only to the extent of such excess and (ii) each Seller's maximum liability, as the case may be, under (1) Section 11.2(a)(i), (iii), (iv), (v), (vi), (vii) and
(viii) shall not exceed the amount deposited in escrow with the Escrow Agent on behalf of such Seller; and (2) Section 11.2(a)(v) shall not exceed 50% of such Damages, in any event the total Damages to be borne Sellers under this subsection (2) not to exceed $900,000. Notwithstanding anything to the contrary herein, for purposes of Section 11.2(a)(i), a claim shall not be deemed to constitute indemnifiable Damages for purposes of such section unless the amount of Damages with respect to such claim is equal to or greater than $15,000.

              (b) Notwithstanding the provisions of Section 11.2, (i) Parent's and Buyer's maximum liability under Section 11.2(b) shall not exceed $17,177,500.

              (c) In the event that Parent, Buyer or the Company are indemnified under this Agreement and thereafter receive insurance proceeds for such Damage, then Parent, Buyer or the Company, as the case may be, shall remit such funds to Sellers' Committee for distribution to the Sellers. The Company agrees to use its commercially reasonable efforts to recover any such available insurance proceeds.

              (d) Notwithstanding anything in this Agreement to the contrary, except for breaches of Section 6.1, there shall not be included in the definition of Damages, and Buyer and Parent shall not be entitled to recover under any action for breach of contract or tort hereunder, any indirect, punitive, special, exemplary or consequential damages (other than indirect, punitive, special, exemplary or consequential damages which are paid to third parties), damages for lost profits of the Company, damages for diminution in value of the Company or damages computed on a multiple of earnings or similar basis.

         11.4 Procedures. (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any indemnified party to give notice as provided in this Section 11.4 shall not relieve any indemnifying party of its obligations under this Section 11.4, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice or except as provided in Section 11.1 hereof. Such notice shall describe such Third-Party Claim in reasonable detail.

              (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend, compromise and settle any Third-Party Claim on reasonable terms. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). Such indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such indemnifying party shall keep the indemnified party reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party shall not be liable to such indemnified party under this
Section 11.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that such indemnified party shall have the right to employ one law firm as counsel("Separate Counsel"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim that precludes the indemnifying party's counsel from adequately representing the indemnified party, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel with respect to any Third-Party Claim (even if against multiple indemnified parties)), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnified party is conducting its own defense of a Third-Party Claim, whether because of a conflict of interest (as contemplated by the previous sentence) or because an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this
Section 11.4 within the period of ten (10) business days described above, or having elected to defend the claim, then fails to defend the claim, the indemnified party may defend, compromise, and settle such Third-Party Claim on reasonable terms and shall be entitled to indemnification hereunder (to the extent permitted hereunder). Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release in a form reasonably satisfactory to the indemnified party from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would include injunctive relief or reasonably be expected to have a material adverse effect on the indemnified party.

         11.5 No Subrogation. Following the Closing, Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification payments made by any Seller or Sellers under Section 11.2 if the transactions contemplated by this Agreement are consummated.

         11.6 Escrow. Parent's and Buyer's claims for indemnification pursuant to Section 11.2(a)(i), (iii), (iv), (v), (vi), (vii) and (viii) shall be satisfied solely from funds withheld or deposited and held in escrow pursuant to
Section 2.2. Parent's and Buyer's claims for indemnification pursuant Section 11.2(a)(ii) shall be satisfied, at the sole and exclusive option of Parent and Buyer, either (1) from the amounts then held in escrow or (2) directly from the Seller causing such Damage (even if amounts remain withheld or deposited under the terms of the Escrow Agreement). The procedure for payments from the escrow as well as releases from escrow shall be governed by the Escrow Agreement.

         11.7 Exclusive Remedy. Section 11.2 shall provide the exclusive remedy for any misrepresentation or breach of warranty, covenant or other agreement or other claim arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby (whether such claim is for breach of contract, tort or otherwise), except with respect to claims for injunctive relief and/or against a party who commits fraud.

         11.8 Dispute Resolution. (a) Subject to the other subsections of this
Section 11.8, any dispute arising out of or relating to indemnification pursuant to this Article 11 shall be finally settled by binding arbitration conducted expeditiously by a single arbitrator in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures then in effect (the "J.A.M.S. Rules"). The arbitration shall occur under the auspices of the United States Arbitration Act, 9 U.S.C. ss.ss. 1-6, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereunder. The place of arbitration shall be Orange County, California until the Company's records have been moved from the Company's facility in Orange County, and thereafter shall be Dallas, Texas.

              (b) The arbitration proceedings shall be administered by the arbitrators in accordance with the J.A.M.S. Rules as the arbitrators deem appropriate. The discovery period related to the arbitration proceedings shall terminate ninety (90) days after the arbitrators have been finally appointed, and Parent and Buyer, on the one hand, and the Seller, on the other hand, shall each be permitted to depose up to six (6) witnesses. The parties and the arbitrators shall use their best efforts to see that the arbitration proceedings taking place pursuant to this Section 11.8 shall conclude within one hundred fifty (150) days after the arbitrators have been finally appointed. The arbitrators shall render a reasoned opinion in writing in support of their decision, and shall award reimbursement of attorneys' and other experts' fees and disbursements and other costs of arbitration to the prevailing party, in such manner as the arbitrator shall deem appropriate.

              (c) All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by Buyer, on one hand, and the Seller, on the other hand, unless they agree otherwise or unless the arbitrators in the award assess such expenses against one of the parties or allocates such expenses other than equally between the parties. Each party shall bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by law or by the arbitrator's award. While there are escrow funds deposited (and not subject to claims) with the Escrow Agent, the Sellers' portion of any such fees and expenses shall be paid from the escrow funds.

              (d) Notwithstanding the other provisions of this Section 11.8, either party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or to maintain the status quo before, during or after the pendency of the arbitration proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either party to submit the dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional or injunctive relief. Nothing herein, however, shall be construed to mean that any decision of the arbitrators is subject to judicial review or appeal, and the parties hereto hereby waive any and all rights of judicial appeal or review, on any ground whatsoever.

         11.9 Seller's Mutual Reimbursement Obligation. In the event that a Seller causes a claim to be paid against the Escrow Account due to such Seller's breach of Section11.2(a)(ii) and (iii) hereof, such Seller shall reimburse the other Sellers for any losses sustained due to such Seller's breach.

         11.10 Exception. The parties acknowledge that, without obligation to do so, they may mutually agree to additional accruals with respect to the Company's financial statements for the period ending March 31, 2005 (the "Agreed Accruals") and that the Agreed Accruals shall not (i) give raise to a claim of a breach of the representations and warranties set forth in Article III hereof or
(ii) cause an adjustment to the calculation of Closing Date Net Working Capital.

                                   ARTICLE 12

                               SELLERS' COMMITTEE

         12.1 Appointment of Sellers' Committee.

              (a) Each Seller hereby irrevocably constitutes and appoints, Innocal II, L.P., Argentum Capital Partners, L.P. and Mark Koulogeorge (the "Sellers' Committee"), or a majority of them acting separately, as such Seller's attorneys-in-fact and agents in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. This power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness or other inability to act of any Seller.

              (b) Each Seller hereby irrevocably grants Sellers' Committee, or a majority of the members thereof acting separately, full power and authority on behalf of such Seller:

              (i) to deliver certificates representing the Shares to be sold by such Seller at the Closing.

              (ii) to (A) dispute or refrain from disputing any claim made by Buyer under this Agreement; (B) negotiate and compromise any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement and the Escrow Agreement, and
          (C) execute any settlement agreement, release or other document with respect to such dispute or remedy;

              (iii) to give or agree to any and all consents, waivers, amendments or modifications deemed by Sellers' Committee, in its sole discretion, to be necessary or appropriate under this Agreement or the Escrow Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

              (iv) to enforce any claim against Buyer arising under this Agreement or the Escrow Agreement.

              (v) to engage attorneys, accountants and agents at the expense of Sellers and to cause the release from the Escrow Account of amounts necessary to pay such expenses; and

              (vi) to give such instructions and to take such action or refrain from taking such action as Sellers' Committee deems, in its sole discretion, necessary or appropriate to carry out the provisions of, and to consummate the transactions contemplated by, this Agreement or the Escrow Agreement.

              (c) Each Seller hereby agrees that:

              (i) the Company, Parent and Buyer shall be entitled to rely on any and all action taken by Sellers' Committee, or a majority of the members thereof acting separately, under this Agreement and the Ancillary Agreements notwithstanding any dispute or disagreement among Sellers or among the members of Sellers' Committee without any liability to, or obligation to inquire of, any Seller or the other members of Sellers' Committee, notwithstanding any knowledge on the part of the Company, Parent or Buyer of any such dispute or disagreement;

              (ii) notice to Sellers' Committee, delivered in the manner provided herein, shall be deemed to be notice to such Seller for the purposes of this Agreement and the Escrow Agreement;

              (iii) the authority of Sellers' Committee, as described in this Agreement, shall be effective until the rights and obligations of Sellers' Committee under this Agreement and the Escrow Agreement shall terminate by virtue of the termination of any and all rights and obligations of such Seller to Buyer under this Agreement and the Escrow Agreement;

              (iv) if any member of Sellers' Committee resigns or is removed or otherwise ceases to function in his capacity as such for any reason whatsoever, and no successor acceptable to Buyer is appointed by a majority-in-interest of Sellers within thirty 30 days, Sellers' Committee shall consist solely of the remaining members of Sellers' Committee and, under such circumstances, Parent, Buyer and the Company shall be entitled to rely on any and all actions taken by the remaining members or member of Sellers' Committee. If, as a result of such resignation or removal, there are no remaining members of Sellers' Committee and no successor is appointed by a majority-in-interest of Sellers within 30 days, then Parent or Buyer shall have the right to appoint a member of Sellers' Committee to serve as described in this Agreement (who shall be a Seller) and, under such circumstances, Buyer and the Company shall be entitled to rely on any and all actions taken by such member of Sellers' Committee;

              (v) there shall at no time be more than three members of Sellers' Committee; and

              (vi) no member of the Seller's Committee shall be liable to any Seller for Damages with respect to any action taken or any omission by Sellers' Committee pursuant to this Article 12, except to the extent such Damages are caused by such member's willful misconduct.

              (d) Each Seller agrees that, notwithstanding the foregoing, at the request of Parent or Buyer, he shall take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including, without limitation, delivery of his Shares and acceptance of the purchase price therefor) individually on his own behalf.

         12.2 Limitation on Actions. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted to Sellers under this Agreement shall be asserted, brought, prosecuted, or maintained only by Sellers' Committee on behalf of Sellers. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted under this Agreement, including without limitation any right of indemnification provided in this Agreement, may be asserted, brought, prosecuted or maintained by Buyer against Sellers by service of process on each member of Sellers' Committee and without the necessity of serving process on, or otherwise joining or naming any other Seller as a defendant in such claim, action, suit or other proceeding. With respect to any matter contemplated by this Section, a Seller shall be bound by any determination in favor of or against Sellers' Committee or the terms of any settlement or release to which Sellers' Committee shall become a party.

         12.3 Indemnification. Each Seller shall indemnify each member of Sellers' Committee against any Damages (except such as result from such member's willful misconduct) that such member may suffer or incur in connection with any action taken or any omission by such member as a member of Sellers' Committee except to the extent such Damages were caused by such member's willful misconduct.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

if to Buyer, to:                        with a copy to:

    Danny Moshaioff                       Harvey E. Bines, Esq.
    Retalix, Ltd.                         Sullivan & Worcester LLP
    10 Zarhin Street, Corex House         One Post Office Square
    43000, Ra'anana, Israel               Boston, MA 02109
    Telecopy:  +972-9-744-4756            Telecopy: (617) 338-2800

if to the Company, to:                  with a copy to:

    Mr. David Butler                      William J. Simpson, Esq.
    TCI Solutions, Inc.                   Paul, Hastings, Janofsky & Walker LLP
    17752 Skypark Circle                  695 Town Center Drive
    Suite 160                             17th Floor
    Irvine, CA  92614                     Costa Mesa, CA  92626
    Telecopy:  (949) 476-1133             Telecopy:  (714) 668-6305

if to a Seller:

    at his address shown in
    Schedule 2.1, or to the
    Sellers' Committee

         Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.1.

         13.2 Amendments; No Waivers. (a) Any provision of this Agreement may be amended prior to the Closing Date if, and only if, such amendment is in writing and signed by Buyer, the Company and the Sellers. Any provision of this Agreement may be waived if the waiver is in writing and signed by the party to be bound, which in the case of the Seller may be taken by Sellers' Committee.

              (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and shall not be exclusive of any equitable rights or remedies.

         13.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         13.4 Further Assurances. From time to time after the Closing, at the request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Parent or Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

         13.5 Governing Law. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

         13.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         13.7 Entire Agreement. This Agreement and the Ancillary Agreements and specify other agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement and the Ancillary Agreements is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         13.8 Jurisdiction. Subject to the provisions of Section 11.8, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the state or federal courts located in Applicable Jurisdiction, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Applicable Jurisdiction. "Applicable Jurisdiction" means Orange County, California until the Company's records have been moved from the Company's facility in Orange County, and thereafter shall be Dallas, Texas.

         13.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         13.10 Interpretation; Absence of Presumption.

              (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof" "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

              (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted

         13.11 Conflict Waiver. The Company and Sellers acknowledge that (i) the law firm of Paul, Hastings, Janofsky & Walker LLP ("Paul, Hastings") represented the interests of both the Company and Sellers with respect to this Agreement and all related matters, and (ii) such representations give rise to a potential conflict of interest. The Company and Sellers hereby consent to Paul, Hastings' representations under the circumstances and waive any actual or potential conflict of interest which may arise as a result of Paul, Hastings' representations of such persons and entities. The Company and Sellers represent that they have had the opportunity to consult with independent counsel concerning the giving of this waiver.

                            [Signature page follows].

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         RETALIX, LTD.


                         By /s/ Barry Shaked
                         -------------------
                             Name: Barry Shaked
                             Title: President and Chief Executive Officer


                         RETALIX HOLDINGS INC.


                         By /s/ Barry Shaked
                         -------------------
                             Name: Barry Shaked
                             Title: President and Chief Executive Officer


                         TCI SOLUTIONS, INC.


                         By /s/ David R. Butler
                            -------------------
                             Name: David R. Butler
                             Title: President & CEO


                         TCI SOLUTIONS, INC.


                         By /s/ Stephen P. DeSantis
                            -----------------------
                             Name: Stephen P. DeSantis
                             Title: Chief Financial Officer

                         ENVIRONMENTAL & INFORMATION
                         TECHNOLOGY PRIVATE EQUITY FUND
                         III, a civil partnership with
                         limitation of liability
                         established under the laws of
                         the Federal Republic of Germany

                         By: Infrastructure and Environmental Private Equity
                             Management, L.L.C., Its General Partner
                         By: First Analysis IEPEF Management Company, III,
                             L.L.C., A Member

                         By: /s/ Mark Koulogeorge
                         ------------------------
                             Name:  Mark Koulogeorge
                             Title: Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                           -------------------
                                    Facsimile No.: (312) 258-0334

                         INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.

                         By: Infrastructure and Environmental Private Equity
                             Management, L.L.C., Its General Partner

                         By: First Analysis IEPEF Management Company, III,
                             L.L.C., A Member


                         By: /s/ Mark Koulogeorge
                             ---------------------
                             Name:  Mark Koulogeorge
                             Title: Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334

                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By: B.R. Associates, Inc,
                             its General Partner


                         By: /s/ Daniel Raynor
                             -------------------
                             Name:  Daniel Raynor
                             Title: Chairman

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294



                         ARGENTUM CAPITAL PARTNERS II, L.P.

                         By: Argentum Partners II, L.L.C.,
                             its General Partner

                         By: Argentum Investments, L.L.C.,
                             its Managing Member


                         By: /s/ Daniel Raynor
                             -------------------
                             Daniel Raynor, Managing Member

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294

                         TCI ACPII LIMITED PARTNERS, L.P.

                         By: Argentum Investments, L.L.C.,
                             its Managing Member


                         By: /s/ Daniel Raynor
                             -------------------
                             Daniel Raynor, Managing Member

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.:  (212) 949-8294


                         GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA


                         By: /s/ Daniel Raynor
                             -------------------
                             Name:  Daniel Raynor,
                             Title:
                                    ---------------

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294

                         /s/ Mark Kouogeorge
                         -------------------
                         MARK KOULOGEORGE

                         Address:
                                    -------------------
                                    -------------------
                                    -------------------
                                    Facsimile No.: (    )
                                                    ----  ---------

                         INNOCAL II, L.P.


                         By:  InnoCal Management II, L.P.
                         Its: General Partner

                             By:  /s/ James E. Houlihan III
                                  -------------------------
                             Name: James E. Houlihan III
                             Its:  Managing Director

                         Address:   600 Anton Blvd., Suite 1270
                                    Costa Mesa, CA 92626
                                    Facsimile No.: (208) 726-1191

                         PRODUCTIVITY FUND IV, L.P.

                         By: First Analysis Management Company IV L.L.C.,
                             its General Partner

                         By: First Analysis Venture Operations and Research,
                             L.L.C., Managing Member

                         By: /s/ Mark Koulogeorge
                             --------------------
                             Name:  Mark Koulogeorge
                             Title:  Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334



                         PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                         By:  First Analysis Management Company IV, L.L.C.
                         Its: General Partner

                              By:   First Analysis Venture Operations &
                                    Research, L.L.C.
                              Its:  Management Member

                                    By: /s/ Mark Koulogeorge
                                    ------------------------
                                    Name:  Mark Koulogeorge
                                    Its:  Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334

                         BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP

                         By: Blue Chip Venture Company, Ltd.


                         By: /s/ Todd G. Gardner
                             -------------------
                             Todd G. Gardner, Director

                         Address: c/o Blue Chip Venture Company, Ltd. 1100 Chiquita Center
                                    250 East Fifth Street
                                    Cincinnati, Ohio 45202
                                    Facsimile No.:  (513) 723-2615

                         SELLERS' COMMITTEE
                         (in their capacity as such)


                         INNOCAL II, L.P.


                         By:   InnoCal Management II, L.P.
                         Its:  General Partner

                                By: /s/ James E. Houlihan III
                                    -------------------------
                                Name: James E. Houlihan III
                                Its:  Managing Director

                         Address:   600 Anton Blvd., Suite 1270
                                    Costa Mesa, CA 92626
                                    Facsimile No.: (208) 726-1191

                         /s/ Mark Kouogeorge
                         -------------------
                         MARK KOULOGEORGE

                                    Address:
                                    -------------------
                                    -------------------
                                    -------------------
                                    Facsimile No.: (    )
                                                    ----  ---------


                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By: B.R. Associates, Inc,
                             its General Partner

                         By: /s/ Daniel Raynor
                             -------------------------
                             Name:  Daniel Raynor
                             Title:    Chairman

                         Address:    60 Madison Avenue
                         Suite 701
                         New York, New York 10010
                         Attn:  Daniel Raynor
                         Facsimile No.: (212) 949-8294

                                  APPENDIX C(i)

                        OPINION OF THE MENTOR GROUP, INC.



                                    ATTACHED






                                     C(i)-1

                     [Letterhead of The Mentor Group, Inc.]

March 31, 2005



Board of Directors
TCI Solutions, Inc.
17752 Skypark Circle
Suite 160
Irvine, CA 92108


Members of the Board:


You have advised that us TCI Solutions, Inc., a Delaware corporation (the "Company"), proposes to enter into a series of transactions with Retalix, Ltd., an Israeli corporation ("Retalix") whereby Retalix will acquire all of the capital stock of the Company for an aggregate purchase price of approximately $34.5 million (the "Consideration"). The Consideration is divided equally between cash and Retalix common stock, and comprises of approximately $17.25 million in cash and an amount of Retalix common stock with a value of $17.25 million based on a $24 per share value of Retalix common stock (the "Stock Consideration").

The material terms of the transactions contemplated by the acquisition provide, among others, that pursuant to the Stock Purchase Agreement ("Purchase Agreement"), Retalix through Retalix Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Retalix ("Holdings"), proposes to purchase all of the outstanding shares of the Company's Series A and Series B Preferred Stock (the "Acquisition") from certain shareholders (the "First Closing Selling Stockholders"). The Acquisition will result in Holdings holding approximately 73 percent of the outstanding voting shares of the Company, and the First Closing Selling Stockholders will receive consideration of approximately $12.9 million in cash and the Stock Consideration. Concurrently with the closing of the Acquisition, the Company, Retalix and Holdings will execute an Agreement and Plan of Merger (the "Merger Agreement") under which the Company would be merged into a subsidiary of Holdings ("Merger Sub"), with the Company surviving (the "Merger"). The Merger Agreement provides for the payment of consideration of approximately $0.9 million in cash and $1.7 million in cash to certain preferred stockholders and the Company's common stockholders, respectively, at the closing of the Merger. All preferred and common stockholders of the Company are referred to herein as the "Public Stockholders." The transactions described above and all related transactions are referred to collectively herein as the "Transaction."





                                     C(i)-2

Board of Directors
TCI Solutions, Inc.
March 31, 2005



You have requested us to render an opinion (the "Opinion") as to the fairness, from a financial point of view, to the Public Stockholders, of the Consideration to be received by the Public Stockholders pursuant to the terms and conditions of the Purchase Agreement and Merger Agreement relating to the Transaction. We will receive a fee for providing this Opinion. The opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against certain liabilities in connection with our services.

This Opinion does not, with your express approval, address the fairness of the Transaction to creditors or any security holders of the Company, either debt or equity, other than the Public Stockholders, and we expressly disclaim any obligation to do so.

Further, this Opinion does not address the Company's underlying business decision to effect the Transaction. You did not request us to, nor did we, either solicit third party indications of interest or evaluate any specific third party proposals relating to the acquisition of all or a part of the Company. We did not participate in the negotiations with respect to the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

2. visited certain facilities and business offices of the Company in Irvine, California;

3. reviewed: (i) the Company's Form 10-KSB for the fiscal year ended December 31, 2003, including the audited consolidated balance sheet of the Company and its subsidiaries, as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2002 and 2003; (ii) Form 10-QSB for the quarter ended September 30, 2004, including the unaudited consolidated balance sheets of the Company and its subsidiaries, as of December 31, 2003 and September 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the interim nine-month periods ended September 30, 2003 and September 30, 2004; and (iii) certain other publicly available business and financial information related to the Company, which we deemed to be relevant;

4. reviewed the unaudited financial information, internally prepared by management of the Company, relating to the operations of the Company, including: (i) the unaudited consolidated balance sheet of the Company and its subsidiaries, as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2004, and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries, as of February 29, 2004 and February 28, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the two months ended February 29, 2004 and February 28, 2005, which the Company's management has represented and warranted as the most current financial statements available;

5. reviewed audited financial statements for the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003;


                                     C(i)-3

Board of Directors
TCI Solutions, Inc.
March 31, 2005



6. reviewed certain financial projections provided by the Company's management relating to the Company for the fiscal years ending December 31, 2005, 2006 and 2007;

7. reviewed copies of the following documents and agreements, certified by management of the Company as true, correct and complete: (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company;
        (ii) the Transaction Documents for the Series B Preferred Stock Financings; and (iii) the Transaction Documents for the Series D Preferred Stock Financing;

8. reviewed a draft of the following documents and agreements: (i) the Purchase Agreement among the Company, Retalix and Holdings; (ii) the Merger Agreement among Retalix, Holdings, Merger Sub and the Company;
        (iii) the Registration Rights Agreement between Retalix and certain selling shareholders; and (iv) the Escrow Agreement between Retalix and certain selling shareholders;

9. Analyzed the trading history, recent market prices, and valuation multiples for Retalix's common stock;

10. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

11. conducted such other studies, analyses and inquiries as we have deemed appropriate for purposes of this Opinion.

In preparing this Opinion, we assumed and relied on, with your express permission, the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to us, discussed with or reviewed by or for us, or publicly available. In addition, where appropriate, we relied upon publicly available information that we believed to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. We did not independently verify the accuracy and completeness of the information provided to us and have not assumed and expressly disclaim any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we did not conduct, and have not assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject and, at the Company's direction and with its consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

We assumed, with your express permission, that the financial forecast information furnished to or discussed with us by the Company, was prepared in a reasonable manner and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company, and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. This Opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, we have relied, with your express permission, upon the certifications, representations and warranties of


                                     C(i)-4

Board of Directors
TCI Solutions, Inc.
March 31, 2005



management of the Company that management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. This Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us, as of the date of this Opinion. Any subsequent change in such conditions could materially affect the assumptions used in the Opinion and would require a reevaluation of such Opinion. Although subsequent developments may affect this Opinion, we have assumed no obligation to update, revise or reaffirm such opinion, and we expressly disclaim any obligation to do so. In rendering this Opinion, we assumed, with your permission, that the proposed Transaction would be consummated substantially on the terms discussed in the Purchase Agreement and Merger Agreement, without any waiver of any material terms or conditions by any party thereto. Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. We have also assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the Consideration. This Opinion expresses no opinion as to the price at which the Company's Common Stock will trade in the future. This Opinion does not give consideration to the tax effect of the proposed Transaction on the Company or the shareholders of the Company in the United States or in any other jurisdiction.

This Opinion does not address the underlying decision of the Company to engage in the Transaction and does not constitute a recommendation to the Board of Directors, or to any shareholder of the Company as to how such shareholder should vote or as to any other action such shareholder should take in connection with the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be received in the Transaction by the Public Stockholders, pursuant to the terms and conditions of the Purchase Agreement and Merger Agreement, is fair, from a financial point of view, to the Public Stockholders and to the Company.

This Opinion is for the use and benefit of the Board of Directors in its evaluation of the Transaction and shall not be used by any other person without our prior written consent. This Opinion is delivered to the Company's Board of Directors subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of The Mentor Group, Inc. ("TMG") in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of TMG shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Except with respect to the use of this Opinion in connection with the Proxy Statement relating to the Transaction, this Opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.


THE MENTOR GROUP, INC.



/s/ The Mentor Group, Inc.





                                     C(i)-5

                                 APPENDIX C(ii)

                           LETTER DATED MARCH 31, 2005
                           FROM THE MENTOR GROUP, INC.
                            TO THE BOARD OF DIRECTORS
                             OF TCI SOLUTIONS, INC.



                                    ATTACHED



                                     C(ii)-1

                     [Letterhead of The Mentor Group, Inc.]

March 31, 2005
Board of Directors
TCI Solutions, Inc.
17752 Skypark Circle
Suite 160
Irvine, CA 92108

Re: Fairness Opinion Regarding the Proposed Acquisition of TCI Solutions, Inc.
    by Retalix, Ltd.

Members of the Board:

We issued a fairness opinion dated March 31, 2005 (the "Opinion") in connection with the proposed acquisition of all of the capital stock of TCI solutions, Inc. (the "Company") by Retalix, Ltd. (the "Transaction"). The Opinion states that, based on the factors set out therein, and in reliance thereon, it is our opinion that the Consideration to be received in the Transaction by the Public Stockholders is fair, from a financial point of view, to the Public Stockholders and to the Company. The Opinion defines Consideration as the aggregate purchase price of $34.5 million to be paid by Retalix in the Transaction, and defines Public Stockholders as "all preferred and common stockholders of the Company."

We wish to clarify that the Opinion's conclusion as to the fairness of the Consideration to the Public Stockholders speaks to all stockholders of the Company, individually as well as collectively, including without limitation to the stockholders who were unaffiliated with the Company.

THE MENTOR GROUP, INC.



/s/ The Mentor Group, Inc.



                                     C(ii)-2

                                 APPENDIX C(iii)

                            UNSIGNED DRAFT OPINION OF
                             THE MENTOR GROUP, INC.
                        REGARDING PROPOSED GOING PRIVATE
                                   TRANSACTION

                                   [Attached]





                                    C(iii)-1

Board of Directors
TCI Solutions, Inc.
February __, 2005                                                            -2-

                     [Letterhead of The Mentor Group, Inc.]

[February __, 2005]

Board of Directors
TCI Solutions, Inc.
17752 Skypark Circle
Suite 160
Irvine, CA 92108

Members of the Board:

You have advised us TCI Solutions Merger Corp., a Delaware corporation ("Merger Corp.") will be merged with and into TCI Solutions, Inc., a Delaware corporation (the "Company") with the Company surviving the merger. The material terms of the transactions contemplated by the merger provide, among others, that: (i) holders of the Company's common stock holding 15,000 or more shares of the Company's common stock ("Continuing Common Stockholders") as of the effective date of the merger will continue to hold such common shares of the Company; (ii) holders of the Company's preferred stock as of the effective date of the merger will continue to hold such preferred shares of the Company; (iii) holders of the options and warrants on the Company's common stock as of the effective date of the merger will continue to hold such options and warrants; and (iv) holders of the Company's common stock holding less than 15,000 shares of the Company's common stock as of the effective date of the merger will receive a cash payment of $0.045 per share (the "Merger Consideration"). All common stockholders of the Company, except the Continuing Common Stockholders, are referred to herein as the "Public Stockholders." The transactions described above and all related transactions are referred to collectively herein as the "Transaction."

You have requested us to render an opinion (the "Opinion") as to the fairness, from a financial point of view, to the Public Stockholders, of the Merger Consideration to be received by the Public Stockholders pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February __, 2005 (the "Merger Agreement") relating to the Transaction. We will receive a fee for providing this Opinion. The opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against certain liabilities in connection with our services.

This Opinion does not, with your express approval, address the fairness of the Transaction to creditors or any security holders of the Company, either debt or equity, other than the Public Stockholders, and we expressly disclaim any obligation to do so.

Further, this Opinion does not address the Company's underlying business decision to effect the Transaction. You did not request us to, nor did we, either solicit third party indications of interest or evaluate any specific third party proposals relating to the acquisition of all or a part of the Company. We did not participate in the negotiations with respect to the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

        1. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

        2. visited certain facilities and business offices of the Company in Irvine, California;

        3. reviewed: (i) the Company's Form 10-KSB for the fiscal year ended December 31, 2003, including the audited consolidated balance sheet of the Company and its subsidiaries, as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2002 and 2003; (ii) Form 10-QSB for the quarter ended September 30, 2004, including the unaudited consolidated balance sheets of the Company and its subsidiaries, as of December 31, 2003 and September 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the interim nine-month periods ended September 30, 2003 and September 30, 2004; (iii) certain other publicly available business and financial information related to the Company, which we deemed to be relevant; and (iv) unaudited financial information, internally prepared by management of the Company, relating to the operations

                                    C(iii)-2

Board of Directors
TCI Solutions, Inc.
February __, 2005                                                            -3-

                of the Company, for the fiscal year ended December 31, 2004, which the Company's management has represented and warranted as the most current financial statements available;

        4. reviewed audited financial statements for the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003;

        5. reviewed certain financial projections provided by the Company's management relating to the Company for the fiscal years ending December 31, 2005, 2006 and 2007;

        6. reviewed copies of the following documents and agreements, certified by management of the Company as true, correct and complete: (i) Amended and Restated Certificate of Incorporation and Bylaws of the Company; (ii) Transaction Documents for the Series B Preferred Stock Financings; (iii) Transaction Documents for the Series D Preferred Stock Financing; (iv) Agreement and Plan of Merger, dated as of February __, 2005; and (v) Minutes of the Board of Directors, dated February __, 2005, approving, among other things, the Merger Agreement;

        6. reviewed a draft of the Company's proxy statement ("Proxy Statement") prepared in connection with the Transaction;

        7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

        8. conducted such other studies, analyses and inquiries as we have deemed appropriate for purposes of this Opinion.

In preparing this Opinion, we assumed and relied on, with your express permission, the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to us, discussed with or reviewed by or for us, or publicly available. In addition, where appropriate, we relied upon publicly available information that we believed to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. We did not independently verify the accuracy and completeness of the information provided to us and have not assumed and expressly disclaim any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we did not conduct, and have not assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject and, at the Company's direction and with its consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

We assumed, with your express permission, that the financial forecast information furnished to or discussed with us by the Company, was prepared in a reasonable manner and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company, and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. This Opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, we have relied, with your express permission, upon the certifications, representations and warranties of management of the Company that management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. This Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us, as of the date of this Opinion. Any subsequent change in such conditions could materially affect the assumptions used in the Opinion and would require a reevaluation of such Opinion. Although subsequent developments may affect this Opinion, we have assumed no obligation to update, revise or reaffirm such opinion, and we expressly disclaim any obligation to do so. In rendering this Opinion, we assumed, with your permission, that the proposed Transaction would be consummated substantially on the terms discussed in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto. Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the

                                    C(iii)-3

Board of Directors
TCI Solutions, Inc.
February __, 2005                                                            -4-

Transaction or in the ordinary course of business. We have also assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the Merger Consideration. This Opinion expresses no opinion as to the price at which the Company's Common Stock will trade in the future. This Opinion does not give consideration to the tax effect of the proposed Transaction on the Company or the shareholders of the Company in the United States or in any other jurisdiction.

This Opinion does not address the underlying decision of the Company to engage in the Transaction and does not constitute a recommendation to the Board of Directors, or to any shareholder of the Company as to how such shareholder should vote or as to any other action such shareholder should take in connection with the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received in the Transaction by the Public Stockholders, pursuant to the terms and conditions of the Merger Agreement, is fair, from a financial point of view, to the Public Stockholders.

This Opinion is for the use and benefit of the Board of Directors in its evaluation of the Transaction and shall not be used by any other person without our prior written consent. This Opinion is delivered to the Company's Board of Directors subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of The Mentor Group, Inc. ("TMG") in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of TMG shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Except with respect to the use of this Opinion in connection with the Proxy Statement relating to the Transaction, this Opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

THE MENTOR GROUP, INC.



                                    C(iii)-4

                                   APPENDIX D

                            APPRAISAL RIGHTS STATUTE

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX E

                 FINANCIAL STATEMENTS OF TCI SOLUTIONS, INC. FOR
                        THE YEAR ENDED DECEMBER 31, 2004

                                    ATTACHED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of TCI Solutions, Inc.
Irvine, CA


We have audited the accompanying balance sheet of TCI Solutions, Inc. (the "Company") as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of TCI Solutions, Inc. at December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.





/s/ Deloitte & Touche LLP
-------------------------


Costa Mesa, CA
April 15, 2005


TCI SOLUTIONS, INC.

BALANCE SHEET
DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                            $ 3,344,919
  Accounts receivable, net of allowance for doubtful accounts of $127,798                3,355,635
  Prepaid expenses and other current assets                                                212,217
                                                                                       -----------

           Total current assets                                                          6,912,771
                                                                                       -----------

PROPERTY AND EQUIPMENT:
  Computer equipment                                                                     4,536,282
  Furniture and fixtures                                                                   796,011
  Leasehold improvements                                                                   190,227
                                                                                       -----------

                                                                                         5,522,520
  Less accumulated depreciation and amortization                                        (4,248,192)
                                                                                       -----------

           Property and equipment--net                                                   1,274,328

GOODWILL                                                                                   529,031

OTHER ASSETS                                                                                23,232
                                                                                            ------

TOTAL                                                                                  $ 8,739,362
                                                                                       ===========


See notes to financial statements.                                                      (Continued)



TCI SOLUTIONS, INC.

BALANCE SHEET
DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                    $    825,873
  Accrued expenses                                                                       1,504,869
  Line of credit                                                                         2,437,046
  Current portion of capital lease obligation                                               24,270
  Deferred revenue                                                                       2,131,372
                                                                                       -----------

           Total current liabilities                                                     6,923,430
                                                                                       -----------

CAPITAL LEASE OBLIGATION--Net of current portion                                            11,603

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
  Series A convertible preferred stock, no par value--6,146,227                          5,509,993
    shares authorized; 5,816,037 shares issued and outstanding;
    liquidation preference of $6,165,000
  Series B convertible preferred stock, no par value--26,653,094                        12,340,746
    shares authorized; 26,653,094 shares issued and outstanding;
    liquidation preference of $13,327,000
  Common stock, $0.001 par value--72,000,000 shares authorized;                         37,481,222
    12,825,459 shares issued and outstanding
  Warrants to purchase common stock                                                        178,129
  Accumulated deficit                                                                  (53,705,761)
                                                                                       -----------

           Net stockholders' equity                                                      1,804,329
                                                                                       -----------

TOTAL                                                                                 $  8,739,362
                                                                                      ============


See notes to financial statements.                                                  (Concluded)



TCI SOLUTIONS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004 AND 2003
---------------------------------------------------------------------------------------------------


                                                                        2004            2003
REVENUES:
  Software licenses                                                   $ 6,092,744     $ 5,561,806
  Maintenance                                                           4,754,043       3,787,985
  Services                                                             10,443,718       8,993,278
  Other                                                                   537,509       2,870,681
                                                                      -----------     -----------

           Total revenues                                              21,828,014      21,213,750
                                                                      -----------     -----------

COST OF REVENUES:
  Software licenses                                                       657,541         102,646
  Maintenance                                                             868,622       1,220,271
  Services                                                              7,123,382       5,771,337
  Other                                                                   472,777       2,083,939
                                                                      -----------     -----------

           Total cost of revenues                                       9,122,322       9,178,193
                                                                      -----------     -----------

GROSS PROFIT                                                           12,705,692      12,035,557
                                                                      -----------     -----------

OPERATING EXPENSES:
  Product development                                                   3,519,073       4,044,544
  Sales and marketing                                                   7,061,998       7,376,018
  General and administrative                                            4,970,786       6,476,473
                                                                      -----------     -----------

           Total operating expenses                                    15,551,857      17,897,035
                                                                      -----------     -----------

OPERATING LOSS                                                         (2,846,165)     (5,861,478)

OTHER EXPENSE                                                             (85,076)        (88,936)
                                                                      -----------     -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                 (2,931,241)     (5,950,414)

PROVISION FOR INCOME TAXES                                                  5,000           9,600
                                                                      -----------     -----------

NET LOSS                                                              $(2,936,241)    $(5,960,014)
                                                                      ===========     ===========

Net loss per share--basic and diluted                                 $     (0.23)    $     (0.46)
Weighted-average common shares outstanding--basic and diluted          12,822,521      12,819,263


See notes to financial statements.



TCI SOLUTIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003
------------------------------------------------------------------------------------------------------------------------------------


                         Series A                 Series B
                        Convertible              Convertible                                 Warrants
                      Preferred Stock          Preferred Stock           Common Stock       to Purchase
                   ----------------------  ------------------------ ------------------------  Common     Accumulated
                    Shares       Amount      Shares       Amount       Shares      Amount      Stock       Deficit         Net

BALANCE--

January 1, 2003    5,816,037  $ 5,509,993  26,653,094  $ 12,340,746  12,819,263  $37,479,292  $178,129  $(44,809,506)  $ 10,698,654

    Net loss                                                                                              (5,960,014)    (5,960,014)
                   ---------  -----------  ---------   ------------  ----------  -----------  --------  ------------   ------------

BALANCE--
December 31, 2003  5,816,037    5,509,993  26,653,094    12,340,746  12,819,263   37,479,292   178,129   (50,769,520)     4,738,640

Exercise of
stock options                                                             6,196        1,930                                  1,930

  Net loss                                                                                                (2,936,241)    (2,936,241)
                   ---------  -----------  ---------   ------------  ----------  -----------  --------  ------------   ------------

BALANCE--
December 31, 2004  5,816,037  $ 5,509,993  26,653,094  $ 12,340,746  12,825,459  $37,481,222  $178,129  $(53,705,761)  $  1,804,329
                   =========  ===========  ==========  ============  ==========  ===========  ========  ============   ============


TCI SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003
------------------------------------------------------------------------------------------------------------------------
                                                                                         2004               2003

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                               $(2,936,241)       $(5,960,014)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                                            630,750            609,017
    Provision for doubtful accounts                                                         (212,000)           750,000
    Changes in operating assets and liabilities:
      Accounts receivable--net                                                               110,520          4,378,259
      Prepaid expenses and other current assets                                               33,367            398,902
      Other assets                                                                            (3,467)            (1,740)
      Accounts payable                                                                      (418,975)           (16,547)
      Accrued expenses                                                                       467,285         (1,287,239)
      Deferred revenue                                                                     1,365,932            130,740
                                                                                         -----------        -----------

           Net cash used in operating activities                                            (962,829)          (998,622)
                                                                                         -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES--Acquisition of
  property, plant and equipment                                                             (182,378)          (712,894)
                                                                                         -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease obligation                                             (23,270)           (22,848)
  Proceeds from line of credit                                                             1,000,000            500,000
  Repayments on line of credit                                                              (167,865)          (209,218)
  Proceeds from exercise of stock options                                                      1,930

           Net cash provided by financing activities                                         810,795            267,934
                                                                                         -----------        -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (334,412)        (1,443,582)

CASH AND CASH EQUIVALENTS--Beginning of year                                               3,679,331          5,122,913
                                                                                         -----------        -----------

CASH AND CASH EQUIVALENTS--End of year                                                   $ 3,344,919        $ 3,679,331
                                                                                         ===========        ===========


                                                                                                        (Continued)


YEARS ENDED DECEMBER 31, 2004 AND 2003
------------------------------------------------------------------------------------------------------------------------


                                                                                             2004              2003
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION--Cash paid during the period for:
  Interest                                                                                 $ 95,693          $ 132,303
                                                                                           ========          =========

  Income taxes                                                                             $  7,238          $   9,600
                                                                                           ========          =========
------------------------------------------------------------------------------------------------------------------------
        NONCASH INVESTING AND FINANCING ACTIVITIES:
  During 2003, we entered into the following noncash investing and financing activities: Acquired $46,284 of equipment under capital lease arrangements.



        See notes to financial statements.                                            (Concluded)



TCI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business--We provide retailers with enterprise solutions consisting of mission-critical software applications and specialized professional services. Our software enables retailers to quickly and accurately execute strategic business decisions in the areas of merchandise planning and optimization, merchandise management and store operations. Our architecture and enterprise data repository provide a powerful and flexible foundation that can automate and support electronic data exchange throughout the enterprise and retail supply chain.

Basis of Presentation--The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for, but not limited to, the allowance for doubtful accounts, contingencies and income taxes.

Cash and Cash Equivalents--We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. We maintain our cash balances with one financial institution. These balances are insured by the Federal Deposit Insurance Corporation for up to $100,000. At December 31, 2004, uninsured amounts held at this financial institution total $3,244,919. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk on cash.

Accounts Receivable--We perform ongoing credit evaluations of our customers and generally do not require collateral. We maintain allowances for estimated credit losses, and such losses have been within management's expectations.

Inventory--Inventory consists primarily of computer hardware and software, manual inserts and binders and is stated at the lower of first-in, first-out cost or market. Inventory of approximately $64,000 has been included in prepaid expenses and other current assets in the accompanying balance sheet.

Property and Equipment--Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful life of five years. Leasehold improvements are amortized over the shorter of the remaining life of the respective leases or the useful life of the improvements. Depreciation and amortization expense was $630,750 and $609,017 for the years ended December 31, 2004 and 2003, respectively.

Goodwill--SFAS No. 142, Goodwill and Other Intangible Assets, requires that goodwill and other intangible assets with indefinite useful lives be tested for impairment annually or when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In accordance with SFAS No. 142, we do not amortize goodwill, but perform the required two-step impairment review each year. Step one of this review determines whether the fair value of each reporting unit is less than its carrying amount as of the measurement date. In the event that the fair value of each reporting unit was less than the carrying amount, step two of the test would be required to determine if the carrying value of goodwill exceeded the implied fair value. We performed an impairment analysis as of June 30, 2004 in accordance with SFAS No.
142. The analysis indicated there was no impairment of goodwill in software, the only segment to which goodwill is allocated. As of December 31, 2004, no impairment of goodwill has been recognized. If estimates change, a materially different impairment conclusion could result.

Long-Lived Assets--SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets requires long-lived assets to be reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable from future cash flows. Based on our analysis, there is no impairment of long-lived assets at December 31, 2004.

Revenue Recognition--We license software products under noncancelable perpetual license agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended and interpreted by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants and Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements, which provides further interpretive guidance for public reporting companies on the recognition, presentation and disclosure of revenue in financial statements.

Software license revenue is recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is reasonably ensured. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the related revenue recognized once the element is delivered. Revenues attributable to undelivered elements, including consulting services and post-contract support, are based on the sales price of those elements when sold separately. If vendor specific objective evidence of the fair value of an undelivered element is not available, all revenue is deferred. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. We do not offer rights of return.

Services are separately priced, are generally available from a number of suppliers, and are not essential to the functionality of our software products. Services, which include project management, system planning, design and implementation, customer configurations and training, are billed on an hourly basis. Services revenue billed on an hourly basis is recognized as the work is performed. Customer support services include post-contract support and the rights to unspecified upgrades and enhancements, when and if available. Maintenance revenues from ongoing customer support services are typically billed on an annual basis, with the revenue being deferred and recognized ratably over the maintenance period.

Other revenue is recognized when the third-party hardware and software products have been delivered and title has passed.

Basic and Diluted Net Loss per Share--Net loss per share is calculated in accordance with SFAS No. 128, Earnings per Share. Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss for the period by the weighted-average number of common and common equivalent shares outstanding during the period if their effect is dilutive. Common equivalent shares include the conversion of preferred stock and the impact of stock option plans calculated using the treasury stock method. Common equivalent shares for the years ended December 31, 2004 and 2003, totaling 49,647,081 and 45,343,474, respectively, have been excluded from diluted weighted-average common shares, as the effect would be antidilutive.

Income Taxes--We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the liability method in accounting for income taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that deferred tax assets will not be realized.

Stock-Based Compensation--We account for employee stock-based compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and have adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

SFAS No. 123 requires the disclosure of pro forma net income (loss) had we adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from our stock option awards. These models also require subjective assumptions, including expected life, which greatly affect the calculated values. Our calculations were made using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life of six years; stock volatility of 1%; risk-free interest rates of 4.0% in the years ended December 31, 2004 and 2003; and no dividends during the expected term. Our calculations are based on an option valuation approach, and forfeitures are recognized as they occur. The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts.

Had compensation costs for the plan been determined based on the fair value of the options and warrants at the grant dates consistent with the method of SFAS No. 123, our net loss would have been the following in the years ended December 31, 2004 and 2003:

                                                                    2004               2003
Net loss:
  As reported                                                       $(2,936,241)       $(5,960,014)
  Add:  Total stock-based employee compensation expense
    determined under fair-value-based method for all
    awards--net of tax                                                 (188,913)           (68,939)
                                                                    -----------        -----------

Pro forma                                                           $(3,125,154)       $(6,028,953)
                                                                    ===========        ===========
Net loss per share--basic and diluted:
  As reported                                                       $     (0.23)       $     (0.46)
  Pro forma                                                         $     (0.24)       $     (0.47)



Comprehensive Income--SFAS No. 130, Reporting Comprehensive Income, established standards for the reporting of comprehensive income (loss) and its components. Comprehensive income (loss), as defined, includes all changes in equity (net assets) during a period from transactions and other events and circumstances from nonowner sources. There is no difference between net loss and comprehensive loss in our financial statements for the years ended December 31, 2004 and 2003.

New Accounting Pronouncements--In December 2004, the Financial Accounting Standards Board revised Statement No. 123 ("FAS 123R"), "Share-Based Payment," which requires companies to expense the estimated fair value of employee stock options and similar awards based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The accounting provisions of FAS 123R will be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We will adopt the provisions of FAS 123R on July 1, 2005 using a modified prospective application. Under the modified prospective application, FAS 123R, will apply to new awards, unvested awards that are outstanding on the effective date and any awards that are subsequently modified or cancelled. Compensation expense for outstanding awards for which the requisite service had not been rendered as of the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FAS 123 (Note 2 Stock-Based Compensation). We are in the process of determining how the new method of valuing stock-based compensation as prescribed in FAS 123R will be applied to valuing stock-based awards granted after the effective date and the impact the recognition of compensation expense related to such awards will have on our financial statements.

Research & Development--We expense research and development costs as incurred. We do not consider new products or new versions to be technologically feasible until all design specifications for functionality, features and technical performance are completed and all uncertainties related to identified high-risk development issues are resolved. Once all high-risk development issues are resolved and the program design is finalized, the products have historically been considered ready for general release. As a result, no amounts are required to be capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," because no significant costs are incurred subsequent to the establishment of technological feasibility.

Customer Concentrations--We provide credit in the normal course of business to customers throughout the United States. All of our customers are in the retail industry. Two customers accounted for 18% and 11% of revenue for the year ended December 31, 2004 and one customer accounted for 17% of revenue for the year ended December 31, 2003. Approximately 57% of accounts receivable was due from three customers as of December 31, 2004. A significant decrease in sales to, or inability to collect accounts receivable from, any significant customer could have a material adverse impact on us.

2.   ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2004:

Accrued vacation                                                     $  529,050
Accrued commissions                                                     356,474
Customer deposits                                                       334,653
Accrued sales and use tax                                               111,881
Accrued Severance                                                        95,988
Accrued other                                                            76,823
                                                                     ----------
Total accrued expenses                                               $1,504,869
                                                                     ==========

3.   INCOME TAXES

Our provision for income taxes consists of the following at December 31:

                                                     2004              2003

Current:
  Federal                                         $      -          $       -
  State                                                5,000              9,600

Deferred:
  Federal                                           (935,222)        (1,840,757)
  State                                              (66,618)          (473,329)
  Change in valuation allowance                    1,001,840          2,314,086
                                                  ----------        -----------
                                                  $    5,000        $     9,600
                                                  ==========        ===========

Our reconciliation of income tax expense computed at the federal statutory rate of 34% to income tax expense is as follows:

                                                      2004              2003

Tax at federal statutory rates                    $ (996,622)       $(2,026,404)
State income taxes--net                              (35,793)          (309,534)
Other                                                 35,575             31,452
Change in valuation allowance                      1,001,840          2,314,086
                                                  ----------        -----------
                                                  $    5,000        $     9,600
                                                  ==========        ===========

Deferred income taxes arise from the impact of temporary differences between the amounts of assets and liabilities recorded for tax and financial reporting purposes. The primary differences giving rise to our deferred tax assets and liabilities are as follows at December 31:

                                                2004            2003

   Deferred tax assets (liabilities):
     Allowance for doubtful accounts       $     54,749    $    270,065
     Accrued compensation                       283,870         247,588
     State taxes                                  1,700           3,264
     Net operating loss carryforwards        11,426,405      10,283,017
     Depreciation and amortization             (121,011)       (160,061)
     Software development costs                  19,375          19,375
                                           ------------    ------------

                                             11,665,088      10,663,248
   Valuation allowance                      (11,665,088)    (10,663,248)
                                           ------------    ------------

   Total deferred tax assets               $       --      $       --
                                           ============    ============

At December 31, 2004, we had federal and state net operating loss carryforwards of approximately $30,758,000 and $16,650,000, respectively, which begin to expire in 2007 and 2005, respectively. We may have experienced a greater than 50% change in ownership as defined under Internal Revenue Code Section 382, in which case our ability to utilize the net operating loss carryforwards may be limited.

4.   LINE OF CREDIT

On February 27, 2004, we entered into a $3,500,000 credit facility with a financial institution composed of a $500,000 equipment line of credit and a $3,000,000 accounts receivable revolving line of credit. Each advance under the equipment line of credit shall accrue interest at 0.75% above the prime rate is payable monthly. Beginning November 27, 2004, outstanding borrowings under the equipment line of credit shall be payable in 30 equal monthly installments, plus interest at 0.75% above the prime rate (6.0% at December 31, 2004) through the maturity date. The equipment line of credit matures in June 2007. The accounts receivable revolving line of credit bears interest at 0.50% above the prime rate (5.75% at December 31, 2004).

On November 18, 2004, we amended the above facility. The amended credit facility is comprised of a $3,000,000 accounts receivable revolving line of credit and a $1,000,000 maintenance receivable revolving line of credit. The maintenance revolving line of credit is not to exceed (i) $1.5 million from November 18, 2004 through February 28, 2005, (ii) $1 million from March 1, 2005 through March 31, 2005 and (iii) $500,000 from April 1, 2005 through May 31, 2005. The amended facility does not extend an equipment line of credit. The revolving line of credit bears interest at 0.50% above the prime rate (5.75% at December 31, 2004) and matures in May 2005. Borrowings are collateralized by substantially all of our assets, including our intellectual property. At the maturity of revolving line, Retalix, who purchased substantially all of our outstanding Series A Preferred Stock and Series B Preferred Stock on April 1, 2005, will pay down the line out of working capital.

Borrowings under the accounts receivable and maintenance receivable revolving lines of credit are limited to 80% and 50%, respectively, of eligible accounts receivable, as defined. As of December 31, 2004, available borrowings under the revolving line of credit were approximately $574,000. As of December 31, 2004, we have outstanding borrowings against our credit facility of $2,437,046 consisting of $186,255 under the equipment line of credit and $2,250,791 under the revolving line of credit.

We are required to comply with certain financial covenants and conditions, including quick ratio percentages. As of December 31, 2004, we were in compliance with all covenants included in the terms of the credit facility.

In connection with our credit facility, we granted warrants to purchase 115,000 shares of common stock at an exercise price of $0.25 per share to the financial institution (see Note 5). As the warrants were substantially out of the money, the fair value of the warrants, which was estimated using the Black-Scholes model, was nominal.

5.   STOCKHOLDERS' EQUITY

Convertible Preferred Stock--The significant terms of our preferred stock are described below:

        Voting Rights--Holders of the preferred stock have the same voting rights as the common stockholders and are entitled to vote on an as-converted-to-common-stock basis. Both Series A and B preferred stockholders have the right to elect two directors.

        Dividends--The Series B, together with the Series A, are entitled to receive cumulative cash dividends at a rate of 8% of the original issuance price per year, prior to the declaration of any dividend of the common stock or upon a Liquidation Event (the "Preferred Dividend"). In addition to the cumulative dividends, holders of the Series A are entitled to receive an additional dividend of $0.06033 per share, payable in authorized but unissued shares of Series A valued at the original issuance price (the "Series A PIK Dividend"). As a result, we have reserved a total of 330,189 shares of Series A to be issued upon payment of the Series A PIK Dividend. The Preferred Dividend and the Series A PIK Dividend shall be payable, whether or not declared by the Board of Directors, upon the effective date of a Liquidation Event. The Series A PIK Dividend is also payable on the mandatory or voluntary conversion of all outstanding shares of Series A and Series B to common stock.

        Conversion Rights--The conversion price of Series A and B is $0.50 per share. This conversion price is subject to adjustment for certain events, as defined. Series A and B are convertible automatically at the time of a qualified public offering, as defined, or any time at the option of the holder. Conversion is automatic in the event of a public offering of our common stock, meeting certain specified criteria.

        Liquidation Rights--Holders of the preferred stock are entitled to a preferential distribution of assets in the event of liquidation. Upon the occurrence of any Liquidation Event, as defined below, our assets available for distribution to stockholders, whether from capital, surplus, earnings or otherwise, shall be distributed in the following order of priority:

           The holders of the Series A and B are currently entitled to receive, prior to and in preference to any distribution of any of our assets or surplus funds to the holders of the common stock, an amount equal to the stated value of $1.06 per share and $0.50 per share, respectively. The holders of Series B are entitled to receive, in preference to holders of Series A and the common stock, all accrued but unpaid dividends on Series B. The holders of Series A are entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount equal to all accrued but unpaid preferred dividends and the Series A PIK Dividend on each share of Series A preferred stock. Our remaining assets available for distribution shall be distributed ratably to the holders of the outstanding shares of our common stock and of our convertible preferred stock as if converted to common stock immediately prior to liquidation.

          A Liquidation Event is defined as (i) our voluntary or involuntary liquidation, dissolution or winding-up; (ii) a merger, consolidation or sale of voting control in which our stockholders, immediately prior to the merger, consolidation or sale, do not own a majority of the outstanding shares of the surviving corporation, or (iii) the sale or lease of substantially all of our assets, technology or intellectual property.

        Antidilution Rights--Both holders of designated preferred stock are entitled to "full-ratchet" antidilution rights. Under full-ratchet antidilution, the conversion price of the preferred stock is reduced to the price at which the dilutive securities are issued. A reduction in the conversion price will result in an increase in the number of shares of common stock that can be issued upon conversion. The issuance of Series B, at $0.50 per share, triggered the full-ratchet antidilution rights afforded to Series A. As a result, the number of shares of common stock into which Series A are convertible increased from 5,816,037 to 12,330,000 shares.

Warrants--In February and November 2004, we granted warrants to purchase 35,000 and 80,000 shares of common stock, respectively, at an exercise price of $0.25 per share to a financial institution. These warrants are immediately exercisable and expire on February 27, 2011 and November 18, 2011, respectively. The estimated fair value of these warrants using the Black-Scholes model was nominal. All warrants remain outstanding and exercisable as of December 31, 2004.

As of December 31, 2004, a total of 930,757 warrants to purchase shares of common stock are outstanding, which are fully exercisable at $0.25 per warrant through 2011.

6.   COMMITMENTS AND CONTINGENCIES

We are involved in a dispute related to alleged preference payments to TCI from a customer who subsequently declared bankruptcy. We have provided a written response to the claimant regarding the our defenses to the claims made. As it is not possible to estimate the outcome of this issue, no accrual has been recorded in the financial statements. We believe that the possible liability could reasonably range in amount from zero to approximately $364,000.

Additionally, we lease certain facilities and equipment under agreements that expire at various times through 2008, which are accounted for as operating leases. Total rental expense for noncancelable operating leases was approximately $722,000 and $1,124,000 for the years ended December 31, 2004 and 2003, respectively. For those noncancelable leases with scheduled rental increases, rent expense is recorded on a straight-line basis over the lease term. Included in accrued liabilities is $28,377 of deferred rent at December 31, 2004.

We leased equipment with a net book value of $54,670, net of related accumulated depreciation and amortization of $680,290 at December 31, 2004, under capital lease agreements.

At December 31, 2004, future minimum lease payments, under operating and capital leases, consist of the following:

Year Ending                                         Capital        Operating
December 31                                          Leases          Leases

2005                                               $   25,567     $     689,943
2006                                                   11,614           662,539
2007                                                    1,936           656,793
2008                                                                     48,930
                                                   ----------     -------------
Future minimum lease payments                          39,117     $   2,058,205
                                                                  -------------
Less amount representing interest                      (3,244)
                                                   ----------

Present value of future minimum lease payments         35,873
Less current portion                                  (24,270)
                                                   ----------
                                                   $   11,603
                                                   ==========


We have an agreement with a financial institution for the issuance of letters of credit up to an aggregate amount not to exceed $500,000. At December 31, 2004, we had $150,000 of letters of credit outstanding for our facility lease. These amounts are not included in our financial statements.

During the normal course of business, we have made certain indemnities, commitments and guarantees under which we may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to our customers in connection with the sales of our products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, and indemnities to our directors and officers. The duration of these indemnities, commitments and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. We have not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets as the fair value is insignificant. We have never had to make any payments in the past and do not expect to in the future.

Litigation--In the normal course of business, we are subject to various legal matters. In the opinion of management, the resolution of these matters will not likely have a material adverse effect on our operations, cash flows and financial position.

7.   STOCK OPTIONS

We maintain two stock option plans for our employees, directors and consultants. The purpose of the plans is to provide employees, directors and consultants an opportunity to participate in our ownership.

Our 1993 stock option plan consists of: (1) the 1993 Equity Incentive Plan and
(2) the 1993 Nonemployee/Directors Stock Option Plan (together, "1993 Option Plan"). The 1993 Option Plan provides for the issuance of up to 571,688 shares of common stock to employees, directors and consultants under incentive and nonstatutory stock option grants. Options granted under the 1993 Equity Incentive Plan have a term of 10 years when issued and vest over a five-year period. Options granted under the 1993 Nonemployee/Directors Stock Option Plan have a term of 10 years and vest immediately. Incentive and nonstatutory stock options may be granted at an exercise price equal to the fair market value of our common stock at the date of the grant. At December 31, 2004, there were 14,100 options outstanding and 557,588 options available for future grant under the 1993 Option Plan.

Our 2001 stock option plan consists of: (1) the 2001 Equity Incentive Plan and
(2) the 2001 Nonemployee/Directors Stock Option Plan (together, "2001 Option Plan"). The 2001 Option Plan provides for the issuance of up to 17,733,763 shares of common stock to employees, directors and consultants under incentive and nonstatutory stock option grants. Options granted under the 2001 Equity Incentive Plan have a term of 10 years when issued and vest over a five-year period. Options granted under the 2001

Nonemployee/Directors Stock Option Plan have a term of 10 years and vest immediately. Incentive and nonstatutory stock options may be granted at an exercise price equal to the fair market value of our common stock at the date of the grant. At December 31, 2004, there were 7,489,465 options outstanding and 10,244,298 options available for future grant under the 2001 Option Plan.

On October 27, 2004, we presented an offer to exchange outstanding options (the "Exchange Offer") under our 1993 and 2001 Option Plans to our employees and directors. On November 25, 2004, we canceled an aggregate of 9,278,200 shares of our common stock pursuant to the Exchange Offer. We planned on issuing to our employees and directors which tendered their options and still remain with us, replacement options under our 2001 Option Plan, with an exercise price that would reflect the then-current estimated fair value of our common stock determined by our Board of Directors and based on an independent valuation on or about May 27, 2005. None of the employees or directors participating in the Exchange Offer were granted any options during the six month period prior to the exchange, or during the period from the exchange date to year end. See Note 11, `Subsequent Events'.

On June 25, 1995, we issued an employee an option to purchase 51,156 shares of common stock at $0.20 a share. This issuance was not under the 1993 Option Plan. All options vested on the issuance date and shall expire on June 21, 2005.

Option activity for the 1993 and 2001 Option Plans is as follows:


                                                                       Weighted-        Number        Weighted-
                                                       Number           Average           of           Average
                                                         of            Exercise        Options        Exercise
                                                      Options           Price        Exercisable        Price

Outstanding-January 1, 2003                           3,656,668       $ 0.33          3,221,918        $ 0.31

Granted (weighted-average fair
  value of $0.05 per share)                           5,219,608       $ 0.25
Canceled                                               (198,200)      $ 0.29
                                                    -----------

Outstanding-December 31, 2003                         8,678,076       $ 0.27          4,692,595        $ 0.29

Granted (weighted-average fair                        9,989,801       $ 0.13
  value of $0.05 per share)
Exercised                                                (6,196)      $ 0.31
Canceled                                            (11,158,116)      $ 0.27
                                                    -----------
Outstanding-December 31, 2004                         7,503,565       $ 0.08          1,650,485        $ 0.21
                                                    ===========


Additional information regarding options outstanding is as follows as of December 31, 2004:


                              Options Outstanding                                  Options Exercisable
                      ------------------------------------------------------ --------------------------------
                                              Weighted-
                                               Average          Weighted-                       Weighted-
                                             Remaining          Average                          Average
Exercise                    Number           Contractual        Exercise          Number         Exercise
 Prices                   Outstanding        Life (Years)        Price         Exercisable        Price

$0.05                        6,170,191             9.69          $0.05             351,171        $0.05
$0.25                        1,319,274             5.10          $0.25           1,286,854        $0.25
$0.53                           11,100             6.65          $0.53               9,460        $0.53
$1.06                            1,500             4.91          $1.06               1,500        $1.06
$1.50                            1,500             2.28          $1.50               1,500        $1.50
                             ---------                                           ---------

                             7,503,565                                           1,650,485
                             =========                                           =========


As discussed in Note 1, we continue to account for our stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25 and related interpretations. No compensation expense has been recognized in the financial statements for employee stock arrangements.

8.   401(k) RETIREMENT PLAN

We provide a 401(k) retirement plan (the "401(k) Plan") for our employees. Under the terms of the 401(k) Plan, we match dollar for dollar up to the first $250 contributed. For every dollar contributed over $250, we match $0.25 for each dollar contributed up to 6% of employee's compensation, not to exceed a maximum contribution of $2,500 per year. For the years ended December 31, 2004 and 2003, our total contributions were $119,427 and $169,782, respectively.

9.   OPERATING SEGMENTS

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by our chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Our operating segments are managed separately because each segment represents a strategic business unit that offers different products or services.

Our reportable operating segments include software licenses, maintenance, services and other. The software licenses operating segment develops and markets our software products. The maintenance segment provides after-sales support for software products. The services segment provides fee-based training and implementation services related to our products. The other segment represents third-party hardware and software products.

We do not separately allocate operating expenses to these segments, nor do we allocate specific assets to these segments. Therefore, segment information reported includes only revenues, cost of revenues and gross profit, as this information is the only segment information provided to the chief operating decision-maker.

Operating segment data is as follows for the years ended December 31, 2004 and 2003:


                                Software
                                Licenses        Maintenance        Services          Other            Total

Year ended
  December 31, 2003:
  Revenues                      $5,561,806      $3,787,985        $8,993,278      $2,870,681       $21,213,750
  Cost of revenues                 102,646       1,220,271         5,771,337       2,083,939         9,178,193
                                ----------      ----------        ----------      ----------       -----------

Gross profit                    $5,459,160      $2,567,714        $3,221,941       $ 786,742       $12,035,557
                                ==========      ==========        ==========      ==========       ===========

Year ended
  December 31, 2004:
  Revenues                      $6,092,744      $4,754,043       $10,443,718       $ 537,509       $21,828,014
  Cost of revenues                 657,541         868,622         7,123,382         472,777         9,122,322
                                ----------      ----------        ----------      ----------       -----------

Gross profit                    $5,435,203      $3,885,421        $3,320,336        $ 64,732       $12,705,692
                                ==========      ==========        ==========      ==========       ===========


10.     SUBSEQUENT EVENTS

The majority of our stock has been acquired. On April 1, 2005, we entered into a Stock Purchase Agreement with Retalix Ltd., an Israeli corporation, and certain holders of our outstanding Series A Preferred Stock and Series B Preferred Stock (the "Selling Stockholders"), pursuant to which Retalix purchased substantially all of our outstanding Series A Preferred Stock and Series B Preferred Stock (the "Acquisition") for an aggregate purchase price of $30,035,148, consisting of 715,730 ordinary shares of Retalix valued at $17,177,500 and $12,857,648 in cash which was paid to the Selling Stockholders pro rata. As part of the transaction, we paid a bonus to certain employees and directors of an aggregate of $1,744,999 in cash. The acquisition resulted in Retalix beneficially owning, in excess of 73% of our outstanding voting stock (calculated on an as-converted-to-common-stock basis), and specifically, 99.8% of the outstanding Series A Preferred Stock and 95.8% of the outstanding Series B Preferred Stock. In connection with the Acquisition, on April 1, 2005, we entered into an agreement and plan of merger with Retalix Ltd., Retalix Holdings, Inc. ("Retalix Holdings") and certain subsidiaries of Retalix Holdings under which we would be merged with and into a subsidiary of Retalix Holdings and all of our outstanding common stock and preferred stock, other than shares held by Retalix Holdings and shares as to which appraisal rights have been properly asserted under Delaware law, would be exchanged for cash (the "Merger"). As a result of the Merger, other than shares held by Retalix Holdings and shares as to which appraisal rights have been properly asserted under Delaware law, each outstanding share of our common stock will be converted into the right to receive $0.132 in cash; each outstanding share of Series A Preferred Stock (on an as-converted-to-common-stock basis) will be converted into the right to receive $0.8409 in cash; and each outstanding share of Series B Preferred Stock (on an as-converted-to-common-stock basis) will be converted into the right to receive $0.7573 in cash. Following the Merger, we would cease to exist and all of our assets and liabilities would be held by a subsidiary of Retalix Holdings. The Merger would constitute a Liquidation Event as defined in Note 5, above.


                                     ******

                                   APPENDIX F

          FINANCIAL STATEMENTS OF TCI SOLUTIONS, INC. FOR THE THREE AND
                         SIX MONTHS ENDED JUNE 30, 2005

                                    ATTACHED



=========================================================================================================

                                                           TCI Solutions, Inc.
                                                        CONDENSED BALANCE SHEETS

                                             June 30, 2005                       December 31, 2004
                                ------------------------------------  -----------------------------------
                                   (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                    $           833,966                  $         3,344,919
   Accounts receivable, net
     of allowances of
     $267,860 at 6/30/05 and
     $127,798 at 12/31/04                                 3,133,104                            3,355,635
Prepaid expenses and other
   current assets                                           116,085                              212,217

                               -------------------------------------- -----------------------------------
   Total current assets                                   4,083,155                            6,912,771
Property and equipment, net                               1,107,065                            1,274,328
Goodwill and intangibles                                 33,932,108                              529,031
Other assets                                                 23,232                               23,232

                               -------------------------------------- -----------------------------------
Total assets                                    $        39,145,560                  $         8,739,362

                               -------------------------------------- -----------------------------------
LIABILITIES AND
   STOCKHOLDERS'
   EQUITY

   Accounts payable                             $           509,571                  $           825,873
   Related party payable                                  2,036,280                                    0
   Accrued expenses                                       3,310,978                            1,504,868
   Line of credit                                                 0                            2,437,046
   Current portion of captial
      lease obligations                                      23,307                               24,270
   Deferred revenue                                       2,562,570                            2,131,372

                               -------------------------------------- -----------------------------------
     Total current liabilities                            8,442,706                            6,923,429

                               -------------------------------------- -----------------------------------
Captial lease obligation, net
   of current portion                                             0                               11,603


                                      F-2


Commitments and
   contingencies (Note 4)


Stockholders' equity:
   Convertible preferred stock                           17,850,740                           17,850,740
   Common stock                                          37,481,222                           37,481,222
   Paid in capital                                       35,467,134                                    0
   Warrants to purchase
      common stock                                          178,129                              178,129
   Accumulated deficit                                  (60,274,371)                         (53,705,761)

                                ------------------------------------- -----------------------------------
          Stockholders' equity                           30,702,854                            1,804,330

                                ------------------------------------- -----------------------------------
Total liabilities and
   stockholders' equity                         $        39,145,560                  $         8,739,362

                                ===================================== ===================================

            See accompanying notes to condensed financial statements


========================================================================================================================

                                                           TCI Solutions, Inc.
                                                  CONDENSED STATEMENTS OF OPERATIONS
                                                             (unaudited)

                                                                       For the 90 Day  For the 91 Day
                                       Three Months    Three Months     Period From     Period From      Six Months
                                       Ended June 30,  Ended June 30,   January 1 to   April 1 to June   Ended June
                                           2005            2004        March 31, 2005     30, 2005        30, 2004
                                    ----------------------------------------------------------------------------------

                                       (Successor)     (Predecessor)   (Predecessor)    (Successor)    (Predecessor)
Revenues:
   Software licenses                   $    953,872    $    983,566    $  1,788,273    $    953,872    $  2,209,422
   Maintenance                            1,365,824       1,256,296       1,331,007       1,365,824       2,512,592
   Services                               2,155,992       2,940,277       2,669,679       2,155,992       5,417,903
   Other                                     18,706         287,620          16,730          18,706         371,963

                                    -------------------------------  ----------------------------------------------
                      Total revenues      4,494,394       5,467,759       5,805,689       4,494,394      10,511,880
Cost of revenues:
   Software licenses                         84,901         175,876         245,465          84,901         329,116
   Maintenance                               63,452         201,062         179,523          63,452         555,864
   Services                               1,508,317       1,676,687       1,701,740       1,508,317       3,520,795
   Other                                     24,037         267,509          11,061          24,037         319,986

                                    -------------------------------  ----------------------------------------------
              Total cost of revenues      1,680,707       2,321,134       2,137,789       1,680,707       4,725,761

Gross profit                              2,813,687       3,146,625       3,667,900       2,813,687       5,786,119

Operating expenses:
   Product development                      808,548         817,880         771,732         808,548       1,831,160
   Sales and marketing                    1,343,425       1,740,739       1,726,672       1,343,425       3,671,191
   General and administrative             2,029,916       1,376,076       2,377,821       2,029,916       2,722,525
   Acquisition related costs                      0               0       3,946,679               0               0

                                    -------------------------------  ----------------------------------------------
Total operating expenses                  4,181,889       3,934,695       8,822,904       4,181,889       8,224,876

                                    -------------------------------  ----------------------------------------------
Loss from operations                     (1,368,202)       (788,070)     (5,155,004)     (1,368,202)     (2,438,757)

Other expense, net                          (11,546)        (19,636)        (33,858)        (11,546)        (38,245)

                                    -------------------------------  ----------------------------------------------
Loss before income taxes                 (1,379,748)       (807,706)     (5,188,862)     (1,379,748)     (2,477,002)
Provision for income taxes                       --              --              --              --              --

                                    -------------------------------  ----------------------------------------------
Net loss                                ($1,379,748)      ($807,706)    ($5,188,862)    ($1,379,748)    ($2,477,002)

                                    ===============================  ==============================================
Net loss per share - basic
   and diluted                               ($0.11)         ($0.06)         ($0.40)         ($0.11)         ($0.19)
Weighted average common
shares outstanding - basic and
diluted                                  12,825,459      12,822,146      12,825,459      12,825,459      12,821,655


            See accompanying notes to condensed financial statements.



===================================================================================================

                                                           TCI Solutions, Inc.
                                                  CONDENSED STATEMENTS OF CASH FLOWS
                                                             (unaudited)

                                                                 For the 91
                                              For the 90 Day        Day            Period
                                               Period From      From April 1     For the Six
                                              January 1 to      to June 30,      Months Ended
                                              March 31, 2005       2005         June 30, 2004
                                             --------------------------------------------------
                                              (Predecessor)     (Successor)     (Predecessor)
                                             ------------------------------- ------------------
Operating activities
Net loss                                   $    (5,188,862)  $    (1,379,748)   $   (2,477,002)
Adjustments to reconcile net
   loss to net cash provided by
(used in) operating activities:
Depreciation and amortization                      153,407           465,575           324,439
Provision for doubtful accounts                    706,667            90,000            99,000
Changes in operating assets
   and liabilities:
Accounts receivable                             (1,996,723)        2,248,789          (272,358)
Prepaid expenses and other
   current assets                                   14,144            81,988            24,326
Accounts payable                                   347,240          (663,539)          195,529
Related party payable                                    0         1,210,078                 0
Accrued expenses                                 4,324,711          (773,605)         (103,520)
Deferred revenue                                 1,605,631        (1,174,433)        1,414,080

                                             ------------------------------- ------------------
Net cash provided by (used in)
   operating activities                            (33,785)          105,105          (795,506)
Investing activities
Purchases of property and
   equipment                                      (132,392)             (269)         (154,769)
Financing activities
Proceeds from line of credit                             0                 0           130,918
Repayments on line of credit                      (212,144)       (2,224,902)          (35,820)
Principal payments on
   capital lease obligations                        (6,317)           (6,249)          (11,473)
Proceeds from issuance of
   common stock                                          0                 0               722

                                             ------------------------------- ------------------
Net cash provided by (used in)
   financing activities                           (218,461)       (2,231,151)           84,347

                                             ------------------------------- ------------------
Net decrease in
   cash and cash equivalents                      (384,638)       (2,126,315)         (865,928)
Cash and cash equivalents at
   beginning of period                           3,344,919         2,960,281         3,679,331

                                             ------------------------------- ------------------
Cash and cash equivalents at
   end of period                           $     2,960,281   $       833,966    $    2,813,403
                                             =============================== ==================


           See accompanying notes to condensed financial statements.

================================================================================
                               TCI Solutions, Inc.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Accounting Policies

The accompanying unaudited condensed financial statements included herein have been prepared by us in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial information for reporting on Form 10-QSB. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Our unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our Form 10-KSB for the year ended December 31, 2004.

In our opinion, the accompanying unaudited condensed financial statements contain all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position, results of operations and cash flows.

The results of operations for the three and six months ended June 30, 2005, are not necessarily indicative of the results of operations that may be reported for any other interim period or for the entire year ending December 31, 2005. The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements, as permitted by SEC rules and regulations for interim reporting.


On April 1, 2005, we entered into a Stock Purchase Agreement with Retalix Ltd., an Israeli corporation, Retalix Holdings Inc. and certain holders of our outstanding Series A Preferred Stock and Series B Preferred Stock (the "Selling Stockholders"), pursuant to which Retalix Holdings Inc. purchased substantially all of our outstanding Series A Preferred Stock and Series B Preferred Stock (the "Acquisition") for an aggregate purchase price of $30.3 million, consisting of 715,730 ordinary shares of Retalix Ltd. valued at $16.8 million and $13 million in cash which was paid to the Selling Stockholders pro rata. As part of the transaction, we paid a bonus to certain employees and directors for the cancellation of their vested stock options under our 1993 and 2001 Option Plans and for stock options that had been tendered under our stock option exchange offer initiated in November 2004, of an aggregate of $1.7 million in cash. The Acquisition resulted in Retalix Holdings Inc. beneficially owning in excess of 73% of our outstanding voting stock (calculated on an as-converted-to-common-stock basis), and specifically, 99.8% of the outstanding Series A Preferred Stock and 95.8% of the outstanding Series B Preferred Stock.

Also on April 1, 2005, we entered into an agreement and plan of merger with Retalix Ltd., Retalix Holdings Inc. and certain subsidiaries of Retalix Holdings Inc. under which we would be merged with and into a subsidiary of Retalix Holdings Inc. and all outstanding common stock and preferred stock of TCI (other than shares held by Retalix Holdings Inc. and shares as to which appraisal rights have been properly perfected under Delaware law) would be exchanged for cash. Following the merger, we would cease to exist and all of our assets and liabilities would be held by a subsidiary of Retalix Holdings Inc.

On April 1, 2005, Retalix acquired approximately 73% of TCI common stock for cash of $13 million and 715,730 (fair value of $16.8 million) ordinary shares of Retalix Ltd. The following table summarizes the estimated fair value of the net assets acquired:

---------------------------------- -----------------
Working capital                      $(5,161,000)
---------------------------------- -----------------
Fixed assets                           1,253,000
---------------------------------- -----------------
Identified intangible assets           9,596,000
---------------------------------- -----------------
Goodwill                              24,655,000
---------------------------------- -----------------
Other assets                              24,000
---------------------------------- -----------------
Debt assumed                             (24,000)
---------------------------------- =================
Consideration paid                   $30,343,000
---------------------------------- -----------------

As a result of the change in control, generally accepted accounting principles ("GAAP") requires the acquisition by Retalix Holdings Inc. to be accounted for as a purchase transaction in accordance with Statement of Financial Accounting Standards No. 141, ("SFAS") Business Combinations. GAAP requires the application of "push down accounting" in situations where the ownership of an entity has changed, meaning that the post-transaction financial statements of the acquired entity (i.e. TCI Solutions, Inc.) reflect the new basis of accounting in accordance with the SEC Staff Accounting Bulletin ("SAB") No. 54. Accordingly, the financial statements as of June 30, 2005 and for the first 91 day period then ended reflect Retalix Holdings Inc.'s stepped up basis resulting from the acquisition that has been pushed down to us. The aggregate purchase price has been allocated to the underlying assets and liabilities based upon the respective estimated fair value at April 1, 2005 (date of acquisition). Carryover basis accounting applies for tax purposes. All financial information presented prior to April 1, 2005 represents predecessor basis of accounting.

Goodwill and Intangibles:


Goodwill                                        $       24,655

Identified intangibles assets                   $        9,596

Amortization                                    $         (319)


Goodwill and Intangibles                        $       33,932




                                                   Original           Estimated
Intangible asset:                                   Amount              Life


Software Technology                             $        2,810            4

Customer base                                   $        6,506           15


Other identified intangible assets              $          280            2

                                                    $    9,596


Estimated amortization is as follows:



               2005                             $          957

               2006                             $        1,276

               2007                             $        1,171

               2008                             $        1,136


               2009                             $          609

            Thereafter                          $        4,447


The purchase price allocation resulted in $24.7 million of goodwill. None of the goodwill is deductible for income tax purposes. Furthermore, in accordance with SFAS No. 142, Goodwill and Intangible Assets, goodwill is not amortized, but is tested for impairment on an annual basis, or more frequently as impairment indicators arise. Impairment tests, which involve the use of estimates related to the fair market value of the business operations with which goodwill is associated, are performed annually at the end of our fourth quarter. Losses, if any, resulting from impairment test will be reflected in operating income in the statement of operations.

On April 1, 2005, the majority of our stock was acquired by Retalix Holdings Inc. In conjunction with this transaction, certain one-time termination costs were incurred or became determinable. SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146") has been applied to this transaction. Under SFAS No. 146, the liability for costs associated with exit or disposal activities is recognized and measured initially at fair value only when the liability is incurred, rather than the effective date of the exit plan. Restructuring charges are not directly identified with a particular business segment and as a result, management does not consider these charges in the evaluation of the operating loss from the business segments. The following table presents the one-time termination costs incurred relating to this transaction:



----------------------------------------------------- --------------
Stock option termination costs                           $1,697,794
----------------------------------------------------- --------------
Facility & lease termination costs                          586,645
----------------------------------------------------- --------------
Professional fees                                           542,167
----------------------------------------------------- --------------
Employee severance and benefit termination costs          1,120,073
----------------------------------------------------- --------------
Total transaction related costs                          $3,946,679
----------------------------------------------------- --------------

Reclassifications--Certain amounts previously reported have been reclassified to conform with the presentation for the three and six months ended June 30, 2005.

Revenue Recognition

We license software products under non-cancelable perpetual license agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended and interpreted by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants and SAB No. 104, Revenue Recognition in Financial Statements, which provides further interpretive guidance for public reporting companies on the recognition, presentation and disclosure of revenue in financial statements.

Software license revenue is recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered reasonably assured. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. Revenues attributable to undelivered elements, including consulting services and post-contract support, are based on the sales price of those elements when sold separately. If vendor specific objective evidence of the fair value of an undelivered element is not available, all revenue is deferred. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. We do not offer rights of return.

Services are separately priced, are generally available from a number of suppliers and are not essential to the functionality of our software products. Services, which include project management, system planning, design and implementation, customer configurations and training, are billed on an hourly basis. Services revenue billed on an hourly basis is recognized as the work is performed. Customer support services include post-contract support and the rights to unspecified upgrades and enhancements, when and if available. Maintenance revenues from ongoing customer support services are billed on an annual basis with the revenue being deferred and recognized ratably over the maintenance period.

Other revenue consists of the sales of third-party hardware and software products and is recognized upon delivery and passage of title.



Basic and Diluted Net Loss Per Share



Net loss per share is calculated in accordance with SFAS No. 128, Earnings Per Share. Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. There were no common equivalent shares for the three and six months ended June 30, 2005. Common equivalent shares of 55,080 for the three and six months ended June 30, 2004 have been excluded from diluted weighted average common shares as the effect would be anti-dilutive.

Stock-Based Compensation

We account for employee stock-based compensation using the fair value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and have adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation.


SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income (loss) had we adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from our stock option awards. These models also require subjective assumptions, including expected life, which greatly affect the calculated values. Our calculations were made using the Black-Scholes option-pricing model (fair value method) with the following weighted-average assumptions: expected life of six years; stock volatility, 1%; risk-free interest rates, 4.0% for the three and six months ended June 30, 2005 and 2004, respectively; and no dividends during the expected term. Our calculations are based on an option valuation approach, and forfeitures are recognized as they occur. The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts. We had no outstanding stock option awards as of June 30, 2005.

New Accounting Pronouncement

     In December 2004, the Financial Accounting Standards Board revised SFAS No. 123 ("FAS 123R"), Share-Based Payment, which requires companies to expense the estimated fair value of employee stock options and similar awards based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The accounting provisions of FAS 123R will be effective as of the beginning of the first interim or annual reporting period that begins on or after December 15, 2005. We will adopt the provisions of FAS 123R effective on the first quarter of 2006 using a modified prospective application. Under the modified prospective application, FAS 123R, will apply to new awards, unvested awards that are outstanding on the effective date and any awards that are subsequently modified or cancelled. Compensation expense for outstanding awards for which the requisite service had not been rendered as of the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under SFAS 123 (Note 2 Stock-Based Compensation). We believe adoption of FAS 123R will not have a material impact on our financial statements as there are no stock options outstanding as of June 30, 2005.



2.  Segment Information and Customer Concentration

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by our chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Our operating segments are managed separately because each segment represents a strategic business unit that offers different products or services.

Our reportable operating segments include software licenses, maintenance, services, and other. The software licenses operating segment develops and markets our software products. The maintenance operating segment includes post-sale support for software products. The services segment provides fee-based implementation and training services related to our products. The other segment represents third party hardware and software products.

We do not separately allocate operating expenses to these segments, nor do we allocate specific assets to these segments. Therefore, segment information reported includes only revenues, cost of sales, and gross profit, as this information is the only information provided to the chief operating decision-maker.

Operating segment data for the three and six months ended June 30, 2005 and 2004 is as follows:


                                     Software
                                     Licenses     Maintenance       Services          Other          Total
Three months-ended June 30, 2005:
  Revenues                         $   953,872    $  1,365,824    $  2,155,992    $    18,706    $    4,494,394
  Cost of revenues                      84,901          63,452       1,508,317         24,037    $    1,680,707
                                   -----------    ------------    ------------    -----------    --------------
    Gross profit                   $   868,971    $  1,302,372    $    647,675    $    (5,331)   $    2,813,687
                                   ===========    ============    ============    ===========    ==============

Three months-ended June 30, 2004:
  Revenues                         $   983,566    $  1,256,296    $  2,940,277    $   287,620    $    5,467,759
  Cost of revenues                     175,876         201,062       1,676,687        267,509         2,321,134
                                   -----------    ------------    ------------    -----------    --------------
    Gross profit                   $   807,690    $  1,055,234    $  1,263,590    $    20,111    $    3,146,625
                                   ===========    ============    ============    ===========    ==============

Six months-ended June 30, 2005:
  Revenues                         $ 2,742,146    $  2,696,830    $  4,825,671    $    35,436    $   10,300,083
  Cost of revenues                     330,365         242,975       3,210,057         35,097    $    3,818,494
                                   -----------    ------------    ------------    -----------    --------------
    Gross profit                   $ 2,411,781    $  2,453,855    $  1,615,614    $       339    $    6,481,589
                                   ===========    ============    ============    ===========    ==============

Six months-ended June 30, 2004:
  Revenues                         $ 2,209,422    $  2,512,592    $  5,417,903    $   371,963    $   10,511,880
  Cost of revenues                     329,116         555,864       3,520,795        319,986         4,725,761
                                   -----------    ------------    ------------    -----------    --------------
    Gross profit                   $ 1,880,306    $  1,956,728    $  1,897,108    $    51,977    $    5,786,119
                                   ===========    ============    ============    ===========    ==============



One customer accounted for 22.0% of revenues for the three months ended June 30, 2005 and two customers accounted for 26.9% and 11.9% of revenues for the three months ended June 30, 2004. One customer accounted for 16.2% of revenues for the six months ended June 30, 2005 and two customers accounted for 24.7% and 15.0% of revenues for the six months ended June 30, 2004. Approximately 51% of accounts receivable was due from three customers as of June 30, 2005. All of our customers are in the retail industry.



3.  Credit Facility

On February 27, 2004, we entered into a $3,500,000 credit facility with a financial institution composed of a $500,000 equipment line of credit and a $3,000,000 accounts receivable revolving line of credit. Each advance under the equipment line of credit shall accrue interest at 0.75% above the prime rate is payable monthly. Beginning November 27, 2004, outstanding borrowings under the equipment line of credit shall be payable in 30 equal monthly installments, plus interest at 0.75% above the prime rate (6.0% at June 30, 2005) through the maturity date. The equipment line of credit matures in June 2007. The accounts receivable revolving line of credit bears interest at 0.50% above the prime rate (5.75% at June 30, 2005).

On November 18, 2004, we amended the above facility. The amended credit facility is comprised of a $3,000,000 accounts receivable revolving line of credit and a $1,000,000 maintenance receivable revolving line of credit. The maintenance revolving line of credit is not to exceed (i) $1.5 million from November 18, 2004 through February 28, 2005, (ii) $1 million from March 1, 2005 through March 31, 2005 and (iii) $500,000 from April 1, 2005 through May 31, 2005. The amended facility does not extend an equipment line of credit. The revolving line of credit bears interest at 0.50% above the prime rate (5.75% at June 30, 2005) and matures in May 2005. Borrowings are collateralized by substantially all of our assets, including our intellectual property.

Retalix Ltd., who indirectly purchased substantially all of our outstanding Series A Preferred Stock and Series B Preferred Stock on April 1, 2005, paid down the entire accounts receivable revolving line of credit out of working capital on April 28, 2005. Additionally, Retalix paid down the entire equipment line of credit out of working capital on June 7, 2005. Upon full payment of the lines of credit, these agreements were cancelled.

In connection with our credit facility, we granted warrants to purchase 115,000 shares of common stock at an exercise price of $0.25 per share to the financial institution. As the warrants were substantially out of the money, the fair value of the warrants, which was estimated using the Black-Scholes model, was nominal.

4.  Commitments and Contingencies

We are involved in a dispute related to alleged preference payments to TCI from a customer who subsequently declared bankruptcy. We have provided a written response to the claimant regarding our defenses to the claims made. In addition, a former significant customer filed bankruptcy in February 2005. It is not possible to estimate the outcome of these issues; however, we believe that the possible minimum liability could reasonably be $617,000. As such, we have recorded a $617,000 accrual in the financial statements as of June 30, 2005.


Additionally, we lease certain facilities and equipment under agreements that expire at various times through 2008, which are accounted for as operating leases. Total rental expense for non-cancelable operating leases was approximately $140,100 and $197,900 and $831,700 and $403,800 for the three and six month periods ended June 30, 2005 and 2004, respectively. For those non-cancelable leases with scheduled rental increases, rent expense is recorded on a straight-line basis over the lease term. Included in accrued liabilities is $28,377 of deferred rent at June 30, 2005.



We leased equipment with a net book value of $45,988, net of related accumulated depreciation and amortization of $688,972 at June 30, 2005, under capital lease agreements.

At June 30, 2005, future minimum lease payments under non-cancelable operating leases consist of the following:

      Year ending December 31:
         2005 (July 1 through December 31)       $350,607
         2006                                     662,539
         2007                                     656,793
         2008                                      48,930
                                               -----------
      Future minimum lease payments            $1,718,869
                                               ===========


Guarantees and Indemnifications - During our normal course of business, we have made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to our customers in connection with the sales of our products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, and indemnities to our directors and officers. The duration of these indemnities, commitments and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. Generally, a maximum obligation arising out of these types of agreements is not explicitly stated, and therefore, the overall maximum amount of these obligations cannot be reasonably estimated. Historically, we have not been obligated to make significant payments for these obligations and thus no liabilities have been recorded for these obligations on our balance sheet at June 30, 2005.



    Litigation - In the normal course of business, we are subject to various legal matters. In the opinion of management, the resolution of these matters will not have a material adverse effect on our operations, cash flows and financial position.



5.  Related Party Payables

As of June 30, 2005, we have approximately $2.0 million in payables to Retalix Holdings and $55,000 to Retalix Ltd. Subsequent to the acquisition by Retalix Holdings Inc., we received advances of $1.7 million to payoff the lines of credit from Retalix Holdings Inc. In addition, our June 2005 payroll of approximately $1.1 million was processed and funded by Retalix Holdings and is recorded as a related party payable. We also incurred a $55,000 management fee with Retalix Ltd. for management services performed subsequent to the acquisition. These balance are off set by approximately $826,000 of trade receivables transferred to Retalix Ltd. at face value.


================================================================================